As filed with the Securities and Exchange Commission on May 13, 2008
Registration No. 333-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Jacksonville Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Florida	6022	59-3472981
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I. R. S. Employer Identification No.)

Gilbert J. Pomar, III
President and Chief Executive Officer
Jacksonville Bancorp, Inc.
100 North Laura Street
Suite 1000
Jacksonville, Florida 32202
(904) 421-3040
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Halcyon E. Skinner McGuireWoods LLP 50 North Laura Street Suite 3300 Jacksonville, Florida 32202 Telephone: (904) 798-2626	John P. Greeley, Esq. Smith Mackinnon, P.A. 255 South Orange Avenue Suite 800 Orlando, Florida 32801 Telephone: (407) 843-7300

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Offering Price per Share	Proposed Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,008,489	Not Applicable	23,195,247	$912

(1)	This registration statement covers the maximum number of shares of common stock of the Registrant that may be issued in connection with the Merger.

(2)
Calculated pursuant to Rule 457(f) and Rule 457(c) of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee. The proposed aggregate offering price is the product of the maximum number of shares of common stock issuable in the Merger and the average high and low sales price of the Registrant’s common stock on May 7, 2008, as reported on The NASDAQ Stock Market.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Registration No. 333-_________

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 13, 2008

PROXY STATEMENT OF HERITAGE BANCSHARES, INC.	PROXY STATEMENT/PROSPECTUS OF JACKSONVILLE BANCORP, INC.

PROPOSED MERGER- YOUR VOTE IS VERY IMPORTANT

The boards of directors of Heritage Bancshares, Inc. (“Heritage”) and Jacksonville Bancorp, Inc. (“Bancorp”) have each unanimously approved a transaction that will result in the merger of Heritage with and into Bancorp (the “Merger”), with Bancorp being the surviving entity, according to the terms of an Agreement and Plan of Merger dated January 28, 2008, as amended on [          ], 2008, which we refer to as the “Merger Agreement.” Before we complete the Merger, the shareholders of each of Heritage and Bancorp must approve the Merger Agreement. The shareholders of Heritage will vote to approve the Merger Agreement at a Special Meeting of Shareholders to be held on [          ], 2008 (the “Heritage Special Meeting”). The shareholders of Bancorp will vote to approve the Merger Agreement at a Special Meeting of Shareholders to be held on [          ], 2008 (the “Bancorp Special Meeting,” together with the Heritage Special Meeting referred to herein as the “Special Meetings”).

If the Merger is completed, Heritage shareholders will have the right to receive, at their election, shares of Bancorp common stock and/or cash. In exchange for each share of Heritage common stock held, Heritage shareholders may elect to receive 0.6175 shares of Bancorp common stock or $17.29 in cash, subject to the condition that Bancorp will acquire for cash no more than 438,967 shares of Heritage common stock. The minimum number of shares of Bancorp common stock to be issued in the Merger is 737,427, and the exact number of shares to be issued by Bancorp will depend on elections made by the Heritage shareholders to have the Merger consideration paid in Bancorp common stock and/or in cash. If the Merger is completed, the shareholders of Heritage and the shareholders of Bancorp will own approximately 29.7% and 70.3%, respectively, of Bancorp’s outstanding common stock following the Merger, assuming that 737,427 shares of Bancorp common stock are issued to Heritage shareholders in the Merger. The common stock of Bancorp trades on The NASDAQ Stock Market under the ticker symbol “JAXB.”

Approval of the Merger requires bank regulatory approvals, the affirmative vote of the holders of a majority of the Bancorp shares voting on the proposal, and the affirmative vote of the holders of a majority of the shares of Heritage common stock issued and outstanding on [          ], 2008, which is the record date for the Heritage Special Meeting. The directors of Heritage and Heritage Bank of North Florida, a Florida banking corporation and wholly-owned subsidiary of Heritage, through a shareholders agreement, have agreed to vote their shares of Heritage common stock in favor of the Merger, subject to certain exceptions. The directors of Heritage and Heritage Bank of North Florida collectively beneficially own approximately 66% of the issued and outstanding shares of Heritage common stock.

The boards of directors of Heritage and Bancorp unanimously recommend the Merger and believe that the combination of the two companies is advisable and in the best interest of their respective shareholders based upon the analysis, investigation and deliberation conducted by both Heritage and Bancorp.

You should read this entire joint proxy statement/prospectus, including the annexes hereto and the documents incorporated by reference herein, carefully because they contain important information about the Merger. In particular, you should read carefully the information under the section entitled “Risk Factors” beginning on page 28.

The shares of Bancorp common stock to be issued to Heritage’s shareholders in the Merger are not deposits or savings accounts or other obligations of any bank or savings association, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger described in this joint proxy statement/prospectus or the Bancorp common stock to be issued in connection with the Merger, or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated [          ], 2008 and is first being mailed to the shareholders of Heritage and Bancorp on or about [          ], 2008.

HERITAGE BANCSHARES, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be Held on [          ], 2008

DEAR HERITAGE BANCSHARES, INC. SHAREHOLDER:

You are cordially invited to attend the Special Meeting of Shareholders of Heritage Bancshares, Inc. (“Heritage”), which will be held at [          ] located at [          ], on [          ], 2008, beginning at [       a.m./p.m.], local time (the “Heritage Special Meeting”).

At the Heritage Special Meeting, you will be asked to consider and vote upon the following matters:

1.
To approve and adopt the Agreement and Plan of Merger dated January 28, 2008, as amended on [          ], 2008 (the “Merger Agreement”), pursuant to which, among other things, Heritage will merge with and into Jacksonville Bancorp, Inc. with Jacksonville Bancorp, Inc. being the surviving entity.

2.
To approve a proposal to grant discretionary authority to the persons named as proxies to adjourn the Heritage Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Heritage Special Meeting to approve the Merger Agreement.

3.	To transact such other business as may properly come before the Heritage Special Meeting or any adjournment thereof.

These proposals are described more fully in the attached joint proxy statement/prospectus. You should carefully review all of the information set forth in the attached joint proxy statement/prospectus, including without limitation, the matters discussed under “Risk Factors.” Only Heritage shareholders of record at the close of business on [          ], 2008, are entitled to notice of, and to vote at, the Heritage Special Meeting or any adjournment of the Heritage Special Meeting. At the close of business on [          ], 2008, there were [          ] shares of Heritage common stock outstanding and entitled to vote.

Whether you expect to attend the Heritage Special Meeting in person or not, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the Heritage Special Meeting by signing and dating the proxy card and mailing it promptly in the enclosed envelope, which requires no postage if mailed in the United States. Returning a signed proxy card will not prevent you from attending the Heritage Special Meeting and voting in person if you wish to do so.

A holder of Heritage common stock who complies with the provisions of Florida law relating to appraisal rights applicable to the Merger is entitled to assert appraisal rights under the Florida appraisal rights law, a copy of which is attached as Annex B to this document.

Whether you attend the Heritage Special Meeting or not, you may revoke a previously granted proxy at any time before it is voted by submitting to Heritage’s Corporate Secretary a duly executed revocation of proxy bearing a later date or by appearing and voting in person at the Heritage Special Meeting. You may revoke a proxy by any of these methods, regardless of the method used to deliver your previous proxy. Attendance at the Heritage Special Meeting without voting will not itself revoke a proxy.

The affirmative vote of the holders of a majority of the shares of Heritage common stock outstanding on [          ], 2008 is required for the approval of Proposal No. 1 regarding approval and adoption of the Merger Agreement. The affirmative vote of the holders of a majority of the shares of Heritage common stock entitled to vote at the Heritage Special Meeting that are present in person or represented by proxy and actually cast on the proposal at the Heritage Special Meeting is required to approve Proposal No. 2.

The board of directors of Heritage unanimously recommends that you vote “FOR” each of the proposals described in the attached materials.

By Order of the Board of Directors

Very truly yours,
Randolph L. Knepper
President and Chief Executive Officer
[          ], 2008

JACKSONVILLE BANCORP, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be Held on [          ], 2008

DEAR JACKSONVILLE BANCORP, INC. SHAREHOLDER:

You are cordially invited to attend the Special Meeting of Shareholders of Jacksonville Bancorp, Inc. (“Bancorp”), which will be held at [          ] located at [          ], on [          ], 2008, beginning at [        a.m./p.m.], local time (the “Bancorp Special Meeting”).

At the Bancorp Special Meeting, you will be asked to consider and vote upon the following matters:

1.
To approve and adopt the Agreement and Plan of Merger dated January 28, 2008, as amended on [          ], 2008 (the “Merger Agreement”), pursuant to which, among other things, Heritage Bancshares, Inc. will merge with and into Bancorp with Bancorp being the surviving entity.

2.
To approve a proposal to grant discretionary authority to the persons named as proxies to adjourn the Bancorp Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Bancorp Special Meeting to approve the Merger Agreement.

3.	To transact such other business as may properly come before the Bancorp Special Meeting or any adjournment thereof.

These proposals are described more fully in the attached joint proxy statement/prospectus. You should carefully review all of the information set forth in the attached joint proxy statement/prospectus, including without limitation, the matters discussed under “Risk Factors.” Only Bancorp shareholders of record at the close of business on [          ], 2008, are entitled to notice of, and to vote at, the Bancorp Special Meeting or any adjournment of the Bancorp Special Meeting. At the close of business on [          ], 2008, there were [          ] shares of Bancorp common stock outstanding and entitled to vote.

Whether you expect to attend the Bancorp Special Meeting in person or not, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the Bancorp Special Meeting by signing and dating the proxy card and mailing it promptly in the enclosed envelope, which requires no postage if mailed in the United States. Returning a signed proxy card will not prevent you from attending the Bancorp Special Meeting and voting in person if you wish to do so.

Whether you attend the Bancorp Special Meeting or not, you may revoke a previously granted proxy at any time before it is voted by submitting to Bancorp’s Corporate Secretary a duly executed revocation of proxy bearing a later date or by appearing and voting in person at the Bancorp Special Meeting. You may revoke a proxy by any of these methods, regardless of the method used to deliver your previous proxy. Attendance at the Bancorp Special Meeting without voting will not itself revoke a proxy.

The affirmative vote of the holders of a majority of the shares of Bancorp common stock cast on the proposal at the Bancorp Special Meeting, or any adjournment thereof, is required for the approval of Proposal No. 1 regarding approval and adoption of the Merger Agreement. The affirmative vote of the holders of a majority of the shares of Bancorp common stock entitled to vote at the Bancorp Special Meeting that are present in person or represented by proxy and actually cast on the proposal at the Bancorp Special Meeting is required to approve Proposal No. 2.

The board of directors of Bancorp unanimously recommends that you vote “FOR” each of the proposals described in the attached materials.

By Order of the Board of Directors

Very truly yours,
Price W. Schwenck
Corporate Secretary
[          ], 2008

WHERE YOU CAN FIND MORE INFORMATION

           This document, which is sometimes referred to as this “joint proxy statement/prospectus” constitutes a proxy statement of Heritage with respect to the solicitation of proxies for the Heritage Special Meeting, a proxy statement of Bancorp with respect to the solicitation of proxies for the Bancorp Special Meeting and a prospectus of Bancorp for the shares of common stock that Bancorp will issue to Heritage’s shareholders in the Merger.

Bancorp filed a registration statement on Form S-4 to register with the Securities and Exchange Commission (or the “SEC”) the shares that Bancorp will issue to Heritage’s shareholders in the Merger. This joint proxy statement/prospectus constitutes a part of that registration statement on Form S-4. As permitted under the rules of the SEC, the registration statement incorporates important business and financial information about Bancorp that is not included in, or delivered with, this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents incorporated by reference in this joint proxy statement/prospectus or other information about the companies that is filed with the SEC under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

For information about Bancorp:	For information about Heritage:
Jacksonville Bancorp, Inc. 100 North Laura Street, Suite 1000 Jacksonville, Florida 32202 Attention: Valerie A. Kendall, Chief Financial Officer Telephone: (904) 421-3040	Heritage Bancshares, Inc. 794 Blanding Boulevard Orange Park, Florida 32065 Attention: V. Lois Reineke, Executive Vice President Telephone: (904) 272-2265

IF YOU WOULD LIKE TO REQUEST ANY DOCUMENTS, PLEASE DO SO BY [Five days prior to Special Meeting], 2008 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

For further information about Bancorp, you should review the registration statement filed with the SEC. Bancorp also files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials Bancorp files with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Further, Heritage shareholders may obtain copies of such materials, without charge, excluding any exhibits to these materials unless specifically incorporated by reference as an exhibit to this joint proxy statement/prospectus, from the website maintained by the SEC at www.sec.gov.

If Bancorp shareholders have any questions about this joint proxy statement/prospectus, the Bancorp Special Meeting or the Merger, or need assistance with the voting procedures, they should contact Bancorp using the contact information provided above.

If Heritage shareholders have any questions about this joint proxy statement/prospectus, the Heritage Special Meeting or the Merger, or need assistance with the voting procedures, they should contact Heritage using the contact information provided above.

IMPORTANT NOTICE FOR HERITAGE’S AND BANCORP’S SHAREHOLDERS

           This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction in which or to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer, or proxy solicitation.

          You should rely only on the information contained in this joint proxy statement/prospectus in voting your shares at the Heritage Special Meeting and the Bancorp Special Meeting, respectively. Neither Heritage nor Bancorp has authorized anyone to provide you with information that is different from, or in addition to, what is contained in this joint proxy statement/prospectus. This proxy statement/prospectus is dated [          ], 2008. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in the affairs of Heritage or Bancorp since the date of this joint proxy statement/prospectus.

           Except where the context indicates otherwise, references to “Heritage” refer to Heritage Bancshares, Inc. and its consolidated subsidiaries and references to “Bancorp” refer to Jacksonville Bancorp, Inc. and its consolidated subsidiaries. Likewise references to “Heritage Bank” refer to Heritage Bank of North Florida and references to “Jacksonville Bank” refer to The Jacksonville Bank, a wholly-owned subsidiary of Bancorp, and Jacksonville Bank’s wholly-owned subsidiary, Fountain Financial, Inc. References to “we,” “us,” or “our” refer to both Heritage and Bancorp.

i

Required Vote	41

Solicitation of Proxies	41

Expenses of Soliciting Proxies	41

Assistance	41

Other Business	42

THE MERGER	43

Summary of the Merger	43

Background of the Merger	43

Heritage’s Reasons for the Merger and Recommendation of Heritage’s Board of Directors	44

Bancorp’s Reasons for the Merger and Recommendation of Bancorp’s Board of Directors	44

Opinion of Allen C. Ewing & Co	45

Interests of Heritage’s Directors and Executive Officers and Heritage’s Affiliates in the Merger	50

Material United States Federal Income Tax Consequences of the Merger	51

Accounting Treatment of the Merger	54

Appraisal Rights	54

THE MERGER AGREEMENT	58

Summary of the Merger	58

What You Will Receive in the Merger	58

Holders of Shares of Heritage Common Stock	58

Holders of Options to Acquire Shares of Heritage Common Stock	59

No Fractional Shares	59

Dissenting Shares	59

Closing and Effective Time of Merger	59

Representations and Warranties	59

Conditions Precedent to Completion of the Merger	60

Shareholder Agreement	61

Waiver and Amendment	62

Conduct of Business Before Completion of the Merger	62

Heritage Prohibited from Soliciting Other Offers	63

Termination and Termination Fee	63

Payment of Expenses Relating to the Merger	65

Exchange Procedures	65

Distributions with Respect to Unexchanged Shares	65

Transfers of Ownership and Lost Stock Certificates	65

Appraisal Rights	66

Regulatory and Other Required Approvals	66

ABOUT HERITAGE	68

Business	68
ii

Management’s Discussion and Analysis of Financial Condition and Results of Operations	70

Employees	83

Properties	83

Legal Proceedings	84

Market Price and Dividends on Heritage’s Common Stock	84

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	84

Quantitative and Qualitative Disclosures about Market Risk	84

REGULATORY CONSIDERATIONS	86

Bancorp	86

The Jacksonville Bank	87

Future Legislative Developments	92

Effect of Governmental Monetary Policies	92

Income Taxes	92

TRANSFER RESTRICTIONS	93

INDEMNIFICATION OF BANCORP DIRECTORS, OFFICERS, AND EMPLOYEES	93

COMPARISON OF RIGHTS OF HOLDERS OF HERITAGE COMMON STOCK AND BANCORP COMMON STOCK	95

MANAGEMENT FOLLOWING THE MERGER	102

EXECUTIVE COMPENSATION	105

CORPORATE GOVERNANCE	105

PRINCIPAL SHAREHOLDERS OR SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS	106

TRANSACTIONS WITH MANAGEMENT AND RELATED PARTIES	107

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETINGS	107

SHAREHOLDER PROPOSALS	107

OTHER MATTERS	107

LEGAL MATTERS	108

EXPERTS	108

INCORPORATION BY REFERENCE	108

FINANCIAL STATEMENTS OF HERITAGE	109

ANNEXES

Annex A – Agreement and Plan of Merger	A-1

Annex B – Florida Appraisal Rights Statute	B-1

Annex C – Fairness Opinion	C-1

iii

QUESTIONS AND ANSWERS

The following questions and answers are intended to address some commonly asked questions regarding the Merger and the Special Meetings. These questions and answers may not address all questions that may be important to you as a shareholder of Bancorp or Heritage. Please refer to the more detailed information contained elsewhere in this joint proxy statement/prospectus, the annexes to this joint proxy statement/prospectus and the documents referred to and incorporated by reference in this joint proxy statement/prospectus.

General Questions and Answers about the Merger

Q:       What are Heritage and Bancorp shareholders being asked to approve at the Special Meetings?

A:       You are being asked to approve the Merger and the transactions contemplated by the Merger Agreement providing for, among other things, the merger of Heritage with and into Bancorp with Bancorp being the surviving entity. You are also being asked to approve a proposal to grant discretionary authority to those persons named as proxies to adjourn the Special Meetings to later dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meetings to approve the Merger Agreement.

Q:       Why is Heritage merging with Bancorp?

A:       The boards of directors of Heritage and Bancorp believe that the combination of the two companies by merger is advisable and in the best interest of their respective companies.

Heritage’s board of directors believes that the Merger will enable Heritage shareholders to hold stock in a larger and more diversified company. Heritage’s board of directors also believes the Merger will enable Heritage to serve better its customers with more products and services. Based upon these and other factors, Heritage’s board of directors believes that the Merger is in the best interest of the Heritage shareholders.

Bancorp’s board of directors believes that the Merger will enable Bancorp to expand in its target market areas. Bancorp’s board of directors also believes that the pricing, market and culture fit indicate the acquisition of Heritage will be advantageous to Bancorp’s growth and expansion plans. Based upon these and other factors, Bancorp’s board of directors believes that the Merger is in the best interest of the Bancorp shareholders. More detailed reasons for the Merger are provided starting on page 43.

Q:       When do you expect the Merger to be completed?

A:       The parties are working toward completing the Merger as quickly as possible, but cannot predict the exact timing. It is expected that the Merger will be completed in the third quarter of 2008, assuming that all other closing conditions contained in the Merger Agreement have been satisfied or waived at that time. See “The Merger – Conditions Precedent to Completion of the Merger.”

Q:       What are the material U.S. federal income tax consequences to Heritage shareholders of the Merger?

A:       We expect that for U.S. federal income tax purposes, the Merger will be considered a tax-free reorganization, which means that the exchange of Heritage common stock for Bancorp common stock generally will not cause Heritage shareholders to recognize any gain or loss. Heritage shareholders will, however, have to recognize gain in connection with any cash received in the Merger. In addition, a Heritage shareholder who successfully pursues his or her appraisal rights and receives the fair value of his or her Heritage shares will recognize gain or loss on the exchange of his or her shares for cash. We urge you to consult your own tax advisers as to the specific tax consequences of the Merger to you.

Questions and Answers about the Heritage Special Meeting

Q:       Where and when is the Heritage Special Meeting?

A:       The Heritage Special Meeting will be held at [          ] located at [          ], on [          ], 2008 at [ a.m./p.m.], local time.

Q:       Who is soliciting my proxy?

A:       This proxy is being solicited by Heritage.

Q:       How does Heritage’s board of directors recommend that I vote?

A:       Heritage’s board of directors unanimously recommends that you vote:

•	“FOR” the proposal to adopt the Merger Agreement; and

•
“FOR” the proposal to grant discretionary authority to those persons named as proxies to adjourn the Heritage Special Meeting to a later date, if necessary, if there are not sufficient votes at the time of the Heritage Special Meeting to approve the Merger Agreement.

Q:       What vote of Heritage shareholders is required to approve the proposals?

A:       The vote requirements for the Heritage shareholders to approve the proposals are as follows:

•
the proposal to approve and adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Heritage common stock outstanding on the record date for the Heritage Special Meeting; and

•
the proposal to grant discretionary authority to those persons named as proxies to adjourn the Heritage Special Meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of Heritage common stock entitled to vote at the Heritage Special Meeting that are present in person or represented by proxy and actually cast on the proposal at the Heritage Special Meeting.

The directors of Heritage and Heritage Bank, through a shareholders agreement, have agreed to vote their shares of Heritage common stock in favor of the Merger, subject to certain exceptions.

Q:       Who is entitled to vote at the Heritage Special Meeting?

A:       Only holders of record of Heritage common stock as of the close of business on [          ], 2008, the record date for the Heritage Special Meeting, are entitled to receive notice of and to vote at the Heritage Special Meeting. You will have one vote on each matter considered at the Heritage Special Meeting for each share of Heritage common stock you owned at the close of business on the record date. On the record date, [          ] shares of Heritage common stock, held by approximately [          ] holders of record, were outstanding and entitled to be voted at the Heritage Special Meeting.

Q:       How many shares must be present or represented at the Heritage Special Meeting in order to conduct business?

A:       A quorum of shareholders is necessary to hold a valid special meeting. A quorum will be present at the Heritage Special Meeting if a majority of the outstanding shares of Heritage’s common stock entitled to vote on the record date are present in person or represented by proxy. Abstentions and broker non-votes will be considered present for purposes of constituting a quorum under Florida law.

Q:       What do I need to do now? How do I vote?

A:       You are urged to read this joint proxy statement/prospectus, including its annexes, carefully and in its entirety. You are encouraged to consider how the Merger affects you. You may vote by completing, signing, dating and mailing each proxy card or vote instruction card and returning it in the envelope provided.

If your shares of Heritage’s common stock are held in “street name” by your broker, be sure to give your broker instructions on how you want to vote your shares because your broker will not be able to vote your shares on the proposals at the Heritage Special Meeting without instructions from you. See the question below “If my broker holds my shares in ‘street name,’ will my broker vote my shares for me?”

Q:       How can I elect whether to receive (1) Bancorp shares, and/or (2) cash in exchange for my shares of Heritage common stock in the Merger?

A:       Sent along with this joint proxy statement/prospectus, you should have received an Election Form which you may use to notify Heritage of your choice of consideration if you are a Heritage shareholder. Please read the Election Form carefully, complete it and return it Heritage in accordance with the instructions on the Election Form.

The Election Form must be received by Heritage by [      a.m./p.m.], Eastern time, on [          ], 2008, the day of the Heritage Special Meeting. The Election Form must be properly completed and signed as required by the procedure set forth in the Election Form.

Q:       May I receive cash for my common stock?

A:       Heritage shareholders may choose to receive, for each share of common stock owned on [          ], 2008, $17.29 per share in cash rather than shares of Bancorp common stock. In order to elect to receive cash for your Heritage common stock you must first complete and return the Election Form on or before [        a.m./p.m.] Eastern time on [          ], 2008, the day of the Heritage Special Meeting.

The right to receive cash as consideration for your shares is subject to the condition that Bancorp will acquire for cash no more than 438,967 shares of Heritage common stock. If Heritage shareholders holding a greater number of shares of Heritage common stock elect to receive cash, the total will be reduced, pro rata, to 438,967 shares.

See “The Merger Agreement – What You Will Receive In the Merger.”

Q:       May I elect to exchange my Heritage common stock for Bancorp common stock?

A:       Heritage shareholders may choose to receive, for each share of common stock owned on [          ], 2008, 0.6175 shares of Bancorp common stock rather than cash. In order to elect to receive shares of Bancorp common stock in exchange for shares of your Heritage common stock, you must complete and return the Election Form on or before [  a.m./p.m.], Eastern time on [          ], 2008, the day of the Heritage Special Meeting.

See “The Merger Agreement – What You Will Receive In the Merger.”

Q:       What will happen if I do not return the Election Form?

A:       If you do not validly submit an Election Form by [          ], 2008, you will not have the opportunity to elect the type of consideration you receive in the Merger for your shares of Heritage common stock. Accordingly, if the Merger is completed, you would receive 0.6175 shares of Bancorp common stock for each share of common stock of Heritage that you hold.

Q:       Should I send in my stock certificate(s) now?

A:       No. After the Merger is completed, you will receive written instructions for the exchange of your shares of Heritage common stock for the Merger consideration. Do not return your stock certificate with your proxy card or with your Election Form.

Q:       When should I send in my proxy card?

A:       You should complete, sign, date and mail your proxy card or voting instruction card in the envelope provided as soon as possible so that your shares will be voted at the Heritage Special Meeting.

Q:       If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:       Yes, but only if you provide specific instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without these instructions, your shares will not be voted.

Q:       May I vote in person?

A:       Yes. You may attend the Heritage Special Meeting and vote your shares in person. If your shares are held in “street name,” you must get a proxy card from your broker or bank in order to attend the Heritage Special Meeting and vote in person.

You are urged to sign, date and return the enclosed proxy card as soon as possible, even if you plan to attend the Heritage Special Meeting, as it is important that your shares be represented and voted at the Heritage Special Meeting. If you attend the Heritage Special Meeting, you may vote in person as you wish, even though you have previously returned your proxy card. See question below “May I change my vote after I have mailed my signed proxy card?”

Q:       May I change my vote after I have mailed my signed proxy card?

A:       Yes. You may change your vote at any time before the shares of Heritage common stock reflected on your proxy card are voted at the Heritage Special Meeting. If your shares are registered in your name, you can do this in one of three ways:

•	first, you can deliver to Heritage’s Corporate Secretary a written notice stating that you would like to revoke your proxy; the written notice should bear a date later than the proxy card;

•
second, you can complete, execute and deliver to Heritage’s Corporate Secretary a new, later-dated proxy card for the same shares, provided the new proxy card is received before the polls close at the Heritage Special Meeting; or

•	third, you can attend the Heritage Special Meeting and vote in person.

Any written notice of revocation should be delivered to Heritage’s Corporate Secretary at or before the taking of the vote at the Heritage Special Meeting. Your attendance at the Heritage Special Meeting alone will not revoke your proxy.

If you have instructed your broker to vote your shares you must follow directions received from your broker to change your vote. You cannot vote shares held in “street name” by returning a proxy card directly to Heritage or by voting in person at the Heritage Special Meeting, unless you obtain a proxy card from your bank or broker.

Q:       Who will bear the cost of the solicitation?

A:       The expense of soliciting proxies of Heritage shareholders will be borne by Heritage. Heritage will reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their reasonable expenses in forwarding soliciting materials to beneficial owners. Proxies will be solicited by certain of Heritage’s directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for these services.

Q:       What happens if I sell my shares of Heritage common stock before the Heritage Special Meeting?

A:       The record date of the Heritage Special Meeting is earlier than the date of the Heritage Special Meeting and the date that the Merger is expected to be completed. If you transfer your shares of Heritage common stock after the record date but before the Heritage Special Meeting, you will retain your right to vote at the Heritage Special Meeting but will have transferred the right to the applicable Merger consideration to be received by Heritage shareholders in the Merger.

Q:       When will I receive consideration for the Merger (in the form of Bancorp common stock and/or cash) in exchange for my shares of Heritage common stock?

A:       Heritage shareholders must submit the Election Form, which was sent along with this joint proxy statement/prospectus, in order to elect the consideration to be received in the Merger. Heritage shareholders must complete and return the Election Form on or before [           a.m./p.m.], Eastern time on [          ], 2008.

After the Merger is completed, you will receive written instructions, including a letter of transmittal, which will explain how to exchange your shares of Heritage common stock for shares of common stock of Bancorp and/or cash.

Heritage shareholders will receive the consideration for the Merger promptly after the effective time of the Merger and after proper completion and delivery of their certificates and letters of transmittal.

Q:       Am I entitled to exercise appraisal rights instead of receiving the Merger consideration (in the form of Bancorp common stock and/or cash) for my shares of Heritage common stock?

A:       Yes. Under Florida law, shareholders of Heritage have appraisal rights and if you follow the procedures prescribed by Florida law, you may dissent from the Merger and receive the fair value of your Heritage shares. To perfect your appraisal rights, you must follow precisely the required statutory procedures. To the extent you are successful in pursuing your appraisal rights, the fair value of your Heritage shares, determined in the manner prescribed by Florida law, which may be more or less than the value you would receive in the Merger if you do not dissent, will be paid to you in cash. This cash payment will be fully taxable to you.

Q:       Who can help answer my other questions?

A:       If you have additional questions about the Heritage Special Meeting or the Merger, including the procedures for voting your shares, or if you would like additional copies, without charge, of this joint proxy statement/prospectus, you should contact Heritage Bancshares, Inc., 794 Blanding Boulevard, Orange Park, Florida 32065, Attention: V. Lois Reineke, Executive Vice President.  If your broker holds your shares, you may also call your broker for additional information.

Questions and Answers about the Bancorp Special Meeting

Q:       Where and when is the Bancorp Special Meeting?

A:       The Bancorp Special Meeting will be held at [          ] located at [          ], on [          ], 2008 at [            a.m./p.m.], local time.

Q:       Who is soliciting my proxy?

A:       This proxy is being solicited by Bancorp.

Q:       How does Bancorp’s board of directors recommend that I vote?

A:       Bancorp’s board of directors unanimously recommends that you vote:

•	“FOR” the proposal to adopt the Merger Agreement; and

•
“FOR” the proposal to grant discretionary authority to those persons named as proxies to adjourn the Bancorp Special Meeting to a later date, if necessary, if there are not sufficient votes at the time of the Bancorp Special Meeting to approve the Merger Agreement.

Q:       What vote of Bancorp shareholders is required to approve the proposals?

A:       The vote requirements to approve the proposals are as follows:

•
the proposal to approve and adopt the Merger Agreement requires the affirmative vote of the holders of a majority of shares of Bancorp common stock cast on the proposal in person or by proxy at the Bancorp Special Meeting; and

•
the proposal to grant discretionary authority to the persons named as proxies to adjourn the Bancorp Special Meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of Bancorp common stock entitled to vote at the Bancorp Special Meeting that are present in person or represented by proxy and actually cast on the proposal at the Bancorp Special Meeting.

Q:       Who is entitled to vote at the Bancorp Special Meeting?

A:       Only holders of record of Bancorp common stock as of the close of business on [          ], 2008, the record date for the Bancorp Special Meeting, are entitled to receive notice of and to vote at the Bancorp Special Meeting. You will have one vote on each matter considered at the Bancorp Special Meeting for each share of Bancorp common stock you owned at the close of business on the record date. On the record date, [          ] shares of Bancorp common stock, held by approximately [          ] holders of record, were outstanding and entitled to be voted at the Bancorp Special Meeting.

Q:       How many shares must be present or represented at the Bancorp Special Meeting in order to conduct business?

A:       A quorum of shareholders is necessary to hold a valid special meeting. A quorum will be present at the Bancorp Special Meeting if a majority of the outstanding shares of Bancorp’s common stock entitled to vote on the record date are present in person or represented by proxy. Abstentions and broker non-votes will be considered present for purposes of constituting a quorum under Florida law.

Q:       What do I need to do now? How do I vote?

A:       You are urged to read this joint proxy statement/prospectus, including its annexes, carefully and in its entirety. You are encouraged to consider how the Merger affects you. You may vote by:

•
Telephone, using the toll-free number listed on each proxy card (if you are a registered shareholder, that is if you hold your stock in your name) or vote instruction card (if your shares are held in “street name,” meaning that your shares are held in the name of a bank, broker or other nominee and your bank, broker or nominee makes telephone voting available);

•
Internet, at the address provided on each proxy card (if you are a registered shareholder) or vote instruction card (if your shares are held in “street name” and your bank, broker or nominee makes internet voting available); or

•	Mail, by completing, signing, dating and mailing each proxy card or vote instruction card and returning it in the envelope provided.

If your shares of Bancorp common stock are held in “street name” by your broker, be sure to give your broker instructions on how you want to vote your shares because your broker will not be able to vote your shares on the proposals at the Bancorp Special Meeting without instructions from you. See the question below “If my broker holds my shares in ‘street name,’ will my broker vote my shares for me?”

Q:       What will Bancorp shareholders receive in the Merger?

A:       Bancorp shareholders will receive nothing in the Merger. Bancorp shareholders will continue to hold the same number of shares of Bancorp common stock that they owned prior to the Merger. Bancorp shareholders do not have appraisal rights in connection with the Merger under Florida law.

Q:       What percentage of Bancorp’s common stock will the existing Bancorp shareholders own upon completion of the Merger?

A:       It depends. The percentage of Bancorp common stock that existing Bancorp shareholders will own after the merger will vary depending on the Merger consideration elections made by Heritage shareholders. Assuming that 70% of the Merger consideration is Bancorp common stock and 30% of the Merger consideration is cash, approximately 737,427 shares of Bancorp common stock will be issued to Heritage shareholders in the Merger. Based on the number of outstanding shares of Bancorp common stock on the record date, and assuming that 70% of the Merger consideration is Bancorp common stock, the existing Bancorp shareholders will own approximately 70.3% of Bancorp’s issued and outstanding common shares after completion of the Merger and the former Heritage shareholders will hold 29.7%.

Q:       When should I send in my proxy card?

A:       You should send in your proxy card or vote over the internet or by telephone as soon as possible so that your shares will be voted at the Bancorp Special Meeting.

Q:       If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:       Yes, but only if you provide specific instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without these instructions, your shares will not be voted.

Q:       May I vote in person?

A:       Yes. You may attend the Bancorp Special Meeting and vote your shares in person. If your shares are held in “street name,” you must get a proxy card from your broker or bank in order to attend the Bancorp Special Meeting and vote in person.

You are urged to sign, date and return the enclosed proxy card or to vote over the internet or by telephone as soon as possible, even if you plan to attend the Bancorp Special Meeting, as it is important that your shares be represented and voted at the Bancorp Special Meeting. If you attend the Bancorp Special Meeting, you may vote in person as you wish, even though you have previously returned your proxy card. See question below “May I change my vote after I have mailed my signed proxy card?”

Q:       May I change my vote after I have mailed my signed proxy card?

A:       Yes. You may change your vote at any time before the shares of Bancorp common stock reflected on your proxy card are voted at the Bancorp Special Meeting. If your shares are registered in your name, you can do this in one of three ways:

•	first, you can deliver to Bancorp’s Corporate Secretary a written notice stating that you would like to revoke your proxy; the written notice should bear a date later than the proxy card;

•
second, you can complete, execute and deliver to Bancorp’s Corporate Secretary a new, later-dated proxy card for the same shares, provided the new proxy card is received before the polls close at the Bancorp Special Meeting; or

•	third, you can attend the Bancorp Special Meeting and vote in person.

Any written notice of revocation should be delivered to Bancorp’s Corporate Secretary at or before the taking of the vote at the Bancorp Special Meeting. Your attendance at the Bancorp Special Meeting alone will not revoke your proxy.

If you have instructed your broker to vote your shares you must follow directions received from your broker to change your vote. You cannot vote shares held in “street name” by returning a proxy card directly to Bancorp or by voting in person at the Bancorp Special Meeting, unless you obtain a proxy card from your bank or broker.

Q:       Who will bear the cost of the solicitation?

A:       The expense of soliciting proxies of Bancorp shareholders will be borne by Bancorp. Bancorp will reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their reasonable expenses in forwarding soliciting materials to beneficial owners. Proxies will be solicited by certain of Bancorp’s directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for these services.

Q:       What happens if I sell my shares of Bancorp common stock before the Bancorp Special Meeting?

The record date of the Bancorp Special Meeting is earlier than the date of the Bancorp Special Meeting and the date that the Merger is expected to be completed. If you transfer your shares of Bancorp common stock after the record date but before the Bancorp Special Meeting, you will retain your right to vote at the Bancorp Special Meeting.

Q:       Am I entitled to exercise appraisal rights in connection with the Merger.

A:       No. Under Florida law, Bancorp shareholders are not entitled to appraisal or dissenters’ rights.

Q:       Who can help answer my other questions?

A:       If you have additional questions about the Bancorp Special Meeting or the Merger, including the procedures for voting your shares, or if you would like additional copies, without charge, of this joint proxy statement/prospectus, you should contact Jacksonville Bancorp, Inc., 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202, Attention: Valerie A. Kendall, Chief Financial Officer. If your broker holds your shares, you may also call your broker for additional information.

SUMMARY

This summary, together with the section of this joint proxy statement/prospectus entitled “QUESTIONS AND ANSWERS,” highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the Merger fully, and for a more complete description of the legal terms of the Merger, you should carefully read this entire joint proxy statement/prospectus, the annexes attached to this joint proxy statement/prospectus and the documents which are referred to in this proxy statement/prospectus. The Agreement and Plan of Merger dated as of January 28, 2008, as amended on [          ], 2008 (the “Merger Agreement”), between Jacksonville Bancorp, Inc. (“Bancorp”) and Heritage Bancshares, Inc. (“Heritage”) is attached as Annex A to this joint proxy statement/prospectus. We have included page references in parentheses to direct you to the appropriate place in this joint proxy statement/prospectus for a more complete description of the topics presented in this summary. The terms “we,” “us” and “our” refer to both Bancorp and Heritage. This summary and the rest of this document contain forward-looking statements about events that are not certain to occur, and you should not place undue reliance on those statements. Please carefully read “Cautionary Statement Regarding Forward-Looking Information” on page 26 of this document.

The Merger and the Merger Agreement (see pages 43 and 58)

           Under the terms of the Merger Agreement, Bancorp will acquire Heritage through the merger of Heritage with and into Bancorp. The Merger Agreement is attached to this document as Annex A and is incorporated into this joint proxy statement/prospectus by reference. You are encouraged to read the entire Merger Agreement carefully, as it is the legal document that governs the Merger.

Parties to the Merger

Heritage Bancshares, Inc.
794 Blanding Boulevard
Orange Park, Florida 32065
Telephone: (904) 272-2265

           Heritage is a bank holding company headquartered in Orange Park, Florida providing a wide range of business and consumer financial services. Heritage was incorporated under the laws of the State of Florida in May 2000. Heritage Bank was chartered under the laws of the State of Florida in July 1985 and has two banking offices in Clay and St. Johns Counties, Florida. For more information about Heritage, go to www.heritagebanknfl.com. By making reference to this website, the information contained in the website is not intended to be incorporated into this joint proxy statement/prospectus. The website should not be considered a part of this joint proxy statement/prospectus. As of December 31, 2007 Heritage had total consolidated assets of approximately $165 million, consolidated total loans (net of allowance for loan losses) of approximately $140.6 million, consolidated total deposits of approximately $144 million, and consolidated stockholders’ equity of approximately $14 million.

Jacksonville Bancorp, Inc.
100 North Laura Street
Jacksonville, Florida 32202
Telephone: (904) 421-3040

           Bancorp is a financial holding company headquartered in Jacksonville, Florida providing a variety of competitive commercial and retail banking services including consumer lending, commercial lending, deposit services, cash management services and residential lending. Bancorp was incorporated under the laws of the State of Florida on October 24, 1997 for the purpose of organizing the Jacksonville Bank. Bancorp’s only business is the ownership and operation of the Jacksonville Bank. Jacksonville Bank is a Florida state-chartered commercial bank, and its deposits are insured by the Federal Deposit Insurance Corporation. Jacksonville Bank opened for business on May 28, 1999 and currently provides a variety of community banking services to businesses and individuals through its five full-service banking offices in Jacksonville, Duval County, Florida. For more information about Bancorp, go to www.jaxbank.com. By making reference to this website, the information contained in the website is not intended to be incorporated into this joint proxy statement/prospectus. The website should not be considered a part of this joint proxy statement/prospectus. As of December 31, 2007, Bancorp had total consolidated assets of approximately $392 million, consolidated total loans (net of allowance for loan losses) of approximately $339 million, consolidated total deposits of approximately $289 million, and consolidated shareholders’ equity of approximately $26.6 million.

What Shareholders of Heritage Will Receive in the Merger (see page 58)

           If the Merger is completed, each outstanding share of Heritage common stock will be automatically cancelled and converted into the right to receive the Merger consideration (cash and/or Bancorp common stock) to be issued by Bancorp, and each outstanding option to acquire a share of Heritage common stock will be cashed out and the holder will receive the difference between the exercise price of the option and $17.29.

           Based on an agreement among the parties to the Merger Agreement, the stipulated value of each share of Heritage common stock is $17.29. Heritage shareholders will have the right to elect, for each share of Heritage common stock that they own, to receive 0.6175 shares of Bancorp common stock, or $17.29 in cash.

           If Heritage shareholders wish to elect the type of Merger consideration they prefer to receive in the Merger, they should carefully review and follow the instructions set forth in the Election Form, which is included in this mailing. Heritage shareholders must sign, date and complete the Election Form, and return it to Heritage before [ a.m./p.m.] Eastern time on [          ], 2008. If any Heritage shareholders do not submit a properly completed and signed Election Form to Heritage before the election deadline, such shareholders will receive the Merger consideration solely in the form of Bancorp common stock.

The right of a Heritage shareholder to receive cash as consideration for his or her shares is subject to the condition that Bancorp will acquire for cash no more than 438,967 shares of Heritage common stock. If Heritage shareholders holding a greater number of shares of Heritage common stock elect to receive cash, the total will be reduced, pro rata, to 438,967 shares.

Special Meeting of Shareholders of Heritage (see page 37)

           Date, Time and Place. Heritage will hold a special meeting of its shareholders on [          ], 2008, at [         a.m./p.m.], local time, at [          ], at which Heritage shareholders will be asked to vote to approve the Merger Agreement as well as the grant of discretionary authority to the persons named as proxies to adjourn the Heritage Special Meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the Heritage Special Meeting to approve the Merger Agreement.

           Record Date and Voting Power. Shareholders of Heritage are entitled to vote at the Heritage Special Meeting if they owned shares of Heritage common stock at the close of business on [          ], 2008, which is the record date for the Heritage Special Meeting. Each Heritage shareholder will have one vote on each matter considered at the Heritage Special Meeting for each share of common stock owned at the close of business on the record date. There are [          ] shares of Heritage common stock entitled to be voted at the Heritage Special Meeting, of which approximately [          ]% are beneficially owned by the executive officers and directors of Heritage and their affiliates.

           Required Vote. The affirmative vote of holders of a majority of the outstanding shares of Heritage common stock entitled to vote at the Heritage Special Meeting is required to approve the proposal to approve the Merger Agreement. The proposal to grant discretionary authority to the persons named as proxies to adjourn the Heritage Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the Heritage Special Meeting requires the affirmative vote of holders of a majority of the shares entitled to vote that are present in person or represented by proxy at the meeting and actually cast on the proposal at the meeting.

           Voting by Heritage’s Directors; Voting Agreements. All of Heritage’s and Heritage Bank’s directors have agreed with Bancorp to vote all of the shares of Heritage common stock beneficially owned or controlled by them, representing approximately 66% of the outstanding shares of Heritage common stock on [          ], in favor of the Merger, subject to certain exceptions.

Special Meeting of Shareholders of Bancorp (see page 40)

           Date, Time and Place. Bancorp will hold a special meeting of its shareholders on [          ], 2008, at [ a.m./p.m.], local time, at [          ], at which shareholders will be asked to vote to approve the Merger Agreement as well as the grant of discretionary authority to the persons named as proxies to adjourn the Bancorp Special Meeting to a later date, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the Bancorp Special Meeting to approve the Merger Agreement.

           Record Date and Voting Power. Shareholders of Bancorp are entitled to vote at the Bancorp Special Meeting if they owned shares of Bancorp common stock at the close of business on [          ], 2008, which is the record date for the Bancorp Special Meeting. Each Bancorp shareholder will have one vote for each matter considered at the Bancorp Special Meeting for each share of common stock owned at the close of business on the record date. There are [          ] shares of Bancorp common stock entitled to be voted at the Bancorp Special Meeting, of which [          ]% are held by the executive officers and directors of Bancorp and their affiliates.

           Required Vote. The affirmative vote of the holders of a majority of the shares cast on the proposal is required to approve the Merger Agreement. The proposal to grant discretionary authority to the persons named as proxies to adjourn the Bancorp Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the Bancorp Special Meeting requires the affirmative vote of holders of a majority of the shares entitled to vote that are present in person or represented by proxy and actually cast at the meeting.

           Voting by Bancorp’s Directors; Voting Agreements. There are no agreements or arrangements concerning the vote of the Bancorp shares held by Bancorp’s directors.

Risk Factors (see page 28)

           The “RISK FACTORS” section beginning on page 28 of this joint proxy statement/prospectus should be considered carefully by Heritage and Bancorp shareholders in evaluating whether to approve the proposals. These risk factors should be considered along with any additional risk factors in the reports of Bancorp filed with the SEC and any other information included in this joint proxy statement/prospectus.

Recommendation of the Heritage Board of Directors (see page 37)

           After careful consideration, the Heritage board of directors unanimously adopted the Merger Agreement and determined that the Merger would be fair to, and in the best interests of, Heritage and its shareholders, and declared the Merger to be advisable. The Heritage board of directors unanimously recommends that Heritage shareholders vote “FOR” the proposal to approve the Merger Agreement, and “FOR” all of the other proposals.

Heritage’s Reasons for the Merger (see page 44)

           Heritage’s board of directors evaluated the financial, market and other considerations bearing on the decision to adopt and recommend the Merger Agreement. In reaching its conclusion that the Merger Agreement is in the best interests of Heritage and its shareholders, the Heritage board of directors carefully considered several material factors, which are discussed under “The Merger – Heritage’s Reasons for the Merger and Recommendation of Heritage’s Board of Directors.”

Opinion of Heritage’s Financial Advisor (see page 45)

           In deciding to adopt the Merger Agreement, the board of directors of Heritage considered, among other things, the opinion of its financial advisor, Allen C. Ewing & Co., an independent investment bank specializing in advising financial institutions, that, based upon and subject to various matters set forth in its opinion, the terms of the Merger were fair, from a financial point of view, to Heritage’s shareholders. The opinion is based on and subject to procedures, matters, and limitations described in the opinion and other matters that Allen C. Ewing & Co. deemed relevant. The fairness opinion is attached to this joint proxy statement/prospectus as Annex C. We urge all Heritage shareholders to read the entire opinion, which describes the procedures followed, matters considered, and limitations on the review undertaken by Allen C. Ewing & Co. in providing its opinion. In particular, note that it was Allen C. Ewing & Co.’s opinion that the value of Bancorp common stock plus the indicated cash to be issued to Heritage shareholders in the Merger did not represent a fair price for Heritage as of January 24, 2008, the date of the opinion.

Heritage’s Directors and Executive Officers and Heritage’s Affiliates Have Interests in the Merger (see page 50)

           When Heritage shareholders consider Heritage’s board of directors’ recommendation that they vote in favor of the proposal to approve the Merger Agreement, they should be aware that the executive officers of Heritage, the members of Heritage’s board of directors, and Heritage’s affiliates have interests in the Merger that may be different from, or in addition to, the interests of Heritage shareholders generally. Heritage’s board of directors was aware of these interests when it adopted the Merger Agreement. Such material interests are as follows:

•	the appointment of L. Ward Huntley and Deborah S. Pass to Bancorp’s board of directors;

•	employment or severance payments offered by Bancorp to the employees of Heritage and Heritage Bank;

•	the cash buyout of all options to acquire Heritage common stock, including all options held by Heritage’s directors; and

•	provisions in the Merger Agreement relating to director and officer liability insurance and the indemnification of Heritage’s officers and directors for certain liabilities.

Recommendation of the Bancorp Board of Directors (see page 40)

           After careful consideration, the Bancorp board of directors unanimously adopted the Merger Agreement and determined that the Merger would be fair to, and in the best interests of, Bancorp and its shareholders, and declared the Merger to be advisable. The Bancorp board of directors unanimously recommends that Bancorp shareholders vote “FOR” the proposal to approve the Merger Agreement, and “FOR” all of the other proposals.

Bancorp’s Reasons for the Merger (see page 44)

           Bancorp’s board of directors, with the assistance of legal advisors, evaluated the financial, legal and market considerations bearing on the decision to adopt and recommend the Merger Agreement. In reaching its conclusion that the Merger Agreement is in the best interests of Bancorp and its shareholders, the Bancorp board of directors carefully considered several material factors, which are discussed under “The Merger – Bancorp’s Reasons for the Merger and Recommendation of Bancorp’s Board of Directors.”

Heritage is Prohibited from Soliciting Other Offers (see page 63)

           The Merger Agreement contains detailed provisions that prohibit Heritage and its respective officers, directors, and agents, from taking any action, directly or indirectly, to encourage, to solicit, initiate or knowingly encourage any inquiries regarding, or the making of, any proposal which constitutes an acquisition proposal, entering into any letter of intent or agreement relating to any acquisition proposal other than a confidentiality agreement, or participating in any discussions or negotiations regarding, or taking any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any acquisition proposal. The Merger Agreement does not, however, prohibit Heritage from engaging in negotiations and providing non-public information (subject to obtaining confidentiality agreements) in response to an unsolicited proposal from an unrelated party if its board of directors determines, in good faith, that the acquisition proposal is, or is reasonably likely to lead to the delivery of, a superior financial proposal to Heritage shareholders.

What Is Needed to Complete the Merger (see page 60)

           We cannot complete the Merger until we receive the approval of certain regulatory agencies. Applications were filed with the Federal Reserve Board and the Florida Office of Financial Regulation seeking approval of the Merger in [          ]. The final approval from the Florida Office of Financial Regulation may impose conditions or restrictions that, in the opinion of Bancorp and/or Heritage, would have a material adverse effect on the economic or business benefits of the Merger. In that event, Bancorp and Heritage may terminate the Merger Agreement. In addition to regulatory approval, there are a number of conditions that must be met before the Merger can be completed. We have described these conditions in detail later in the joint proxy statement/prospectus.

Termination and Termination Fee (see page 63)

           Heritage and Bancorp can agree by mutual consent to terminate the Merger Agreement, if the board of directors of each determines to do so. Further, under circumstances specified in the Merger Agreement, either Heritage or Bancorp may terminate the Merger Agreement. Those circumstances are described in detail later in this joint proxy statement/prospectus. In addition, under certain circumstances, which are also described in detail later in this joint proxy statement/prospectus, if the Merger Agreement is terminated, Heritage may be required to pay to Bancorp termination fees.

Differences in Rights of Bancorp’s Shareholders After the Merger (see page 95)

           When the Merger is consummated, Heritage shareholders who receive Bancorp common stock in the Merger will become Bancorp’s shareholders, and their rights as Bancorp shareholders will be governed by Bancorp’s Articles of Incorporation and Amended and Restated Bylaws, as amended (hereinafter referred to as Bancorp’s “Bylaws”), and by the Florida Business Corporation Act. The current rights of Bancorp’s shareholders differ from the rights of Heritage’s shareholders in certain important respects, which are detailed in the section entitled “Comparison of Rights of Holders of Heritage Common Stock and Bancorp Common Stock.”

Material United States Federal Income Tax Consequences of the Merger (see page 51)

           The Merger has been structured to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). If the Merger qualifies as a reorganization, Heritage shareholders will recognize gain (but not loss) from the exchange, but not in excess of the cash received.

           Heritage shareholders are urged to read the discussion in the section entitled “The Merger – Material United States Federal Income Tax Consequences of the Merger” and to consult their tax advisors as to the United States federal income tax consequences of the Merger, as well as the effect of state, local and non-United States tax laws.

Accounting Treatment of the Merger (see page 54)

           The Merger will be accounted for as a “purchase,” as that term is used under accounting principles generally accepted in the United States, known as GAAP, for accounting and financial reporting purposes. Under purchase accounting, the assets and liabilities of Heritage as of the effective time of the Merger will be recorded at their respective fair values and added to those of Bancorp. Any excess of purchase price over the fair value of the assets acquired and liabilities assumed is allocated to goodwill. Financial statements of Bancorp issued after the completion of the Merger would reflect such fair values and would not be restated retroactively to reflect the historical financial position or results of operations of Heritage.

Appraisal Rights (see page 54)

Each holder of Heritage common stock as of the record date who perfects such holder’s rights is entitled to the dissenters’ rights of appraisal under the Florida Business Corporation Act, subject to compliance with the procedures set forth in those dissenters’ rights of appraisal provisions. Pursuant to Section 607.1302 of the Florida Business Corporation Act, a Heritage shareholder who does not wish to accept the Merger consideration (shares of Bancorp common stock and/or cash) to be received pursuant to the terms of the Merger Agreement may dissent from the Merger and elect to receive the fair value of his or her Heritage shares immediately prior to the completion of the Merger. A more thorough discussion of the appraisal rights of Heritage shareholders is provided in the section entitled “The Merger – Appraisal Rights.” Bancorp has the right to terminate the Merger Agreement if holders in excess of 5% of the outstanding shares of Heritage common stock properly assert their dissenters’ rights of appraisal in connection with the Merger.

Bancorp shareholders are not entitled to dissenters’ rights of appraisal in connection with the Merger under Florida law.

Bancorp Common Stock on NASDAQ

Bancorp’s common stock is currently listed on NASDAQ. After filing the registration statement on Form S-4 containing this joint proxy statement/prospectus with the SEC, Bancorp will take commercially reasonable steps to ensure that all Bancorp common stock issued in the Merger is designated as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Exchange Act.

SELECTED CONSOLIDATED FINANCIAL DATA OF BANCORP

The following table presents selected consolidated financial data for Bancorp. The balance sheet and income statement data for the years ended December 31, 2007, 2006, 2005, 2004 and 2003 have been derived from Bancorp’s consolidated financial statements. The ratios and other data are unaudited and have been derived from Bancorp’s records. The information presented below should be read in conjunction with Bancorp’s consolidated financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other information included in Bancorp’s Annual Report on Form 10-K filed with the SEC on March 27, 2008, which is incorporated by reference in this proxy statement/prospectus.

	At or for the Year Ended December 31,
	(Dollars in thousands, except per share figures)
	2007	2006	2005	2004	2003
Financial Condition Data:
Cash and cash equivalents	$6,035	$4,478	$4,767	$6,735	$3,894
Securities	29,777	26,109	24,261	23,175	16,830
Loans, net	339,265	281,006	232,031	188,137	150,976
All other assets	16,885	13,982	11,985	5,697	5,167

Total assets	$391,962	$325,575	$273,044	$223,744	$176,867

Deposit accounts	288,893	282,626	234,211	201,188	158,539
Other borrowings	74,830	18,832	17,650	4,000	4,296
All other liabilities	1,610	979	1,337	752	625
Shareholders’ equity	26,629	23,138	19,846	17,804	13,407

Total liabilities and shareholders’ equity	$391,962	$325,575	$273,044	$223,744	$176,867

Operations Data:
Total interest income	26,808	22,017	15,748	10,858	8,729
Total interest expense	14,419	10,945	6,529	3,928	3,111

Net interest income	12,389	11,072	9,219	6,930	5,618
Provision for loan losses	542	546	481	282	1,580

Net interest income after provision for loan losses	11,847	10,526	8,738	6,648	4,038

Noninterest income	1,184	1,047	964	767	1,550
Noninterest expenses	8,485	7,573	6,287	5,274	3,971

Income before income taxes	4,546	4,000	3,415	2,141	1,617
Income taxes	1,588	1,477	1,242	806	613

Net income	$2,958	$2,523	$2,173	$1,335	$1,004

Per Share Data:
Basic earnings per share	$1.70	$1.46	$1.27	$0.86	$0.68
Diluted earnings per share	1.63	1.39	1.21	0.79	0.67
Dividends declared per share	—	—	—	—	—
Total shares outstanding at end of year	1,746,331	1,741,688	1,714,716	1,708,366	1,467,166

Ratios and Other Data (unaudited):
Book value per share at end of year	$15.23	$13.28	$11.57	$10.42	$9.14
Return on average assets	0.82%	0.83%	0.88%	0.66%	0.64%
Return on average equity	12.08%	11.92%	11.69%	8.84%	7.80%
Average equity to average assets	6.76%	6.95%	7.49%	7.46%	8.16%
Interest rate spread during the period	2.91%	3.15%	3.27%	3.14%	3.31%
Net yield on average interest-earning assets	3.56%	3.81%	3.88%	3.53%	3.72%
Noninterest expenses to average assets	2.34%	2.49%	2.53%	2.60%	2.52%
Average interest-earning assets to average interest-bearing liabilities	1.16	1.17	1.22	1.19	1.20
Nonperforming loans and foreclosed assets as a percentage of total assets at end of year	0.18%	0.26%	0.28%	0.29%	0.63%
Allowance for loan losses as a percentage of total loans at end of year	0.91%	0.92%	0.94%	0.97%	1.10%
Total number of banking offices[1]	5	5	3	3	3

(1)	Amount represents Bancorp’s banking offices operating at December 31 of each year. Jacksonville Bank currently has five operating offices.

SELECTED CONSOLIDATED FINANCIAL DATA OF HERITAGE

The following table presents selected consolidated financial data for Heritage. The balance sheet and income statement data for the years ended December 31, 2007, 2006 and 2005 are audited. The balance sheet and income statement data for the years ended December 31, 2004 and 2003 are unaudited. The ratios and other data are unaudited and have been derived from Heritage's records. The information presented below should be read in conjunction with Heritage's consolidated financial statements, “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and other information included in this joint proxy statement/prospectus.

Dollars in thousands

	2007	2006	2005	2004	2003
Financial Condition Data:
Cash and cash equivalents	$8,063	$33,050	$28,596	$13,757	$5,390
Securities	10,295	461	580	831	1,123
Loans, net	140,625	130,477	123,835	95,046	63,685
All other assets	6,003	6,112	5,544	5,896	5,824

Total assets	$164,986	$170,100	$158,555	$115,530	$76,022

Deposit accounts	$143,999	152,242	143,024	103,598	66,383
Other borrowings	5,155	3,250	3,250	3,250	2,500
All other liabilities	1,824	2,078	2,033	900	301
Shareholders' equity	14,008	12,530	10,248	7,782	6,838

Total liabilities and shareholders' equity	$164,986	$170,100	$158,555	$115,530	$76,022

Operations Data:
Total interest income	$12,274	$12,019	$9,047	$5,860	$3,760
Total interest expense	6,898	5,871	3,648	2,117	1,230

Net interest income	5,376	6,148	5,399	3,743	2,530
Provision for loan losses	120	138	430	302	278

Net interest income after provision for loan losses	5,256	6,010	4,969	3,441	2,252

Noninterest income	387	367	1,829	446	587
Noninterest expense	3,322	2,730	3,641	2,351	2,154

Income before income taxes	2,321	3,647	3,157	1,536	685
Income taxes	873	1,372	684	578	189

Net income	$1,448	$2,275	$2,473	$958	$496

Per Share Data:
Earnings per share	$0.89	$1.39	$1.51	$0.59	$0.30

Total shares outstanding at end of year	1,633,181	1,633,181	1,633,181	1,633,181	1,633,181

Ratios and Other Data (unaudited):
Book value per share at end of year	$8.58	$7.67	$6.27	$4.76	$4.19
Return on average assets	0.88%	1.45%	1.85%	NA	NA
Return on average equity	10.83%	19.62%	26.94%	NA	NA
Average equity to average assets	8.15%	7.37%	6.88%	NA	NA
Interest spread during the period	2.91%	3.62%	3.98%	3.94%	4.27%
Net yield on average interest-earning assets	3.41%	4.08%	4.28%	4.16%	4.48%
Noninterest expense to average assets	2.03%	1.73%	2.73%	NA	NA
Average interest-earning assets to average interest-bearing liabilities	1.11	1.12	1.11	1.09	1.10
Nonperforming loans and foreclosed assets as percentage of total assets at end of year	2.97%	0.37%	0.02%	0.01%	0.02%
Allowance for loan losses as a percentage of total loans at end of year	1.02%	1.07%	1.04%	0.90%	1.00%
Total number of banking offices	2	2	2	2	2

NA - not available - prior to 2005, Heritage did not calculate consolidated average balances.

UNAUDITED COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION

          The following unaudited combined company pro forma financial information is based on the historical financial statements of Bancorp and Heritage and has been prepared to illustrate the effects of the Merger. The unaudited pro forma condensed consolidated statement of financial condition as of December 31, 2007 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2007 give effect to the Merger, accounted for under the purchase method of accounting. Under the purchase method of accounting, the assets and liabilities of Heritage, as of the effective date of the Merger, will be recorded at their respective fair values and the excess of the Merger consideration over the fair value of Heritage’s net assets will be allocated to goodwill. The final allocation of the Merger consideration will be determined after the Merger is completed and after the fair values of Heritage’s tangible and identifiable intangible assets and liabilities as of the effective date of the Merger are determined. As a result, the final adjustments may be materially different from the unaudited combined company pro forma financial information presented in this proxy statement/prospectus.

          The unaudited pro forma condensed consolidated statement of operations and unaudited pro forma condensed statement of financial condition for the year ended December 31, 2007 are based on the audited financial statements of Heritage and Bancorp included in this proxy statement/prospectus and incorporated by reference herein. They give effect to the transaction as if consummated at the beginning of the period presented. These unaudited pro forma condensed consolidated financial statements do not give effect to any anticipated cost savings or revenue enhancements in connection with the transaction.

          The unaudited pro forma condensed consolidated financial statements should be considered together with the historical financial statements of Heritage and Bancorp, including the respective notes to those statements, included in this joint proxy statement/prospectus and incorporated by reference herein. The pro forma information is based on certain assumptions described in the accompanying notes to unaudited combined company pro forma financial information and does not necessarily indicate the consolidated financial position or the results of operations in the future or the consolidated financial position or the results of operations that would have been realized had the Merger been consummated at the beginning of the periods or as of the date for which the pro forma information was presented.

Combined Company Pro Forma Financial Information (Unaudited)
Condensed Consolidated Statement of Financial Condition
as of December 31, 2007

(Dollars in thousands, except per share data)

			Pro Forma						Pro Forma
	Historical		before	Merger Adjustments					after
	Bancorp	Heritage	Adjustments	Debit		Credit			Adjustments
ASSETS
Cash and due from banks	$5,584	$1,775	$7,359	$8,850	(a)		$1,456	(d)	$5,903
							8,850	(e)
Federal funds sold	451	6,288	6,739	-					6,739
Total cash and cash equivalents	6,035	8,063	14,098	8,850			10,306		12,642
Securities available for sale	29,727	10,295	40,022	-					40,022
Securities held to maturity	50	-	50	-					50
Loans, net of allowance for loan losses	339,265	140,625	479,890				1,119	(f)	478,771
Premises and equipment, net	4,342	3,806	8,148						8,148
Bank-owned life insurance (BOLI)	5,010		5,010						5,010
Federal Home Loan Bank stock, at cost	3,638		3,638						3,638
Accrued interest receivable	2,275	929	3,204						3,204
Foreclosed Real Estate	-	287	287						287
Goodwill	-	-	-	16,714	(f)				16,714
Core Deposit Intangible				1,351	(b)				1,351
Deferred Income Taxes	807	715	1,522				-		1,522
Other assets	813	266	1,079						1,079
Total assets	$391,962	$164,986	$556,948	$26,915			$11,425		$572,438

LIABILITIES
Deposits
Noninterest-bearing demand deposits	$35,382	$6,397	$41,779	$-		$			$41,779
Money market, NOW and savings deposits	116,181	29,635	145,816	-					145,816
Time deposits	137,330	107,967	245,297	-			38	(f)	245,335
Total deposits	288,893	143,999	432,892	-			38		432,930
Federal funds purchased	-	-	-	-					-
Securities Sold under Agreement to Repurchase	-	-	-	-					-
FHLB advances	67,830	-	67,830	-					67,830
Subordinated debt	7,000	5,155	12,155				8,850	(a)	21,005
Other liabilities	1,610	1,824	3,434	548	(d)		508	(b)	3,394
Total liabilities	365,333	150,978	516,311	548			9,396		525,159

SHAREHOLDERS' EQUITY
Common stock, $.01 par value, 8,000,000 shares authorized, 2,485,485 shares issued	17	16	33	16	(c)	7	(e)	24
Additional paid-in capital	18,459	6,222	24,681	6,222	(c)	20,643	(e)	39,102
Retained earnings	8,186	7,747	15,956	7,747	(c)			8,186
Treasury Stock, shares	(40)	-	(40)	-				(40)
Accumulated other comprehensive income (loss)	7	23	7	23	(c)			7
Total stockholders' equity	26,629	14,008	40,637	14,008		20,650		47,279
Total liabilities and stockholders' equity	$391,962	$164,986	$556,948	$14,556		$30,046		$572,438

Number of common shares outstanding	1,746,331	1,633,181				737,427		2,483,758

Total book value per common share (Note g)	15.23	8.58						19.04

Tangible book value per common share (Note g)	15.23	8.58						11.76

NOTES TO THE COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
Condensed Consolidated Statement of Financial Condition
as of December 31, 2007

a.	$8.85 million in subordinated debt will be issued to facilitate the cash position of the merger transaction.

b.
Estimated core deposit intangible asset of approximately 3.75% of Heritage’s total deposits, excluding time deposits. Core deposit intangible will be amortized over eight years using the double declining balance method as follows (dollars in thousands):

Year 1	$338
Year 2	253
Year 3	190
Year 4	114
Year 5	114
Year 6	114
Year 7	114
Year 8	114
1,351
Estimated Tax Effect	508
$843

c.	Elimination of Heritage’s stockholders’ equity.

d.	The following are the pro forma costs expected as a result of the Merger (dollars in thousands):

Professional fees	$195
Severance agreements	650
Merger costs	611
1,456
Estimated Tax Benefit	548
Net Cost	$908

e.	The following represents the total Merger consideration and the amount of goodwill resulting from the Merger:

Total consideration to Heritage shareholders and cash to holders of options (dollars in thousands, except per share data):

Cash consideration to Heritage option holders:		$1,260

Cash consideration to Heritage shareholders:
Number of shares of common stock issued and outstanding as of the record date	1,633,181
Cash per share	$4.6474	7,590

Total cash consideration		$8,850

Stock consideration to Heritage common shareholders:
Number of shares of Heritage common stock issued and outstanding as of the record date	1,633,181
Exchange ratio for Bancorp shares	0.451528

Number of Bancorp shares of common stock to be issued	737,427
Assumed fair value of Bancorp common stock pursuant to the Merger Agreement	$28.00

Total stock consideration	20,650	($7 common stock, $20,643
		additional paid-in capital)
Total merger consideration	$29,500

Total purchase price	$29,500

Net equity of Heritage per historical financial statements adjusted for:	14,008
Transaction costs, net of tax	(908)
Core deposit intangible, net of tax	843
Purchase accounting adjustments to fair value	(1,157)

Pro forma net equity acquired	12,786

Total Goodwill	$16,714

f.	The estimated fair value of the assets acquired and the liabilities assumed as of the balance sheet date are as follows:

Cash and cash equivalents	$6,607
Securities and fed funds sold	10,295
Loans, net	139,506
Premises and equipment	3,806
Goodwill	16,714
Core Deposit Insurance	1,351
Other assets	2,197

Total assets acquired	180,476

Deposits	144,037
Subordinated debt	5,155
Other liabilities	1,784

Total liabilities assumed	150,976

Net assets acquired	$29,500

g.
The unaudited combined company pro forma financial information has been prepared assuming that all of the shareholders of Heritage receive 30% cash and 70% Bancorp common stock for their Heritage common shares, as Bancorp has determined that this is the likely resultant mix of Merger consideration. The following represents a comparison of key statistics of the unaudited combined company pro forma financial information if all of the shareholders of Heritage were to all take 100% Bancorp common stock as consideration versus if all of the shareholders of Heritage were to take 30% cash and 70% Bancorp common stock as consideration.

	For the Year Ended December 31, 2007
	(Dollars in thousands, except per share data)
	30% Cash / 70%	100% Bancorp
	Bancorp Common Stock	Common Stock (1)

Total cash consideration to shareholders	$7,590	$-

Total stock consideration to shareholders	20,650	28,240
Cash paid to Heritage option holders (see note (e))	1,260	1,260

Shares issued to Heritage shareholders	737,427	1,008,489
Total pro forma shares outstanding	2,483,758	2,754,820

Book value per share	$19.04	$17.16
Tangible book value per share	$11.76	$10.60

Basic earnings per share	$1.52	$1.46
Diluted earnings per share	$1.48	$1.42

(1)
Pro forma net income for the period ended December 31, 2007 is estimated at $4,012 based on 100% stock as consideration and no use of cash as consideration. Earnings per share data was based on historical Bancorp plus 1,008,489 shares issued as consideration to Heritage shareholders.

Combined Company Pro Forma Financial Information (Unaudited)
Condensed Consolidated Statement of Operations
as of December 31, 2007

(Dollars in thousands, except per share data)

			Pro Forma						Pro Forma
	Historical		before	Merger Adjustments					after
	Bancorp	Heritage	Adjustments	Debit			Credit		Adjustments
Interest and dividend income:
Loans, including fees	$25,349	$11,077	$36,426	$			$-		$36,426
Taxable securities	1,082	292	1,374				-		1,374
Tax-exempt securities	317	72	389				-		389
Federal funds sold and other	60	833	893				-		893
Total interest income	26,808	12,274	39,082				-		39,082

Interest expense:
Deposits	12,029	6,519	18,548		-				18,548
FHLB advances	1,817	-	1,817		-				1,817
Subordinated debt	559	379	938		686	(b)	-		1,624
Federal funds purchased and repurchase agreements	14	-	14				-		14
Total interest expense	14,419	6,898	21,317		686		-		22,003

Net interest income	12,389	5,376	17,765		(686)		-		17,079
Provision for loan losses	542	120	662				-		662
Net interest income after provision for loan losses	11,847	5,256	17,103		(686)				16,417

Noninterest income:
Service charges on deposit accounts	639	195	834		-				834
Other	545	192	737		-				737
	1,184	387	1,571		-		-		1,571

Noninterest expenses:
Salaries and employee benefits	4,281	1,845	6,126				-		6,126
Occupancy and equipment	1,674	370	2,044				-		2,044
Data processing	595	236	831				-		831
Amortization Expense	-	-	-		338	(a)	-		338
Other	1,935	871	2,806				-		2,806
Total noninterest expenses	8,485	3,322	11,807		338		-		12,145

Income before income taxes	4,546	2,321	6,867		1,024	(c)	-		5,843
Income tax expense	1,588	873	2,461				387	(c)	2,074
Net income	$2,958	$1,448	$4,406		$1,024		$(387)		$3,769

Earnings per share:
Basic
Weighted average common shares outstanding	1,744,512	1,633,181							2,481,939
Basic earnings per common share	$1.70	$0.89							$1.52

Diluted
Weighted average common shares outstanding for basic earnings per common shares	1,744,512	1,633,181							2,481,939
Add: Dilutive effects of assumed exercises of stock options and warrants	71,637	90,600							71,637
Average shares and dilutive potential common shares	1,816,149	1,723,781							2,553,576
Diluted earnings per common share	$1.63	$0.84							$1.48

NOTES TO THE COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007

a.	Represents the adjustment to record the amortization of the fair value adjustment on acquired core deposits using the double-declining balance method amortized over eight years.

b.	Represents the interest expense on subordinated debt that will be issued to facilitate the Merger at an estimated rate of 7.75%.

(Dollars in thousands)

Subordinated debt	$8,850

Estimated earnings rate	7.75%

Annual interest expense	$686

c.	Represents the impact of above adjustments to income at a marginal tax rate of 37.63%.

COMPARATIVE SHARE DATA REGARDING BANCORP AND HERITAGE

The table on the following page shows consolidated historical information about Bancorp’s and Heritage’s respective earnings per share, book value per share, and similar information reflecting the Merger, which is referred to as “pro forma” information, as of and for December 31, 2007.  In presenting the comparative pro forma information for the period shown, we assumed that the Merger had been completed at the beginning of the period.

Bancorp is required to account for the Merger as a purchase transaction under GAAP. Under the purchase method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Heritage will be recorded, as of completion of the Merger, at their respective fair values and added to those of Bancorp. Any excess of the purchase price over the fair value of Heritage’s assets and liabilities is allocated to goodwill (excess purchase price). Consolidated financial statements and reported results of operations of Bancorp issued after completion of the Merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Heritage. The results of operations of Heritage will be included in the results of operations of Bancorp following the effective time of the Merger.

The pro forma combined financial information includes estimated adjustments to record certain assets and liabilities of Heritage at their respective fair values. These pro forma adjustments are subject to updates as additional information becomes available and as additional analyses are performed. Certain other assets and liabilities of Heritage will also be subject to adjustment to their respective fair values. Pending more detailed analyses, no pro forma adjustments are included for these assets and liabilities, including additional intangible assets that may be identified. Any change in the fair value of the net assets of Heritage will change the amount of the purchase price allocable to goodwill. Additionally, changes to Heritage’s shareholders’ equity, including dividends and net income from December 31, 2007 through the date the Merger is completed, will also change the amount of goodwill recorded. In addition, the final adjustments may be materially different from the pro forma adjustments presented in this joint proxy statement/prospectus.

The pro forma combined information is also based on an estimate of the number of Bancorp shares that will be issued in connection with the Merger. The pro forma combined Bancorp information is presented in terms of an equivalent share of Heritage stock by multiplying the Bancorp information by an estimate of the relative value of a share of Heritage stock to a share of Bancorp stock issuable in the Merger.

We also anticipate that the Merger will provide Bancorp with financial benefits that include increased revenue and reduced operating expenses, but these financial benefits are not reflected in the pro forma information. Accordingly, the pro forma information is presented for illustration purposes only and does not necessarily reflect what the historical results of Bancorp would have been had Bancorp and Heritage been combined during the periods presented.

The information in the following table is based on historical consolidated financial information and related notes for Heritage and Bancorp. You should read all of the summary consolidated financial information we provide in the following table together with historical consolidated financial information and related notes. See “Where You Can Find More Information.”

 Unaudited Comparative Per Share Data

As of and for the
Year Ended
December 31, 2007
Book value per share:
Bancorp	15.23
Heritage	8.58
Pro forma combined	19.05
Per equivalent Heritage share (1)	11.76

Tangible book value:
Bancorp	15.23
Heritage	8.58
Pro forma combined	11.76
Per equivalent Heritage share (1)	7.49

Net income per share (basic)
Bancorp	$1.70
Heritage	$0.89
Pro forma combined	$1.52
Per equivalent Heritage share (1)	$0.94

Net income per share (diluted):
Bancorp	$1.63
Heritage	$0.84
Pro forma combined	$1.48
Per equivalent Heritage share (1)	$0.91

(1)
Pro forma amounts assume that 70% of the outstanding shares of Heritage common stock are exchanged for Bancorp common stock and that 0.6175 shares of Bancorp common stock are issued for each of the Heritage shares so exchanged.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This joint proxy statement/prospectus contains “forward-looking statements.” These forward-looking statements include, among others, statements about our beliefs, plans, objectives, goals, expectations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Those statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from these forward-looking statements.

Forward-looking statements include, among others, statements about:

•	information concerning the potential tax consequences of the Merger;

•	Heritage’s board of directors’ reasons for the Merger;

•	Bancorp’s board of directors’ reasons for the Merger;

•	the opinion of Heritage’s financial advisor;

•	certain litigation involving Bancorp or Heritage;

•	unaudited pro forma financial information; and

•	the period following completion of the Merger.

Our ability to achieve our financial objectives could be adversely affected by the factors discussed in detail in the section entitled “Risk Factors” as well as the following factors:

•	the costs of integrating Bancorp’s and Heritage’s operations, which may be greater than Bancorp expects;

•	the loss of Bancorp’s key personnel;

•	potential customer loss, deposit attrition and business disruption as a result of the Merger;

•	the failure to achieve expected gains, revenue growth, and/or expense savings from the Merger or future transactions;

•	Bancorp’s ability to integrate the business and operations of companies and banks that it has acquired, and those it may acquire in the future;

•	unexpected consequences resulting from the proposed Merger;

•	Bancorp’s need and its ability to incur additional debt or equity financing;

•	the strength of the United States economy in general and the strength of the local economies in which Bancorp conducts operations;

•	the accuracy of Bancorp’s financial statement estimates and assumptions;

•	the effects of harsh weather conditions, including hurricanes;

•	inflation, interest rate, market and monetary fluctuations;

•	the frequency and magnitude of foreclosure of Bancorp’s loans;

•	effect of changes in the stock market and other capital markets;

•	legislative or regulatory changes;

•	Bancorp’s ability to comply with the extensive laws and regulations to which it is subject;

•	the willingness of customers to accept third party products and services rather than Bancorp’s products and services and vice versa;

•	changes in the securities and real estate markets;

•	increased competition and its effect on pricing;

•	technological changes;

•	changes in monetary and fiscal policies of the U.S. Government;

•	the effects of security breaches and computer viruses that may affect Bancorp’s computer systems;

•	changes in consumer spending and saving habits;

•	growth and profitability of Bancorp’s noninterest income;

•	changes in accounting principles, policies, practices or guidelines;

•	anti-takeover provisions under federal and state law as well as Bancorp’s Articles of Incorporation and Bancorp’s Bylaws; and

•	our ability to manage the risks involved in the foregoing.

However, other factors besides those listed above and in “Risk Factors” or discussed elsewhere in this joint proxy statement/prospectus also could adversely affect Bancorp’s results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. These forward-looking statements are not guarantees of future performance, but reflect the present expectations of future events by our management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Any forward-looking statements made by us speak only as of the date they are made. Neither Heritage nor Bancorp undertake to update any forward-looking statement, except as required by applicable law.

RISK FACTORS

You should carefully consider each of the following risk factors in evaluating whether to vote for the adoption of the Merger Agreement. If the Merger is consummated, Heritage and Bancorp will operate as a combined company in a market environment that cannot be predicted and that involves significant risks, many of which will be beyond the combined company’s control. An investment in the combined company’s common stock contains a high degree of risk. In addition to the other information contained in, or incorporated by reference into, this joint proxy statement/prospectus, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Information,” you should carefully consider the risks described below before deciding how to vote your shares. We have described below the risks and uncertainties that we believe to be material to a decision on how to vote your shares. If any of the following risks and uncertainties develops into actual events, the combined company, its results of operation or financial condition could be adversely impacted.

If any of the following risks actually occur, the business, financial condition or results of operations could be harmed. In such an event, the trading price of the common stock of Bancorp could decline, and you may lose all or part of your investment. See “Cautionary Statement Regarding Forward-Looking Information.”

Risks Related to the Merger

The value per share of Heritage common stock, upon which the Merger consideration is based, has been arbitrarily set by an agreement between the boards of directors of Bancorp and Heritage.

            The boards of directors of Bancorp and Heritage have arbitrarily stipulated that the cash value of each share of Heritage common stock is $17.29 for purposes of the Merger and determining the Merger consideration.  Heritage shareholders receiving 0.6175 shares of Bancorp common stock for each share of Heritage common stock in the Merger may find that the market value of Bancorp common stock they receive is more or less than the value they would have received in cash in the Merger.

Bancorp may have difficulties integrating Heritage’s operations into Bancorp’s operations or may fail to realize the anticipated benefits of the Merger.

The Merger involves the integration of two companies that have previously operated independently of each other. Successful integration of Heritage’s operations will depend primarily on Bancorp’s ability to consolidate Heritage’s operations, systems and procedures into those of Bancorp and to eliminate redundancies and costs. Bancorp may not be able to integrate the operations without encountering difficulties including, without limitation:

•	the loss of key employees and customers;

•	possible inconsistencies in standards, control procedures and policies; and

•	unexpected problems with costs, operations, personnel, technology or credit.

In determining that the Merger is in the best interests of Bancorp and Heritage, as the case may be, the board of directors of each of Bancorp and Heritage considered that enhanced earnings may result from the consummation of the Merger, including from the reduction of duplicate costs, improved efficiency and cross-marketing opportunities. However, any enhanced earnings or cost savings may not be fully realized or may take longer to be realized than expected.

Bancorp and Heritage will incur significant transaction and Merger-related integration costs in connection with the Merger.

Bancorp and Heritage expect to incur significant costs associated with completing the Merger and integrating the operations of the two companies. Bancorp and Heritage are continuing to assess the impact of these costs. Although Bancorp and Heritage believe that the elimination of duplicate costs, as well as the realization of other efficiencies related to the integration of the businesses, will offset incremental transaction and Merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

The loss of key personnel may adversely affect Bancorp.

Bancorp’s success is, and is expected to remain, highly dependent on its senior management team. Bancorp relies heavily on its senior management because, as a community bank, it is its management’s extensive knowledge of, and relationships in, the community that generate business for Bancorp. Successful execution of Bancorp’s growth strategy will continue to place significant demands on its management and the loss of any such person’s services may adversely affect its growth and profitability.

After the closing of the Merger, Bancorp expects to integrate Heritage’s business into its own. The integration process and Bancorp’s ability to successfully conduct Heritage’s business after the Merger will require the experience and expertise of key employees of Heritage. Therefore, the ability to successfully integrate Heritage’s operations with those of Bancorp, as well as the future success of the combined company’s operations, will depend, in part, on Bancorp’s ability to retain key employees of Heritage following the Merger. Bancorp may not be able to retain key employees for the time period necessary to complete the integration process or beyond. Although Bancorp does not have any reason to believe any of these employees will cease to be employed by Bancorp, the loss of such employees could adversely affect Bancorp’s ability to successfully conduct its business in the markets in which Heritage now operates, which could have an adverse effect on Bancorp’s financial results and the value of its common stock.

The Merger cannot be completed unless regulatory approvals are received and conditions of those approvals are met.

We cannot complete the Merger unless Bancorp receives the necessary regulatory approvals and we may not receive all regulatory approvals. We have filed applications with the Federal Reserve Board and the Florida Office of Financial Regulation seeking approval of the Merger. In addition, the Florida Office of Financial Regulation may impose conditions on the completion of the Merger or require changes in the terms of the Merger. These conditions or changes could result in termination of the Merger Agreement, or could have the effect of delaying completion of the Merger or imposing additional costs or limiting the possible revenues of the combined company.

The fairness opinion obtained by Heritage contains certain qualifications as to its issuance and indicates that, as of the date of the opinion, the value of the Merger consideration to be issued to Heritage’s shareholders does not represent a fair price for Heritage.

The fairness opinion issued to the Heritage board of directors that the terms of the Merger Agreement were fair, from a financial point of view, to Heritage’s shareholders, indicates that the value of the Bancorp common stock plus the cash to be issued to the Heritage shareholders does not represent a fair price for Heritage based on the market conditions and valuations existing as of January 24, 2008, the date that the fairness opinion was issued. Allen C. Ewing & Co. will update its opinion just prior to the closing to take into consideration any changes in market conditions and valuations that might affect its opinion. If the conclusion of Allen C. Ewing & Co. is that the terms are not fair, Allen C. Ewing & Co. will withdraw its opinion. For a description of the opinion that Heritage received from its financial adviser, please refer to “The Merger - Opinion of Allen C. Ewing & Co.” on page 45.

The Merger Agreement limits Heritage’s ability to pursue alternatives to the Merger.

The Merger Agreement contains provisions that limit Heritage’s ability to discuss, facilitate or commit to competing third party proposals to acquire all or a significant part of Heritage. In addition, Heritage has agreed to pay Bancorp a fee of $1 million if the transaction is terminated because Heritage decides to pursue another acquisition transaction. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Heritage from considering or proposing that acquisition even if it were prepared to pay a higher per share price than that proposed in the Merger, or might result in a potential competing acquirer proposing to pay a lower per share price to acquire Heritage than it might otherwise have proposed to pay.

Certain directors and executive officers of Heritage have economic interests in the Merger that are different from, or in addition, to their interests as shareholders.

Executive officers of Heritage and Bancorp negotiated the terms of the Merger Agreement, and the Heritage and Bancorp boards of directors approved the Merger Agreement and recommended that their shareholders vote to approve the Merger Agreement. In considering these facts and the other information in this joint proxy statement/prospectus, you should be aware that certain directors and executive officers of Heritage have economic interests in the Merger other than their interests as shareholders. For example, Heritage’s directors will receive indemnification from Bancorp after the Merger closes and Heritage’s directors will receive cash for their Heritage options. The board of directors of Heritage was aware of these interests at the time it approved the Merger. These interests may cause Heritage’s directors and executive officers to view the Merger proposal differently and more favorably than you may view it.

If the Merger does not constitute a reorganization under Section 368(a) of the Code, then Heritage shareholders may be responsible for payment of U.S. federal income taxes.

The United States Internal Revenue Service, or “IRS,” may determine that the Merger does not qualify as a tax-free reorganization under Section 368(a) of the Code. In that case, each Heritage shareholder would recognize a gain or loss equal to the difference between (i) the fair market value of the Bancorp common stock and cash received by the shareholder in the Merger and (ii) the shareholder’s adjusted tax basis in the shares of Heritage common stock exchanged therefor.

If the Merger is not completed, the trading price of Bancorp common stock could decline.

If the Merger is not completed, Bancorp may be subject to a number of material risks, including that the price of Bancorp’s common stock may decline to the extent that the current market price of Bancorp’s common stock reflects an assumption that the Merger will be completed.

The unaudited pro forma financial information included in this joint proxy statement/prospectus is preliminary, and Bancorp’s actual financial position and results of operations after the Merger may differ materially from the unaudited pro forma financial information included in this joint proxy statement/prospectus.

The unaudited pro forma financial information in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the Merger been completed on the dates indicated.

The Merger will not be completed unless important conditions are satisfied.

Specified conditions set forth in the Merger Agreement must be satisfied or waived to complete the Merger. If the conditions are not satisfied or waived, to the extent permitted by law or stock exchange rules, the Merger will not occur or will be delayed and each of Bancorp and Heritage may lose some or all of the intended benefits of the Merger. The following conditions, in addition to other customary closing conditions, must be satisfied or waived, if permissible, before Bancorp and Heritage are obligated to complete the Merger:

•	the Merger Agreement must be adopted by the holders of a majority of the outstanding shares of Heritage common stock as of the record date of the Heritage Special Meeting;

•	the Merger Agreement must be adopted by the majority of shares of Bancorp common stock cast on the Merger Agreement;

•	all required regulatory consents must be obtained; and

•	the absence of any law or order by a court or regulatory authority that prohibits, restricts or makes illegal the Merger.

Risks Related to the Bancorp Business

Bancorp’s capital may not be adequate to continue to support the current rate of growth.

Future capital requirements depend on many factors, including the ability to successfully attract new customers and provide additional services, the timing of opening new branch locations, and Jacksonville Bank’s profitability levels. If adequate capital is not available, Bancorp will be subject to an increased level of regulatory supervision, it may not be able to expand its operations, and its business operating results and financial condition could be adversely affected.

An inadequate allowance for loan losses would reduce Bancorp’s earnings.

The success of Bancorp depends to a significant extent upon the quality of its assets, particularly loans. In originating loans, there is a substantial likelihood that credit losses will be experienced. The risk of loss will vary with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for the loan. Management maintains an allowance for loan losses based on, among other things, anticipated experience, an evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. Based upon such factors, management makes various assumptions and judgments about the ultimate collectibility of the loan portfolio and provides an allowance for probable loan losses based upon a percentage of the outstanding balances and for specific loans when their ultimate collectibility is considered questionable.

As of December 31, 2007, Bancorp’s allowance for loan losses was approximately $3,116,000, which represented 0.91% of its total amount of loans.  Bancorp had approximately $690,000 in nonperforming loans as of December 31, 2007.  Bancorp manages any non-performing loans in an effort to minimize credit losses and monitors its asset quality to maintain an adequate loan loss allowance. The allowance may not prove sufficient to cover future loan losses. Further, although management uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or adverse developments arise with respect to Bancorp’s non-performing or performing loans. Accordingly, the allowance for loan losses may not be adequate to cover loan losses or significant increases to the allowance may be required in the future if economic conditions should worsen. Material additions to Bancorp’s allowance for loan losses would result in a decrease of Bancorp’s net income and, its capital, among other adverse consequences.

The recent slowdown in the economy could diminish the quality of Bancorp’s loan portfolio and financial performance.

Adverse economic developments can impact the collectibility of loans and may negatively affect Bancorp’s earnings and financial condition. In addition, the banking industry in general is affected by economic conditions such as inflation, recession, unemployment, and other factors beyond Bancorp’s control. A prolonged economic recession or other economic dislocation could cause increases in nonperforming assets and impair the values of real estate collateral, thereby causing operating losses, decreasing liquidity, and eroding capital. Although Bancorp believes its loan policy and loan review processes result in sound and consistent credit decisions on its loans, it can not assure shareholders and investors that future declines in the economy, particularly in its market areas, would not have a material adverse effect on its financial condition, results of operations, or cash flows.

Bancorp may face risks with respect to future expansion.

As a strategy, Bancorp has sought to increase the size of its operations by pursuing business development opportunities. Bancorp has contemplated other acquisitions of financial institutions and may continue to seek whole bank or branch acquisitions in the future. Acquisitions and mergers involve a number of risks, including:

•	the time and costs associated with identifying and evaluating potential acquisitions and merger partners;

•	the ability to finance an acquisition and possible ownership and economic dilution to existing shareholders;

•	diversion of management’s attention to the negotiation of a transaction, and the integration of the operations and personnel of the acquired institution;

•	the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on results of operations; and

•	the risk of loss of key employees and customers.

Bancorp may incur substantial costs to expand, and such expansion may not result in the levels of profits it seeks. Integration efforts for any future mergers and acquisitions may not be successful and following any future merger or acquisition, after giving it effect, Bancorp may not achieve financial results comparable to or better than its historical experience.

Bancorp may need additional capital resources in the future and these capital resources may not be available when needed or at all.

Bancorp may need to incur additional debt or equity financing in the future to make strategic acquisitions or investments or for future growth. Any additional capital raised through the sale of equity or equity backed securities may dilute then-current shareholders’ ownership percentages and could also result in a decrease in the fair market value of Bancorp’s equity securities because its assets would be owned by a larger pool of outstanding equity. The terms of those securities issued by Bancorp in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Furthermore, any additional debt or equity financing that Bancorp may need may not be available on terms favorable to Bancorp, or at all.

Bancorp may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. Bancorp may also be required to recognize non-cash expenses in connection with certain securities its issues, such as convertible notes and warrants, which may adversely impact Bancorp’s financial condition.

Bancorp may incur losses if it is unable to successfully manage interest rate risk.

Bancorp’s profitability depends to a large extent on Jacksonville Bank’s net interest income, which is the difference between income on interest-earning assets such as loans and investment securities, and expense on interest-bearing liabilities such as deposits and its borrowings. Bancorp is unable to predict changes in market interest rates, which are affected by many factors beyond Bancorp’s control, including inflation, recession, unemployment, money supply, domestic and international events and changes in the United States and other financial markets. Bancorp’s net interest income may be reduced if: (i) more interest-earning assets than interest-bearing liabilities reprice or mature during a time when interest rates are declining or (ii) more interest-bearing liabilities than interest-earning assets reprice or mature during a time when interest rates are rising.

Changes in the difference between short-term and long-term interest rates may also harm Bancorp’s business. For example, short-term deposits may be used to fund longer-term loans. When differences between short-term and long-term interest rates shrink or disappear, the spread between rates paid on deposits and received on loans could narrow significantly, decreasing Bancorp’s net interest income.

If market interest rates rise rapidly, interest rate adjustment caps may limit increases in the interest rates on adjustable rate loans, thus reducing Bancorp’s net interest income because Bancorp may need to pay the higher rates on its deposits and borrowings while being limited on the repricing of these loans due to the interest rate caps.

Bancorp’s business focus in the Jacksonville area of Florida could make it vulnerable to adverse economic conditions in the area.

Bancorp’s operations are materially affected by and sensitive to the economy of its market areas in Northeastern Florida, and are particularly impacted by the economic conditions in Duval County and the Jacksonville metropolitan area. Because Bancorp’s business is focused in the Jacksonville area, it could be more affected by a weakening of the Jacksonville area economy than banking institutions with operations in diverse geographical areas.

Bancorp’s location in coastal Florida makes it susceptible to weather-related problems.

Bancorp relies on ongoing operations to sustain profitability. Although Bancorp has a disaster recovery plan in place, it cannot ensure that severe weather conditions will not have a material adverse effect on its financial condition, results of operations, or cash flows.

Bancorp and Jacksonville Bank are subject to extensive governmental regulation.

Bancorp and Jacksonville Bank are subject to extensive governmental regulation. Bank regulators have imposed various conditions, including, among other things, that Bancorp and Jacksonville Bank will: (1) not assume additional debt without prior approval by the Federal Reserve Board; (2) remain well-capitalized at all times; (3) make appropriate filings with the regulatory agencies; and (4) meet all regulatory requirements as set forth. The regulatory capital requirements imposed on Jacksonville Bank could have the effect of constraining growth.

Bancorp and Jacksonville Bank are subject to extensive state and federal government supervision and regulations that impose substantial limitations with respect to loans, purchase of securities, payment of dividends, and many other aspects of the banking business. Regulators include the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, and the Florida Office of Financial Regulation. Applicable laws, regulations, interpretations, assessments and enforcement policies have been subject to significant and sometimes retroactively applied changes and may be subject to significant future changes. Regulatory agencies are funded, in part, by assessments imposed upon banks. The Board of Directors of the Federal Deposit Insurance Corporation (“FDIC”) approved a new system for risk-based assessments effective January 1, 2007 which resulted in additional cost to Jacksonville Bank in support of a designated reserve ratio. Additional assessments could occur in the future which could impact Bancorp’s financial condition. Many of these regulations are intended to protect depositors, the public, and the FDIC, not shareholders. Future legislation or government policy could adversely affect the banking industry, Bancorp’s operations, or shareholders. The burden imposed by federal and state regulations may place banks, in general, and Bancorp, specifically, at a competitive disadvantage compared to less regulated competitors. Federal economic and monetary policy may affect Bancorp’s ability to attract deposits, make loans, and achieve satisfactory operating results.

Bancorp is dependent on the operating performance of Jacksonville Bank to provide Bancorp with operating funds.

Bancorp is a bank holding company and is dependent upon dividends from Jacksonville Bank for funds to pay expenses and, if declared, cash dividends to shareholders. Jacksonville Bank is subject to regulatory limitations regarding the payment of dividends. Therefore, Jacksonville Bank may not be able to provide Bancorp with adequate funds to conduct its ongoing operations.

Bancorp faces competition from a variety of competitors.

Jacksonville Bank faces competition for deposits, loans and other financial services from other community banks, regional banks, out-of-state and in-state national banks, savings banks, thrifts, credit unions and other financial institutions as well as other entities which provide financial services, including consumer finance companies, securities brokerage firms, mortgage brokers, insurance companies, mutual funds, and other lending sources and alternative investment providers. Some of these financial institutions and financial services organizations are not subject to the same degree of regulation as Jacksonville Bank. Jacksonville Bank faces increased competition from insurance firms, securities firms, and other non-traditional financial companies which provide traditional banking services. Due to the growth of the Jacksonville area, it can be expected that significant competition will continue from existing financial services providers, as well as new entrants to the market. Many of these competitors have been in business for many years, have established customers, are larger, have substantially higher lending limits than Jacksonville Bank does, and are able to offer certain services that Jacksonville Bank does not provide, such as certain loan products and international banking services. In addition, many of these entities have greater capital resources than Bancorp has, which among other things may allow them to price their services at levels more favorable to the customer or to provide larger credit facilities. If Jacksonville Bank is unable to attract and retain customers with personal services, attractive product offerings and competitive rates, its business, results of operations, future growth and operational results will be adversely affected.

Jacksonville Bank’s lending limit restricts its ability to compete with larger financial institutions.

Jacksonville Bank’s per customer lending limit is approximately $7.4 million, subject to further reduction based on regulatory criteria relevant to any particular loan. Accordingly, the size of loans which Jacksonville Bank can offer to potential customers is less than the size that many of its competitors with larger lending limits are able to offer. This limit has affected and will continue to affect Jacksonville Bank’s ability to seek relationships with larger businesses in the market. Jacksonville Bank accommodates loans in excess of its lending limit through the sale of portions of such loans to other banks. However, Jacksonville Bank may not be successful in attracting or maintaining customers seeking larger loans or in selling portions of such larger loans on terms that are favorable to Jacksonville Bank.

Bancorp may need to spend significant money to keep up with technology in order to remain competitive.

The banking industry continues to undergo rapid technological changes with frequent introduction of new technology-driven products and services. In addition to providing better service to customers, the effective use of technology increases efficiency and enables Bancorp to reduce costs. Bancorp’s future success depends in part upon its ability to address the needs of Jacksonville Bank’s customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional operating efficiencies. Many of Bancorp’s competitors have substantially greater resources to invest in technological improvements. Such technology may permit competitors to perform certain functions at a lower cost than Bancorp can. Bancorp may not be able to effectively implement new technology-driven products and services or be successful in marketing these to Jacksonville Bank’s customers.

Jacksonville Bank must comply with the Bank Secrecy Act and other anti-money laundering statutes and regulations.

Since September 11, 2001, banking regulators have intensified their focus on anti-money laundering and Bank Secrecy Act compliance requirements, particularly the anti-money laundering provisions of the USA PATRIOT Act. There is also increased scrutiny of compliance with the rules enforced by the Office of Foreign Assets Control (OFAC). In order to comply with regulations, guidelines and examination procedures in this area, Jacksonville Bank has been required to adopt new policies and procedures and to install new systems. Jacksonville Bank cannot be certain that the policies, procedures and systems it has in place will permit it to fully comply with these laws. Furthermore, financial institutions that Jacksonville Bank has already acquired or may acquire in the future may or may not have had adequate policies, procedures and systems to fully comply with these laws. Whether Jacksonville Bank’s policies, procedures and systems are deficient or the policies, procedures and systems of the financial institutions that it has already acquired or may acquire in the future are deficient, Jacksonville Bank would be subject to liability, including fines and regulatory actions such as restrictions on its ability to pay dividends and to obtain regulatory approvals necessary to proceed with certain aspects of its business plan, including its acquisition plans.

Confidential customer information transmitted through Jacksonville Bank’s online banking service is vulnerable to security breaches and computer viruses, which could expose Jacksonville Bank to litigation and adversely affect Jacksonville Bank’s reputation and its ability to generate deposits.

Jacksonville Bank provides its clients the ability to bank online. The secure transmission of confidential information over the Internet is a critical element of banking online. Jacksonville Bank’s network could be vulnerable to unauthorized access, computer viruses, phishing schemes and other security problems. Jacksonville Bank may be required to spend significant capital and other resources to protect against the threat of security breaches and computer viruses, or to alleviate problems caused by security breaches or viruses. To the extent that Jacksonville Bank’s activities or the activities of its clients involve the storage and transmission of confidential information, security breaches and viruses could expose Jacksonville Bank to claims, litigation and other possible liabilities. Any inability to prevent security breaches or computer viruses could also cause existing clients to lose confidence in Jacksonville Bank’s systems and could adversely affect its reputation and its ability to generate deposits.

Risks Related to an Investment in Bancorp’s Common Stock

Bancorp’s common stock is thinly traded and, therefore, shareholders and investors may have difficulty selling shares.

Bancorp’s common stock is traded on NASDAQ; however, Bancorp is unable to provide assurance that an active market will exist in the future or that shares can be liquidated without delay. The average daily trading volume in Bancorp common stock was 1,376 in 2007.

Bancorp does not anticipate paying dividends for the foreseeable future.

Bancorp does not anticipate that dividends will be paid on its common stock for the foreseeable future. Bancorp is largely dependent upon dividends paid by Jacksonville Bank to provide funds to pay cash dividends if and when Bancorp’s board of directors may declare such dividends. No assurance can be given that future earnings will be sufficient to satisfy regulatory requirements and permit the legal payment of dividends to shareholders at any time in the future. Even if Bancorp could legally declare dividends, the amount and timing of such dividends would be at the discretion of its board of directors. Bancorp’s board of directors may in its sole discretion decide not to declare dividends.

The market price of Bancorp’s common stock may be volatile.

The market price of Bancorp’s common stock is subject to fluctuations as a result of a variety of factors, including the following:

•	variations in Bancorp’s operating results or those of other banking institutions;

•	changes in national and regional economic conditions, financial markets or the banking industry; and

•	other developments affecting Bancorp or other financial institutions.

The trading volume of Bancorp’s common stock is limited, which may increase the volatility of the market price for its stock. In addition, the stock market has experienced significant price and volume fluctuations in recent years. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons not necessarily related to the operating performance of these companies.

Bancorp’s Articles of Incorporation and Bylaws contain provisions that may delay or prevent a change of control.

Sections 607.0901 through 607.0908 of the Florida Business Corporation Act provide for supermajority voting and impose other requirements on certain business combinations with interested shareholders and limit voting rights of certain acquirers of control shares. Federal law requires the approval of the Federal Reserve Board before acquisition or “control” of a bank holding company. Bancorp’s Articles of Incorporation provide that the control shares statute of the Florida Business Corporation Act applies to acquisitions of Bancorp’s shares unless the acquirer has acquired the shares (i) for others in good faith and not to circumvent the control shares statute and requires instruction from others to vote the shares or (ii) through a distribution conducted by Bancorp in a private or public offering or under a warrant, option or employee benefit plan, under the laws of descent and distribution, from a donee of a lifetime gift, through a transfer between immediate family members or through satisfaction of a pledge or security interest.

Bancorp’s Articles of Incorporation also (i) provide for a board of directors that is divided into three classes of directors; (ii) require the shareholders to take action at a duly called meeting and not by written consent; (iii) limit the board’s ability to increase the number of directors; (iv) require the affirmative vote of holders of two-thirds of Bancorp’s voting stock for certain affiliated transactions such as mergers, consolidations, sales, leases, pledges, transfers, dissolutions, reclassifications with or loans to shareholders owning more than 10% of Bancorp’s shares or their affiliates unless the transaction is approved by the disinterested directors and certain other conditions are met; (v) require the board of directors to consider a variety of factors when evaluating any proposal involving a potential tender or exchange offer, merger, sale or business combination, including the social and economic impact of such a proposal on customers, employees, and the communities in which Bancorp operates or is located, and on Bancorp’s ability to fulfill its corporate objectives and perform under applicable statutes and regulations; and (vi) require the affirmative vote of holders of at least 66% of the voting stock to change any provisions of the Articles of Incorporation relating to the right of shareholders to act by consent, the classification of the board, affiliated transactions or control share acquisitions. These provisions may have the effect of delaying or preventing a change in control. As a result, these provisions could adversely affect the price of Bancorp’s common stock by reducing the gain which could potentially be realized by a shareholder in a change of control.

Your shares of common stock will not be an insured deposit.

Shares of Bancorp common stock are not a bank deposit and are not insured or guaranteed by the FDIC or any other government agency. Your investment will be subject to investment risk, and you must be capable of affording the loss of your entire investment.

GENERAL INFORMATION

This document constitutes a proxy statement and is being furnished to the record holders of Heritage common stock as of [    ], 2008 in connection with the solicitation of proxies by the board of directors of Heritage to be used at the Heritage Special Meeting to be held on [       ], 2008, and any adjournment or postponement of the Heritage Special Meeting. The purposes of the Heritage Special Meeting are to consider and vote upon a proposal to adopt Merger Agreement and a proposal to adjourn the Heritage Special Meeting to the extent necessary to solicit additional votes on the Merger Agreement.

This document also constitutes a proxy statement and is being furnished to the record holders of Bancorp common stock as of [    ], 2008 in connection with the solicitation of proxies by the board of directors of Bancorp to be used at the Bancorp Special Meeting to be held on [       ], 2008, and any adjournment or postponement of the Bancorp Special Meeting. The purposes of the Bancorp Special Meeting are to consider and vote upon a proposal to adopt Merger Agreement and a proposal to adjourn the Bancorp Special Meeting to the extent necessary to solicit additional votes on the Merger Agreement.

This document also constitutes a prospectus of Bancorp relating to the Bancorp common stock to be issued to holders of Heritage common stock upon completion of the Merger. The actual total number of shares of Bancorp common stock to be issued will depend on the elections of Merger consideration by the Heritage shareholders, and the number of shares of Heritage common stock outstanding at the time of the Merger, subject to the condition that Bancorp will acquire for cash no more than 438,967 shares of Heritage common stock.

Bancorp has supplied all information contained or incorporated by reference herein relating to Bancorp and Heritage has supplied all such information relating to Heritage.

HERITAGE SPECIAL MEETING OF SHAREHOLDERS

This joint proxy statement/prospectus is furnished in connection with the solicitation of proxies in connection with the Heritage Special Meeting.

Place, Date and Time

The Heritage Special Meeting will be held at [        ], Florida on [        ], 2008 at [           a.m./p.m.], local time.

Purpose of the Heritage Special Meeting

At the Heritage Special Meeting, Heritage shareholders will be asked to consider and vote upon the proposals to (i) approve the Merger Agreement; (ii) grant discretionary authority to the persons named as proxies to adjourn the meeting, if necessary, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement; and (iii) transact such other business as may properly come before the Heritage Special Meeting or any adjournment thereof.

Recommendation of Heritage’s Board of Directors

The board of directors of Heritage approved the Merger Agreement and the Merger and determined that the Merger is advisable and in the best interests of Heritage and its shareholders. Accordingly, Heritage’s board of directors unanimously recommends that Heritage shareholders vote “FOR” all of the proposals.

In considering the recommendation of Heritage’s board of directors, Heritage shareholders should be aware that Heritage’s directors and executive officers may have interests in the Merger that are different from, or in addition to, those of Heritage shareholders. See “Interests of Heritage’s Directors and Executive Officers and Heritage’s Affiliates in the Merger” on (page 50).

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of Heritage common stock at the close of business on [            ], 2008, the record date for the Heritage Special Meeting, will be entitled to vote at the Heritage Special Meeting. At the close of business on the record date, Heritage had approximately [             ] shares of common stock outstanding and entitled to vote. Holders of record of shares of Heritage common stock on the record date are entitled to one vote per share on each matter considered at the Heritage Special Meeting.

A quorum of shareholders is necessary to hold a valid special meeting. A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum to transact business at the meeting.

Voting of Proxies

Proxies are being solicited on behalf of Heritage’s board of directors for use at the Heritage Special Meeting. If you are a Heritage shareholder of record, you may submit a proxy for the Heritage Special Meeting by completing, signing, dating and returning the proxy card in the pre-addressed envelope provided. All signed, returned proxy cards that are not revoked will be voted in accordance with the instructions on the proxy card. Returned signed proxy cards that give no instructions as to how they should be voted on a particular proposal will be counted as votes “FOR” that proposal.

If you are a Heritage shareholder of record, you may also vote in person at the Heritage Special Meeting. If you hold shares of Heritage in street name, you may not vote in person at the Heritage Special Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

Revoking of Proxies

A Heritage shareholder may revoke a proxy at any time before it is voted. A proxy may be revoked by completing, signing, dating and returning a proxy with a later date, which is received by Heritage before the vote is taken, by delivering a written, dated notice of revocation to the Corporate Secretary of Heritage, which is received by Heritage before the vote is taken, stating that the proxy is revoked or by attending the meeting and voting in person. If a shareholder has instructed a broker, bank or nominee to vote the shareholder’s shares of Heritage common stock by executing a voting instruction card, such shareholder must follow the directions received from the broker, bank or nominee to change the shareholder’s instructions.

Effect of Abstentions

If a Heritage shareholder indicates on their proxy card or voting instruction card that they wish to abstain from voting, these shares are considered present and entitled to vote at the meeting and will count toward determining whether or not a quorum is present. If a Heritage shareholder does not sign and send in the proxy card or vote in person at the Heritage Special Meeting, or if the shareholder marks the “abstain” box on the proxy card or voting instruction card:

•	it will have the same effect as a vote against the proposal to approve the Merger and approve and adopt the Merger Agreement; but

•	it will have no effect on the proposal to grant discretionary authority to adjourn the Heritage Special Meeting.

Effect of Broker Non-Votes

Broker non-votes occur where a broker holding stock in “street name” is entitled to vote the shares on some matters but not others. If shares are in street name (or held by a broker) and the shareholder does not give his broker voting instructions on those matters for which the broker has no discretion, the missing votes are broker non-votes. Broker non-votes will be deemed present for quorum purposes for all proposals to be voted on at the Heritage Special Meeting. Broker non-votes:

•	will have the same effect as a vote against the proposal to approve the Merger and approve and adopt the Merger Agreement; but

•	it will have no effect on the proposal to grant discretionary authority to adjourn the Heritage Special Meeting.

Required Vote

Approval of the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the shares of Heritage common stock outstanding on the record date of the Heritage Special Meeting. Directors beneficially owning 66% of the shares of Heritage common stock have agreed, subject to certain exceptions, to vote to approve the Merger Agreement.

Approval of the proposal to grant discretionary authority to the persons named as proxies to adjourn the Heritage Special Meeting, if necessary, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy and actually cast at the Heritage Special Meeting.

The inspector of elections appointed for the meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes for each proposal.

Solicitation of Proxies

Heritage is soliciting the proxies of its shareholders. In addition to the solicitation of proxies by use of the mail, certain directors, officers and other employees of Heritage may solicit the return of proxies by personal interview, telephone, e-mail or facsimile. Heritage will not pay additional compensation to its directors, officers and employees for their solicitation efforts, but Heritage will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. Heritage will request that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of stock registered in their names. Heritage will bear all costs of preparing, assembling, printing and mailing the Heritage Notice of Special Meeting of Shareholders, this joint proxy statement/prospectus, the enclosed proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

Expenses of Soliciting Proxies

The solicitation of proxies from Heritage shareholders is made on behalf of the Heritage board of directors. The expense of soliciting proxies of Heritage shareholders will be borne by Heritage. After the original mailing of the proxies and other soliciting materials, Heritage and/or its agents may also solicit proxies by mail, telephone, facsimile, email or in person.

Heritage Stock Certificates

Heritage shareholders should not send in any Heritage stock certificates with their proxy cards or with their Election Form. Heritage stock certificates should be sent to Heritage after the consummation of the Merger. Heritage shareholders will receive further instructions regarding the surrender of their Heritage stock certificate(s).

Assistance

Certain officers and directors of Heritage will solicit proxies for the Heritage Special Meeting and will not receive a fee for providing such services. Heritage will, however, reimburse such officers and directors for any out-of-pocket expenses they incur in their solicitation efforts.

Heritage shareholders who have questions regarding the materials, need assistance voting their shares or require additional copies of the joint proxy statement/prospectus or proxy card should contact or call:

Heritage Bancshares, Inc.
794 Blanding Boulevard
Orange Park, Florida 32065
Attention: V. Lois Reineke
Telephone: (904) 272-2265

Other Business

Heritage is not currently aware of any business to be acted upon at the Heritage Special Meeting other than the matters discussed in this joint proxy statement/prospectus. Under the Florida Business Corporation Act, business transacted at a special meeting is limited to matters specifically designated in the notice of the special meeting, which is provided at the beginning of this joint proxy statement/prospectus. If other matters do properly come before the Heritage Special Meeting, Heritage intends that shares of Heritage common stock represented by properly submitted proxies will be voted in accordance with the recommendation of the Heritage board of directors.

In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the Heritage Special Meeting. Any adjournment or postponement may be made without notice by an announcement made at the Heritage Special Meeting. If the persons named as proxies on the proxy card are asked to vote for one or more adjournments or postponements of the meeting for matters incidental to the conduct of the meeting, these persons will have the authority to vote in their discretion on such matters. However, if the persons named as proxies on the proxy card are asked to vote for one or more adjournments or postponements of the meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the Merger Agreement, they will only have the authority to vote on such matter as instructed by you or your proxy or, if no instructions are provided, in favor of that adjournment or postponement. Any adjournment or postponement of the Heritage Special Meeting for the purpose of soliciting additional proxies will allow Heritage’s shareholders who have already granted their proxies to revoke them at any time before their use.

BANCORP SPECIAL MEETING OF SHAREHOLDERS

This joint proxy statement/prospectus is furnished in connection with the solicitation of proxies in connection with the Bancorp Special Meeting.

Place, Date and Time

The Bancorp Special Meeting will be held at [             ], Florida on [             ], 2008 at [          a.m./p.m.], local time.

Purpose of the Bancorp Special Meeting

At the Bancorp Special Meeting, Bancorp shareholders will be asked to consider and vote upon the proposals to (i) approve the Merger Agreement; (ii) grant discretionary authority to adjourn the meeting, if necessary, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement; and (iii) transact such other business as may properly come before the Bancorp Special Meeting or any adjournment thereof.

Recommendation of Bancorp’s Board of Directors

The board of directors of Bancorp approved the Merger Agreement and the Merger and determined that the Merger is advisable and in the best interests of Bancorp and its shareholders. Accordingly, Bancorp’s board of directors unanimously recommends that Bancorp shareholders vote “FOR” all of the proposals.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of Bancorp common stock at the close of business on [             ], 2008, the record date for the Bancorp Special Meeting, will be entitled to vote at the Bancorp Special Meeting. At the close of business on the record date, Bancorp had approximately [             ] shares of common stock outstanding and entitled to vote. Holders of record of shares of Bancorp common stock on the record date are entitled to one vote per share at the Bancorp Special Meeting on each matter to be considered at the meeting.

A quorum of shareholders is necessary to hold a valid special meeting. A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum to transact business at the meeting.

Voting of Proxies

Proxies are being solicited on behalf of Bancorp’s board of directors for use at the Bancorp Special Meeting. If you are a Bancorp shareholder of record, you may submit a proxy for the Bancorp Special Meeting by completing, signing, dating and returning the proxy card in the pre-addressed envelope provided. All signed, returned proxy cards that are not revoked will be voted in accordance with the instructions on the proxy card. Returned signed proxy cards that give no instructions as to how they should be voted on a particular proposal will be counted as votes “FOR” that proposal.

If you are a Bancorp shareholder of record, you may also vote in person at the Bancorp Special Meeting. If you hold Bancorp shares in street name, you may not vote in person at the Bancorp Special Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

Revoking of Proxies

A Bancorp shareholder may revoke a proxy at any time before it is voted. A proxy may be revoked by completing, signing, dating and returning a proxy with a later date, which is received by Bancorp before the vote is taken, by delivering a written, dated notice of revocation to the Corporate Secretary of Bancorp, which is received by Bancorp before the vote is taken, stating that the proxy is revoked or by attending the meeting and voting in person. If a shareholder has instructed a broker, bank or nominee to vote such shareholder’s shares of Bancorp common stock by executing a voting instruction card, the shareholder must follow the directions received from the broker, bank or nominee to change the shareholder’s instructions.

Effect of Abstentions

If a Bancorp shareholder indicates on their proxy card or voting instruction card that they wish to abstain from voting, these shares are considered present and entitled to vote at the meeting and will count toward determining whether or not a quorum is present. If a shareholder does not sign and send in the proxy card or vote in person at the Bancorp Special Meeting, or if the shareholder marks the “abstain” box on the proxy card or voting instruction card:

•	it will have no effect on the proposal to approve the Merger and approve and adopt the Merger Agreement; and

•	it will have no effect on the proposal to grant discretionary authority to adjourn the Bancorp Special Meeting.

Effect of Broker Non-Votes

Broker non-votes occur where a broker holding stock in “street name” is entitled to vote the shares on some matters but not others. If shares are in street name (or held by a broker) and the shareholder does not give his broker voting instructions on those matters for which the broker has no discretion, the missing votes are broker non-votes. Broker non-votes will be deemed present for quorum purposes for all proposals to be voted on at the Bancorp Special Meeting. Broker non-votes:

•	it will have no effect on the proposal to approve the Merger and approve and adopt the Merger Agreement; and

•	it will have no effect on the proposal to grant discretionary authority to adjourn the Bancorp Special Meeting.

Required Vote

Approval of the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the Bancorp shares cast on the proposal at the Bancorp Special Meeting.

Approval of the proposal to grant discretionary authority to the persons named as proxies to adjourn the Bancorp Special Meeting, if necessary, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy and actually cast on the proposal at the Bancorp Special Meeting.

The inspector of elections appointed for the meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes for each proposal.

Solicitation of Proxies

Bancorp is soliciting the proxies of its shareholders. In addition to the solicitation of proxies by use of the mail, certain directors, officers and other employees of Bancorp may solicit the return of proxies by personal interview, telephone, e-mail or facsimile. Bancorp will not pay additional compensation to its directors, officers and employees for their solicitation efforts, but Bancorp will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. Bancorp will request that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of stock registered in their names. Bancorp will bear all costs of preparing, assembling, printing and mailing the Bancorp Notice of Special Meeting of Shareholders, this joint proxy statement/prospectus, the enclosed proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

Expenses of Soliciting Proxies

The solicitation of proxies from Bancorp shareholders is made on behalf of the Bancorp board of directors. The expense of soliciting proxies of Bancorp shareholders will be borne by Bancorp. After the original mailing of the proxies and other soliciting materials, Bancorp and/or its agents may also solicit proxies by mail, telephone, facsimile, email or in person.

Assistance

Certain officers and directors Bancorp will solicit proxies for the Bancorp Special Meeting and will not receive a fee for providing such services. Bancorp will, however, reimburse such officers and directors for any out-of-pocket expenses they incur in their solicitation efforts.

Bancorp shareholders who have questions regarding the materials, need assistance voting their shares or require additional copies of the joint proxy statement/prospectus or proxy card should contact or call:

Jacksonville Bancorp, Inc.
100 North Laura Street, Suite 1000
Jacksonville, Florida 32202
Attention: Valerie A. Kendall, Chief Financial Officer
Telephone: (904) 421-3040

Other Business

Bancorp is not currently aware of any business to be acted upon at the Bancorp Special Meeting other than the matters discussed in this joint proxy statement/prospectus. Under the Florida Business Corporation Act, business transacted at a special meeting is limited to matters specifically designated in the notice of the special meeting, which is provided at the beginning of this joint proxy statement/prospectus. If other matters do properly come before the Bancorp Special Meeting, Bancorp intends that shares of Bancorp common stock represented by properly submitted proxies will be voted in accordance with the recommendation of the Bancorp board of directors.

In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the Bancorp Special Meeting. Any adjournment or postponement may be made without notice by an announcement made at the Bancorp Special Meeting. If the persons named as proxies on the proxy card are asked to vote for one or more adjournments or postponements of the meeting for matters incidental to the conduct of the meeting, these persons will have the authority to vote in their discretion on such matters. However, if the persons named as proxies on the proxy card are asked to vote for one or more adjournments or postponements of the meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the Merger Agreement, they will only have the authority to vote on such matter as instructed by you or your proxy or, if no instructions are provided, in favor of that adjournment or postponement. Any adjournment or postponement of the Bancorp Special Meeting for the purpose of soliciting additional proxies will allow Bancorp’s shareholders who have already granted their proxies to revoke them at any time before their use.

THE MERGER

The following is a description of the material aspects of the Merger and the Merger Agreement. While Heritage and Bancorp believe that the following description covers the material terms of the Merger, the description may not contain all of the information that is important to you. Heritage and Bancorp encourage you to read carefully this entire joint proxy statement/prospectus, including the Merger Agreement attached to this joint proxy statement/prospectus as Annex A, for a more complete understanding of the Merger.

Summary of the Merger

The Merger is a proposed business combination between Heritage and Bancorp where Heritage will merge with and into Bancorp, with Bancorp surviving the Merger. As soon as practicable after the Merger, Bancorp, as the surviving bank holding company, will merge Heritage Bank with and into Jacksonville Bank, with Jacksonville Bank being the surviving bank.

Background of the Merger

In the spring of 2007, Allen C. Ewing & Co. was contacted by Heritage to meet with its board of directors to discuss Heritage’s strategic options. Allen C. Ewing & Co. subsequently made a formal presentation to Heritage’s board of directors concerning the values of Florida merger and acquisition transactions, the opportunities available to Heritage for acquiring smaller banks, and the advantages and disadvantages of merging Heritage with a larger bank holding company.

In mid-June 2007, Heritage’s board of directors decided that it was in the best interest of Heritage and its shareholders to consider a merger of Heritage with a bank holding company, and Allen C. Ewing & Co. was retained as financial advisor to represent Heritage in marketing Heritage to qualified purchasers. Allen C. Ewing & Co. prepared a confidential descriptive memorandum which included relevant information concerning the operation of Heritage, and Allen C. Ewing & Co. commenced marketing Heritage to interested parties in mid-August 2007.

In mid-September 2007, Allen C. Ewing & Co. made a presentation to Heritage’s board of directors to report to them that it had contacted ten bank holding companies, of which four had responded with “letters of interest” proposing a merger with various prices and terms. At a subsequent meeting with Heritage’s board of directors, the board selected two of the interested parties for the purpose of negotiating improved pricing and terms.

During October 2007, Heritage selected one of the two parties, which was invited to perform due diligence of Heritage. The negotiations with the selected party were not productive, as the market price of their shares declined during the due diligence period and the prospective acquiror lowered its price for Heritage.

The board of directors of Heritage commenced negotiations with Bancorp in early November 2007. Each party conducted a due diligence review of the other during November and December 2007. In addition, in December 2007 and January 2008, the parties held additional discussions regarding the potential merger transaction and negotiated the terms of the Merger Agreement. On January 24, 2008, Heritage’s directors met to review and consider the Merger Agreement and the transactions and agreements contemplated by it. As a part of the meeting, representatives of Allen C. Ewing & Co. delivered to the Heritage board of directors an opinion that the value of the Bancorp common stock and the indicated cash to be issued to Heritage shareholders in the Merger did not represent a fair value for Heritage as of January 24, 2008. However, because Heritage may terminate the transaction if the average market price for Bancorp common stock for the five business days prior to the closing of the Merger is less than $26.00 per share, which produces a threshold value that Allen C. Ewing & Co. deemed fair as of that date, Allen C. Ewing & Co. opined that the terms of the Merger Agreement were fair to Heritage shareholders from a financial point of view. At the meeting, counsel for Heritage referred the directors to a memorandum that had been prepared and distributed previously to them discussing the fiduciary duty of directors to shareholders. Counsel also reviewed for the directors the terms and conditions of the Merger Agreement, the Merger, and the various agreements to be signed in connection with the Merger Agreement. After further discussion of the Merger Agreement and the related agreements and transactions, the board of directors of Heritage adopted the Merger Agreement and approved the transactions contemplated by the Merger Agreement, including the Merger. Heritage and Bancorp signed the Merger Agreement on January 28, 2008. On [             ], 2008, the parties entered into an amendment to the Merger Agreement which provides, among other things, for the approval of Bancorp shareholders as a condition to the closing of the Merger.

Heritage’s Reasons for the Merger and Recommendation of Heritage’s Board of Directors

Heritage’s board of directors evaluated the financial, market and other considerations bearing on the decision to adopt and recommend to the shareholders to approve the Merger Agreement. The terms of the Merger are a result of arms-length negotiations between the representatives of Heritage and Bancorp. In reaching its conclusion that the Merger Agreement is in the best interests of Heritage and its shareholders, the Heritage board of directors carefully considered the following material factors:

•
the consideration to be received in the proposed Merger, including the likelihood that Heritage shareholders will not recognize any gain or loss for federal income tax purposes on the receipt of Bancorp common stock in the Merger;

•	a comparison of the terms of the proposed Merger with comparable transactions;

•	information concerning the business, financial condition, results of operations and prospects of Heritage and Bancorp;

•	competitive factors and trends towards consolidation in the banking industry;

•	the review by the Heritage board of directors with its legal and financial advisors of the provisions of the Merger Agreement;

•
the opinion rendered by Allen C. Ewing & Co. to the Heritage board of directors that, based upon and subject to various matters set forth in its opinion, the terms of the Merger Agreement were fair, from a financial point of view, to Heritage’s shareholders;

•	that the Merger affords an opportunity to minimize the potential displacement of Heritage employees due to the lack of overlap in the banking offices of Heritage and Bancorp;

•	alternatives to the Merger, including continuing to operate Heritage as an independent banking organization; and

•	the value to be received by the Heritage shareholders in the Merger in relation to the historical book value, earnings and dividends per share of Heritage common stock.

           The Heritage board of directors believes that by becoming part of a larger organization with greater resources, Heritage shareholders will enjoy greater long-term appreciation of their investment and that Heritage will be able to operate with greater efficiency, serve its customers and communities better and provide a broad array of services that will be more competitive in North Florida.

           While each member of the Heritage board of directors individually considered the foregoing and other factors, the board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Heritage board of directors collectively made its determination with respect to the Merger Agreement based on the conclusions reached by its members, in light of the factors that each of them considered appropriate, that the Merger Agreement is in the best interests of Heritage’s shareholders.

           Heritage’s board unanimously recommends that Heritage shareholders vote “FOR” the Merger Agreement.

Bancorp’s Reasons for the Merger and Recommendation of Bancorp’s Board of Directors

           Bancorp’s board of directors concluded that the Merger is in the best interests of Bancorp and its shareholders. In deciding to adopt and approve the Merger Agreement and to approve the Merger, Bancorp’s board of directors considered a number of factors, including, without limitation, the following:

•
management’s view that the Merger with Heritage provides an attractive opportunity to expand into Bancorp’s current operations in the greater Jacksonville area and expand to Clay County and St. Johns County, both of which are desirable markets;

•	management’s view that the employees of Heritage add significant skills to the combined organization;

•	Heritage’s community banking orientation and its compatibility with Bancorp and Jacksonville Bank;

•	the effectiveness of the Merger as a method of implementing and accelerating Bancorp’s growth strategy and objectives;

•
the complementary fit of the businesses of Bancorp and Heritage, which Bancorp’s management believes will enable the combined company to deliver improved services to customers to achieve stronger financial performance and enhance shareholder value;

•	management’s review of the business, operations, earnings, and financial condition of Heritage, including capital levels and asset quality;

•	management’s belief that the combined company will be positioned to benefit from increased credit portfolio diversity and increased lending capacity; and

•	management’s view that the combined organization will have greater access to capital and growth opportunities through mergers and acquisitions.

While each member of the Bancorp board of directors individually considered the foregoing and other factors, the board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Bancorp board of directors collectively made its determination with respect to the Merger Agreement based on the conclusions reached by its members, in light of the factors that each of them considered appropriate, that the Merger Agreement is in the best interests of Bancorp’s shareholders.

Bancorp’s board unanimously recommends that Bancorp shareholders vote “FOR” the Merger Agreement.

Opinion of Allen C. Ewing & Co.

Heritage retained Allen C. Ewing & Co. to act as its financial advisor in connection with a possible business merger. Allen C. Ewing & Co. is an independent investment bank serving the Southeastern United States that provides specialized corporate finance services to community financial institutions. In the ordinary course of its investment banking business, Allen C. Ewing & Co. is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. Heritage selected Allen C. Ewing & Co. as its financial advisor based upon Allen C. Ewing & Co.’s qualifications, expertise and reputation in these types of matters. Neither Allen C. Ewing & Co. nor any of its affiliates has a material relationship with Heritage or Bancorp or any material financial interest in Heritage or Bancorp.

Allen C. Ewing & Co. acted as financial advisor to Heritage in connection with the proposed Merger with Bancorp and participated in certain negotiations leading to the Merger Agreement. As part of the engagement as financial advisor, Heritage asked Allen C. Ewing & Co. to provide a fairness opinion concerning the Merger consideration to be paid to Heritage shareholders. At the January 25, 2008 meeting of Heritage’s board to evaluate the Merger, Allen C. Ewing & Co. delivered to Heritage’s board of directors its oral and written opinion that, based upon and subject to various matters set forth in its opinion, the terms of the Merger Agreement were fair, from a financial point of view, to Heritage’s shareholders. It was also Allen C. Ewing & Co.’s opinion that the value of the Bancorp common stock and the indicated cash to be issued to Heritage shareholders in the Merger did not represent a fair value for Heritage as of January 24, 2008. However, because Heritage may terminate the transaction if the average market price for Bancorp common stock for the five business days prior to the closing of the Merger is less than $26.00 per share, which produces a threshold value that Allen C. Ewing & Co. deemed to be fair as of January 24, 2008, Allen C. Ewing & Co. opined that the terms of the Merger Agreement were fair. Heritage’s board of directors voted to adopt the Merger Agreement and approve the Merger, and subsequently executed the Merger Agreement on January 28, 2008.

During the two week period prior to the closing of the Merger, Allen C. Ewing & Co. will review any changes in market conditions and valuations that may have occurred prior to the closing of the Merger to determine if the market value of the total consideration to Heritage at that time is fair. If Allen C. Ewing & Co.’s opinion is that the terms are not fair, Allen C. Ewing & Co. will withdraw its opinion.

You should consider the following when reading the discussion of Allen C. Ewing & Co.’s opinion in this document:

•
The summary of the opinion of Allen C. Ewing & Co. set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion that is attached as Annex C to this document. You should read the opinion in its entirety for a full discussion of the procedures followed, assumptions made, matters considered and qualification and limitation on the review undertaken by Allen C. Ewing & Co. in connection with its opinion and its provisions pertaining to market conditions prior to the closing date of the Merger and the average price of Bancorp common shares.

•
Allen C. Ewing & Co.’s opinion does not address the merits of the Merger relative to other business strategies, whether or not considered by Heritage’s board of directors, nor does it address the decision by Heritage’s board of directors to proceed with the Merger.

•
Allen C. Ewing & Co.’s opinion to Heritage’s board of directors rendered in connection with the Merger does not constitute a recommendation to any Heritage shareholder as to how he or she should vote at the Heritage Special Meeting.

The preparation of a financial fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is therefore not readily susceptible to partial analysis or summary description. In connection with rendering its opinion, Allen C. Ewing & Co. performed a variety of financial analyses. Allen C. Ewing & Co. believes that its analyses must be considered together as a whole and that selecting portions of its analyses and the facts considered in its analyses, without considering all other factors and analyses, could create an incomplete or inaccurate view of the analyses and the process underlying the rendering of Allen C. Ewing & Co.’s opinion.

In performing its analyses, Allen C. Ewing & Co. made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Heritage and may not be realized. Any estimates contained in Allen C. Ewing & Co.’s analyses are not necessarily predictive of future results or values, which may be significantly more or less favorable than the estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold. Except as described below, none of the analyses performed by Allen C. Ewing & Co. was assigned a greater significance by Allen C. Ewing & Co. than any other. The relative importance or weight given to these analyses by Allen C. Ewing & Co. is not necessarily reflected by the order of presentation of the analyses herein (and the corresponding results). The summaries of financial analyses include information presented in tabular format. The tables should be read together with the text of those summaries.

Allen C. Ewing & Co. has relied, without independent verification, upon the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. Allen C. Ewing & Co. did not undertake any independent evaluation or appraisal of the assets and liabilities of Heritage or Bancorp nor was it furnished with any appraisals.

Allen C. Ewing & Co. is not an expert in the evaluation of loan portfolios, including under-performing or non-performing assets, charge-offs or the allowance for loan losses; it has not reviewed any individual credit files of Heritage or Bancorp; and it has assumed that the allowances of Heritage and Bancorp are in the aggregate adequate to cover potential losses. Allen C. Ewing & Co.’s opinion is necessarily based on economic, market and other conditions existing on the date of its opinion and on information as of various earlier dates made available to it which is not necessarily indicative of current market conditions.

In rendering its opinion, Allen C. Ewing & Co. made the following assumptions:

•	that the merger will be accounted for as a purchase in accordance with generally accepted accounting principles and as a reorganization under §368(a) of the Code;

•
that all material governmental, regulatory and other consents and approvals necessary for the consummation of the Merger would be obtained without any adverse requirements of either Heritage or Bancorp, or on the anticipated benefits of the Merger;

•	that Heritage had provided it with all information that might be material to Allen C. Ewing & Co. in its analysis; and

•
that the financial projections it reviewed were prepared on a basis reflecting the best available estimates and judgment of the management and directors of Heritage as to the current and future operating and financial performance of Heritage.

In arriving at its opinion, Allen C. Ewing & Co. reviewed:

•	the Merger Agreement;

•	the audited financial statements of Bancorp for the years ended December 31, 2004, 2005 and 2006;

•	the audited financial statements of Heritage for the years ended December 31, 2005 and 2006;

•	the unaudited financial statements of Bancorp for the year ended December 31, 2007; and

•	the unaudited financial statements of Heritage for the years ended December 31, 2004 and 2007.

In addition, Allen C. Ewing & Co.:

•	held discussions with members of management of Bancorp and Heritage regarding the historical and current business operations, financial condition and future prospects of their respective companies;

•	reviewed the trading market for the common stock of Bancorp as to its volatility and price multiples;

•	compared the results of operations of Bancorp and Heritage with those of financial institutions which it deemed to be relevant;

•	compared the financial terms of the Merger with the financial terms of recent business combinations of similar banks; and

•	conducted other analyses, inquiries, and discussions as Allen C. Ewing & Co. deemed appropriate.

Financial Analysis

The following paragraphs summarize portions of the financial analysis prepared by Allen C. Ewing & Co. in arriving at its opinion. They do not purport to be a complete description of the analysis performed or the matters considered by Allen C. Ewing & Co. in arriving at its opinion.

The Banking Market in 2007

The U.S. economy during the first quarter of 2007 continued the favorable conditions of 2006, but Florida’s growth was under pressure as a result of higher real estate construction costs caused partially by the proliferation of hurricanes and the resulting increased costs of property and casualty insurance. Increasing defaults in sub-prime loans and mortgage-backed bonds resulted in major credit problems and mark-downs in the value of loans for most financial institutions, thereby affecting Florida bank stock prices. The effect of these problems on bank earnings and values subsequent to the first quarter of 2007 was severe, as banks incurred impairments and much larger loss provisions. Bank stock prices fell 25% to 50% during 2007 from their year-end 2006 prices.

Analysis of Bancorp

Allen C. Ewing & Co. observed that Bancorp generated a compound annual growth rate (“CAGR”) in assets of 30% from 2002 through 2006 and a CAGR of 33% in EPS, and that Bancorp had record earnings in 2007 of $3.1 million ($1.63/share) for an increase of 17% over 2006. Bancorp has almost no exposure to sub-prime and real estate development loans as it concentrates on commercial and industrial lending. Non-performing loans as of 12/31/07 were 0.17% of assets. Bancorp’s equity as of 12/31/07 was $26,629,000, or $15.23 per share. During the first half of 2007, Bancorp shares, which are listed on NASDAQ, traded in excess of $30.00 per share with an average volume of 2,000 shares per day. The shares traded between $27.00 and $28.00 per share in the fall of 2007.

Selection of Valuation Method

The objective of a fairness opinion is to determine whether the price and terms of a prospective sale or merger are fair, from a financial point of view, to the shareholders of the institution to be acquired. There are several ways to examine the fairness of the financial terms of a proposal depending on the terms of the proposal, the financial status of the selling institution, and the valuation standards of the market. These methods include: (i) a comparison of the price of the transaction with prices paid for banks of similar size and with similar operations serving similar markets under similar market conditions based on book value, and earnings (“Market Comparison Method”); (ii) a comparison of the indicated offering price to the subject company’s stock price if the shares are publicly traded prior to the announcement of the transaction to determine the control premium represented by the offer (“Comparison of Control Premiums”); (iii) a comparison of the offering price with the net liquidating value of the selling institution (“Determination of Liquidating Value”); and (iv) the use of discounted cash flow to determine the present value of dividends and the proceeds from a projected sale of the bank (“Discounting of Projected Cash Flow”).

Of the four methods of valuation, the first method, the Market Comparison Method is generally used in determining the fairness of a transaction involving closely-held small banks. The second method, a Comparison of Control Premiums, cannot be used in this transaction as Heritage Bank does not have a public trading market for its shares. The third method, a Determination of Liquidating Value, is applicable only when market values of banks and thrifts are severely depressed. The fourth method, the Discounting of Projected Cash Flow (“DCF”), is useful in valuing banks where there is a history of stable earnings and bank management maintains a business plan projecting earnings for future years. The DCF method is highly dependent on the reliability of projected cash flows, the selection of appropriate discount rates reflecting the predictability of the projected earnings of the bank, and the uncertainties of future takeover multiples for banking institutions. Allen C. Ewing & Co. utilized the Market Comparison Method for determining the fairness of the proposed transaction, and has used the DCF Method to provide a confirmation of the conclusions produced by the Market Comparison Method.

Market Comparison Method

The Market Comparison Method utilizes the selection of merger transactions that occurred during periods of similar levels of market valuations and similar economic conditions involving banks of similar size and having similar markets and operations for comparison with the proposed transactions, as the terms of these transactions best reflect the value ascribed to comparable selling institutions.

This transaction was negotiated in the second half of 2007 in the aftermath of the sharply lower market prices for banks that resulted from the sub-prime and credit problems. As there was only one comparable Florida transaction announced since September 2007, Allen C. Ewing & Co. utilized a broader universe of transactions consisting of transactions in the U.S. that were announced since September 30, 2007 involving banks with assets of $75 to $300 million. Allen C. Ewing & Co. analyzed 15 transactions, and their average transaction multiples were 15% to 30% lower than the Florida transactions that occurred from January 1, 2006 to May 2007, which was a period of positive economic activity.

Allen C. Ewing & Co. applied the average transaction multiples of these selected transactions to the December 31, 2007 earnings and equity of Heritage, which projected the following values for Heritage:

Earnings and Equity of Heritage as of 12/31/07

	Earnings	Equity

Heritage	$1,448,330	$14,007,741

Multiple Average	19.21	1.94

Projected Value	$27,822,419	$27,173,580

Averaging these two derived values indicated a projected value for Heritage of approximately $27,500,000 million.

Discounted Cash Flow Method

The Discounted Cash Flow (“DCF”) method for determining value involves: (1) projections of future earnings and equity; (2) the determination of a future sales price, i.e. December 31, 2010; and (3) the selection of discount rates that reflect the risks that the projections will be achieved. The use of DCF methodology in small banks can result in widely varying values because of their earnings volatility. Nevertheless, these calculations can be useful in confirming values that have been determined by the market comparison or other valuation methods.

Allen C. Ewing & Co. projected Heritage’s earnings and equity for the three-year period beginning January 1, 2008 and ending on December 31, 2010 which were based on its discussions with Heritage’s management and directors. Allen C. Ewing & Co. assumed that Heritage would not pay dividends during the projected three-year period and that its growth in assets and earnings would be modest as it has been over the three-year period of 2005-2007. In projecting the theoretical sales price of Heritage in 2010, Allen C. Ewing & Co. assumed that bank valuations would return to pre-2007 multiples. Because of the current asset quality and valuation uncertainties in the financial markets, Allen C. Ewing & Co. calculated a discount rate of 15% that included a higher “small bank risk premium” of 6% to reflect the uncertainties of the projected earnings of Heritage.

The calculated value of Heritage as of December 31, 2007 using DCF methodology was $28,400,000.

Valuation

Based on the calculated market value of Heritage using the Market Comparison Method of $27,500,000 and as supported by the $28,400,000 value produced by the DCF methodology, Allen C. Ewing & Co. projected a market value of Heritage as of December 31, 2007 of $28,000,000.

Observations Considered by Allen C. Ewing & Co. in Issuing its Opinion

•
Allen C. Ewing & Co. calculated the value of the total consideration to be received by the Heritage shareholders at projected prices of Bancorp shares from $24.00 per share to $28.00 per share, which varied from $26.6 million to $29.5 million.

•	The price multiples of the Merger based on December 31, 2007 financials for Heritage at the projected price for Heritage of approximately $29.5 million are as follows:

Price/Book Ratio	=	$29,500,000	=	2.11x
		$14,007,741

Price/Earnings Ratio	=	$29,500,000	=	20.37x
		$ 1,448,330

•	Heritage shareholders will own 29.7% of the pro forma 2,485,481 Bancorp shares to be outstanding after the Merger.

•	Bancorp has indicated that the Merger will be accretive to Bancorp’s earnings per share in the first year after closing.

•	The Merger will not create a current tax liability for Heritage shareholders who elect to receive Bancorp common shares.

•
The Bancorp common shares should appreciate because of their current depressed price level, their prospective growth in earnings per share, and the enhanced market potential created by the Merger. The recent price history of Bancorp shares has varied from a high of $35.00 per share in May 2007 to $20.00 per share in January 2008.

•	Heritage shareholders who elect to receive Bancorp common shares will participate in any future merger of Bancorp.

•	Heritage was marketed to 10 banking institutions whose response provided a broad indication of the market value of Heritage.

•
Allen C. Ewing & Co.’s opinion in Annex C states that the terms of the proposed Merger are fair, from a financial point of view, to the shareholders of Heritage. However, as up to 70% of the consideration to be paid for Heritage is in the form of Bancorp common shares, the value of the consideration to Heritage shareholders as of the closing date of the Merger will be affected by the market price of the Bancorp shares at that time. As indicated in its opinion, Allen C. Ewing & Co. does not believe that a value for Heritage of less than $28 million ($26.00 per share value for Bancorp shares) is fair to the Heritage shareholders unless market conditions and values change prior to the closing date of the Merger. Allen C. Ewing & Co. will update its opinion within two weeks prior to the closing date of the Merger based on the market conditions, market valuations, and the market price of Bancorp shares that exist at that time.

The board of directors of Heritage can terminate this transaction if the price of Bancorp shares do not average $26.00 per share or higher during the five days prior to the closing date of the Merger.

Conclusion

Based on the results of its analysis described above, Allen C. Ewing & Co. concluded that the terms of the Merger Agreement were fair, from a financial point of view, to Heritage’s shareholders. However, Allen C. Ewing & Co. indicated in its opinion that the consideration to be received by Heritage shareholders under the Merger Agreement would not be fair based on the market conditions and valuations existing as of the date of its opinion. Allen C. Ewing & Co. will update its opinion just prior to the closing date of the Merger to take into consideration any changes in market conditions and valuations that might affect its opinion.

The opinion expressed by Allen C. Ewing & Co. was based upon market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of Bancorp or Jacksonville Bank could materially affect the assumptions used in preparing the opinion.

Allen C. Ewing & Co. will receive a total fee equal to 1% of the aggregate consideration received in the Merger by the Heritage shareholders for all services performed in connection with the sale of Heritage and the rendering of the fairness opinion. Allen C. Ewing & Co., to date, has received $25,000 for its services, including for the issuance of its fairness opinion. In addition, Heritage has agreed to indemnify Allen C. Ewing & Co. and its directors, officers and employees, from liability in connection with the transaction, and to hold Allen C. Ewing & Co. harmless from any losses, actions, claims, damages, expenses or liabilities related to any of Allen C. Ewing & Co.’s acts or decisions made in good faith and in the best interest of Heritage.

Interests of Heritage’s Directors and Executive Officers and Heritage’s Affiliates in the Merger

Some of Heritages executive officers participated in negotiations of the Merger Agreement with Bancorp, and the board of directors adopted the Merger Agreement and is recommending that Heritage shareholders vote for the Merger Agreement. In considering these facts and the other information contained in this joint proxy statement/prospectus, you should be aware that Heritage executive officers and directors have financial interests in the Merger besides being Heritage shareholders. These interests include:

•	the appointment of L. Ward Huntley and Deborah S. Pass to Bancorp’s board of directors;

•	employment or severance payments offered by Bancorp to the employees of Heritage and Heritage Bank;

•	the cash buyout of all options to acquire Heritage common stock, including all options held by Heritage’s directors and officers; and

•	provisions in the Merger Agreement relating to director and officer liability insurance and the indemnification of Heritage’s officers and directors for certain liabilities.

Board Positions

Upon completion of the Merger, Bancorp has agreed that Mr. Huntley and Ms. Pass will be appointed to Bancorp’s boards of directors.

Heritage Employees

At the effective time of the Merger, Bancorp will offer employment or severance payments to all Heritage and Heritage Bank employees. Also at the effective time of the Merger, Randolph L. Knepper, President and Chief Executive Officer of Heritage and Heritage Bank, is entitled to receive a payment of $400,000 for the termination of his current employment agreement with Heritage Bank.

Heritage Options

As part of the Merger, all Heritage options will be cashed out and the holders will receive the difference between the exercise price of the option outstanding and $17.29. There are currently outstanding options to purchase 90,600 shares of Heritage common stock, of which Heritage’s directors own 34,200, or approximately 38%, and will receive an aggregate of approximately $472,935 in the Merger in exchange for the Heritage options they hold. Heritage’s executive officers do not hold any Heritage options.

Indemnification and D & O Insurance

Bancorp has agreed to indemnify the directors and executive officers of Heritage against all liabilities arising out of actions or omissions occurring upon or prior to the effective time of the Merger to the maximum extent permitted under the Florida law for a period concurrent with the applicable statute of limitations.

Bancorp has also agreed to provide directors and officers liability insurance under the policy currently maintained by Heritage until June 30, 2011; provided, however, that the total additional cost to be paid for such insurance shall not exceed $20,000.

Material United States Federal Income Tax Consequences of the Merger

This section summarizes the material anticipated federal income tax consequences of the Merger for Heritage shareholders. This summary is based on the federal income tax laws now in effect. It does not take into account possible changes in these laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial decisions or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible federal income tax consequences of the Merger and is not intended as tax advice to any person. This summary does not address the federal income tax consequences of the Merger to shareholders in light of their particular circumstances or status (for example, as foreign persons, tax-exempt entities, dealers in securities, insurance companies, individuals who will acquire Bancorp common shares pursuant to the exercise or termination of employee stock options or otherwise as compensation, among others), nor does this summary address any consequences of the Merger under any state, local, estate, gift, foreign, or other tax laws. This summary assumes that Heritage shareholders hold their shares of Heritage common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” You are urged to consult your own tax advisers as to the specific tax consequences of the Merger to you, including tax return reporting requirements, the application and effect of federal, foreign, state, local, and other tax laws, and the implications of any proposed changes in the tax laws.

The parties to the Merger have not required, and will not request, a federal income tax ruling from the IRS as to the tax consequences of the Merger. Instead, at the effective time of the Merger, McGuireWoods LLP, legal counsel to Bancorp, will render an opinion to Bancorp and Heritage concerning the material federal income tax consequences of the proposed Merger under federal income tax law. The law firm will opine, based upon (i) the assumption that the Merger is consummated in accordance with the Merger Agreement as described in this registration statement, (ii) the facts, assumptions, and representations set forth in such opinion and the certificates obtained from the officers of Bancorp and Heritage, and (iii) specifically assuming that Bancorp stock will constitute at least 40% of the total Merger consideration received by Heritage shareholders in the Merger in the aggregate based on the value of the Bancorp stock on January 25, 2008, that the Merger will constitute a reorganization within the meaning of Code Section 368(a), each of Bancorp and Heritage will be party to such reorganization within the meaning of Code Section 368(b), and that neither Bancorp nor Heritage will recognize gain or loss by reason of the Merger (except for amounts resulting from any required change in accounting methods). This opinion is not binding on the IRS. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if a representation or assumption upon which such opinion is based is inconsistent with the actual facts, the United States federal income tax consequences of the Merger could be adversely affected.

Assuming the Merger qualifies as a reorganization pursuant to Code Section 368(a), the shareholders of Heritage will have the following federal income tax consequences:

•
the exchange in the Merger of Heritage common stock for Bancorp common stock will not give rise to gain or loss to the shareholders of Heritage with respect to such exchange (except to the extent of any cash received as discussed below);

•
the basis of the Bancorp common stock received by Heritage shareholders in the Merger (including fractional shares deemed received) will, in each instance, be the same as the basis of the Heritage common stock surrendered in exchange therefor, (i) decreased by the cash received (other than cash received in lieu of a fractional share of Bancorp common stock) and (ii) increased by the gain recognized in the exchange (other than any gain recognized in respect of the fractional shares) (discussed below);

•
the holding period of the Bancorp common stock received by the Heritage shareholders will, in each instance, include the period during which the Heritage common stock surrendered in exchange therefor was held, provided that the Heritage common stock was held as a capital asset on the date of the exchange;

•
the payment of cash to Heritage shareholders in lieu of fractional shares of Bancorp common stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by Bancorp (discussed below); it is anticipated that any gain or loss recognized upon such exchange will be capital gain or loss (rather than a dividend), provided the fractional share constitutes a capital asset in the hands of the exchanging shareholder;

•
subject to the conditions and limitations of the Code Section 302, a holder of Heritage common stock who exercises statutory dissenters’ rights in connection with the Merger generally will recognize gain or loss equal to the difference, if any, between such shareholder’s tax basis in the Heritage common stock exchanged and the amount of cash received in exchange therefor; and

•
unless the exchange is deemed to have the effect of the distribution of a dividend, any gain or loss recognized by a holder of Heritage common stock as a result of the Merger will be capital gain or loss and will be long-term capital gain or loss if such shareholder’s stock (i) constitutes a capital asset in the hands of the exchanging shareholder and (ii) has been held for more than one year at the effective time of the Merger.

Tax Consequence to Heritage Shareholders Who Receive Only Cash. In general, if, pursuant to the Merger, a Heritage shareholder exchanges all of the shares of Heritage common stock actually owned by the shareholder solely in exchange for cash, that shareholder will recognize gain or loss equal to the difference between the amount of cash received and the shareholder’s adjusted basis in the shares of Heritage common stock surrendered, which gain or loss generally will be long-term capital gain or loss if the shareholder’s holding period with respect to the Heritage common stock surrendered is more than one year at the effective time of the Merger. If, however, the shareholder constructively owns shares of Heritage common stock that are exchanged for shares of Bancorp common stock in the Merger or owns shares of Bancorp common stock actually or constructively after the Merger, the consequences to that shareholder may be similar to the consequences described below under the heading “Tax Consequences to Heritage Shareholders Who Receive Cash (Other than Cash in Lieu of Fractional Shares) and Bancorp Common Stock,” except that the amount of consideration, if any, treated as a dividend may not be limited to the amount of that shareholder’s gain.

 Tax Consequences to Heritage Shareholders Who Receive only Bancorp Common Stock, Except for Cash in Lieu of Fractional Shares. If, pursuant to the Merger, a shareholder exchanges all of the shares of Heritage common stock actually owned by the shareholder solely for shares of Bancorp common stock, that shareholder will not recognize gain or loss except in respect of cash received instead of a fractional share of Bancorp common stock (discussed below). The aggregate adjusted tax basis of the shares of Bancorp common stock received in the Merger (including any fractional share interests) will be equal to the aggregate adjusted tax basis of the shares of Heritage common stock surrendered for the Bancorp common stock, and the holding period of the Bancorp common stock (including fractional share interests) will include the period during which the shares of Heritage common stock were held.

Tax Consequences to Heritage Shareholders Who Receive Cash (Other than Cash in Lieu of Fractional Shares) and Bancorp Common Stock. If, pursuant to the Merger, a shareholder exchanges all of the shares of Heritage common stock actually owned by the shareholder for a combination of Bancorp common stock and cash, the shareholder will generally recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the Bancorp common stock received pursuant to the Merger over the shareholder’s adjusted tax basis in the shareholder’s shares of Heritage common stock surrendered), and (ii) the amount of cash received pursuant to the Merger. For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Any recognized gain will generally be long-term capital gain if the shareholder’s holding period with respect to the Heritage common stock surrendered is more than one year at the effective time of the Merger. If, however, the cash received has the effect of the distribution of a dividend, the gain will be treated as a dividend to the extent of the shareholder’s ratable share of accumulated earnings and profits as calculated for United States federal income tax purposes. See “Possible Treatment of Cash as a Dividend” below.

The aggregate tax basis of Bancorp common stock received (including fractional share interests as described below) by a shareholder that exchanges the shareholder’s shares of Heritage common stock for a combination of Bancorp common stock and cash pursuant to the Merger will be equal to the aggregate adjusted tax basis of the shares of Heritage common stock surrendered for Bancorp common stock and cash, reduced by the amount of cash received by the shareholder pursuant to the Merger (excluding any cash received instead of a fractional share of Bancorp common stock, and increased by the amount of gain including any portion of the gain that is treated as a dividend as described below but excluding any gain or loss resulting from the deemed receipt and redemption of fractional shares described below), if any, recognized by the shareholder in the exchange. The holding period of the Bancorp common stock (including fractional share interests as described below) will include the holding period of the shares of Heritage common stock surrendered.

Possible Treatment of Cash as a Dividend. In general, the determination of whether the gain recognized in the exchange will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the shareholder’s deemed percentage stock ownership of Bancorp. For purposes of this determination, the shareholder is treated as if the shareholder first exchanged all of the shareholder’s shares of Heritage common stock solely for Bancorp common stock and then Bancorp immediately redeemed (the “deemed redemption”) a portion of the Bancorp common stock in exchange for the cash the shareholder actually received. The gain recognized in the deemed redemption will be treated as a capital gain if the deemed redemption is (i) “substantially disproportionate” with respect to the shareholder or (ii) “not essentially equivalent to a dividend.”

The deemed redemption will generally be “substantially disproportionate” with respect to a shareholder if the percentage described in (ii) below is less than 80% of the percentage describe in (i) below. Whether the deemed redemption is “not essentially equivalent to a dividend” with respect to a shareholder will depend upon the shareholder’s particular circumstances. At a minimum, however, for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption must result in a “meaningful reduction” in the shareholder’s deemed percentage stock ownership of Bancorp. In general, the determination requires a comparison of (i) the percentage of the outstanding stock of Bancorp that the shareholder is deemed actually and constructively to have owned immediately before the deemed redemption and (ii) the percentage of the outstanding stock of Bancorp that is actually and constructively owned by the shareholder immediately after the deemed redemption. In applying the above tests, a shareholder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or stock underlying a shareholder’s option to purchase in addition to the stock actually owned by the shareholder. As these rules are complex, each shareholder that may be subject to these rules should consult such shareholder’s tax advisor. The IRS has ruled that a minority shareholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is generally considered to have a “meaningful reduction” if that shareholder has relatively minor reduction in such shareholder’s percentage stock ownership under the above analysis.

Cash Received in Lieu of Fractional Share of Bancorp Common Stock. A shareholder who receives cash instead of a fractional share of Bancorp common stock will generally be treated as having received such fractional share and then as having received such cash in redemption of the fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received instead of the fractional share and the portion of the shareholder’s aggregate adjusted tax basis of the shares of Heritage common stock surrendered that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of Heritage common stock is more than one year at the effective time of the Merger.

Backup Withholding and Information Reporting. The payment of cash in lieu of a fractional share of Bancorp common stock to a shareholder surrendering shares of Heritage common stock will be subject to information reporting and may be subject to backup withholding. Each Heritage shareholder who receives Bancorp common stock in the Merger will be required to attach to such shareholder’s federal income tax return for the year of the Merger a complete statement of all facts pertinent to the non-recognition of gain, including the shareholder’s basis in the Heritage common stock exchanged, and the number of shares of Bancorp common stock and cash received in exchange for Heritage common stock. Each shareholder should also keep as part of such shareholder’s permanent records information necessary to establish such shareholder’s basis in, and holding period for, the Bancorp common stock received in the Merger.

Backup withholding applies at the rate of 28% of the cash payable to the shareholder, unless the shareholder furnishes such shareholder’s taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding, and meets certain other conditions. Any amounts withheld from payments to a shareholder under the backup withholding rules will be allowed as a refund or credit against the shareholder’s United States federal income tax liability, provided the required information is furnished to the IRS.

Accounting Treatment of the Merger

Bancorp is required to account for the Merger as a purchase transaction under GAAP. Under the purchase method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Heritage will be recorded, as of completion of the Merger, at their respective fair values and added to those of Bancorp. Any excess of purchase price over the net fair value of Heritage’s assets and liabilities is recorded as goodwill (excess purchase price). Financial statements and reported results of operations of Bancorp issued after completion of the Merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Heritage. The results of operations of Heritage will be included in the results of operations of Bancorp following the effective time of the Merger.

Appraisal Rights

Heritage Shareholders

Holders of Heritage common stock as of the record date of the Heritage Special Meeting are entitled to dissenters’ rights of appraisal under the Florida Business Corporation Act. Pursuant to Section 607.1302 of the Florida Business Corporation Act, a Heritage shareholder who does not wish to accept the Merger consideration (shares of Bancorp common stock and/or cash) to be received pursuant to the terms of the Merger Agreement may dissent from the Merger and elect to receive the fair value of the shareholder’s shares immediately prior to the completion of the Merger. Such fair value is exclusive of any appreciation or depreciation in anticipation of the Merger, unless such exclusion would be inequitable to Heritage and its remaining shareholders. You should note that if more than 5% of the outstanding shares of Heritage common stock properly assert their dissenters’ rights of appraisal, then Bancorp will have the right to terminate the Merger Agreement.

In order to exercise appraisal rights, a dissenting shareholder of Heritage must strictly comply with the statutory procedures of Sections 607.1301 through 607.1333 of the Florida Business Corporation Act, which are summarized below. A copy of the full text of those sections is included as Annex B to this joint proxy statement/prospectus. Shareholders of Heritage are urged to read Annex B in its entirety and to consult with their legal advisers. Each shareholder of Heritage who desires to assert such shareholder’s appraisal rights is cautioned that failure on the shareholder’s part to adhere strictly to the requirements of Florida law in any regard will cause a forfeiture of any appraisal rights.

Procedures for Exercising Dissenters’ Rights of Appraisal. The following summary of Florida law is qualified in its entirety by reference to the full text of the applicable provisions of the Florida Business Corporation Act included as Annex B to this joint proxy statement/prospectus.

A dissenting shareholder, who desires to exercise such shareholder’s appraisal rights, must file with, prior to the taking of the vote on the Merger, a written notice of intent to demand payment for such shareholder’s shares if the Merger is effectuated. A vote against the Merger will not alone be deemed to be the written notice of intent to demand payment and will not be deemed to satisfy the notice requirements under the Florida Business Corporation Act. A dissenting shareholder need not vote against the Merger, but cannot vote, or allow any nominee who holds such shares for the dissenting shareholder to vote, any of such shareholder’s Heritage shares for the Merger. A vote for the Merger will constitute a waiver of the shareholder’s appraisal rights. Such written notification should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to:

Heritage Bancshares, Inc.
794 Blanding Boulevard
Orange Park, Florida 32065
Attention: V. Lois Reineke,
Executive Vice President

All such notices must be signed in the same manner as the shares are registered on the books of Heritage. If a shareholder has not provided written notice of intent to demand fair value before the vote is taken at the Heritage Special Meeting, the shareholder will be deemed to have waived the shareholder’s appraisal rights.

Within 10 days after the completion of the Merger, Bancorp must supply to each Heritage shareholder who filed a notice of intent to demand payment for the shareholder’s shares a written appraisal notice and an appraisal election form that specifies, among other things:

•	the date of the completion of the Merger;

•	Bancorp’s estimate of the fair value of the Heritage shares;

•
where to return the completed appraisal election form and the shareholder’s stock certificates and the date by which they must be received by Bancorp or its agent, which date may not be fewer than 40 nor more than 60 days after the date Bancorp sent the appraisal notice and appraisal election form to the shareholder; and

•
the date by which a notice from the shareholder of the shareholders desire to withdraw the shareholder’s appraisal election must be received by Bancorp, which date must be within 20 days after the date set for receipt by Bancorp of the appraisal election form from the shareholder.

The form must also contain Bancorp’s offer to pay to the shareholder the amount that the shareholder has estimated as the fair value of the Heritage shares, and request certain information from the shareholder, including:

•	the shareholder’s name and address;

•	the number of shares as to which the shareholder is asserting appraisal rights;

•	that the shareholder did not vote for the Merger;

•	whether the shareholder accepts the offer of Bancorp to pay its estimate of the fair value of the Heritage shares to the shareholder; and

•	if the shareholder does not accept the offer of Bancorp, the shareholder’s estimated fair value of the Heritage shares and a demand for payment of the shareholder’s estimated value plus interest.

A dissenting shareholder must send the certificate(s) representing the shareholder’s shares with the appraisal election form. Any dissenting shareholder failing to return a properly completed appraisal election form the shareholder’s stock certificates within the period stated in the form will lose such shareholder’s appraisal rights and be bound by the terms of the Merger Agreement.

Upon returning the appraisal election form, a dissenting shareholder shall be entitled only to payment pursuant to the procedure set forth in the applicable sections of the Florida Business Corporation Act and shall not be entitled to vote or to exercise any other rights of a shareholder, unless the dissenting shareholder withdraws such shareholder’s demand for appraisal within the time period specified in the appraisal election form.

A dissenting shareholder who has delivered the appraisal election form and such shareholder’s stock certificates may decline to exercise appraisal rights and withdraw from the appraisal process by giving written notice to Bancorp within the time period specified in the appraisal election form. Thereafter, a dissenting shareholder may not withdraw from the appraisal process without the written consent of Bancorp. Upon such withdrawal, the right of the dissenting shareholder to be paid the fair value of such shareholder’s shares will cease, and the shareholder will be reinstated as a shareholder.

If the dissenting shareholder accepts the offer of Bancorp in the appraisal election form to pay Bancorp’s estimate of the fair value of the Heritage shares, payment for the shares of the dissenting shareholder is to be made within 90 days after the receipt of the appraisal election form by Bancorp or its agent. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such shares.

A shareholder must demand appraisal rights with respect to all of the shares registered in such shareholder’s name, except that a record shareholder may assert appraisal rights as to fewer than all of the shares registered in the record shareholder’s name but which are owned by a beneficial shareholder, if the record shareholder objects with respect to all shares owned by the beneficial shareholder. A record shareholder must notify Heritage in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. A beneficial shareholder may assert appraisal rights as to any shares held on behalf of the shareholder only if the shareholder submits to Heritage the record shareholder’s written consent to the assertion of such rights before the date specified in the appraisal notice, and does so with respect to all shares that are beneficially owned by the beneficial shareholder.

Section 607.1330 of the Florida Statutes addresses what should occur if a dissenting shareholder fails to accept the offer of Bancorp to pay the value of the shares as estimated by Bancorp and Bancorp fails to comply with the demand of the dissenting shareholder to pay the value of the shares as estimated by the dissenting shareholder, plus interest.

If a dissenting shareholder refuses to accept the offer of Bancorp to pay the value of the shares as estimated by Bancorp and Bancorp fails to comply with the demand of the dissenting shareholder to pay the value of the shares as estimated by the dissenting shareholder, plus interest, then within 60 days after receipt of a written demand from any dissenting shareholder given within 60 days after the date on which the Merger was effected, Bancorp shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in Florida where the principal office of Bancorp, maintained pursuant to Florida law, is located requesting that the fair value of such shares be determined by the court.

If Bancorp fails to institute a proceeding within the above-prescribed period, any dissenting shareholder may do so in the name of Bancorp. A copy of the initial pleading will be served on each dissenting shareholder. Bancorp is required to pay each dissenting shareholder the amount found to be due within 10 days after final determination of the proceedings, which amount may, in the discretion of the court, include a fair rate of interest, which will also be determined by the court. Upon payment of the judgment, the dissenting shareholder ceases to have any interest in such shares.

Section 607.1331 of the Florida Statutes provides that the costs of a court appraisal proceeding, including reasonable compensation for, and expenses of, appraisers appointed by the court, shall be determined by the court and assessed against Bancorp, except that the court may assess costs against all or some of the dissenting shareholders, in amounts the court finds equitable, to the extent that the court finds such shareholders acted arbitrarily, vexatiously or not in good faith with respect to their appraisal rights. The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, against (i) Bancorp and in favor of any or all dissenting shareholders if the court finds Bancorp did not substantially comply with the notification provisions set forth in Sections 607.1320 and 607.1322, or (ii) either Bancorp or a dissenting shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the appraisal rights. If the court in an appraisal proceeding finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders, and that the fees for those services should not be assessed against Bancorp, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited. To the extent that Bancorp fails to make a required payment when a dissenting shareholder accepts Bancorp’s offer to pay the value of the shares as estimated by Bancorp, the dissenting shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from Bancorp all costs and expenses of the suit, including counsel fees.

Any dissenting shareholder who perfects such shareholder’s right to be paid the fair value of the shareholder’s shares will recognize gain or loss, if any, for federal income tax purposes upon the receipt of cash for such shares. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with applicable provisions of the Code. See “The Merger - Material United States Federal Income Tax Consequences of the Merger.”

Bancorp Shareholders

Bancorp Shareholders do not have appraisal rights in connection with the Merger under Florida law.

BECAUSE OF THE COMPLEXITY OF THE PROVISIONS OF THE FLORIDA LAW RELATING TO DISSENTERS’ APPRAISAL RIGHTS, HERITAGE SHAREHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE MERGER ARE URGED TO CONSULT THEIR OWN LEGAL ADVISERS.

THE BOARDS OF DIRECTORS OF HERITAGE AND BANCORP UNANIMOUSLY RECOMMEND THAT THEIR RESPECTIVE SHAREHOLDERS VOTE “ FOR ” THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. The provisions of the Merger Agreement are complicated and not easily summarized. This summary may not contain all of the information about the Merger Agreement that is important to you. This discussion is qualified in its entirety by reference to the Merger Agreement and the opinion of Allen C. Ewing & Co., Heritage’s financial advisor, which are attached as Annex A and C, respectively, to this joint proxy statement/prospectus and are incorporated by reference into this joint proxy statement/prospectus. We urge you to read these documents carefully in their entirety for a more complete understanding of the Merger Agreement. The Merger Agreement is not intended to provide any other factual information about either Bancorp or Heritage. Such information can be found elsewhere in this joint proxy statement/prospectus.

Summary of the Merger

The Merger Agreement provides for the merger of Heritage with and into Bancorp, with Bancorp remaining as the surviving bank holding company. Heritage and Bancorp will complete the Merger when all of the conditions to completion of the Merger contained in the Merger Agreement described in the section entitled ‘‘Conditions Precedent to Completion of the Merger” beginning on page 60 of this joint proxy statement/prospectus are satisfied or waived, including approval of the Merger Agreement by the shareholders of Heritage and Bancorp. The Merger between Heritage and Bancorp will become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Florida. As soon as practicable after the Merger, Bancorp, as the surviving bank holding company, will merge Heritage Bank with and into Jacksonville Bank, with Jacksonville Bank being the surviving bank.

What You Will Receive in the Merger

If the Merger is completed, each share of Heritage common stock and each option to acquire a share of Heritage common stock will be automatically cancelled and converted into the right to receive the Merger consideration to be issued by Bancorp, which Merger consideration is described below in the sections entitled “Holders of Shares of Heritage Common Stock” and “Holders of Options to Acquire Shares of Heritage Common Stock.” Based on an agreement among the parties to the Merger Agreement, the stipulated value of each share of Heritage common stock is $17.29.

Bancorp shareholders will receive nothing in the Merger. Bancorp shareholders will continue to hold the same number of shares of Bancorp common stock that they owned prior to the Merger.

Holders of Shares of Heritage Common Stock

If the Merger is completed, each share of Heritage common stock held will be automatically cancelled and converted into the right to receive a pro rata share of the Merger consideration to be issued by Bancorp. If the Merger is consummated, Heritage shareholders will have the right to receive, at their election, the consideration payable to them solely in shares of Bancorp common stock, solely in cash, or in a combination of Bancorp common stock and cash, subject to the condition that Bancorp will acquire for cash no more than 438,967 shares of Heritage common stock. For each share of Heritage common stock held on [    ], 2008, Heritage shareholders may elect to receive 0.6175 shares of Bancorp common stock or $17.29 in cash. If Heritage shareholders holding a greater number of shares of Heritage common stock elect to receive cash, the total will be reduced, pro rata, to 438,967 shares.

The following table illustrates the consideration to be received by Heritage shareholders, based on the various elections that are available to them, for each share of Heritage common stock held by them.

Election	Shares of Bancorp Common Stock	Dollars($)
100% Bancorp common stock	0.6175	$0.00
100% cash	0	17.29

If any Heritage shareholders do not submit a properly completed and signed Election Form to Heritage by the election deadline, which is [           a.m./p.m.] on the day of the Heritage Special Meeting, they will receive solely Bancorp common stock in the Merger.

Holders of Options to Acquire Shares of Heritage Common Stock

If the Merger is completed, each option to acquire a share of Heritage common stock will be cancelled and converted into the right to receive an amount of cash equal to the difference between $17.29 and the exercise price of such stock option.

No Fractional Shares

No fractional shares of Bancorp common stock will be issued in connection with the Merger. Instead, Bancorp will make a cash payment without interest to each shareholder of Heritage who would otherwise receive a fractional share. The amount of that cash payment will be determined by multiplying the fraction of a share of Bancorp common stock otherwise issuable to that shareholder by $28.00.

Dissenting Shares

Shares of common stock held by Heritage shareholders who have properly exercised and preserved appraisal rights pursuant to Sections 607.1301 to 607.1333 of the Florida Business Corporation Act, will not be converted or represent a right to receive the Merger consideration. Instead, these shares will be entitled to appraisal rights. See the description in the section entitled “The Merger - Appraisal Rights.”

Closing and Effective Time of Merger

The Merger will be completed only if all of the following occur:

•	the Merger Agreement is adopted by the holders of a majority of the outstanding shares of Heritage common stock as of the record date of the Heritage Special Meeting;

•	the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the shares of Bancorp common stock cast on the proposal;

•	all required regulatory consents are obtained; and

•	all other conditions to the Merger discussed in this joint proxy statement/prospectus are either satisfied or waived.

The closing of the Merger will occur on the first business day of the month immediately after the month in which all of these conditions are met, unless otherwise mutually agreed upon by Heritage and Bancorp.

Representations and Warranties

The Merger Agreement contains customary representations and warranties that Heritage and Bancorp made to, and solely for the benefit of, each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that Heritage and Bancorp have exchanged in connection with signing the Merger Agreement. While Heritage and Bancorp do not believe that these disclosure schedules contain information that securities laws require the parties to publicly disclose other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and certain representations and warranties may have been modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in the companies’ general prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the companies’ public disclosures.

Heritage, in Article V of the Merger Agreement, has made representations and warranties to Bancorp that relate to, among other things:

•	organization and good standing;

•	authority to enter into the Merger Agreement;

•	capitalization, subsidiaries and financial statements;

•	undisclosed liabilities;

•
certain changes or events or failures since the balance sheet date which could have a material adverse effect on Heritage or its subsidiaries, or cause a material breach or violation of any covenants and agreements;

•	tax matters, including but not limited to filing of tax returns, payment of taxes, tax liability, and tax withholdings;

•	allowance for possible loan or credit losses;

•	assets, including but not limited to title, insurance coverage and leases;

•	environmental matters, including but not limited to compliance with environmental laws and hazardous materials;

•	intellectual property, including but not limited to ownership, right to convey and pending or threatened litigation;

•	compliance with laws applicable to the business or employees, agents or representatives conducting the business;

•	labor relations;

•	employee benefit plans;

•	pending and threatened litigation;

•	data processing systems and intellectual property; and

•	reports filed with regulatory authorities.

Bancorp, in Article VI of the Merger Agreement, made representations and warranties to Heritage that relate to, among other things:

•	organization and good standing;

•	authority to enter into the Merger Agreement;

•	capitalization, reports filed with regulatory authorities and financial statements;

•	undisclosed liabilities;

•
certain changes or events or failures since the balance sheet date which could have a material adverse effect on Bancorp or its subsidiaries, or cause a material breach or violation of any covenants and agreements;

•	compliance with laws applicable to the business or employees conducting the business;

•	pending and threatened litigation; and

•	tax and regulatory matters.

Neither the representations and warranties of Heritage nor Bancorp will survive the effective time of the Merger.

Conditions Precedent to Completion of the Merger

The Merger Agreement contains a number of conditions that must be satisfied or waived (if they are waivable) to complete the Merger. The conditions include, among other things:

•	the Merger Agreement has been adopted by the vote of holders of the requisite number of shares of Heritage common stock;

•	the Merger Agreement has been adopted by the vote of holders of the requisite number of shares of Bancorp common stock;

•
all consents of, filings and registrations with, and notifications to, all regulatory authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired;

•	each party to the Merger Agreement shall have obtained any and all consents required for consummation of the Merger or for the prevention of any default under any contract or permit;

•
no court or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by the Merger Agreement;

•
no stop orders suspending the effectiveness of this registration statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated or threatened, and all necessary approvals under state securities relating to the issuance of the shares of Bancorp common stock issuable pursuant to the Merger shall have been received;

•
continued accuracy as of the effective time of the representations and warranties set forth in the Merger Agreement and fulfillment in all material respects of the parties’ agreements and covenants set forth in the Merger Agreement;

•	delivery of certain certificates and certified copies of resolutions of the boards of directors of the parties;

•	immediately prior to the effective time of the Merger, Heritage and its subsidiaries shall have a minimum net worth of at least $13 million;

•	the Bancorp common stock to be issued in the Merger shall have been qualified as a NASDAQ “national market system security;”

•
Allen C. Ewing & Co., Heritage’s financial advisor, shall have issued after [       ], 2008 a written fairness opinion to the effect that the Merger consideration to be received by Heritage shareholders in the Merger is fair to the Heritage shareholders from a financial point of view;

•
there shall be no change in control agreements, salary continuation agreements, severance agreements or similar compensation agreements between Heritage or its subsidiaries and any individual other than Randolph L. Knepper; and

•
since the date of the Merger Agreement no event shall have occurred which has a material adverse effect, or is foreseen to have a material adverse effect on the parties or consummation of the transactions contemplated by the Merger Agreement.

Shareholder Agreement

           As required by the Merger Agreement, each member of the boards of directors of Heritage and Heritage Bank entered into a Stockholders Agreement with Bancorp in his or her capacity as a shareholder of Heritage. This Stockholders Agreement provides, among other things that each such shareholder:

•	will vote his or her shares of Heritage common stock in favor of the Merger Agreement and Merger;

•
shall not and shall cause his or her affiliates not to directly or indirectly solicit or encourage any inquiries or proposals from, or negotiate with, or provide any non-public information to, any person relating to or otherwise facilitate, any acquisition proposal other than the Merger Agreement;

•
shall not grant any proxy or power-of-attorney with respect to his or her shares of Heritage common stock or transfer or agree to transfer any of his or her shares other than with Bancorp’s prior written consent; and

•	agrees not to exercise dissenters’ rights of appraisal as to any share of Heritage common stock.

The Stockholders Agreement provides that each Heritage director has the right to vote for an acquisition proposal and to assist Heritage in connection with any actions of Heritage that may be allowed pursuant to the Merger Agreement in negotiating and providing non-public information in response to an unsolicited proposal from an unrelated party if the Heritage board of directors determines, in good faith, that the acquisition proposal is, or is reasonably likely to lead to the delivery of, a superior financial proposal to the Heritage shareholders.

Waiver and Amendment

All of the conditions to completing the Merger may be waived at any time by the party for whose benefit they were created; provided, however, that the parties may not waive any condition that would result in the violation of any law or regulation. Also, the parties may amend or supplement the Merger Agreement at any time by written agreement upon the approval of the boards of directors of each of Heritage and Bancorp; provided, however, that after the approval of the Merger Agreement by the shareholders of Heritage, there shall be no amendment that requires further approval by the Heritage shareholders.

Conduct of Business Before Completion of the Merger

Under the Merger Agreement, Heritage and Bancorp have agreed that, until the earlier of the effective date of the Merger or the termination of the Merger Agreement, unless the prior written consent of the other party has been obtained, they shall cause each of their subsidiaries to conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, preserve intact its business organization, goodwill, relationships and assets and maintain its rights and franchises and take no action that would adversely affect the ability of any part to obtain consents required for the transactions provided in the Merger Agreement or adversely affect the ability of any party to perform its covenants and agreements under the Merger Agreement.

Under the Merger Agreement, Heritage has agreed that, until the earlier of the effective time of the Merger or the termination of the Merger Agreement, without the prior written consent of a designated representative of Bancorp, it will not, or permit any of its subsidiaries to, among other things:

•	amend its Articles of Incorporation, Bylaws or other governing instruments;

•	incur any additional debt or other obligations for borrowed money except in the ordinary course of business consistent with past practices;

•
repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into shares, of the common stock of Heritage or Heritage Bank, or declare or pay any dividend or make any other distribution in respect of Heritage’s common stock;

•
issue, sell, pledge, encumber or enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Heritage common stock or any other capital stock of Heritage, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock, or any security convertible into any shares of such stock;

•
adjust, split, combine, reclassify any capital stock of Heritage or issue or authorize the issuance of any other securities with respect to or in substitution for shares of its capital stock of any Heritage subsidiary or any asset other than in the ordinary course of business for reasonable and adequate consideration;

•
grant any increase in compensation or benefits to the directors, officers or employees of Heritage or Heritage Bank, except in accordance with past practices, or enter into or amend any employment contract with any person that Heritage or Heritage Bank does not have the unconditional right to terminate without liability at any time on or after the effective time of the Merger;

•	adopt any new employee benefit plan or make any material change in or to any existing employee benefit plan;

•	make any material change in any accounting method or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP;

•
commence any litigation other than in accordance with past practice, settle any litigation involving any liability for money damages or restrictions upon the operations of Heritage or Heritage Bank, or modify, amend or terminate any material contract, or waive, release, compromise or assign any material rights or claims except in the ordinary course of business;

•	enter into any material transaction or course of conduct not in the ordinary course of business, or not consistent with safe and sound banking practices or applicable laws;

•	fail to timely file any report required to be filed by any regulatory authority;

•
make any loan or advance to, enter into any contract for services with, or cancel without payment in full, or modify in any material respect any contract relating to, any director, officer or 5% shareholder of Heritage, with certain exceptions;

•	modify, amend or terminate any material contract;

•	file any application to relocate or terminate operations at any banking office;

•	except in accordance with law, change any of its lending, investment, liability management, and other material banking policies in any material respects;

•	take any action reasonably likely to jeopardize or delay the receipt of regulatory approval of the Merger;

•	take any actions that would cause the Merger to be subject to requirements imposed by any takeover laws;

•
make or renew any loan to any person or entity (including any members of the person’s immediate family), or renew any such loans, which would result in loans by Heritage Bank of more than $3.0 million for secured indebtedness or more than $300,000 of unsecured indebtedness to such person;

•	change the rate of interest on time deposits or certificates of deposits, except in accordance with past practices;

•	purchase or acquire certain investment securities except as provided in the Merger Agreement;

•	sell any residential real property owned by it except in accordance with the terms of the Merger Agreement; or

•	make or commit any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $100,000.

Under the Merger Agreement, Bancorp has agreed that, until the earlier of the effective time of the Merger or the termination of the Merger Agreement, without the prior written consent of a designated representative of Heritage, it will not, or permit any of its subsidiaries to, among other things:

•	fail to file or timely file any report required by a regulatory authority; or

•
take any action that would cause the common stock of Bancorp to cease to be traded on NASDAQ or another national securities exchange; provided, however, that any action or transaction in which the Bancorp common stock is converted into cash or another marketable security that is traded on a national securities exchange shall not be deemed a non-permitted action.

Heritage Prohibited from Soliciting Other Offers

Heritage, Heritage Bank and their representatives were required to immediately cease and cause to be terminated any activities, discussions and negotiations with any person regarding any acquisition transaction existing at the time the Merger Agreement was executed. In addition, Heritage and Heritage Bank and its representatives may not directly or indirectly:

•	solicit, initiate, or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal which constitutes any alternative acquisition proposal;

•	enter into any letter of intent or agreement related to any alternative acquisition proposal other than a confidentiality agreement; or

•
participate in any discussions or negotiations regarding, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or that would reasonably expected to lead to, any alternative acquisition proposal.

To the extent that, at any time before the Heritage Special Meeting has occurred, Heritage receives an acquisition proposal from any person that in the good faith judgment of the Heritage board of directors is, or is reasonably likely to lead to the delivery of, a superior financial proposal to Heritage shareholders, Heritage may furnish information (including non-public information) with respect to itself pursuant to a confidentiality agreement and participate in negotiations with such person regarding an acquisition proposal, if Heritage’s board of directors determines in good faith, after consultation with counsel, that failure to do so would likely result in a violation of its fiduciary duties.

Termination and Termination Fee

The Merger Agreement specifies the circumstances under which the parties may terminate the Merger Agreement and abandon the Merger. Those circumstances are:

•	by mutual written consent of Bancorp’s board of directors and Heritage’s board of directors;

•
by either Bancorp or Heritage if the other party’s representation or warranty is inaccurate and cannot be cured within 30 days after the giving of notice to the breaching party of the inaccuracy, and is reasonably likely to have a material adverse effect on the breaching party;

•
by either Bancorp or Heritage in the event of a material breach by either party of any covenant, agreement or other obligation in the Merger Agreement which cannot be cured within 30 days after the giving of written notice to the breaching party;

•
by Bancorp or Heritage if the Heritage or Bancorp shareholders do not approve the Merger Agreement or any required consent of any regulatory authority has been denied by final, nonappealable action of such authority;

•
by either Bancorp or Heritage if there shall have occurred any material adverse effect with respect to the other party, or any facts or circumstances develop or arise after the date of the Merger Agreement which are reasonably likely to result in any material adverse effect with respect to the other party and such material adverse effect shall not have been remedied within 15 days of receipt of notice specifying the nature of such material adverse effect and requesting that it be remedied;

•
by Bancorp or Heritage, in the event that the Merger shall not have been consummated by July 26, 2008, or if any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by July 26, 2008;

•	by Bancorp if holders of more than 5% of the outstanding shares of Heritage common stock properly assert their dissenters’ rights of appraisal;

•
by Bancorp if (i) Heritage’s board of director withdraws or adversely modifies or fails to reconfirm its recommendation of the Merger or the Merger Agreement, (ii) Heritage’s board of directors approves and recommends to the shareholders of Heritage that they approve an acquisition proposal other than the Merger, (iii) Heritage fails to call the shareholder meeting, or (iv) any person becomes the beneficial owner of 25% or more of the outstanding shares of Heritage’s common stock;

•
by Heritage if (i) Heritage’s board of directors authorizes the entry into a definitive agreement concerning a superior proposal and Heritage notifies Bancorp in writing that it intends to enter into such an agreement, (ii) Bancorp does not make, within seven days of the receipt of Heritage’s written notification, a proposal that is at least as favorable as the superior proposal and (iii) Heritage pays the $1 million termination fee; or

•	by Heritage if the average closing stock price of Bancorp’s common stock for the five business days prior to the closing of the Merger is less than $26.00 per share.

Heritage must pay Bancorp a termination fee of $1 million if any of the following circumstances occur:

•
Bancorp terminates the Merger Agreement if (i) Heritage’s board of directors withdraws, or adversely modifies, or fails upon Bancorp’s request to reconfirm its recommendation for the Merger or the Merger Agreement, (ii) Heritage’s board of directors approves or recommends to the shareholders of Heritage that they approve an acquisition proposal other than as contemplated by the Merger Agreement, (iii) Heritage fails to call a meeting of its shareholders or (iv) any person or group becomes the beneficial owner of 25% or more of the outstanding shares of Heritage common stock.

•
Heritage terminates the Merger Agreement if (i) Heritage’s board of directors authorizes Heritage, subject to complying with the terms of the Merger Agreement, to enter into a definitive agreement concerning a transaction that constitutes a superior proposal and Heritage notifies Bancorp in writing that it intends to enter into such an agreement, and (ii) Bancorp does not make, within seven days of the receipt of Heritage’s written notification, a proposal that is at least as favorable as the superior proposal.

•
An acquisition proposal is publicly disclosed or any person has publicly disclosed that, subject to the Merger being disapproved by Heritage’s shareholders or otherwise rejected, it will make an acquisition proposal with respect to Heritage and thereafter the Merger Agreement is terminated by Bancorp or Heritage for failure of Heritage’s shareholders to approve the Merger Agreement, and concurrently with such termination or within nine months of such termination, Heritage enters into a definitive agreement with respect to an acquisition proposal or consummates an acquisition proposal.

Payment of Expenses Relating to the Merger

The parties will pay all of their own expenses related to negotiating and completing the Merger.

Exchange Procedures

At the effective time of the Merger, Heritage’s shareholders who receive Bancorp common stock in the Merger will automatically become entitled to all the rights and privileges afforded to Bancorp’s shareholders. However, the actual physical exchange of Heritage common stock certificates for Bancorp common stock certificates will occur after the Merger.

In the mailing of this joint proxy statement/prospectus to the shareholders of Heritage, Heritage included an Election Form to each holder of record of Heritage common stock. The Election Form permits the holder to elect to receive one of the types of Merger consideration described above, or to indicate that such holder makes no election. If no election is made, the consideration will be paid entirely in Bancorp common stock. Any shareholder who has not submitted an effective, properly completed Election Form to Heritage on or before [             a.m./p.m.], on [               ], 2008, the day of the Heritage Special Meeting, shall also be deemed to have not made an election.

Generally, an election may be revoked or changed, but only by written notice received by Heritage prior to the election deadline accompanied by a properly completed and signed revised Election Form. You will not be permitted to revoke or change your election following the election deadline. As a result, if you made elections, you will be unable to revoke your elections during the time between the election deadline and the completion of the Merger.

As promptly as practicable after completion of the Merger, Bancorp will cause Computershare, the exchange agent for the Merger, to mail to each record holder of Heritage common stock (except those shares held by shareholders who have properly exercised and preserved dissenter’s appraisal rights pursuant to the Florida Business Corporation Act and shares cancelled or extinguished) a letter of transmittal containing instructions for surrendering the record holder’s stock certificates. Those holders of Heritage common stock who properly surrender their Heritage stock certificates in accordance with Computershare’s instructions will receive (i) the number of shares of Bancorp common stock that the holder is entitled to receive pursuant to the Merger Agreement and as indicated on their Election Form and (ii) a check representing the amount of cash, if any, which such holder has the right to receive and as indicated on their Election Form. The surrendered certificates representing Heritage common stock will be cancelled. After the record date, each certificate representing shares of Heritage common stock that has not been surrendered will represent only the right to receive the Merger consideration and no transfers of Heritage common stock will be made in Heritage’s stock transfer books.

Holders of Heritage common stock should not send in their Heritage stock certificates until they receive a letter of transmittal from Computershare, the exchange agent for the Merger, with instructions for the surrender of their Heritage stock certificates.

Distributions with Respect to Unexchanged Shares

Holders of Heritage common stock are not entitled to receive any dividends or other distributions on Bancorp common stock until the Merger is completed. Holders of Heritage common stock will be entitled to dividends and other distributions declared or made, if any, after completion of the Merger with respect to the number of shares of Bancorp common stock which they are entitled to receive upon exchange of their Heritage stock certificates, but they will not be paid any dividends or other distributions on the Bancorp common stock until they surrender their Heritage stock certificates to Computershare in accordance with Computershare’s instructions.

Transfers of Ownership and Lost Stock Certificates

Bancorp will issue shares of Bancorp common stock that may be payable in a name other than the name in which a surrendered Heritage stock certificate is registered only if the person requesting such exchange presents to Computershare all documents required to show and effect the unrecorded transfer of ownership and to show that such person paid any applicable stock transfer taxes. If a Heritage stock certificate or any certificate or similar instrument evidencing options or warrants is lost, stolen or destroyed, the holder of such certificate may need to deliver an affidavit or bond prior to receiving the Merger consideration payable with respect to such stock.

Appraisal Rights

Shares of common stock held by Heritage shareholders who have properly exercised and preserved appraisal rights pursuant to the Florida Business Corporation Act will not be converted or represent a right to receive shares of Bancorp. Instead, these shares will be entitled to appraisal rights. See the description in the section entitled “The Merger - Appraisal Rights.”

Under Florida law, Bancorp shareholders are not entitled to appraisal or dissenters’ rights.

Regulatory and Other Required Approvals

Federal Reserve Board and Florida Office of Financial Regulation

The Federal Reserve Board must approve the Merger before it can be completed. Bancorp and Heritage must then wait at least 15 days after the date of Federal Reserve Board approval before they may complete the Merger. During this waiting period, the United States Department of Justice may object to the Merger on antitrust grounds. The application for approval of the Merger with the Federal Reserve Board was filed on [        ], 2008. In reviewing that application, the Federal Reserve Board must consider the following:

•
competitive factors, such as whether the Merger will result in a monopoly or whether the benefits of the Merger to the public in meeting the needs and convenience of the community clearly outweigh the Merger’s anticompetitive effects or restraints on trade; and

•	banking and community factors, which include an evaluation of:

o	the financial and managerial resources of Bancorp, and of Heritage, and the effect of the proposed transaction on these resources;
o	management expertise;
o	internal control and risk management systems;
o	the capital of Bancorp;
o	the convenience and needs of the communities to be served; and
o	the effectiveness of Bancorp and Heritage in combating money laundering activities.

The application process includes publication and opportunity for comment by the public. The Federal Reserve Board may receive, and must consider, properly filed comments and protests from community groups and others regarding (among other issues) each institution’s performance under the Community Reinvestment Act of 1977, as amended.

The Florida Office of Financial Regulation must also approve the Merger. An application for approval with the Florida Office of Financial Regulation was filed on [   ], 2008. The Florida Office of Financial Regulation procedures are compatible with the requirements of the Federal Reserve Board.

In connection with or as a result of the Merger, Bancorp or Heritage may be required, pursuant to other laws and regulations, either to notify or obtain the consent of other regulatory authorities and organizations to which such companies or subsidiaries of either or both of them may be subject. The Bancorp common stock to be issued in exchange for Heritage common stock in the Merger will be registered with the SEC. The transaction also will be registered with such state securities regulators as may be required.

Status and Effect of Approvals

To date, all regulatory applications and notices required to be filed prior to the Merger have been filed. Bancorp and Heritage contemplate that they will complete the Merger in the third quarter of 2008, assuming all required approvals are received.

Bancorp and Heritage believe that the proposed Merger is compatible with the regulatory requirements described in the preceding paragraphs; however, we cannot assure you that we will receive all required approvals, nor can we assure that we will be able to comply with any required conditions in respect of an approval or that compliance or noncompliance with any such conditions would not have adverse consequences for the combined company after the Merger.

While Bancorp and Heritage believe that the requisite regulatory approvals for the Merger will be obtained, we can give you no assurance regarding the timing of the approvals, our ability to obtain the approvals on satisfactory terms or the absence of litigation challenging those approvals or otherwise. Similarly, we cannot assure you that the United States Department of Justice, any state attorney general or other regulatory authority will not attempt to challenge the Merger on antitrust grounds or for other reasons, or, if such a challenge is made, project the result thereof. The Merger is conditioned upon the receipt of all consents, approvals and actions of governmental authorities and the filing of all other notices with such authorities in respect of the Merger.

We are not aware of any regulatory approvals that would be required for completion of the transactions contemplated by the Merger Agreement other than as described above. Should any other approvals be required, those approvals would be sought, but we cannot assure you that they will be obtained or that we would be able to comply with any conditions that might be imposed in respect of such approvals.

ABOUT HERITAGE

Business

Nature of Business

Heritage Bancshares, Inc. (hereinafter referred to as “Heritage”) is a one-bank holding company which provides a full range of banking services to individuals and businesses in Orange Park and Ponte Vedra Beach, Florida through its wholly-owned subsidiary, Heritage Bank of North Florida (“Heritage Bank”). Heritage Bank is a state chartered bank, organized under the laws of the State of Florida. Heritage Bank is regulated by various federal and state agencies and is subject to periodic examinations by those regulatory authorities.

Heritage provides consumer and commercial banking services to individuals and businesses. The services offered include checking accounts, money market deposit accounts, savings accounts, time deposits, safe deposit services, credit cards, debit cards, travelers’ checks, cashier’s checks, automated teller services, on-line banking, cash management services, drive-in tellers, and the full range of consumer loans, both collateralized and uncollateralized. In addition, Heritage Bank makes secured and unsecured commercial and real estate loans and issues stand-by letters of credit. Heritage Bank provides automated teller machine (ATM) cards and is a member of the following ATM networks: Star/Honor, Presto, Cirrus/Plus, and Accel/Exchange.

Heritage’s revenues are derived from interest and fees on loans, interest from investment securities, service charge fees on deposit accounts, ATM fees, and other services. The principal sources of funds for Heritage Bank’s lending activities are its deposits (primarily consumer deposits), loan repayments, and proceeds from investment securities. The expenses of Heritage Bank are primarily the interest paid on deposits, and operating and general administrative expenses.

Heritage’s operations are significantly influenced by general economic conditions, particularly in Northeast Florida, and by related monetary and fiscal policies of financial institution regulatory agencies, including the FDIC. Changes in deposit balances and the interest paid on deposits are influenced by interest rates on competing investments and rates paid by competitors. Lending activities are impacted by the demand for financing of real estate and other types of loans. The demand for loans is impacted by general economic conditions as well as by the interest rates at which such financing may be offered. Other factors affecting Heritage’s loan growth are availability of funds and terms and conditions being offered by competitors. Heritage operates in the highly competitive Northeast Florida market and thus faces strong competition in the attraction of deposits (its primary source of lendable funds) and in the origination of loans.

Business strategy

Heritage’s strategy is to operate in a safe and sound manner with an emphasis on providing an array of banking products and services to local consumers and small businesses in a decentralized, responsive, service-driven culture. Heritage believes this strategy will deliver consistent, superior financial performance over the long-term.

Banking services

Consumer Banking

Heritage’s consumer banking activities focus on checking accounts, money market accounts, savings accounts and time deposits. A range of services is offered by Heritage to meet the needs of its diverse customer base. In addition to traditional products and services, Heritage offers debit cards, Internet banking and electronic bill payment services. Heritage offers a variety of loan products including home equity lines of credit, second mortgages, new and used auto loans, new and used boat loans, overdraft protection, and unsecured personal credit lines.

Commercial Banking

Heritage provides a variety of deposit and loan products to Northeast Florida small businesses. Commercial loan products include commercial real estate construction and term loans, working capital loans and lines of credit, and demand, term and time loans. Heritage offers a range of cash management services and deposit products to its commercial customers. Online banking is currently available to Heritage customers.

Lending services

At December 31, 2007, Heritage’s total loan portfolio was $142.1 million. Nearly 90% of the total loan portfolio consists of real estate loans which totaled $127.7 million. The primary source of loan income relates to Heritage’s real estate lending activities.

Commercial real estate loans

Heritage’s commercial real estate loan portfolio was $96.6 million at December 31, 2007. These loans are primarily secured by retail buildings and general purpose business space. Although terms may vary, Heritage’s commercial mortgages generally are long-term in nature and owner-occupied. However, Heritage does have some loans based upon rent rolls supported by leases. Balloon payments are generally used at the three-year and five-year maturities based on longer amortizations. The portfolio consists of a mix of fixed-rate and variable-rate loans with rate floors on most of the variable-rate loans. Heritage mitigates risks associated with commercial mortgage lending by generally lending in its market area and obtaining periodic financial statements and tax returns from borrowers. It is also Heritage’s general policy to obtain personal guarantees from the principals of the borrowers and assignments of all leases related to the collateral.

Also included in commercial real estate loans are construction and development loans. Heritage provides interim real estate acquisition, development and construction loans to builders, developers, and persons who will ultimately occupy the building. The interim financing is based on acceptable percentages of the appraised value of the property securing the loan. Real estate development and construction loan funds are disbursed periodically at pre-specified stages of completion. Interest rates on these loans are generally adjustable. Heritage carefully monitors these loans with on-site inspections and control of disbursements. Third party inspectors are used for larger or more complex commercial or church projects.

Development and construction loans are secured by the properties under development or construction and personal guarantees are typically obtained. Further, to assure that reliance is not placed solely in the value of the underlying property, Heritage Bank considers the financial condition and reputation of the borrower and any guarantors, the amount of the borrower’s equity in the project, independent appraisals, costs estimates and pre-construction sale information.

Residential real estate loans

At December 31, 2007, Heritage’s residential real estate loan portfolio totaled $31.5 million. Residential real estate loans include loans secured by first and second mortgages on one to four family residential properties, second mortgage loans and home equity loans. Heritage offers a variety of loan products that vary in terms. The majority of the builders have a long and seasoned track record with Heritage.

Loans to individuals for the construction of their primary or secondary residences are secured by the property under construction. The loan to value ratio of construction loans is based on the lesser of the cost to construct or the appraised value of the completed home. Construction loans generally have a maturity of 12 months. These construction loans to individuals may be converted to permanent loans upon completion of construction, or may have qualified take-out letters from other financial institutions.

Commercial loans

Heritage’s commercial loan portfolio totaled $13.0 million at December 31, 2007. Heritage originates secured and unsecured loans for business purposes. Loans are made for acquisition, expansion, and working capital purposes and may be secured by real estate, accounts receivable, inventory, equipment or other assets. The financial condition and cash flow of commercial borrowers are closely monitored by the submission of corporate financial statements, personal financial statements and income tax returns. The frequency of submissions of required financial information depends on the size and complexity of the credit and the collateral that secures the loan. It is Heritage’s general policy to obtain personal guarantees from the principals of the commercial loan borrowers.

Consumer loans

At December 31, 2007, Heritage’s consumer loan portfolio totaled $1.3 million. Heritage offers a variety of consumer loans. These loans are typically secured by residential real estate or personal property, including automobiles and boats. Home equity loans (closed-end and lines of credit) are typically made up to 85% of the appraised value of the property securing the loan, in each case, less the amount of any existing liens on the property. Closed-end loans have terms of up to 15 years. Lines of credit generally have an original maturity of one year or annual reviews with longer maturities. The interest rates on closed-end home equity loans are fixed, while interest rates on home equity lines of credit are variable.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis provides supplemental information about the factors impacting Heritage’s financial condition and results of operations and should be read in conjunction with Heritage’s consolidated financial statements.

Results of operations for years ended December 31, 2007 and 2006

Heritage’s net income decreased 36.4% from $2.3 million in 2006 to $1.4 million in 2007. Total revenues, consisting of net interest income plus noninterest income, decreased 11.5% from $6.5 million in 2006 to $5.8 million in 2007. The return on average assets decreased from 1.45% in 2006 to 0.88% in 2007. The return on average equity declined from 19.6% in 2006 to 10.8% in 2007.

The decline in earnings is primarily due to lower net interest income and higher noninterest expense. In 2007, net interest income decreased $772 thousand, or 12.6%, from $6.1 million in 2006 to $5.4 million in 2007 and the net interest margin declined 60 basis points from 3.90% in 2006 to 3.30% in 2007. Noninterest expenses increased 21.7% from $2.7 million in 2006 to $3.3 million in 2007. The reasons for the changes are discussed below.

For the years ended December 31
(dollars in thousands)
	2007	2006	2005
Interest income	$12,274	$12,019	$9,047
Interest expense	6,898	5,871	3,648

Net interest income	5,376	6,148	5,399
Provision for loan losses	120	138	430

Net interest income after provision for loan losses	5,256	6,010	4,969

Noninterest income	387	367	1,829
Noninterest expense	3,322	2,730	3,641

Income before provision for income taxes	2,321	3,647	3,157
Provision for income taxes	873	1,372	684

Net income	$1,448	$2,275	$2,473

Net interest income/margin

Net interest income which is the difference between interest income on earning assets and interest paid on deposits and borrowed funds, decreased $733 thousand, or 11.9%, from 2006. Higher average balances added a net $37 thousand to net interest income while lower yields on earning assets and higher rates on interest bearing liabilities reduced net interest income $770 thousand.

In 2007, interest income grew $293 thousand, or 2.4%. Earning assets grew $6.5 million primarily due to the average balances in the investment portfolio increasing by $6.3 million. The growth in earning assets added $423 thousand to interest income.

Yields on earning assets declined 16 basis points from 7.98% in 2006 to 7.82% in 2007 as Heritage experienced a $1.1 million increase to average nonaccrual loans, tighter pricing due to competition and slowing loan demand, and variable rate loans down pricing in response to the 100 basis point cut in the prime rate between September 2007 and December 2007. The lower yield on earning assets reduced interest income by $130 thousand.

Interest expense increased $1.0 million, or 17.5%, as Heritage grew average deposits by $5.0 million and average long-term debt increased by $1.7 million. The growth in average deposit balances relates to new time deposits Heritage attracted in response to aggressive deposit pricing in the second half of 2006 and the first quarter of 2007. Heritage implemented a time deposit pricing strategy in the second quarter of 2007 to lower rates on new time deposits. The increase to long-term debt was due to the issuance of $5.0 million in Floating Rate Capital Securities, also referred to as “trust preferred securities” or “TruPS,” in the first quarter of 2007. Funds from the TruPS issuance were used to retire $3.3 million of outstanding debt with the remainder targeted for branch expansion.

The interest rate on deposits and long-term debt increased 52 basis points from 4.36% in 2006 to 4.88% in 2007. The higher rate on interest bearing liabilities reflected the rising rate environment Heritage experienced from June 2004 to June 2006 as the Federal Open Market Committee of the Federal Reserve increased rates seventeen consecutive times raising the federal funds rate from 1.00% to 5.25%. The federal funds rate was unchanged from June 2006 to September 2007. In response to rising rates and competitive pressure, Heritage increased its deposit rates through August 2006.

The net interest margin is the percentage of net interest income to average earning assets. Heritage’s net interest margin declined 65 basis points from 4.08% in 2006 to 3.43% in 2007 as yields on earning assets declined and rates on interest bearing liabilities increased for the reasons noted above.

The following table sets forth additional information regarding the composition of Heritage’s balance sheet for the years presented.

For the years ended December 31 (dollars in thousands)

	Year Ended December 31,
	2007			2006			2005
	Average	Income/	Yields/	Average	Income/	Yields/	Average	Income/	Yields/
	Balance	Expense(1)	Rates	Balance	Expense	Rates	Balance	Expense	Rates
Assets
Earning assets
Loans, net of unearned income	$134,356	$11,077	8.24%	$133,733	$11,169	8.35%	$114,504	$8,650	7.55%
Investment securities	6,858	384	5.60%	531	19	3.58%	733	27	3.68%
Investment in Heritage
Bancshares Capital Trust I	140	9	6.43%	—	—	—	—	—	—
Federal funds sold	16,121	833	5.17%	16,438	831	5.06%	10,839	370	3.41%
Total earning assets	$157,475	$12,303	7.81%	$150,702	$12,019	7.98%	$126,076	$9,047	7.18%

Other assets	6,472			6,730			7,286
Total assets	$163,947			$157,432			$133,362

Liabilities and Stockholders’ Equity
Interest-bearing liabilities
NOW / money market accounts	$28,899	1,117	3.87%	$28,436	923	3.25%	$37,914	877	2.31%
Savings	4,025	93	2.31%	4,101	90	2.19%	4,474	57	1.27%
Time deposits	103,605	5,309	5.12%	98,993	4,627	4.67%	68,188	2,545	3.73%
Subordinated debentures	4,967	379	7.63%	—	—	—	—	—	—
Note payable	—	—	—	3,250	231	7.11%	3,250	169	5.20%
Total interest-bearing liabilities	141,496	6,898	4.88%	134,780	5,871	4.36%	113,826	3,648	3.20%

Net interest spread		$5,405	2.93%		$6,148	3.62%		$5,399	3.98%

Noninterest-bearing demand deposits	6,956			8,863			9,288

Accrued expenses and other liabilities	2,126			2,191			1,070

Stockholders’ equity	13, 369			11,598			9,178
Total liabilities and stockholders’ equity	$163,947			$157,432			$133,362

Impact of noninterest bearing sources and other changes in balance sheet composition			0.50%			0.46%			0.30%

Net interest margin			3.43%			4.08%			4.28%

(1)	Interest income includes the effects of taxable equivalent adjustments using a federal income tax rate of 35%.

Allowance for loan losses

At December 31, 2007, Heritage’s allowance for loan losses as a percentage of total loans was 1.02%, compared to 1.07% at December 31, 2006. As of December 31, 2006, the allowance for loan losses was adequate to absorb losses from loans in Heritage’s portfolio. Heritage’s credit risk management process includes regular review of loans for credit quality and collateral documentation. Risk grades are assigned by management to each loan. All loans identified with potential credit weakness are reviewed monthly by the Heritage’s board of directors.

Heritage performs an allowance analysis monthly. The analysis includes three components: (i) specific allowances for individual loans deemed impaired, (ii) allowances for pools of loans that have similar characteristics such as product type or delinquency status, and (iii) general allowances for all other loans pooled by type. A management committee assesses the risk elements, determining the specific allowance valuations, and affirming the methodology used. The board of directors of Heritage reviews management’s assessment and affirms the amount recorded.

The first component of the allowance for loan loss methodology covers the measurement of specific allowances for individual impaired loans as required by Statement of Financial Accounting Standards (“SFAS”) No. 114, Accounting by Creditors for Impairment of a Loan. Each loan that has been identified for potential credit weakness is evaluated for impairment. A loan is impaired when it is probable that the borrower will be unable to pay all amounts due according to the contractual terms of the loan agreement based on current information. Heritage deems all loans on nonaccrual status as impaired. If Heritage determines a loan is impaired, a specific valuation is assessed on that loan based on realizable collateral values (if collateral dependent), discounted cash flows, or observable market values.

The second component of the allowance for loan loss methodology addresses loans which are not impaired but are classified as substandard or special mention. The allowance factors are based on industry standards and Heritage’s historical loss analysis.

The third component of the allowance addresses general allowances on all loans not individually reserved due to impairment, rating or delinquency status. These loans are segregated into pools based on loan type. The allowances are determined by applying loss factors to each pool of loans with similar characteristics. The factors include historical and current loss experience, portfolio mix by loan type and collateral type, current economic conditions, loan quality trends, and other factors identified by management.

Heritage’s evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. While Heritage uses the best information available to make the evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions or other factors. In addition, regulatory agencies, as an integral part of their examination process, periodically review Heritage’s allowance for loan losses, and may require Heritage to make additions to the allowance based on their judgment.

The following table sets forth activity in Heritage’s allowance for loan losses for the years presented.

December 31
(dollars in thousands)
	2007	2006	2005
Balance at beginning of period	$1,408	$1,296	$869

Charge-offs	(89)	(28)	(3)

Recoveries	9	2	-

Net recoveries (charge-offs)	(80)	(26)	(3)

Provision for loan losses	120	138	430

Balance at end of period	$1,448	$1,408	$1,296

Ratio of net charge-offs(recoveries) during the period to average loans during the period	0.06%	0.02%	-%

Allowance for loan losses to loans	1.02%	1.07%	1.04%

Provision for loan losses

The provision for loan losses results from an analysis estimating an appropriate allowance for loan losses. The analysis includes an evaluation of impaired loans in accordance with SFAS No.114 and pooled loans in accordance with SFAS No. 5, “Accounting for Contingencies.” In 2007, Heritage’s provision for loan losses was $120 thousand compared to $138 thousand in 2006.

For the year ended December 31, 2007, net charge-offs were $80 thousand, an increase of $54 thousand from the $26 thousand of net charge-offs recorded in 2006.

Allocation of the allowance for loan losses

In 2007, Heritage changed its analysis of the allowance for loan losses. Due to this change, the 2007 allowance allocation is not comparable to 2006.

The following table reflects the allowance allocation at December 31, 2007:

December 31, 2007
(dollars in thousands)
		Allocated
	Balance	Allowance
Impaired loans with specific reserves
Residential real estate	$7,019	$172
Commercial real estate	7,475	-
All other	45	-

Substandard loans	-	-

Special mentioned loans	3,753	75

Pooled loans
Residential real estate	37,115	157
Commercial real estate	72,776	778
Commercial and industrial	4,058	30
All other	10,224	87

Unallocated allowance		149

Deferred loan fees	(392)

Total	$142,073	$1,448

Noninterest income

Noninterest income increased 5.4% or $20 thousand from $367 thousand in 2006 to $387 thousand in 2007 due to a change in classifying income on signature-based debit card transactions. In 2007, the debit card income was $33 thousand and recorded as noninterest income. In 2006, the income was $25 thousand and netted against computer processing expenses.

For the years ended December 31
(dollars in thousands)
	2007	2006	2005
Service charges on deposit accounts	$195	$217	$261
Gain on settlement of life insurance	-	-	1,380
Other income	192	150	188

Total noninterest income	$387	$367	$1,829

Noninterest expense

Total noninterest expense increased $592 thousand, or 21.7%, from $2.7 million in 2006 to $3.3 million in 2007.

Salaries increased $257 thousand, or 21.0%, from $1.2 million in 2006 to $1.5 million in 2007. In 2007, Heritage incurred the full year impact of two senior managers hired in 2006 and adjusted employee compensation to market rates.

Other personnel related costs increased $53 thousand, or 14.1%, as Heritage increased training and incurred higher expense related to stock appreciation rights.

Legal and consulting expenses increased $80 thousand, or 75.5%, as Heritage retained legal and financial advisers during negotiations associated with the pending sale of Heritage.

FDIC premium expense increased $67 thousand from $17 thousand in 2006 to $84 thousand in 2007. Due to increases to past due loans and classified loans, the FDIC assessment rate was increased. In addition, premium credits granted as part of the Federal Deposit Insurance Reform Act of 2005, which was signed into law on February 8, 2006, were fully utilized by the second quarter of 2007.

The following table highlights changes in Heritage’s noninterest expense for the years presented.

For the years ended December 31
(dollars in thousands)
	2007	2006	2005
Salaries and employee benefits	$1,845	$1,547	$2,593
Occupancy expense	370	341	337
Data processing expense	236	207	194
Other expenses	871	635	517

Total noninterest expense	$3,322	$2,730	$3,641

Income taxes

The provision for income taxes declined $499 thousand, or 36.4%, from $1.4 million in 2006 to $873 thousand in 2007. The lower income tax provision was due to pre-tax net income decreasing $1.3 million, or 36.4%, in 2007. The provision for income taxes as a percentage of pre-tax income was 37.6% in 2006 and 2007. The effective rate and the statutory federal rate of 35% differ due to state income taxes.
Loans

Heritage’s loan portfolio totaled $142.1 million at December 31, 2007, which is a $10.2 million increase, or 7.7%, from $131.9 million at December 31, 2006. Loan demand through most of 2007 was down compared to 2006. Of the $10.2 million increase in 2007, $8.4 million of the increase occurred in the fourth quarter of 2007. The new loan volume was predominantly construction and development real estate loans.

The following table provides additional information regarding the composition of Heritage’s loan portfolio as of the dates indicated.

December 31
(dollars in thousands)

	2007		2006
	Amount	% of total	Amount	% of total
Real estate loans
Commercial	$96,605	68.0	$79,274	60.1
Residential	31,532	22.2	39,105	29.7

Total real estate loans	128,137	90.2	118,379	89.8
Commercial loans	12,985	9.1	12,030	9.1
Consumer loans	1,342	0.9	1,922	1.5
Deferred loan fees	(391)	(0.2)	(446)	(0.4)

Total loans	$142,073	100.0	$131,885	100.0

The following table sets forth information regarding the scheduled maturity of loans in Heritage’s loan portfolio.

Loan re-pricing schedule
December 31, 2007
(dollars in thousands)
	Total	<1 year maturity	1 to 5 years fixed rate	>5 years fixed rate

Real estate loans	$127,747	$58,554	$60,451	$8,742
Commercial loans	6,965	2,501	4,464	-
Consumer loans	7,361	5,232	1,754	375

Total loans	$142,073	$66,287	$66,669	$9,117

Asset quality

Each month, Heritage’s management and board of directors review loan portfolio activity including changes to credit quality. Interest accruals on commercial and real estate loans which are 90 days delinquent are discontinued unless the loan is well-secured and in the process of collection. Other personal loans are charged off no later than 180 days past due. Loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

At December 31, 2007, total nonperforming assets increased $4.3 million to $4.9 million compared to $629 thousand at December 31, 2006.

The following table sets forth additional information regarding Heritage’s nonperforming assets as of the dates indicated.

December 31, 2007 and 2006
(dollars in thousands)

	2007	2006
Nonaccrual loans	$4,614	$129
Other real estate owned	287	500

Total nonperforming assets	$4,901	$629

Investment securities

In accordance with SFAS No. 115, Heritage classifies its securities as available-for-sale and reports the securities at fair value. Unrealized gains and losses are reported as a separate component of stockholders’ equity.

In 2007, Heritage’s investment portfolio increased $9.8 million as Heritage purchased securities to mitigate its asset sensitive balance sheet. The securities portfolio, which was 6.2% of assets at the end of 2007 and 0.3% of total assets at the end of 2006, reflects Heritage’s focus on quality, liquidity and minimizing interest rate risk. All securities have an “A” rating or better from Standard and Poor’s or Moody’s Investor Service, Inc. The portfolio was structured to ensure no concentrations in a single issuer. The carrying amount of securities available for sale and their approximate fair values were as follows:

December 31, 2007		Gross	Gross
(dollars in thousands)	Amortized	unrealized	Unrealized	Fair
	cost	gains	Losses	value	Yield
U.S. government agency securities	$4,992	$62	$-	$5,054	5.86%
Mortgage-backed securities	2,791	29	(4)	2,816	4.97%
Municipal obligations	2,476	1	(52)	2,425	5.76%

Total	$10,259	$92	$(56)	$10,295	5.73%

December 31, 2006

Mortgage-backed securities	$472	$-	$(11)	$461	3.58%

The yield on investments includes the effects of taxable-equivalent adjustments using a federal income tax rate of 35%. Investment securities with a fair value of $1.9 million and $451 thousand at December 31, 2007 and 2006, respectively, were pledged to secure deposits.

The scheduled maturities of securities available for sale were as follows:

(dollars in thousands)	December 31, 2007		December 31, 2006
	Amortized	Fair	Amortized	Fair
	cost	value	cost	value
Due in one year or less	$864	$865	$-	$-
Due from one year to five years	5,253	5,317	472	461
Due after ten years	4,142	4,113	-	-

Total	$10,259	$10,295	$472	$461

Mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the estimated weighted-average lives of the underlying collateral. The mortgage-backed securities may mature earlier than their estimated weighted-average lives because of principal repayments.

Deposits and other borrowings

Total average deposits increased $3.1 million, or 2.2%, from $140.4 million to $143.5 million. Consumer and commercial deposit customers carried lower balances in 2007 due to the weakening economy. In particular, law firms which provide transaction closing services on real estate sales experienced significantly lower closing volume in 2007. These factors contributed to the $3.4 million decrease to demand deposits and NOW accounts.

In response to higher rates in 2006 and into early 2007, Heritage experienced a $2.0 million, or 10.6%, increase to its money market accounts. In the second quarter of 2007, money market balances began decreasing as competition increased for these funds and depositors reduced their balances due to the weakening economy.

Average time deposits increased $4.6 million although the mix within time deposits shifted significantly. In 2007, Heritage implemented a strategy to attract lower cost deposits. The strategy resulted in large balance ($100 thousand or greater) time deposits trending down although the average balance for 2007 was $200 thousand higher than 2006. Smaller balance (less than $100 thousand) time deposits increased $6.3 million.

The composition of average deposits and the average rate paid on the deposits are noted in the table below.

December 31
(dollars in thousands)
	2007		2006
	Amount	Rate	Amount	Rate
Noninterest bearing deposits	$6,956	-%	$8,863	-%

NOW accounts	8,468	2.08%	9,971	1.62%
Money market accounts	20,431	4.61%	18,465	4.12%
Savings accounts	4,025	2.31%	4,101	2.19%
Time deposits	103,605	5.12%	98,993	4.67%

Total average interest-bearing deposits	136,529	4.77%	131,530	4.29%

Total average deposits	$143,485	4.54%	$140,393	3.78%

As of December 31, 2007, time deposits greater than $100 thousand mature as follows:

	Amount	Rate
Up to three months	$15,635	4.82%
Three to six months	19,320	5.10%
Six to twelve months	24,189	4.92%
Over twelve months	19,654	5.17%

Total	$78,798	5.00%

On February 6, 2007, Heritage formed Heritage Bancshares Capital Trust I (“HBCT”), a Delaware statutory trust. HBCT issued $5.0 million of Floating Rate Capital Securities, also referred to as “trust preferred securities,” and $155 thousand of common stock. Heritage created HBCT for the purpose of issuing the trust preferred securities and investing the proceeds in the Floating Rate Junior Subordinated Debentures (“Debentures”) issued by Heritage.

The interest rate on the trust preferred securities and the Debentures are reset quarterly based on the three month London Interbank Offered Rate (“LIBOR”) plus 1.68% (7.38% at December 31, 2007).

Heritage guaranteed, on a subordinated basis, all of HBCT’s obligations under the trust preferred securities. HBCT’s only asset is the Debentures issued by Heritage. The Debentures will mature on March 6, 2037 but are callable at par at Heritage’s option on or after March 6, 2012. The Debentures may be redeemed at par if certain events occur, including a change in the tax status or regulatory treatment of the trust preferred securities. The Debentures qualify as minority interests which the Federal Reserve has deemed Tier 1 capital for bank holding companies.

The proceeds from the Debentures were used to retire $3.3 million in other borrowings with the remainder targeted for branch expansion.

Liquidity

Liquidity is the ability to generate cash flow at a reasonable cost to fund loans and maintain the operations of Heritage. Heritage manages it liquidity by prudently managing its balance sheet and maintaining borrowing resources to fund cash needs. Heritage reviews its liquidity monthly by reviewing loan commitments, short term investments (federal funds sold and investment securities maturing in less than a year), core deposit trends, non-core deposit trends, and other financing needs. Managing liquidity and maintaining strong credit quality, a strong capital position and profitability allow Heritage to maintain the confidence of shareholders, customers, employees and regulators. This confidence is critical to maintaining a stable, reliable deposit base.

The Company’s sources of funds include a large, stable deposit base, wholesale funding sources, brokered deposits, loan pay downs, and other borrowings. Core deposits (demand deposit accounts, savings accounts and time deposits under $100 thousand) were 50.8% of total deposits at December 31, 2007 compared to 49.0% at the end of 2006.

Heritage has unsecured federal funds lines of credit with financial institutions totaling $9.9 million with the interest determined at the time of the advance. The credit lines are reviewed annually for renewal.

Commitments and contingencies

Unused line of credit

Heritage Bank has unsecured federal funds lines of credit with financial institutions enabling it to borrow up to $9.9 million, with interest determined at the time of any advance. The arrangements are reviewed annually for renewal of the credit lines.

Credit related financial instruments

Heritage Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition.

Heritage Bank’s exposure to credit loss is represented by the contractual amount of these commitments. Heritage Bank follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

At December 31, the following financial instruments were outstanding whose contract amounts represent credit risk (dollars in thousands):

	2007	2006
Commitments to extend credit	$15,551	$19,274

Letters of credit	$335	$300

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitment amounts are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Heritage Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by Heritage Bank upon extension of credit, is based on management’s credit evaluation.

Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit may be uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which Heritage Bank is committed.

Letters of credit are conditional lending commitments issued by Heritage Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Heritage Bank generally holds collateral supporting those commitments for which collateral is deemed necessary.

Heritage Bank has not incurred any losses on its commitments in 2007 and 2006.

Other

Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on Heritage’s consolidated financial statements.

Capital resources

At December 31, 2007 and 2006, Heritage and Heritage Bank met all the capital requirements as established by federal and state agencies. As of December 31, 2007 and 2006, Heritage Bank was deemed well capitalized under the regulatory framework for prompt corrective action. To be well capitalized, Heritage Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as indicated in the table below. There have been no conditions or events that management believes have changed Heritage Bank’s category.

Heritage’s and Heritage Bank’s actual capital amounts and ratios are as follows:

(dollars in thousands)	Actual		Minimum capital requirement		Minimum to be well capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2007
Total Capital
(to Risk Weighted Assets)
Consolidated	$20,434	14.55%	$11,232	8.0%	N/A	N/A
Bank	$20,064	14.29%	$11,232	8.0%	$14,040	10.0%

Tier I Capital
(to Risk Weighted Assets)
Consolidated	$18,643	13.28%	$5,616	4.0%	N/A	N/A
Bank	$18,616	13.26%	$5,616	4.0%	$8,424	6.0%

Tier I Capital
(to Average Assets)
Consolidated	$18,643	11.65%	$6,402	4.0%	N/A	N/A
Bank	$18,616	11.63%	$6,402	4.0%	$8,003	5.0%

December 31, 2006
Total Capital
(to Risk Weighted Assets)
Consolidated	$13,945	10.67%	$10,454	8.0%	N/A	N/A
Bank	$16,907	12.94%	$10,454	8.0%	$13,068	10.0%

Tier I Capital
(to Risk Weighted Assets)
Consolidated	$12,537	9.59%	$5,227	4.0%	N/A	N/A
Bank	$15,499	11.86%	$5,227	4.0%	$7,841	6.0%

Tier I Capital
(to Average Assets)
Consolidated	$12,537	7.29%	$6,877	4.0%	N/A	N/A
Bank	$15,499	9.01%	$6,877	4.0%	$8,597	5.0%

Results of operations for years ended December 31, 2006 and 2005

Net income totaled $2.3 million for 2006, down 8% from 2005. The following are key drivers of Heritage’s 2006 results as compared to 2005:

•
Net interest income increased $749 thousand, or 11.7%, from $5.4 million to $6.1 million. The growth in net interest income was driven by strong loan and deposit growth which was the result of a growing Northeast Florida economy and increased efforts by management to capture higher market share.

•
Heritage’s net interest margin decreased from 4.28% in 2005 to 4.08% in 2006 as the rate paid on interest-bearing liabilities increased more than the yield on earning assets. The yield on earning assets increased 80 basis points from 7.18% in 2005 to 7.98% in 2006. While the increase in earning assets increased net interest income, the 115 basis point increase in rates paid on interest-bearing liabilities reduced net interest income by a greater amount. The rate on interest-bearing liabilities was 4.35% in 2006 compared to 3.20% in 2005.

•
From June 2004 and into the second quarter of 2006, the Federal Reserve’s Federal Open Market Committee (“FOMC”) raised rates seventeen consecutive times. As the FOMC ceased its rate increases in mid 2006, Heritage’s growth in yields on earning assets slowed dramatically while rates on interest-bearing liabilities continued to increase as competition continued increasing deposit rates and Heritage aggressively pursued deposit growth.

•
Noninterest income decreased $1.5 million, or 79.9%, to $367 thousand from $1.8 million in 2005. In 2005, Heritage received key man life insurance proceeds of $1.4 million following the death of Heritage Bank’s Chief Executive Officer.

•
Noninterest expense was $2.7 million, down $911 thousand, or 25.0%, compared to $3.6 million in 2005. Following the death of Heritage Bank’s chief executive officer, Heritage recorded expense of $611 thousand in 2005 to recognize the present value of Heritage’s liability under a salary continuation agreement which required continued payment to the chief executive officer’s heirs upon his death. In 2005, Heritage recorded $627 thousand representing a liability associated with stock appreciation rights.

Critical accounting policies

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that Heritage Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and real estate loans by either the present value of expected future cash flows discounted a the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, Heritage Bank does not separately identify individual consumer loans for impairment disclosures.

Employees

           As of December 31, 2007, Heritage and Heritage Bank had 29 employees. The employees are not represented by a collective bargaining unit. Heritage and Heritage Bank consider relations with their employees to be good.

Properties

           The main office of Heritage and Heritage Bank is located at 794 Blanding Boulevard, Orange Park, Florida 32065, which is owned by Heritage. Heritage also operates banking offices at the Blanding Boulevard location and at 100 Corridor Road, Ponte Vedra, Florida 32082. The Ponte Vedra banking office is owned by Heritage Bank.

Legal Proceedings

           Heritage is periodically a party to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens, claims involving the making and servicing of real property loans, and other issues incident to its business. Heritage’s management does not believe that there is any pending or threatened proceeding against Heritage which, if determined adversely, would have a material adverse effect on Heritage’s financial position, or results of operations.

Market Price and Dividends on Heritage’s Common Stock

           There is no established public trading market for shares of Heritage common stock. As a result, any market in Heritage common stock prior to the Merger should be characterized as illiquid and irregular. The last known sale of Heritage common stock of which management is aware occurred in April 2006 at a price of $6.11 per share, which also was the last known sale of Heritage common stock prior to the public announcement of the Merger. The table below sets forth the high and low sale prices for Heritage common stock of which its management is aware for the periods indicated. A dash indicates periods during which management was unaware of any trades. As of May 1, 2008, Heritage common stock was held by approximately 320 shareholders of record.

	High	Low

2007
First Quarter	$—	$—
Second Quarter	—	—
Third Quarter	—	—
Fourth Quarter	—	—

2006
First Quarter	$—	$—
Second Quarter	6.11	6.11
Third Quarter	—	—
Fourth Quarter	—	—

Heritage has not paid any cash dividends on its shares and has no current plans to initiate payment of cash dividends.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

           None.

Quantitative and Qualitative Disclosures about Market Risk

Heritage is impacted by changes to interest rates and accordingly, manages its exposure by evaluating the potential changes in net interest income. Heritage Bank has an Asset/Liability Committee which meets at least quarterly to review Heritage Bank’s interest rate position, liquidity, deposit pricing strategies, and current and forecasted economic conditions.

The sensitivity to rate changes is known as “interest rate risk.” As earning assets and interest-bearing liabilities reprice, Heritage Bank is subjected to interest rate risk and net interest income is impacted. Heritage Bank’s asset/liability management process evaluates the impact of +/- 200 basis point (bp) shock in rates. The shock in interest rates assumes an immediate change in rates without management taking action in response to the shock. In addition, balance sheet and income statement modeling are performed to forecast the financial impact of changes to assets, liabilities, equity, earnings and interest rates over a twenty four month period. Through the use of shocks and modeling, Heritage Bank’s goal is to understand the impact of interest rate changes on its balance sheet and income statement and to minimize the adverse changes in interest rates.

Heritage Bank’s net income and balance sheet are exposed to interest rate risk. As interest rates change, the market value of assets and liabilities also change. The impact of interest rate changes to Heritage Bank’s equity is determined by subtracting the market value of liabilities from the market value of assets. The net represents the market value of equity. As part of its asset/liability management process, Heritage Bank reviews the market value of equity.

Heritage Bank doe not enter into derivative financial instruments and does not engage in trading activities. Heritage Bank, in the normal course of business, offers loan commitments and letters of credit to meet the financing needs of customers.

At December 31, 2007, the interest rate position of Heritage Bank is asset sensitive. Under the rate shock analysis, Heritage Bank would experience a $209 thousand, or 3.9%, increase to net interest income over twelve months if interest rates instantly increased 200 basis points. If rates decreased 200 basis points instantly, net interest income would decrease $273 thousand, or 5.1%, over twelve months.

Heritage Bank
Analysis as of December 31, 2007
(dollars in thousands)
	Interest rates		Interest rates
	increase 200 bps	Base	decrease 200 bps
Hypothetical net interest income	$5,585	$5,376	$5,103

Net interest income ($ change)	$209	0	$(273)

Net interest income (% change)	3.9	0	(5.1)

Hypothetical market value of equity	$16,571	$18,326	$19,206

Market value ($ change)	$(1,755)	0	$880

Market value (% change)	(9.6)	0	4.8

REGULATORY CONSIDERATIONS

Bancorp must comply with state and federal banking laws and regulations that control virtually all aspects of its operations. These laws and regulations generally aim to protect its depositors, not its shareholders or its creditors. Any changes in applicable laws or regulations may materially affect its business and prospects. Such legislative or regulatory changes may also affect its operations. The following description summarizes some of the laws and regulations to which Bancorp is subject. References to applicable statutes and regulations are brief summaries, do not purport to be complete, and are qualified in their entirety by reference to such statutes and regulations.

Bancorp

Bancorp is registered with the Board of Governors of the Federal Reserve System as a financial holding company under the Gramm-Leach-Bliley Act and is registered with the Federal Reserve as a bank holding company under the Bank Holding Company Act of 1956 (the “BHCA”). As a result, Bancorp is subject to supervisory regulation and examination by the Federal Reserve. The Gramm-Leach-Bliley Act, or the BHCA, and other federal laws subject financial holding companies to particular restrictions on the types of activities in which they may engage, and to a range of supervisory requirements and activities, including regulatory enforcement actions for violations of laws and regulations.

Permitted Activities

The Gramm-Leach-Bliley Act, enacted on November 12, 1999, amended the BHCA by: (i) allowing bank holding companies that qualify as “financial holding companies” to engage in a broad range of financial and related activities; (ii) allowing insurers and other financial service companies to acquire banks; (iii) removing restrictions that applied to bank holding company ownership of securities firms and mutual fund advisory companies; and (iv) establishing the overall regulatory scheme applicable to bank holding companies that also engage in insurance and securities operations. The general effect of the law was to establish a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms, and other financial service providers. Activities that are financial in nature are broadly defined to include not only banking, insurance, and securities activities, but also merchant banking and additional activities that the Federal Reserve, in consultation with the Secretary of the Treasury, determines to be financial in nature, incidental to such financial activities, or complementary activities that do not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally.

In contrast to financial holding companies, bank holding companies are limited to managing or controlling banks, furnishing services to or performing services for its subsidiaries, and engaging in other activities that the Federal Reserve determines by regulation or order to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Except for the activities relating to financial holding companies permissible under the Gramm-Leach-Bliley Act, these restrictions apply to Bancorp. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public that outweigh possible adverse effects. Possible benefits include greater convenience, increased competition, and gains in efficiency. Possible adverse effects include undue concentration of resources, decreased or unfair competition, conflicts of interest, and unsound banking practices. Despite prior approval, the Federal Reserve may order a bank holding company or its subsidiaries to terminate any activity or to terminate ownership or control of any subsidiary when the Federal Reserve has reasonable cause to believe that a serious risk to the financial safety, soundness or stability of any bank subsidiary of that bank holding company may result from such an activity.

Changes in Control

Subject to certain exceptions, the BHCA and the Change in Bank Control Act, together with the applicable regulations, require Federal Reserve approval (or, depending on the circumstances, no notice of disapproval) prior to any person or company acquiring “control” of a bank or bank holding company. A conclusive presumption of control exists if an individual or company acquires the power, directly or indirectly, to direct the management or policies of an insured depository institution or to vote 25% or more of any class of voting securities of any insured depository institution. A rebuttable presumption of control exists if a person or company acquires 10% or more but less than 25% of any class of voting securities of an insured depository institution and either the institution has registered securities under Section 12 of the Exchange Act, or no other person will own a greater percentage of that class of voting securities immediately after the acquisition.

As a bank holding company, Bancorp is required to obtain prior approval from the Federal Reserve before (i) acquiring all or substantially all of the assets of a bank or bank holding company, (ii) acquiring direct or indirect ownership or control of more than 5% of the outstanding voting stock of any bank or bank holding company (unless Bancorp owns a majority of such bank’s voting shares), or (iii) merging or consolidating with any other bank or bank holding company. In determining whether to approve a proposed bank acquisition, federal bank regulators will consider, among other factors, the effect of the acquisition on competition, the public benefits expected to be received from the acquisition, the projected capital ratios and levels on a post-acquisition basis, and the acquiring institution’s record of addressing the credit needs of the communities it serves, including the needs of low and moderate income neighborhoods, consistent with the safe and sound operation of the bank, under the Community Reinvestment Act of 1977.

Under Florida law, a person or entity proposing to directly or indirectly acquire control of a Florida bank must first obtain permission from the Florida Office of Financial Regulation. Florida statutes define “control” as either (i) indirectly or directly owning, controlling or having power to vote 25% or more of the voting securities of a bank; (ii) controlling the election of a majority of directors of a bank; (iii) owning, controlling, or having power to vote 10% or more of the voting securities as well as directly or indirectly exercising a controlling influence over management or policies of a bank; or (iv) as determined by the Florida Office of Financial Regulation. These requirements affect Bancorp because Jacksonville Bank is chartered under Florida law and changes in control of Bancorp are indirect changes in control of Jacksonville Bank.

Tying

Bank holding companies and their affiliates are prohibited from tying the provision of certain services, such as extending credit, to other services or products offered by the holding company or its affiliates, such as deposit products.

Capital; Dividends; Source of Strength

The Federal Reserve imposes certain capital requirements on bank holding companies under the BHCA, including a minimum leverage ratio and a minimum ratio of “qualifying” capital to risk-weighted assets. These requirements are described below under “Capital Regulations.” Subject to its capital requirements and certain other restrictions, Bancorp is able to borrow money to make a capital contribution to Jacksonville Bank, and such loans may be repaid from dividends paid from Jacksonville Bank to Bancorp.

The ability of Jacksonville Bank to pay dividends, however, is subject to regulatory restrictions that are described below under “Dividends.” Bancorp is also able to raise capital for contributions to Jacksonville Bank by issuing securities without having to receive regulatory approval, subject to compliance with federal and state securities laws.

In accordance with Federal Reserve policy, Bancorp is expected to act as a source of financial strength to Jacksonville Bank and to commit resources to support Jacksonville Bank in circumstances in which Bancorp might not otherwise do so. In furtherance of this policy, the Federal Reserve may require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve’s determination that such activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of the financial holding company. Further, federal bank regulatory authorities have additional discretion to require a financial holding company to divest itself of any bank or nonbank subsidiary if the agency determines that divestiture may aid the depository institution’s financial condition.

The Jacksonville Bank

Jacksonville Bank is a banking institution that is chartered by and headquartered in the State of Florida, and it is subject to supervision and regulation by the Florida Office of Financial Regulation. The Florida Office of Financial Regulation supervises and regulates all areas of Jacksonville Bank’s operations including, without limitation, the making of loans, the issuance of securities, the conduct of Jacksonville Bank’s corporate affairs, the satisfaction of capital adequacy requirements, the payment of dividends, and the establishment or closing of branches. Jacksonville Bank is also a member bank of the Federal Reserve System, which makes Jacksonville Bank’s operations subject to broad federal regulation and oversight by the Federal Reserve. In addition, Jacksonville Bank’s deposit accounts are insured by the FDIC to the maximum extent permitted by law, and the FDIC has certain enforcement powers over Jacksonville Bank.

As a state chartered banking institution in the State of Florida, Jacksonville Bank is empowered by statute, subject to the limitations contained in those statutes, to take and pay interest on savings and time deposits, to accept demand deposits, to make loans on residential and other real estate, to make consumer and commercial loans, to invest, with certain limitations, in equity securities and in debt obligations of banks and corporations and to provide various other banking services on behalf of Jacksonville Bank’s clients. Various consumer laws and regulations also affect the operations of Jacksonville Bank, including state usury laws, laws relating to fiduciaries, consumer credit and equal credit opportunity laws, and fair credit reporting. In addition, the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) prohibits insured state chartered institutions from conducting activities as principal that are not permitted for national banks. A bank, however, may engage in an otherwise prohibited activity if it meets its minimum capital requirements and the FDIC determines that the activity does not present a significant risk to the deposit insurance fund.

Reserves

The Federal Reserve requires all depository institutions to maintain reserves against some transaction accounts (primarily NOW and Super NOW checking accounts). The balances maintained to meet the reserve requirements imposed by the Federal Reserve may be used to satisfy liquidity requirements. An institution may borrow from the Federal Reserve Bank “discount window” as a secondary source of funds, provided that the institution meets the Federal Reserve Bank’s credit standards.

Dividends

Jacksonville Bank is subject to legal limitations on the frequency and amount of dividends that can be paid to Bancorp. The Federal Reserve may restrict the ability of a bank to pay dividends if such payments would constitute an unsafe or unsound banking practice. These regulations and restrictions may limit Bancorp’s ability to obtain funds from Jacksonville Bank for Bancorp’s cash needs, including funds for acquisitions and the payment of dividends, interest, and operating expenses.

In addition, Florida law also places certain restrictions on the declaration of dividends from state chartered banks to their holding companies. Pursuant to the Florida Banking Code, the board of directors of state chartered banks, after charging off bad debts, depreciation and other worthless assets, if any, and making provisions for reasonably anticipated future losses on loans and other assets, may quarterly, semi-annually or annually declare a dividend of up to the aggregate net profits of that period combined with Jacksonville Bank’s retained net profits for the preceding two years and, with the approval of the Florida Office of Financial Regulation, declare a dividend from retained net profits which accrued prior to the preceding two years. Before declaring such dividends, 20% of the net profits for the preceding period as is covered by the dividend must be transferred to the surplus fund of Jacksonville Bank until this fund becomes equal to the amount of Jacksonville Bank’s common stock then issued and outstanding. A state chartered bank may not declare any dividend if (i) its net income from the current year combined with the retained net income for the preceding two years is a loss or (ii) the payment of such dividend would cause the capital account of Jacksonville Bank to fall below the minimum amount required by law, regulation, order or any written agreement with the Florida Office of Financial Regulation or a federal regulatory agency.

Insurance of Accounts and Other Assessments

The FDIC merged the Bank Insurance Fund and the Savings Association Insurance Fund to form the Deposit Insurance Fund (the “DIF”) on March 31, 2006. The deposit accounts of Jacksonville Bank are currently insured by the DIF generally up to a maximum of $100,000 per separately insured depositor, except for retirement accounts, which are insured up to $250,000. Jacksonville Bank pays its deposit insurance assessments to the DIF.

Effective January 1, 2007, the FDIC established a risk-based assessment system for determining the deposit insurance assessments to be paid by insured depository institutions. Under the assessment system, the FDIC assigns an institution to one of four risk categories, with the first category having two sub-categories based on the institution’s most recent supervisory and capital evaluations, designed to measure risk. Assessment rates currently range from 0.05% of deposits for an institution in the highest sub-category of the highest category to 0.43% of deposits for an institution in the lowest category. The FDIC is authorized to raise the assessment rates as necessary to maintain the minimum required 1.25% reserve ratio of premiums held to deposits insured. The FDIC allows the use of credits for assessments previously paid.

In addition, all FDIC insured institutions are required to pay assessments to the FDIC at an annual rate of approximately 0.0122% of insured deposits to fund interest payments on bonds issued by the Financing Corporation, an agency of the federal government established to recapitalize the predecessor to the Savings Association Insurance Fund. These assessments will continue until the Financing Corporation bonds mature in 2017 through 2019.

Transactions With Affiliates

Pursuant to Sections 23A and 23B of the Federal Reserve Act and Regulation W, the authority of Jacksonville Bank to engage in transactions with related parties or “affiliates” or to make loans to insiders is limited. Loan transactions with an “affiliate” generally must be collateralized and certain transactions between Jacksonville Bank and its “affiliates,” including the sale of assets, the payment of money or the provision of services, must be on terms and conditions that are substantially the same, or at least as favorable to Jacksonville Bank, as those prevailing for comparable nonaffiliated transactions. In addition, Jacksonville Bank generally may not purchase securities issued or underwritten by affiliates.

Loans to executive officers, directors or to any person who directly or indirectly, or acting through or in concert with one or more persons, owns, controls or has the power to vote more than 10% of any class of voting securities of a bank, which we refer to as “10% Shareholders,” or to any political or campaign committee the funds or services of which will benefit such executive officers, directors, or 10% Shareholders or which is controlled by such executive officers, directors or 10% Shareholders, are subject to Sections 22(g) and 22(h) of the Federal Reserve Act and its corresponding regulations (Regulation O) and Section 13(k) of the Exchange Act relating to the prohibition on personal loans to executives which exempts financial institutions in compliance with the insider lending restrictions of Section 22(h) of the Federal Reserve Act. Among other things, these loans must be made on terms substantially the same as those prevailing on transactions made to unaffiliated individuals and certain extensions of credit to such persons must first be approved in advance by a disinterested majority of the entire board of directors. Section 22(h) of the Federal Reserve Act prohibits loans to any such individuals where the aggregate amount exceeds an amount equal to 15% of an institution’s unimpaired capital and surplus plus an additional 10% of unimpaired capital and surplus in the case of loans that are fully secured by readily marketable collateral, or when the aggregate amount on all such extensions of credit outstanding to all such persons would exceed Jacksonville Bank’s unimpaired capital and unimpaired surplus. Section 22(g) identifies limited circumstances in which Jacksonville Bank is permitted to extend credit to executive officers.

Community Reinvestment Act

The Community Reinvestment Act and its corresponding regulations are intended to encourage banks to help meet the credit needs of their service area, including low and moderate income neighborhoods, consistent with the safe and sound operations of the banks. These regulations provide for regulatory assessment of a bank’s record in meeting the needs of its service area. Federal banking agencies are required to make public a rating of a bank’s performance under the Community Reinvestment Act. The Federal Reserve considers a bank’s Community Reinvestment Act when the bank submits an application to establish branches, merge, or acquire the assets and assume the liabilities of another bank. In the case of a financial holding company, the Community Reinvestment Act performance record of all banks involved in the Merger or acquisition are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other financial holding company. An unsatisfactory record can substantially delay or block the transaction.

Capital Regulations

The Federal Reserve has adopted risk-based, capital adequacy guidelines for financial holding companies and their subsidiary state chartered banks that are members of the Federal Reserve System. The risk-based capital guidelines are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and financial holding companies, to account for off-balance sheet exposure, to minimize disincentives for holding liquid assets and to achieve greater consistency in evaluating the capital adequacy of major banks throughout the world. Under these guidelines assets and off-balance sheet items are assigned to broad risk categories each with designated weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

The current guidelines require all financial holding companies and federally regulated banks to maintain a minimum risk-based total capital ratio equal to 8%, of which at least 4% must be Tier I Capital. Tier I Capital, which includes common shareholders’ equity, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock and trust preferred securities, less certain goodwill items and other intangible assets, is required to equal at least 4% of risk-weighted assets. The remainder (“Tier II Capital”) may consist of (i) an allowance for loan losses of up to 1.25% of risk-weighted assets, (ii) excess of qualifying perpetual preferred stock, (iii) hybrid capital instruments, (iv) perpetual debt, (v) mandatory convertible securities, and (vi) subordinated debt and intermediate-term preferred stock up to 50% of Tier I Capital. Total capital is the sum of Tier I and Tier II Capital less reciprocal holdings of other banking organizations’ capital instruments, investments in unconsolidated subsidiaries and any other deductions as determined by the appropriate regulator (determined on a case by case basis or as a matter of policy after formal rule making).

In computing total risk-weighted assets, bank and financial holding company assets are given risk-weights of 0%, 20%, 50% and 100%. In addition, certain off-balance sheet items are given similar credit conversion factors to convert them to asset equivalent amounts to which an appropriate risk-weight will apply. Most loans will be assigned to the 100% risk category, except for performing first mortgage loans fully secured by 1- to 4-family and certain multi-family residential property, which carry a 50% risk rating. Most investment securities (including, primarily, general obligation claims on states or other political subdivisions of the United States) will be assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% risk-weight, and direct obligations of the U.S. Treasury or obligations backed by the full faith and credit of the U.S. Government, which have a 0% risk-weight. In covering off-balance sheet items, direct credit substitutes, including general guarantees and standby letters of credit backing financial obligations, are given a 100% conversion factor. Transaction-related contingencies such as bid bonds, standby letters of credit backing non-financial obligations, and undrawn commitments (including commercial credit lines with an initial maturity of more than one year) have a 50% conversion factor. Short-term commercial letters of credit are converted at 20% and certain short-term unconditionally cancelable commitments have a 0% factor.

The federal bank regulatory authorities have also adopted regulations that supplement the risk-based guideline. These regulations generally require banks and financial holding companies to maintain a minimum level of Tier I Capital to total assets less goodwill of 4% (the “leverage ratio”). The Federal Reserve permits a bank to maintain a minimum 3% leverage ratio if the bank achieves a 1 rating under the CAMELS rating system in its most recent examination, as long as the bank is not experiencing or anticipating significant growth. The CAMELS rating is a non-public system used by bank regulators to rate the strength and weaknesses of financial institutions. The CAMELS rating is comprised of six categories: capital adequacy, asset quality, management, earnings, liquidity, and sensitivity to market risk.

Banking organizations experiencing or anticipating significant growth, as well as those organizations which do not satisfy the criteria described above, will be required to maintain a minimum leverage ratio ranging generally from 4% to 5%. The bank regulators also continue to consider a “tangible Tier I leverage ratio” in evaluating proposals for expansion or new activities. The tangible Tier I leverage ratio is the ratio of a banking organization’s Tier I Capital, less deductions for intangibles otherwise includable in Tier I Capital, to total tangible assets.

Federal law and regulations establish a capital-based regulatory scheme designed to promote early intervention for troubled banks and require the FDIC to choose the least expensive resolution of bank failures. The capital-based regulatory framework contains five categories of compliance with regulatory capital requirements, including “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized,” and “critically undercapitalized.” To qualify as a “well-capitalized” institution, a bank must have a leverage ratio of no less than 5%, a Tier I risk-based ratio of no less than 6%, and a total risk-based capital ratio of no less than 10%, and the bank must not be under any order or directive from the appropriate regulatory agency to meet and maintain a specific capital level. Generally, a financial institution must be “well capitalized” before the Federal Reserve will approve an application by a financial holding company to acquire or merge with a bank or bank holding company.

Under the regulations, the applicable agency can treat an institution as if it were in the next lower category if the agency determines (after notice and an opportunity for hearing) that the institution is in an unsafe or unsound condition or is engaging in an unsafe or unsound practice. The degree of regulatory scrutiny of a financial institution will increase, and the permissible activities of the institution will decrease, as it moves downward through the capital categories. Institutions that fall into one of the three undercapitalized categories may be required to (i) submit a capital restoration plan; (ii) raise additional capital; (iii) restrict their growth, deposit interest rates, and other activities; (iv) improve their management; (v) eliminate management fees; or (vi) divest themselves of all or a part of their operations. Financial holding companies controlling financial institutions can be called upon to boost the institutions’ capital and to partially guarantee the institutions’ performance under their capital restoration plans.

It should be noted that the minimum ratios referred to above are merely guidelines and the bank regulators possess the discretionary authority to require higher ratios.

Interstate Banking and Branching

The BHCA was amended by the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the “Interstate Banking Act”). The Interstate Banking Act provides that adequately capitalized and managed financial and bank holding companies are permitted to acquire banks in any state.

State laws prohibiting interstate banking or discriminating against out-of-state banks are preempted. States are not permitted to enact laws opting out of this provision; however, states are allowed to adopt a minimum age restriction requiring that target banks located within the state be in existence for a period of years, up to a maximum of five years, before such bank may be subject to the Interstate Banking Act. The Interstate Banking Act establishes deposit caps which prohibit acquisitions that result in the acquiring company controlling 30% or more of the deposits of insured banks and thrift institutions held in the state in which the target maintains a branch or 10% or more of the deposits nationwide. States have the authority to waive the 30% deposit cap. State-level deposit caps are not preempted as long as they do not discriminate against out-of-state companies, and the federal deposit caps apply only to initial entry acquisitions.

The Interstate Banking Act also provides that adequately capitalized and managed banks are able to engage in interstate branching by merging with banks in different states. Unlike the interstate banking provision discussed above, states were permitted to opt out of the application of the interstate merger provision by enacting specific legislation.

Florida responded to the enactment of the Interstate Banking Act by enacting the Florida Interstate Branching Act (the “Florida Branching Act”). The purpose of the Florida Branching Act was to permit interstate branching through merger transactions under the Interstate Banking Act. Under the Florida Branching Act, with the prior approval of the Florida Office of Financial Regulation, a Florida bank may establish, maintain and operate one or more branches in a state other than the State of Florida pursuant to a merger transaction in which the Florida bank is the resulting bank. In addition, the Florida Branching Act provides that one or more Florida banks may enter into a merger transaction with one or more out-of-state banks, and an out-of-state bank resulting from such transaction may maintain and operate the branches of the Florida bank that participated in such merger. An out-of-state bank, however, is not permitted to acquire a Florida bank in a merger transaction unless the Florida bank has been in existence and continuously operated for more than three years.

Anti-money Laundering

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT ACT”) was enacted in response to the terrorist attacks occurring on September 11, 2001. The USA PATRIOT ACT is intended to strengthen the U.S. law enforcement and intelligence communities’ ability to work together to combat terrorism. Title III of the USA PATRIOT ACT, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, amended the Bank Secrecy Act and adopted additional provisions that increased the obligations of financial institutions, including Jacksonville Bank, to identify their clients, watch for and report upon suspicious transactions, respond to requests for information by federal banking and law enforcement agencies, and share information with other financial institutions. In addition, the collected customer identification information must be verified within a reasonable time after a new account is opened through documentary or non-documentary methods. All new clients must be screened against any government lists of known or suspected terrorists within a reasonable time after opening an account.

On July 19, 2007, the Federal Reserve and the other federal financial regulatory agencies issued an interagency policy on the application of Section 8(s) of the Federal Deposit Insurance Act. This provision generally requires each federal banking agency to issue an order to cease and desist when a bank is in violation of the requirement to establish and maintain a Bank Secrecy Act/anti-money laundering (“BSA/AML”) compliance program. The policy statement provides that, in addition to the circumstances where the agencies will issue a cease and desist order in compliance with Section 8(s), they may take other actions as appropriate for other types of BSA/AML program concerns or for violations of other BSA requirements. The policy statement also does not address the independent authority of the U.S. Department of the Treasury’s Financial Crimes Enforcement Network to take enforcement action for violations of the BSA.

Securities Activities

On September 19, 2007, the SEC adopted Regulation R, which implements the bank broker-dealer exceptions enacted in the Gramm-Leach-Bliley Act. Regulation R impacts the way Jacksonville Bank’s employees who are not registered with the SEC may be compensated for referrals to a third party broker-dealer for which Jacksonville Bank has entered into a networking arrangement. In addition, Regulation R broadens the ability of Jacksonville Bank to effect securities transactions in a trustee or fiduciary capacity without registering as a broker, to effect certain sweep account transactions, and to accept orders for securities transactions from employee plan accounts, individual retirement plan accounts, and other similar accounts. Banks are expected to comply on the first day of their fiscal year beginning on or after September 1, 2008.

Privacy

Under the Gramm-Leach-Bliley Act, federal banking regulators adopted rules limiting the ability of banks and other financial institutions to disclose nonpublic information about consumers to nonaffiliated third parties. The rules require disclosure of privacy policies to consumers and, in some circumstances, allow consumers to prevent disclosure of certain personal information to nonaffiliated third parties.

Fair and Accurate Credit Transaction Act of 2003

The Fair and Accurate Credit Transaction Act of 2003, which amended the Fair Credit Reporting Act, enhances consumers’ ability to combat identity theft, increases the accuracy of consumer reports, allows consumers to exercise greater control over the type and amount of marketing solicitations they receive, restricts the use and disclosure of sensitive medical information, and establishes uniform national standards in the regulation of consumer reporting.

On October 31, 2007, the Federal Reserve and the other federal financial regulatory agencies together with the U.S. Department of the Treasury and the Federal Trade Commission issued final regulations (Red Flag Regulations) enacting Sections 114 and 315 of the Fair and Accurate Credit Transaction Act of 2003. The Red Flag Regulations require the surviving bank subsidiary to have identity theft policies and programs in place by no later than November 1, 2008. The Red Flag Regulations require the surviving bank subsidiary to develop and implement an identity theft protection program for combating identity theft in connection with new and existing consumer accounts and other accounts for which there is a reasonably foreseeable risk of identity theft.

Consumer Laws and Regulations

Jacksonville Bank is also subject to other federal and state consumer laws and regulations that are designed to protect consumers in transactions with banks. While the list set forth below is not exhaustive, these laws and regulations include the Truth in Lending Act, the Truth in Savings Act, the Electronic Funds Transfer Act, the Expedited Funds Availability Act, the Check Clearing for the 21st Century Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, and the Real Estate Settlement Procedures Act, among others. These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with clients when taking deposits or making loans to such clients. Jacksonville Bank must comply with the applicable provisions of these consumer protection laws and regulations as part of its ongoing customer relations.

Future Legislative Developments

Various legislative acts are from time to time introduced in Congress and the Florida legislature. Such legislation may change banking statutes and the environment in which Bancorp and Jacksonville Bank operate in substantial and unpredictable ways. Bancorp cannot determine the ultimate effect that potential legislation, if enacted, or implementing regulations with respect thereto, would have upon Bancorp’s financial condition or results of operations or that of Jacksonville Bank.

Effect of Governmental Monetary Policies

The commercial banking business in which Jacksonville Bank engages is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve. Changes in the discount rate on member bank borrowing, availability of borrowing at the “discount window,” open market operations, the imposition of changes in reserve requirements against member banks’ deposits and assets of foreign branches and the imposition of and changes in reserve requirements against certain borrowings by banks and their affiliates are some of the instruments of monetary policy available to the Federal Reserve. These monetary policies are used in varying combinations to influence overall growth and distributions of bank loans, investments and deposits, and this use may affect interest rates charged on loans or paid on deposits. The monetary policies of the Federal Reserve have had a significant effect on the operating results of commercial banks and are expected to do so in the future. The monetary policies of the Federal Reserve are influenced by various factors, including inflation, unemployment, short-term and long-term changes in the international trade balance and in the fiscal policies of the U.S. Government. Future monetary policies and the effect of such policies on the future business and earnings of Jacksonville Bank cannot be predicted.

Income Taxes

Bancorp is subject to income taxes at the federal level and subject to state taxation in Florida. Bancorp files a consolidated federal tax return with a fiscal year ending on December 31.

TRANSFER RESTRICTIONS

All shares of Bancorp common stock to be issued in the Merger will be freely transferable under the Securities Act of 1933, as amended (the “Securities Act”), except shares received by “affiliates” of Heritage at the time of the Heritage Special Meeting. These affiliates may only sell their shares in transactions permitted by Rule 144 under the Securities Act or as otherwise permitted under the Securities Act. “Affiliates” would typically include directors, executive officers, and those who control, are controlled by, or are under common control with Heritage.

This joint proxy statement/prospectus does not cover resales of Bancorp common stock to be received by any person who may be deemed to be an affiliate of Heritage. Each Heritage affiliate who will become an affiliate of Bancorp after the Merger has executed and delivered to Bancorp an agreement. Under these agreements, such affiliates of Heritage have agreed not to offer to sell, transfer or otherwise dispose of any of the shares of Bancorp common stock issued to them pursuant to the Merger except in compliance with Rule 144, or in a transaction that is otherwise exempt from the registration requirements of, or in an offering which is registered under, the Securities Act. Bancorp may place restrictive legends on certificates representing Bancorp common stock issued to all persons who are deemed to be “affiliates” of Heritage under Rule 144.

INDEMNIFICATION OF BANCORP DIRECTORS, OFFICERS, AND EMPLOYEES

The Florida Business Corporation Act authorizes a company to indemnify its directors and officers in certain instances against certain liabilities that they may incur by virtue of their relationship with the company. A company may indemnify any director, officer, employee or agent against judgments, fines, penalties, amounts paid in settlement, and expenses incurred in any pending, threatened or completed civil, criminal, administrative, or investigative proceeding (except an action by the company) against him in his capacity as a director, officer, employee, or agent of the company, or another company if serving in such capacity at the company’s request if he (i) acted in good faith; (ii) acted in a manner which he reasonably believed to be in, or not opposed to, the best interests of the company; and (iii) with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Furthermore, a company may indemnify any director, officer, agent or employee against expenses incurred in defense or settlement of any proceeding brought by the company against him in his capacity as a director, officer, employee or agent of the company, or another company if serving in such capacity at the company’s request, if he: (i) acted in good faith; (ii) acted in a manner which he reasonably believed to be in or not opposed to the best interests of the company; and (iii) is not adjudged to be liable to the company (unless the court finds that he is nevertheless reasonably entitled to indemnity for expenses which the court deems proper). A company must repay the expenses of any director, officer, employee or agent who is successful on the merits of an action against him in his capacity as such.

A Florida company is authorized to make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, except for acts or omissions which constitute (i) a violation of the criminal law (unless the individual had reasonable cause to believe his conduct was lawful); (ii) a transaction in which the individual derived an improper personal benefit; (iii) in the case of a director, a circumstance under which certain liability provisions of the Florida Business Corporation Act are applicable (related to payment of dividends or other distributions or repurchases of shares in violation of such Act); or (iv) willful misconduct or a conscious disregard for the best interest of the company in a proceeding by the company, or a company shareholder. A Florida company also is authorized to purchase and maintain liability insurance for its directors, officers, employees and agents.

Under Bancorp’s Bylaws, Bancorp may indemnify its directors, officers, employees and agents to the fullest extent permitted by applicable Florida law. This indemnification includes, but is not limited to any person who was or is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of Bancorp or is or was serving at the request of Bancorp as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that Bancorp shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of Bancorp. Such right shall be a contract right and shall include the right to be paid by Bancorp for all expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to Bancorp of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified. Bancorp’s board of directors may establish other terms and conditions on its payment in advance of expenses incurred by employees or agents or by officers or directors serving in another capacity, including without limitation service to an employee benefit plan.

Federal banking law, which is applicable to Bancorp as a financial holding company and to Jacksonville Bank as an insured depository institution, limits the ability of Bancorp and Jacksonville Bank to indemnify their directors and officers. Neither Bancorp nor Jacksonville Bank may make, or agree to make, indemnification payments to an institution-affiliated party such as an officer or director in connection with any administrative or civil action instituted by a federal banking agency if as a result of the banking agency action the indemnitee is assessed a civil money penalty, is removed from office or prohibited from participating in the conduct of Bancorp’s or Jacksonville Bank’s affairs, or is subject to a cease and desist order. Prior to the resolution of any action instituted by the applicable banking agency, Bancorp or Jacksonville Bank, as applicable, may indemnify officers and directors only if their respective board of directors, as the case may be, (i) determines that the indemnified person acted in good faith, (ii) determines after investigation that making indemnification payments would not affect Bancorp’s safety and soundness or the safety and soundness of Jacksonville Bank, as the case may be, and (iii) if the indemnified party agrees in writing to reimburse Bancorp or Jacksonville Bank, as the case may be, for any indemnity payments which turn out to be impermissible.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Bancorp’s directors, officers or controlling persons pursuant to the provisions described above, or otherwise, Bancorp has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPARISON OF RIGHTS OF HOLDERS OF HERITAGE COMMON STOCK
AND BANCORP COMMON STOCK

Bancorp and Heritage are both organized under the laws of the State of Florida. Any differences, therefore, in the rights of holders of Bancorp capital stock and Heritage capital stock arise primarily from differences in their respective Articles of Incorporation and Bylaws. Upon completion of the Merger, the Articles of Incorporation and Bylaws of Bancorp in effect immediately prior to the effective time of the Merger will be the Articles of Incorporation and Bylaws of the surviving corporation in the Merger. Consequently, after the effective time of the Merger, the rights of the shareholders of Heritage who become shareholders of Bancorp will be determined by reference to the Bancorp Articles of Incorporation and Bylaws.

Set forth below is a summary comparison of the rights of a Bancorp shareholder under Bancorp’s Articles of Incorporation and Bylaws (left column) and the rights of a shareholder under Heritage’s Articles of Incorporation and Bylaws (right column). The summary set forth below is not intended to provide a comprehensive summary of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of the Bancorp’s Articles of Incorporation and Bylaws and Heritage’s Articles of Incorporation and Bylaws.

Bancorp	Heritage

Authorized Capital

Bancorp has authority to issue 10,000,000 shares of capital stock consisting of 8,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share.

Before issuing a series of preferred stock, Bancorp’s board of directors is permitted to establish the number of shares to be included in each such series and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions relating to the shares of the series.
Heritage has the authority to issue 8,000,000 shares of common stock, par value $0.01 per share. Heritage does not have the authority to issue any shares of preferred stock.

Preemptive Rights

Bancorp’s Articles of Incorporation do not provide for preemptive rights.	Heritage’s Articles of Incorporation do not provide for preemptive rights.

Shareholder Voting

Each share of common stock is entitled to one vote per share.

In general, a majority of the outstanding shares represented in person or by proxy at a shareholder meeting will constitute a quorum.

Holders of Bancorp common stock do not have cumulative voting rights.

Each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholder meeting.

In general, a majority of the outstanding shares entitled to be cast on a matter shall constitute a quorum of the voting group for action on that matter.

Holders of Heritage common stock do not have cumulative voting rights.

Action by Written Consent

Bancorp’s Articles of Incorporation prohibit shareholder actions taken by written consent.	Heritage’s Bylaws permit shareholder actions taken by written consent.

Notice of Shareholders’ Meeting

Bancorp’s Bylaws provide that written notice of the place, day, time, and the purpose or purposes of the meeting shall be mailed not less than ten nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting.

Heritage’s Bylaws provide that written notice of the place, day and time, and if a special meeting, the purpose of the meeting, shall be delivered not less than ten nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting.

Special Meeting of Shareholders

Bancorp’s Articles of Incorporation provide that a special meeting of the shareholders may be called by a resolution adopted by a majority of the board of directors, the Chairman of the board of directors, the President of Bancorp, or by shareholders holding at least 20% of the outstanding shares of Bancorp.

Bancorp’s Bylaws provide that special shareholders meetings may be called by the Chief Executive Officer or the Chairman of the board of directors for any purpose. A special meeting will be called by the Chief Executive Officer or Secretary on the written request of a majority of the board of directors then in office or on the written request of shareholders holding at least 10% of Bancorp’s entire issued and outstanding capital stock. Such written request must state the purpose or purposes for which the special meeting is requested. Business transacted at any special meeting is limited to the purpose or purposes stated in the notice.

Heritage’s Bylaws provide that a special meeting of the shareholders may be called by the board of directors, the Chairman of the Board, the President, or by written demand of shareholders holding at least ten percent of the votes entitled to be cast on any proposal to be considered at the proposed special meeting.

Number of Directors

Bancorp’s Articles of Incorporation and Bylaws fix the required number of directors at not less than three nor more than 15 directors with the actual number of directors to be fixed from time to time by resolution of a majority of Bancorp’s directors.

Heritage’s Articles of Incorporation and Bylaws fix the initial number of directors at seven. The number of directors may be fixed from time to time by resolution of the board of directors and may never be less than one.

Classes of Directors

Bancorp’s Articles of Incorporation provide for a staggered board of directors, consisting of three classes with the number of directors in each class being as nearly equal as possible and with the term of office of one class expiring each year.

Bancorp’s Bylaws provide that directors are to serve in the class in which they are elected until their term expires or until their successors are elected and qualified.

Heritage’s Articles of Incorporation provide for a staggered board of directors consisting of three classes with the number of directors in each class being as nearly equal as possible with the term of office of one class expiring each year.

Heritage’s Articles of Incorporation provide that directors are to serve after the expiration of their term until their successors are elected or appointed and have qualified, except in the event of resignation, removal or disqualification.

Special Meeting of the Board of Directors

Bancorp’s Bylaws provide that special meetings of the board of directors may be called by the Chairman, the Chief Executive Officer, or any three directors, upon at least three days notice.	Heritage’s Bylaws provide that special meetings of the board of directors may be called by the Chairman of the Board, the President or one-third of the members of the board of directors.

Vacancies and Newly Created Directorships

Bancorp’s Articles of Incorporation generally provide that newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors may be filled only by a majority vote of the directors then in office, though less than a quorum. Directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders.

Bancorp’s Bylaws provide that if there is any vacancy on the board of directors, then the board of directors may, but is not required to, fill such vacancy by the affirmative vote of a majority of the remaining directors.

Heritage’s Bylaws provide that vacancies on the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, or by the shareholders. Directors chosen by the board of directors to fill vacancies shall serve until the next annual meeting of shareholders, at which time the shareholders shall elect a director to fill the vacancy for the unexpired term of the class of directors in which the vacancy exists.

Removal of Directors

Bancorp’s Articles of Incorporation generally provide that any director, or the entire board of directors, may be removed from office at any time by the affirmative vote of the holders of at least 60% of the voting power of all of the then outstanding shares of Bancorp’s capital stock entitled to vote generally in the election of directors, voting as a single class. Bancorp’s Bylaws provide that directors may be removed:

(i) for any reason by a vote of the shareholders owning a majority of the shares then entitled to vote at an election of directors;

(ii) as required by applicable federal or state laws and regulations or the guidelines of any bank regulatory authority;

(iii) for cause, by a vote of at least a majority of disinterested directors entitled to vote at a meeting noticed and called expressly for that purpose. “Cause” means the commission of an act of willful misconduct, self-dealing, malfeasance, gross negligence, personal dishonesty, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation. A “disinterested shareholder” for purposes of removal of a director, means a director who is not the subject of the removal action; or

(iv) by mandatory retirement at Bancorp’s annual meeting immediate after his or her 72nd birthday.

Heritage’s Bylaws provide that any director may be removed by the shareholders with or without cause. A director may be removed by the shareholders at a meeting of the shareholders provided that the notice of the meeting states that one of the purposes of the meeting is such removal.

Control Share Acquisitions

Bancorp is subject to the Florida Control Share Acquisitions statute.

The Florida Control Share Acquisitions statute is designed to afford shareholders of public corporations in Florida protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested shareholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director.

A corporation in its articles of incorporation or bylaws can elect not to be subject to this statute.

Bancorp’s Articles of Incorporation provide that control shares acquired by a person acting alone or as part of a group, with certain exceptions, have only such voting rights as may be granted by a resolution approved by the holders of other than interested shares of Bancorp. Additionally, such control shares are subject to redemption by Bancorp within sixty days after the last acquisition if no acquiring person statement is filed. Dissenting shareholders to any control share acquisition shall have the right to obligate the acquiring person to purchase their shares for the highest amount proposed to be paid per share in the control share acquisition.

Heritage is subject to the Florida Control Share Acquisitions statute.

The Florida Control Share Acquisitions statute is designed to afford shareholders of public corporations in Florida protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested shareholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director.
A corporation in its articles of incorporation or bylaws can elect not to be subject to this statute. Heritage’s Articles of Incorporation and Bylaws do not address the Florida Control Share Acquisitions statute.

Affiliated Transactions and Business Combinations

Bancorp’s Articles of Incorporation contain provisions requiring supermajority shareholder approval to effect certain extraordinary corporate transactions that are not approved by a majority of the disinterested members of the board of directors. Bancorp’s Articles of Incorporation require the affirmative vote of the holders of at least two-thirds of the shares of voting stock, voting together as a single class, to approve any merger, consolidation, disposition of all or a substantial part of the assets of Bancorp or any of its subsidiaries, exchange of securities requiring shareholder approval or liquidation of Bancorp (“Affiliated Transaction”), if any person who together with his affiliates and associates owns beneficially 10% or more of any voting stock of Bancorp (“Interested Shareholder”) is a party to the transaction; provided that a majority of Bancorp’s disinterested directors have not approved the transaction.
Neither Heritage’s Articles of Incorporation nor Bylaws contain similar provisions.

Acquisition Offers

Bancorp’s Articles of Incorporation provide that the board of directors, when evaluating any offer of another “Person” (as defined in the Articles) to: (i) make a tender or exchange offer for any equity security of Bancorp; (ii) merge or consolidate Bancorp with another corporation or entity; or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of Bancorp, shall, in connection with the exercise of its judgment in determining what is in Bancorp’s and its shareholders’ best interest, give due consideration to all relevant factors, including, without limitation: (a) the social and economic effect of acceptance of such offer on Bancorp’s present and future customers and employees and those of its subsidiaries in the communities in which its subsidiaries operate or are located; (b) on the ability of Bancorp to fulfill its corporate objectives as a financial institution holding company; and (c) on the ability of its subsidiary financial banks to fulfill the objectives of such banks under applicable statutes and regulations.
Neither Heritage’s Articles of Incorporation or Bylaws contain similar provisions.

Indemnification

In general, Bancorp’s Articles of Incorporation and its Bylaws provide for the indemnification of directors, officers, employees, representatives, and others, to the maximum extent permitted by Florida law as authorized by the board of directors and for the advancement of expenses incurred in connection with the defense of any action, suit, or proceeding that the director, officer, employee, representative, or other was a party to by reason of the fact that he or she is or was a director of Bancorp upon the receipt of an undertaking to repay such amount, if it is ultimately determined that such director is not entitled to indemnification.

Bancorp’s Articles of Incorporation and Bylaws permit Bancorp to purchase directors’ and officers’ liability insurance for its directors and officers.

In general, Heritage’s Bylaws provide for the indemnification of its directors or officers to the fullest extent permitted by Florida law against any and all liabilities, and for the advancement of any and all reasonable expenses incurred in any proceeding in which any such director or officer is threatened to be made a party or a witness because he or she is or was a director or officer of the corporation.

Heritage’s Bylaws permit Heritage to purchase directors’ and officers’ liability insurance for its directors and officers.

Amendments to Governing Instruments

Generally, amendments to the Articles of Incorporation must be approved by a majority affirmative vote of Bancorp’s board of directors and also by a majority of the outstanding shares of its voting stock. However, the affirmative vote of 66% of the outstanding shares held by shareholders entitled to vote is required to amend sections of the Articles of Incorporation that deal with special meetings of shareholders, number and classes of directors, affiliated transactions and business combinations, acquisition offers, and indemnification.

Bancorp’s Bylaws may be altered, amended or repealed in a manner consistent with the laws of Florida at any time by a majority of the entire board of directors or by a majority of the votes cast by the shareholders at any legal meeting. Only the shareholders may alter, amend or repeal a bylaw that was previously adopted by the shareholders.

Heritage reserves the right to amend or repeal any provision contained in its Articles of Incorporation, including any right conferred upon its shareholders; however, generally amendments to Heritage’s Articles of Incorporation must be approved by its board of directors and also by its shareholders in accordance with Florida law.

Heritage’s Articles of Incorporation and Bylaws do not require any supermajority votes of the shareholders.

Heritage’s Bylaws may be amended or repealed by either the board of directors or the shareholders, subject to Florida law and any amendment to the Bylaws by the shareholders providing expressly that the board of directors may not amend or repeal the Bylaws or such provision of the Bylaws.

Any action taken or authorized by the shareholders or the board of directors which would be inconsistent with the Bylaws but which is taken or authorized by the affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that they would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

Director Nominations and Advance Notice for New Business

Nominations for election to the board of directors and for business may be made by the board of directors or by any shareholder of any outstanding class of capital stock of Bancorp entitled to vote for the election of directors.

Bancorp’s Articles of Incorporation provide that advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders must be given in the manner provided in Bancorp’s Bylaws.

Bancorp’s Bylaws provide that only business brought before the meeting by or at the direction of the board of directors or by any shareholder who complies with the procedures set forth below shall be conducted. No business may be transacted at any shareholder meeting other than business that is either (i) specified in the notice of meeting given by or at the direction of the board of directors; (ii) otherwise properly brought before such shareholder meeting by or at the direction of the board of directors; or (iii) in the case of an annual meeting, otherwise properly brought before such meeting by any shareholder (a) who is a shareholder of record on the date notice is given and on the record date and (b) who complies with the notice procedures described below.

For business to be properly brought before a shareholder meeting, a shareholder must give timely written notice to the Secretary. To be timely, the shareholder’s notice must be delivered to or received at Bancorp’s principal executive offices not less than 60 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. If the annual meeting is called on a date that is not within 30 days of the preceding annual meeting anniversary date, then notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting, whichever first occurs.

To be in proper written form, a shareholder’s notice must set forth: (i) each matter that the shareholder proposes to bring before the annual meeting; (ii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (iii) the name and record address of the shareholder; (iv) the class and number of shares of stock of Bancorp that the shareholder beneficially owns on the record date for the meeting and as of the date of such notice; (v) a description of all arrangements or understandings between the shareholder and any other named person or persons in connection with the proposal of such business by the shareholder and any material interest of the shareholder in such business; (vi) any other information which would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies for the proposal pursuant to Section 14 of Exchange Act and the rules and regulations promulgated thereunder if such shareholder was engaged in such a solicitation; and (vii) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Nominations for election to the board of directors and for business may be made by the board of directors or by any shareholder of Heritage entitled to vote for the election of directors. Heritage’s Articles of Incorporation and Bylaws do not provide for any special process for shareholder nominations to the Heritage board of directors or for proposals to be considered by shareholders at meetings of Heritage’s shareholders.

Nominations of persons for election to Bancorp’s board of directors may be made at a shareholder meeting (i) by or at the direction of the board of directors or (ii) by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures as set forth above. To be in proper written form, a shareholder’s notice of a nomination for director must, in addition to the information detailed above, set forth the following information as to each person the shareholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of shares of capital stock of Bancorp that are owned beneficially or of record by the nominee as of the record date of the meeting and as of the date of such notice; and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

MANAGEMENT FOLLOWING THE MERGER

Directors and Executive Officers After the Merger

The following persons are expected to serve as directors and executive officers of Bancorp after the Merger. L. Ward Huntley and Deborah S. Pass, currently directors of Heritage, will be named as directors of Bancorp in connection with the Merger pursuant to the Merger Agreement.

Name	Age	Position(s)
Gilbert J. Pomar, III	48	President Chief Executive Officer Director
Scott M. Hall	43	Executive Vice President Chief Lending Officer
Valerie A. Kendall	55	Executive Vice President Chief Financial Officer
Donald E. Roller	70	Chairman of the Board of Directors
D. Michael Carter, CPA[1]	55	Director
Melvin Gottlieb	62	Director
James M. Healey	50	Director
L. Ward Huntley	49	Director
John C. Kowkabany	65	Director
R. C. Mills	70	Director
Deborah S. Pass	39	Director
John W. Rose	58	Director
John R. Schultz	44	Director
Price W. Schwenck	65	Director
Charles F. Spencer	65	Director
Gary L. Winfield, MD	51	Director
1  Mr. Carter, at his request, was placed on an indeterminate leave of absence from Bancorp’s board of directors in 2007.

Gilbert J. Pomar, III. Mr. Pomar has served as the President of Bancorp and Jacksonville Bank, and Chief Executive Officer of Jacksonville Bank, and as a director of Bancorp since 1999. He has served as Chief Executive Officer of Bancorp since 2000. Prior to joining Bancorp and until 1991, Mr. Pomar was employed by First Union National Bank. During his tenure with First Union, he was Senior Portfolio Manager and Senior Vice President/Commercial Banking Manager. Mr. Pomar has 26 years of banking experience, including Southeast Bank, First National Bank of Chicago, Barnett Bank and Florida Coast Bank. Mr. Pomar is active in various community efforts, including board of directors positions of the American Cancer Society, University of North Florida, College of Business, and the Florida Bankers Association. He is a graduate of the University of Florida, where he earned his Bachelor of Science degree in Finance.

Scott M. Hall. Mr. Hall has served as the Chief Lending Officer of Bancorp and Jacksonville Bank, and as the Executive Vice President of Bancorp, since February 2008. Mr. Hall has served as the Executive Vice President of Jacksonville Bank since 2000 and prior to becoming the Chief Lending Officer, had served as Senior Loan Officer of Jacksonville Bank since 2000. Mr. Hall has over 20 years of experience in the financial services industry. Before joining Jacksonville Bank in 1999 as Senior Vice President, he was employed with First Union National Bank in Jacksonville for eight years as Vice President/Commercial Banking Relationship Manager. His community activities include serving on the board of directors of The National Association of Industrial and Office Properties (NAIOP) and as a committee member of the Gator Bowl Association. Mr. Hall is a graduate of the University of North Florida, where he received his Bachelor of Business Administration degree in Finance.

Valerie A. Kendall. Ms. Kendall has served as the Executive Vice President and Chief Financial Officer of Bancorp and Jacksonville Bank since 2004. Ms. Kendall’s banking career spans more than 20 years. Prior to joining Bancorp and until 2000, she served as Executive Vice President and Chief Financial Officer of P.C.B. Bancorp, Inc., n/k/a Colonial BancGroup Inc., a $650 million multi-bank holding company based in Clearwater, Florida. She also held senior finance positions with AmSouth Bank, Barnett Bank (Bank of America) and SunTrust. Ms. Kendall received her Bachelor of Science degree in Accounting from Florida Southern College and is a Certified Public Accountant.

Donald E. Roller. Mr. Roller has served as Chairman of the board of directors of Bancorp since 1999. Prior to joining Bancorp, Mr. Roller served as President and Chief Executive Officer of U.S. Gypsum Company from 1993 through 1996. He was also Executive Vice President of USG Corporation. Mr. Roller has had extensive experience in directorship positions; he serves as a member of the board and President of Glenmoor at St. Johns, a not-for-profit CCRC, located in St. Augustine, Florida, and has served as acting Chief Executive Officer and Chairman of the Audit Committee for Payless Cashways, Inc.

D. Michael Carter, CPA. Mr. Carter has served as a director of Bancorp since its organizational period. He is currently on leave of absence from Bancorp’s board. Mr. Carter is a Certified Public Accountant and a graduate of Florida State University. Mr. Carter has lived in Jacksonville, Florida since 1975 and was Director and President of Carter & Company, CPA’s, P.A. from June 1980 through November 2006, providing services to tax and audit clients, including businesses, business owners and executives, as well as professionals. The practice also provided financial and retirement planning, investment and business counseling services. From June 2002 through December 2007, Mr. Carter was Director and President of Atlantic Capital Associates, Inc. and Florida Capital Associates, Inc., mortgage lending firms which are now in liquidation. Before forming his firm of Carter & Company in 1980, Mr. Carter had been a certified public accountant with two national accounting firms. Mr. Carter is a member of the Florida Institute of Certified Public Accountants. Mr. Carter has previously served as a board member for the Ronald McDonald House, Rotary Club of Oceanside and Leadership Jacksonville Alumni, Inc., and as President of the Rotary Club of East Arlington (Jacksonville) and the Mandarin Business Association (Jacksonville).

Melvin Gottlieb. Mr. Gottlieb has served as a director of Bancorp since 1999. He serves as Chief Executive Officer of Martin Gottlieb & Associates, LLC and Gottlieb Financial Services, LLC, and President of Physician Asset Recovery, Inc., MG Squared, Inc., GFS Ventures, LLC and First Coast Investment Properties, LLC. Mr. Gottlieb is active in the community, acting as Vice President for the Jacksonville Jewish Center, River Garden Foundation and Jewish Community Alliance and as a board member of the Jacksonville Jewish Federation, Fresh Ministries, Memories of Love, Emergency Medicine Learning & Resource Center and Community Asthma Partnership at Wolfson Children’s Hospital.

James M. Healey. Mr. Healey has served as a director of Bancorp since its organizational period. He is Director and Partner of Mint Magazine, Inc., a direct mail advertising firm. Before his association with Mint Magazine began in 1985, Mr. Healey worked with Carnation Food Products, Inc. and International Harvester. Mr. Healey attended Purdue University where he received a Bachelor of Arts degree from Purdue’s Business School with special studies in Marketing and Personnel. Mr. Healey has been a resident and active member of the Jacksonville community since 1984.

L. Ward Huntley. It is anticipated that Mr. Huntley will serve as a director of Bancorp after the Merger. He has served as a director of Heritage since May 2006. Mr. Huntley has served as President of South Lubes, Inc. since 2001, which owns and operates 64 gasoline and oil change stores in the southeastern Unites States. He has been in the oil change business since 1994. Mr. Huntley currently serves as a director of the Automotive Oil Change Association and is an active member of the Clay County Economic Development Board. He is also involved with other organizations including Seamark Ranch, Ultimate Choice/Empowerment Media, Wise Council and is a former member of the board of Safe Place and the Fellowship of Christian Athletes. Mr. Huntley graduated from Clemson University.

John C. Kowkabany. Mr. Kowkabany has served as a director of Bancorp since its organizational period. He is a Jacksonville-based real estate investor and consultant. Mr. Kowkabany has significant private and public sector experience. He is a resident of the city of Neptune Beach, and has been active in local government, serving as the city’s Mayor from 1989 to 1997, and Councilman from 1985 to 1989. Mr. Kowkabany’s public sector experience has provided him with experience and knowledge regarding the local business and civic communities. For many years, Mr. Kowkabany has served with various civic and charitable organizations as an officer or director. Mr. Kowkabany graduated with a Bachelor of Arts degree from Jacksonville University.

R. C. Mills. Mr. Mills has served as a director of Bancorp since its organizational period. He has served as President of Heritage Propane Partners, L.P., a national distributor of propane gas, since 2005.  Mr. Mills is a graduate of the University of Sarasota and resides in the Jacksonville area. He has an extensive business background and is experienced in business mergers and acquisitions, corporate finance and personnel management, having served in several executive management positions with a vertically integrated oil and gas company for over 25 years.

Deborah S. Pass. It is anticipated that Ms. Pass will serve as a director of Bancorp after the Merger. Ms. Pass has served as a director of Heritage since April 2000. She has served as the President of ATS Services, Inc., a staffing and executive recruiting organization, since 1992. Ms. Pass serves on the board of directors of a number of community organizations, including Hope Haven Children’s Clinic & Family Services, Wolfson’s Children’s Hospital, Kesler Mentoring Connection (Chairman) and Jacksonville Aviation Authority, and she serves on the board of trustees of Florida House and the Delores Pass Kesler Foundation.

John W. Rose. Mr. Rose has served as a director of Bancorp since its organizational period. Mr. Rose has been a financial services executive, advisor and investor for over 30 years. Mr. Rose is a principal of CapGen Financial Advisors, a New York City-based private equity fund established in 2007, which specializes in bank and thrift investments. Prior to that, and since 1991, he was President of McAllen Capital Partners, a financial advisory firm. Mr. Rose earned his undergraduate degree from Case Western Reserve University and his M.B.A. from Columbia University.

John R. Schultz. Mr. Schultz has served as a director of Bancorp since its organizational period. He is a fourth generation native of Jacksonville, Florida. Mr. Schultz has served as Vice President of Schultz Investments, Inc., an investment management company primarily involved in real estate investments, since 1985. Mr. Schultz attended The Bolles School (Jacksonville, Florida) and the University of Florida. Mr. Schultz is a director of numerous companies and community organizations, including Metro YMCA (Chairman), Daniel Properties, Inc., Trust for Public Land North Florida Advisory Council and The Schultz Foundation, Inc.

Price W. Schwenck. Mr. Schwenck has served as a director of Bancorp since 1999. He formerly served as the Chief Executive Officer of Bancorp until April 26, 2000 and currently serves as Chairman of the board of directors of Jacksonville Bank.  From May 2000 to February 2003, Mr. Schwenck was President and Chief Executive Officer of P.C.B. Bancorp, Inc., n/k/a Colonial BancGroup Inc., a multi-bank holding company located in Clearwater, Florida. Mr. Schwenck served as Regional President for First Union National Bank in Ft. Lauderdale, Florida, from 1988 to 1994 and in Jacksonville, Florida, from 1994 until he retired in 1999. Mr. Schwenck is currently a director of Freedom Bank of America in St. Petersburg, Florida. Mr. Schwenck received his Bachelors degree and M.B.A. from the University of South Florida and his M.S. from the University of Miami.

Charles F. Spencer. Mr. Spencer has served as a director of Bancorp since its organizational period. He has served as President of INOC LLC, a real estate management development company, since 2001 and Cottage Street Land Trust, Inc., a real estate holding company, in Jacksonville, Florida since 1990. Mr. Spencer is a member of the International Longshoremen’s Association’s AFL-CIO Executive Council where he serves as an International Vice President representing members from Maine to Texas. In addition, Mr. Spencer is Executive Vice President of the South Atlantic and Gulf Coast District of I.L.A. and Vice President of the Florida AFL-CIO. He serves on the Board of Trustees of Edward Waters College; the board of directors of the Jacksonville Airport Authority; and Board of Governors of the Jacksonville Chamber of Commerce. Mr. Spencer is the former Chairman of the Board of the Jacksonville Sports Authority; and former board member of the I.M. Sulzbacher Center for the Homeless; United Way of Northeast Florida; and the foundation board of Florida Community College at Jacksonville.

Gary L. Winfield, MD. Dr. Winfield has served as a director of Bancorp since its organizational period. From 1991 through 2007, Dr. Winfield had an active family practice in Jacksonville Beach, Florida, operating as Sandcastle Family Practice, P.A. Dr. Winfield currently serves as Medical Director at Memorial Hospital and has served as Vice President of Medical Affairs for Anthem Health Plans of Florida, a provider of health insurance. Dr. Winfield received his undergraduate degree from the University of Oklahoma and is a graduate of the College of Medicine at the University of Oklahoma.

EXECUTIVE COMPENSATION

Information concerning executive officer and director compensation of Bancorp is contained in Bancorp’s Annual Report on Form 10-K filed with the SEC on March 27, 2008 and is incorporated by reference in this proxy statement/prospectus.

The following table sets forth the compensation paid by Heritage in 2007 to directors Huntley and Pass, who, as of the date of this joint proxy statement/prospectus, have been selected to serve as directors of Bancorp following the Merger.

Director	Fees Earned or Paid in Cash ($)	Total ($)

L. Ward Huntley	$12,000	$12,000
Deborah S. Pass	11,000	11,000

Directors of Heritage are paid $1,000 for each monthly scheduled board meeting that they attend, either in person or by telephone conference call.

CORPORATE GOVERNANCE

Independence of the Board of Directors. Following the Merger, 12 of Bancorp’s 14 directors will be independent as defined under the NASDAQ Marketplace Rules: Messrs. Carter, Gottlieb, Healey, Huntley, Kowkabany, Mills, Roller, Rose, Schultz, Spencer and Winfield, and Ms. Pass. Messrs. Pomar and Schwenck will be the only directors that are not independent.

Organization and Compensation Committee Interlocks and Insider Participation. None of the anticipated members of the Organization and Compensation Committee of Bancorp following the Merger are current or former officers or employees of Bancorp or its subsidiaries nor had any other material relationship requiring disclosure pursuant to Item 404 or 407(e)(4) of Regulation S-K, other than Price W. Schwenck, a former officer of Bancorp. Bancorp anticipates that, following the Merger, the Organization and Compensation Committee will consist of Price W. Schwenck (Chairman), R.C. Mills, Donald E. Roller, John W. Rose and Charles F. Spencer, all of whom are independent as defined under the NASDAQ Marketplace Rules except Mr. Schwenck.

PRINCIPAL SHAREHOLDERS OR SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. The rules also treat as outstanding all shares of common stock that a person would receive upon exercise of stock options or warrants held by that person, which are immediately exercisable or exercisable within 60 days of the beneficial ownership determination date. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

Information concerning the beneficial ownership of Bancorp common stock by Bancorp’s executive officers and directors, by each person known by Bancorp to own beneficially more than 5% of the common stock of Bancorp, and all of Bancorp’s executive officers and directors as a group, is contained in Bancorp’s Annual Report on Form 10-K filed with the SEC on March 27, 2008 and is incorporated by reference in this proxy statement/prospectus.

The following table indicates the common stock beneficially by Heritage’s executive officers and directors, by each person known by Heritage to own beneficially more than 5% of the common stock of Heritage, and all of Heritage’s executive officers and directors as a group. Unless otherwise noted, all shares are held directly by the director or executive officer and the director or executive officer has sole voting and investment power with respect such shares. The address for each director and officer is c/o Heritage Bancshares, Inc., 794 Blanding Boulevard, Orange Park, Florida 32065. All amounts are determined as of May 1, 2008 when there were 1,633,181 shares of Heritage common stock issued outstanding.

	Amount and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding
Director or Executive Officer
Marvin E. Wilhite(1)	402,591	24.42%
Deborah S. Pass(2)	33,111	2.02%
Randolph L. Knepper(3)	4,600	0.28%
Robert J. Head, Jr.(4)	63,442	3.85%
L. Ward Huntley(5)	449,540	27.26%
Winfield Gartner(6)	186,250	11.30%
V. Lois Reineke(7)	21,000	1.29%
Remi R. Ventura	885	0.05%
All executive officers and directors as a group (8 persons)	1,161,419	68.38%

Other Beneficial Owners
Delores Pass Kessler(8)	101,505	6.18%

(1) Includes (i) 161,300 shares held by a company controlled by Mr. Wilhite, (ii) 19,825 shares held by Mr. Wilhite’s IRA, (iii) 6,200 shares held jointly with Mr. Wilhite’s spouse, (iv) 4,165 shares held by a child who resides in Mr. Wilhite’s home, and (v) 15,600 shares underlying options exercisable within 60 days of May 1, 2008.

(2) Includes 3,000 shares underlying options exercisable within 60 days of May 1, 2008.

(3) Shares are held jointly with Mr. Knepper’s spouse with whom Mr. Knepper shares voting and investment power.

(4) Includes (i) 44,453 shares held by trusts in which Mr. Head shares voting and investment power with his wife, (ii) 3,389 shares held by a retirement plan in which Mr. Head has voting power and (iii) 15,600 shares underlying options exercisable within 60 days of May 1, 2008.

(5) Includes (i) 147,500 shares held in the name of Louis L. Huntley, as Trustee of Louis L. Huntley Revocable Trust dated July 27, 2000, (ii) 167,500 shares held in the name of Louis L. or Mary W. Huntley, JTROS, (iii) 72,940 shares held in the name of Louis L. Huntley LTD Partnership, in which Mr. Huntley has voting power, (iv) 15,000 shares held in the name of Mary W. Huntley, (v) 15,500 shares held in the name of Edith Huntley Stickney and (vi) 15,600 shares underlying options held in the name of Louis L. Huntley exercisable within 60 days of May 1, 2008.

(6) Includes (i) 170,650 shares held in the name of Sheldon A. Morris as Trustee of The Sheldon A. Morris Living Trust of December 12, 2006 in which Mr. Gartner has voting power, and (ii) 15,600 shares underlying options held in the name of Sheldon A. Morris exercisable within 60 days of May 1, 2008, in which Mr. Gartner has voting power.

(7) Includes 12,600 shares held by Ms. Reineke’s IRA.

(8) Includes (i) 91,905 shares held in the name of Merrill Lynch, Perce Fenner & Smith Incorp., and (ii) 9,600 shares underlying options exercisable within 60 days of May 1, 2008.

TRANSACTIONS WITH MANAGEMENT AND RELATED PARTIES

Information concerning transactions between Bancorp and its related parties is contained in Bancorp’s Annual Report on Form 10-K filed with the SEC on March 27, 2008 and is incorporated by reference in this proxy statement/prospectus. There have been no reportable transactions between Bancorp and either of Mr. Huntley or Ms. Healey.

Heritage has granted loans to and accepted deposits from Mr. Huntley and Ms. Healey in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and which did not involve more than the normal risk of collectibility or present other unfavorable features.

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETINGS

If either Heritage or Bancorp fails to receive a sufficient number of votes to adopt the Merger Agreement, it may propose to adjourn or postpone the Heritage Special Meeting or Bancorp Special Meeting, respectively, if a quorum is present for the purpose of soliciting additional proxies to adopt the Merger Agreement. Neither Heritage nor Bancorp currently intends to propose adjournment or postponement at the Special Meetings if there are sufficient votes to adopt the Merger Agreement. If approval of the proposal to adjourn or postpone the Heritage Special Meeting or the Bancorp Special Meeting for the purpose of soliciting additional proxies is submitted to the respective shareholders for approval, the approval requires the affirmative vote of the holders of a majority of the votes cast at the such special meeting in person or by proxy and entitled to vote thereon. The boards of directors of Heritage and Bancorp unanimously recommend that their respective shareholders vote “FOR” the proposal to adjourn or postpone the respective special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

SHAREHOLDER PROPOSALS

Shareholders who wish to include a proposal in the Bancorp proxy statement and form of proxy relating to the Bancorp 2009 Annual Meeting should deliver a written copy of their proposal to Bancorp’s principal executive offices no later than December 2, 2008. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in Bancorp’s proxy materials. Except for shareholder proposals to be included in Bancorp’s proxy statement and form of proxy, the deadline for nominations for director and other proposals made by a shareholder is February 15, 2009. Bancorp may solicit proxies in connection with next year’s Annual Meeting that confer discretionary authority to vote on any shareholder proposals of which Bancorp does not receive notice by February 15, 2009. Proposals should be directed to Price W. Schwenck, Corporate Secretary, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202.

OTHER MATTERS

So far as now known, there is no business other than that described above to be presented for action by the shareholders at the Special Meetings, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the respective special meeting or any adjournment thereof, in accordance with the recommendation of board of directors of Heritage or Bancorp, as the case may be, including the postponement or adjournment of the respective special meeting.

LEGAL MATTERS

McGuireWoods LLP, Jacksonville, Florida, will pass upon the validity of the shares of Bancorp common stock offered by this joint proxy statement/prospectus. McGuireWoods LLP will also opine as to certain federal income tax consequences of the Merger.

EXPERTS

The financial statements of Heritage as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005, have been included herein and in the registration statement in reliance upon the report of Saltmarsh, Cleaveland & Gund, independent accountants, included herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows Bancorp to “incorporate by reference” into this joint proxy statement/prospectus documents filed with the SEC by Bancorp. This means that Bancorp can disclose important information to you by referring you to those documents. Any information incorporated in this manner is considered part of this joint proxy statement/prospectus except to the extent updated and superseded by information contained in this joint proxy statement/prospectus.

Bancorp incorporates by reference into this joint proxy statement/prospectus the following documents that have been filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

Jacksonville Bancorp, Inc. (SEC File No. 000-30248)	Period for or Date of Filing
Annual Report on Form 10-K
Fiscal Year ended December 31, 2007, as filed with the SEC on March 27, 2008 (including the information incorporated by reference therein from Bancorp’s definitive proxy statement filed with the SEC on March 28, 2008).

Quarterly Report on Form 10-Q	Quarter ended March 31, 2008, as filed with the SEC on May 2, 2008.

Current Reports on Form 8-K	Filed on January 23, 2008, January 24, 2008, January 29, 2008, March 19, 2008 and April 17, 2008.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this joint proxy statement/prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained herein modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

All documents subsequently filed will be deemed incorporated by reference. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You may not have been sent some of the documents incorporated by reference, but you can obtain any of them through Bancorp, the SEC or the SEC’s website, as described below. Bancorp will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this joint proxy statement/prospectus and a copy of any or all other contracts or documents which are referred to in this joint proxy statement/prospectus. Requests should be directed to: Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202, Attention: Chief Financial Officer, Valerie A. Kendall, telephone number: (904) 421-3040. You also may review a copy of the registration statement and its exhibits at the SEC’s Public Reference Room located at F Street, N.E., Washington, D. C. 20549, and by calling the SEC at (800) SEC-0330, as well as through the SEC’s website (http://www.sec.gov) and Bancorp’s website (http://www. jaxbank.com).

You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated [   ], 2008. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this joint proxy statement/prospectus to shareholders nor the issuance of Bancorp common stock in the Merger creates any implication to the contrary.

FINANCIAL STATEMENTS OF HERITAGE

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Heritage Bancshares, Inc.
and Subsidiary
Orange Park, Florida

We have audited the accompanying consolidated statements of financial condition of Heritage Bancshares, Inc. and Subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years ended December 31, 2007, 2006, and 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of Heritage Bancshares, Inc. and Subsidiary as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years ended December 31, 2007, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/Saltmarsh, Cleaveland & Gund

Pensacola, Florida
March 14, 2008

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
December 31, 2007 and 2006
(Dollars in thousands)

	2007	2006
Assets

Cash and due from banks	$1,775	$3,157
Federal funds sold	6,288	29,893
Cash and cash equivalents	8,063	33,050
Securities available for sale	10,295	461
Loans receivable, net of allowance for loan losses
of $1,448 in 2007 and $1,408 in 2006	140,625	130,477
Accrued interest receivable	929	750
Premises and equipment, net	3,806	3,912
Foreclosed real estate	287	500
Deferred income taxes	715	764
Other assets	266	186

Total Assets	$164,986	$170,100

Liabilities and Stockholders' Equity

Liabilities:
Noninterest-bearing demand deposits	$6,397	$8,392
Interest-bearing demand deposits	26,338	30,159
Savings deposits	3,297	4,477
Other time deposits	107,967	109,214
Total deposits	143,999	152,242

Debentures	5,155	-
Note payable	-	3,250
Accrued interest payable	528	694
Deferred compensation	1,130	1,319
Other liabilities	166	65
Total liabilities	150,978	157,570

Commitments and Contingencies	-	-

Stockholders' Equity:
Common stock, $.01 par value; 8,000,000 shares authorized,
1,633,181 shares issued and outstanding	16	16
Additional paid-in capital	6,222	6,222
Retained earnings	7,747	6,299
Accumulated other comprehensive income (loss)	23	(7)
Total stockholders' equity	14,008	12,530

Total Liabilities and Stockholders' Equity	$164,986	$170,100

CONSOLIDATED STATEMENTS OF INCOME
Years Ended December 31, 2007, 2006, and 2005
(Dollars in thousands)

	2007	2006	2005
Interest Income:
Loans receivable and fees on loans	$11,077	$11,169	$8,650
Investment securities	364	19	27
Federal funds sold	833	831	370
Total interest income	12,274	12,019	9,047

Interest Expense:
Deposits	6,519	5,641	3,479
Other	379	230	169
Total interest expense	6,898	5,871	3,648

Net interest income	5,376	6,148	5,399

Provision for Loan Losses	120	138	430

Net interest income after provision for loan losses	5,256	6,010	4,969

Noninterest Income:
Service charges on deposit accounts	195	217	261
Gain on settlement of life insurance	-	-	1,380
Other income	192	150	188
Total noninterest income	387	367	1,829

Noninterest Expense:
Salaries and employee benefits	1,845	1,547	2,593
Occupancy expense	370	341	337
Data processing expense	236	207	194
Other expenses	871	635	517
Total noninterest expense	3,322	2,730	3,641

Income Before Income Taxes	2,321	3,647	3,157

Income Tax Expense	873	1,372	684

Net Income	$1,448	$2,275	$2,473

Earnings Per Share of Common Stock	$0.89	$1.39	$1.51

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years Ended December 31, 2007, 2006, and 2005
(Dollars in Thousands)

				Accumulated
		Additional		other
	Common	paid-in	Retained	comprehensive
	stock	capital	earnings	income(loss)	Total
Balance, January 1, 2005	$16	$6,222	$1,551	$(7)	$7,782

Net income			2,473		2,473

Other comprehensive income (loss):
Change in unrealized gain (loss)
on securities available for sale,
net of tax of $4				(7)	(7)

Total comprehensive income					2,466

Balance, January 1, 2006	$16	$6,222	$4,024	$(14)	$10,248

Net income			2,275		2,275

Other comprehensive income (loss):
Change in unrealized gain (loss)
on securities available for sale,
net of tax of $4				7	7

Total comprehensive income					2,282

Balance, January 1, 2007	$16	$6,222	$6,299	$(7)	$12,530

Net income			1,448		1,448

Other comprehensive income (loss):
Change in unrealized gain (loss)
on securities available for sale,
net of tax of $18				30	30

Total comprehensive income					1,478

Balance, December 31, 2007	$16	$6,222	$7,747	$23	$14,008

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2007, 2006 and 2005
(Dollars in thousands)

	2007	2006	2005
Cash Flows From Operating Activities:
Net income	$1,448	$2,275	$2,473
Adjustments to reconcile net income to net cash
provided by operating activities -
Depreciation and amortization	148	154	144
Provision for loan losses	120	138	430
Gain on settlement of life insurance	-	-	(1,380)
Gain on sale of fixed assets	-	-	(13)
Write-down on foreclosed real estate	18	-	-
Net (accretion) amortization of securities	(3)	-	-
Deferred income taxes	32	(44)	(626)
Changes in -	-	-	-
Accrued interest receivable and other assets	(259)	(93)	(374)
Cash surrender value of life insurance	-	-	(32)
Deferred compensation	(190)	(101)	1,269
Accrued interest payable and other liabilities	(65)	146	(137)
Net cash provided by operating activities	1,249	2,475	1,754

Cash Flows From Investing Activities:
Purchases of available-for-sale securities	(9,975)	-	-
Principal reductions received on available-for-sale securities	192	109	240
Proceeds from calls of available-for-sale securities	-	20	-
Net increase in loans	(10,573)	(7,280)	(29,218)
Proceeds from life insurance settlement	-	-	2,727
Proceeds from sale of fixed assets	-	-	28
Proceeds from sale of foreclosed real estate	500	-	-
Purchase of premises and equipment	(42)	(88)	(119)
Net cash used in investing activities	(19,898)	(7,239)	(26,342)

Cash Flows From Financing Activities:
Net decrease in demand and savings deposits	(6,997)	(6,854)	(3,899)
Net (decrease) increase in time deposits	(1,246)	16,072	43,326
Principal reduction on note payable	(3,250)	-	-
Proceeds from issuance of debentures	5,155	-	-
Net cash (used in) provided by financing activities	(6,338)	9,218	39,427

Net Change in Cash and Cash Equivalents	(24,987)	4,454	14,839

Cash and Cash Equivalents at Beginning of Year	33,050	28,596	13,757

Cash and Cash Equivalents at End of Year	$8,063	$33,050	$28,596

Supplemental Disclosures of Cash Flow Information:

Interest paid on deposits	$6,685	$5,505	$3,286

Other interest paid	$379	$231	$169

Income taxes paid	$866	$1,398	$1,614

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(dollars in thousands)

Nature of Business:

Heritage Bancshares, Inc. (the “Company”) is a one-bank holding company which provides a full range of banking services to individuals and businesses in Orange Park and Ponte Vedra Beach, Florida through its wholly-owned subsidiary, Heritage Bank of North Florida (the “Bank”). The Bank is a state chartered bank, organized under the laws of the State of Florida. The Bank is regulated by various Federal and State agencies and is subject to periodic examinations by those regulatory authorities.

Principles of Consolidation:

The consolidated financial statements include the accounts of the Company and the Bank. All material intercompany balances and transactions have been eliminated during consolidation.

Accounting Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions and market values of underlying collateral. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Cash Equivalents:

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold, all of which mature within 90 days.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
(dollars in thousands)

Securities:

All securities are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Loans Receivable:

The Bank grants commercial, real estate and consumer loans to customers. A substantial portion of the loan portfolio is represented by commercial and residential real estate loans throughout Northeast Florida. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance.

The accrual of interest on commercial and real estate loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Other personal loans are typically charged off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses:

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
(dollars in thousands)

Loans Receivable (Continued):

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and real estate loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer loans for impairment disclosures.

Premises and Equipment:

Land is carried at cost. Buildings, furniture, fixtures, equipment and software are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method.

Foreclosed Real Estate:

Real estate properties acquired through or in lieu of loan foreclosure are held for sale and are recorded at the lower of their carrying value or fair value less cost to sell. Revenue and expenses from operations are included in net expenses from foreclosed assets.

Advertising:

Advertising costs are expensed as incurred.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
(dollars in thousands)

Stock-Based Compensation:

Options granted to employees prior to December 15, 2005 are accounted for using the intrinsic value method under APB Opinion No. 25, Accounting for Stock Issued to Employees, for which no compensation cost has been recognized. There was no pro forma after-tax effect of compensation cost attributable to the options in 2007, 2006 and 2005.

In December 2004, the Financial Accounting Standards Board revised SFAS 123 through issuance of SFAS 123(R), Shared-Based Payments, which became effective for the Company beginning in 2006. The revised statement requires the use of a fair value method to determine compensation attributable to share-based payments, and further requires that such compensation be included as an expense in the statements of income for any options issued after December 15, 2005.

Income Taxes:

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various assets and liabilities in the consolidated statements of financial condition and gives current recognition to changes in tax rates and laws.

Financial Instruments:

In the ordinary course of business, the Bank has entered into commitments to extend credit. Such financial instruments are recorded when they are funded.

Earnings per Share of Common Stock:

Earnings per share of common stock are computed on the basis of the weighted average number of shares outstanding.

NOTE 2 - INVESTMENT SECURITIES
(dollars in thousands)

Investment securities have been classified in the consolidated statements of financial condition according to management’s intent. The carrying amount of securities available for sale and their approximate fair values were as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

December 31, 2007 -
U.S. government agency securities	$4,992	$62	$-	$5,054
Mortgage-backed securities	2,791	29	(4)	2,816
Municipal securities	2,476	1	(52)	2,425

	$10,259	$$92	$(56)	$10,295

December 31, 2006 -
Mortgage-backed securities	$472	$-	$(11)	$461

Investment securities with a fair value of approximately $1,876 and $451 at December 31, 2007 and 2006, respectively, were pledged to secure deposits as required or permitted by law.

The scheduled maturities of securities available for sale at December 31, 2007, were as follows:

	Amortized	Fair
	Cost	Value

Due in one year or less	$864	$865
Due from one year to five years	5,253	5,317
Due after ten years	4,142	4,113

	$10,259	$10,295

For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the estimated weighted-average lives of the underlying collateral. The mortgage-backed securities may mature earlier than their estimated weighted-average lives because of principal prepayments.

NOTE 2 - INVESTMENT SECURITIES (Continued)
(dollars in thousands)

Information pertaining to securities available for sale with gross unrealized losses at December 31, 2007, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than Twelve Months		Over Twelve Months
	Gross	Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value

U.S. government agency securities	$-	$-	$(4)	$370
Municipal securities	(52)	2,209	-	-

	$(52)	$2,209	$(4)	$370

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2007, securities with unrealized losses primarily relate to municipal securities. These unrealized losses relate principally to current interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. As management has the ability to hold debt securities until maturity, or for the foreseeable future, no declines are deemed to be other-than-temporary.

NOTE 3 - LOANS RECEIVABLE
(dollars in thousands)

The components of loans in the consolidated statements of financial condition were as follows:

	2007	2006
Real estate -
Commercial	$96,605	$79,274
Residential	31,532	39,105
Commercial	12,985	12,030
Consumer	1,342	1,922
	142,464	132,331
Deferred loan fees	(391)	(446)
Allowance for loan losses	(1,448)	(1,408)

	$140,625	$130,477

NOTE 3 - LOANS RECEIVABLE (Continued)
(dollars in thousands)

The Bank primarily grants real estate, commercial and consumer loans in the State of Florida with primary concentration in Northeast Florida. Although the Bank’s loan portfolio is diversified, a significant portion of its loan portfolio is secured by real estate.

Loans with a carrying value of $305 and $500 were transferred to foreclosed real estate in 2007 and 2006, respectively.

An analysis of the change in the allowance for loan losses follows:

	2007	2006

Balance at January 1	$1,408	$1,296

Loans charged-off	(89)	(28)
Recoveries	9	2
Net loans charged-off	(80)	(26)

Provision charged to operations	120	138

Balance at December 31	$1,448	$1,408

An analysis of the carrying value and allowance for loan losses for impaired loans included in the component of loans above is summarized as follows:

	2007	2006
Impaired loans:
With specific reserves	$2,857	$-
Without specific reserves	11,682	129

Total impaired loans	$14,539	$129

Average recorded investment in impaired loans	$7,192	$129

Impaired loans on nonaccrual status	$4,614	$129

Interest income recognized on impaired loans from time of impairment	$368	$-

Interest income not recognized on nonaccrual loans	$164	$5

Specific reserves on impaired loans included in allowance for loan losses	$172	$-

NOTE 4 - PREMISES AND EQUIPMENT
(dollars in thousands)

Components of premises and equipment included in the statements of financial condition were as follows:

	2007	2006

Land	$1,406	$1,406
Buildings and improvements	2,590	2,601
Furniture, fixtures and equipment	871	1,011
Computer software	61	77
	4,928	5,095
Accumulated depreciation and amortization	(1,122)	(1,183)

	$3,806	$3,912

Depreciation and amortization expense charged to operations amounted to $148 in 2007, $154 in 2006 and $144 in 2005.

NOTE 5 - TIME DEPOSITS
(dollars in thousands)

The aggregate amount of time deposits at December 31, each with a minimum denomination of $100,000 was approximately $78,799 in 2007 and $79,244 in 2006.

At December 31, 2007, the scheduled maturities of time deposits were as follows:

2008	$82,920
2009	11,471
2010	12,526
2011	494
2012	556

$107,967

NOTE 6 - NOTE PAYABLE
(dollars in thousands)

At December 31, 2006, the Company had borrowings from a bank amounting to $3,250. Interest payments were due quarterly at 90 day LIBOR plus 2% and the principal balance was due at maturity in January 2007. The note was collateralized by the outstanding stock of the Bank. The note was paid off in 2007.

NOTE 7 - DEBENTURES
(dollars in thousands)

Debentures consisted of the following as of December 31:

Holder	Rate	2007	2006

Heritage Bancshares Capital Trust I	Adjustable	$5,155	$-0-

In February 2007, the Company formed Heritage Bancshares Capital Trust I, a Delaware statutory trust (the “Trust”). The Trust issued $5,000 of Floating Rate Capital Securities and $155 of Common Securities and invested the proceeds thereof in the Floating Rate Junior Subordinated Debt Securities (the “Company Debentures”) issued by the Company. Trust preferred securities are Company obligated mandatorily redeemable preferred securities of the Trust holding solely the debentures issued by the Company.

The Company Debentures associated with the Trust will mature March 6, 2037. The maturity date may be shortened to a date not earlier than March 2012 if certain conditions are met including the Company having received prior approval of the Federal Reserve and any other required regulatory approvals. The Company Debentures may be prepaid if certain events occur, including a change in the tax status or regulatory capital treatment of the trust preferred securities. In each case, redemption will be made at par, plus accrued and unpaid distributions thereon through the redemption date.

The Company is required by federal banking regulations to maintain certain levels of capital for bank regulatory purposes. The Federal Reserve has determined that the debentures qualify as minority interest, which is included in Tier 1 capital for bank holding companies. The Company believes that such capital treatment provides the Company with a cost-effective means of obtaining capital for bank regulatory purposes.

NOTE 8 - STOCKHOLDERS’ EQUITY
(dollars in thousands)

The Company and the Bank are subject to certain restrictions on the amount of dividends they may declare without regulatory approval.

NOTE 9 - STOCK BASED COMPENSATION PLANS
(dollars in thousands)

Options granted to employees prior to December 15, 2005 are accounted for using the intrinsic value method under APB Opinion No. 25, Accounting for Stock Issued to Employees, for which no compensation cost has been recognized. There were no pro forma after-tax effect of compensation costs attributable to the options in 2007, 2006, and 2005.

NOTE 9 - STOCK BASED COMPENSATION PLANS (Continued)
(dollars in thousands)

In December 2004, the Financial Accounting Standards Board revised SFAS 123 through issuance of SFAS 123(R), Shared-Based Payments, which became effective for the Company beginning in 2006. The revised statement requires the use of a fair value method to determine compensation attributable to share-based payments, and further requires that such compensation be included as an expense in the statements of income for any options issued after December 15, 2005. The Company has not issued any options since the effective date of this statement.

The Company has established the Director Stock Option Plan under which it may grant up to 175,500 shares to directors. At December 31, 2007, options were outstanding for the purchase of 90,600 shares of common stock which were exercisable at the date of grant. The exercise prices of the outstanding options range from $3 to $4.09 per share. No options were exercised during 2007, 2006 or 2005.

The Company has established the Employee Stock and Stock Appreciation Rights (“SARs”) Plan under which 60,000 SARs were granted to employees at $2 per share. At December 31, 2007 and 2006, the liability recorded for the stock appreciation rights outstanding amounted to approximately $404 and $562, respectively. In May 2005, the liability for 50,000 SARs was fixed at $460 at the death of the Bank’s then president. This liability is being paid to the beneficiaries in monthly payments of approximately $3 through June 2022. During 2007, the remaining 10,000 SARs were exercised resulting in payment of $155.

A summary of the status of the Company’s outstanding stock options is presented below:

	2007			2006
			Weighted			Weighted
			Average			Average
			Exercise			Exercise
	Number		Price	Number		Price

Outstanding at beginning of year	90,600		$3.37	90,600		$3.37
Granted	-			-
Forfeited	-			-
Exercised	-			-

Outstanding at end of year	90,600		$3.37	90,600		$3.37

Weighted average fair value per option of options granted during the year		$	N/A		$	N/A

NOTE 10 - EMPLOYEE BENEFIT PLANS
(dollars in thousands)

The Bank has a 401(k) defined contribution plan that covers all employees. Contributions to the plan are determined annually. The Bank contributed approximately $29 in 2007, $22 in 2006, and $24 in 2005.

The Bank has established a Salary Continuation Plan, (the “Plan”), which is a non-qualified supplemental income plan. The Plan was established to provide the Bank’s president $75 annually for 17 years beginning at retirement at age 65. The annual expense of the Plan was offset by earnings on the cash surrender value of life insurance. As a result of the death of the Bank’s president in 2005, the Bank received its initial investment in life insurance plus earnings thereon and recorded a liability for the present value of the benefits to be paid under the Plan. At December 31, 2007 and 2006, the liability recorded for the present value of the future benefits to be paid under the Plan amounted to $726 and $757, respectively. Compensation expense related to the Plan included in salaries and employee benefit expense in the consolidated statements of income amounted to $44 in 2007, $46 in 2006 and $678 in 2005.

NOTE 11 - INCOME TAXES
(dollars in thousands)

The provision for income taxes consists of the following:

	2007	2006	2005
Current tax provision:
Federal	$773	$1,209	$52
State	132	207	6
	905	1,416	58

Deferred tax benefit:
Federal	(27)	(38)	532
State	(5)	(6)	94
	(32)	(44)	626

	$873	$1,372	$684

The provision for income taxes differs from that computed by applying the statutory federal income tax rate to income before taxes are as follows:

	2007	2006	2005

Tax based on statutory rate	$789	$1,240	$1,073
State tax, net of federal benefit	84	132	66
Tax-exempt insurance proceeds	-	-	(481)
Other, net	-	-	26

	$873	$1,372	$684

NOTE 11 - INCOME TAXES (Continued)
(dollars in thousands)

Deferred tax assets and liabilities included in the consolidated statements of financial condition were as follows:

	2007	2006

Deferred tax assets:
Allowance for loan losses	$546	$600
Deferred compensation	425	496
Nonaccrual loan interest	62	-
Net unrealized depreciation on available for sale securities	-	4
	1,033	1,100
Deferred tax liabilities:
Accumulated depreciation and amortization	(304)	(336)
Net unrealized appreciation on available
for sale securities	(14)	-
	(318)	(336)

Net deferred tax asset	$715	$764

In management’s opinion, based on expectations of future taxable income and other relevant considerations, it is more likely than not that future taxable income will be sufficient to utilize the deferred tax assets which existed at December 31, 2007 and 2006.

NOTE 12 - COMMITMENTS AND CONTINGENCIES
(dollars in thousands)

Unused Lines of Credit:

The Bank has unsecured federal funds lines of credit with financial institutions enabling the Bank to borrow up to $9,900, with interest determined at the time of any advance. The arrangements are reviewed annually for renewal of the credit lines.

Credit Related Financial Instruments:

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition.

NOTE 12 - COMMITMENTS AND CONTINGENCIES (Continued)
(dollars in thousands)

Credit Related Financial Instruments (Continued):

The Bank’s exposure to credit loss is represented by the contractual amount of these commitments. The Bank follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

At December 31, the following financial instruments were outstanding whose contract amounts represent credit risk:

	2007	2006

Commitments to extend credit	$15,551	$19,274

Letters of credit	$335	$300

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitment amounts are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation.

Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit may be uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.

Letters of credit are conditional lending commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments for which collateral is deemed necessary.

The Bank has not incurred any losses on its commitments in 2007 and 2006.

Other:

Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company’s consolidated financial statements.

NOTE 13 - CONCENTRATIONS
(dollars in thousands)

The Bank maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (the “FDIC”) up to $100,000. At various times throughout the year uninsured balances exceed the FDIC insured limits. The Bank’s management monitors these institutions on a quarterly basis in order to determine that the institutions meet “well-capitalized” guidelines as established by the FDIC.

At December 31, 2007 and 2006, brokered deposits amounted to approximately 20% and 21% of total deposits, respectively.

NOTE 14 - RELATED PARTY TRANSACTIONS
(dollars in thousands)

The Bank has entered into transactions with its directors, stockholders, and their affiliates (related parties). The aggregate amount of loans to such related parties at December 31, 2007 and 2006, was approximately $7,450 and $5,570, respectively. Also, certain related parties maintained deposit balances with the Bank in the aggregate amount of approximately $5,064 and $8,342 at December 31, 2007 and 2006, respectively.

NOTE 15 - REGULATORY MATTERS
(dollars in thousands)

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet the minimum regulatory capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines involving quantitative measures of the Company’s and the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total risk-based capital and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2007, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

NOTE 15 - REGULATORY MATTERS (Continued)
(dollars in thousands)

As of December 31, 2007 and 2006, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank’s category. The Company’s and the Bank’s actual capital amounts and ratios as of December 31, 2007 and 2006 are presented in the following table:

	Actual			Minimum Capital Requirement:			Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions:

	Amount	Ratio		Amount		Ratio	Amount			Ratio

As of December 31, 2007:
Total Capital
(to Risk Weighted Assets)
Consolidated	$20,434	14.55%	≥	$11,232	≥	8.0%	$	N/A	≥	N/A
Bank	$20,064	14.29%	≥	$11,232	≥	8.0%		$14,040	≥	10.0%
Tier I Capital
(to Risk Weighted Assets)
Consolidated	$18,643	13.28%	≥	$5,616	≥	4.0%	$	N/A	≥	N/A
Bank	$18,616	13.26%	≥	$5,616	≥	4.0%		$8,424	≥	6.0%
Tier I Capital
(to Average Assets)
Consolidated	$18,643	11.65%	≥	$6,402	≥	4.0%	$	N/A	≥	N/A
Bank	$18,616	11.63%	≥	$6,402	≥	4.0%		$8,003	≥	5.0%

As of December 31, 2006:
Total Capital
(to Risk Weighted Assets)
Consolidated	$13,945	10.67%	≥	$10,454	≥	8.0%	$	N/A	≥	N/A
Bank	$16,907	12.94%	≥	$10,454	≥	8.0%		$13,068	≥	10.0%
Tier I Capital
(to Risk Weighted Assets)
Consolidated	$12,537	9.59%	≥	$5,227	≥	4.0%	$	N/A	≥	N/A
Bank	$15,499	11.86%	≥	$5,227	≥	4.0%		$7,841	≥	6.0%
Tier I Capital
(to Average Assets)
Consolidated	$12,537	7.29%	≥	$6,877	≥	4.0%	$	N/A	≥	N/A
Bank	$15,499	9.01%	≥	$6,877	≥	4.0%		$8,597	≥	5.0%

NOTE 16 - FAIR VALUES OF FINANCIAL INSTRUMENTS
(dollars in thousands)

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices; however, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate used and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Statement of Financial Accounting Standards No. 107, Disclosure about Fair Value of Financial Instruments, excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

Cash and cash equivalents. The carrying amounts of cash and cash equivalents approximate their fair value.

Securities. Fair values for securities are based on quoted market prices.

Loans receivable. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Deposit liabilities. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of savings deposits approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected maturities of time deposits.

Debentures. The carrying amount for variable rate debentures approximates their fair values.

Note payable. The carrying amount of the variable rate note payable approximates its fair value.

Accrued interest. The carrying amounts of accrued interest approximate their fair values.

NOTE 16 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)
(dollars in thousands)

Off balance-sheet instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standings. The estimated fair value for these instruments was insignificant at December 31, 2007 and 2006.

The estimated fair values of the Company’s financial instruments at December 31, 2007 and 2006 were as follows:

	2007		2006
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets:

Cash and cash equivalents	$8,063	$8,063	$33,050	$33,050
Securities available for sale	10,295	10,295	461	461
Loans receivable	140,625	139,678	130,477	128,422
Accrued interest receivable	929	929	750	750

Financial liabilities:

Deposits	143,999	144,037	152,242	152,212
Debentures	5,155	5,155	-	-
Note payable	-	-	3,250	3,250
Accrued interest payable	528	528	694	694

NOTE 17 - CONDENSED PARENT COMPANY INFORMATION
(dollars in thousands)

The condensed financial information of the parent company only as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005 is presented as follows:

	2007	2006

Balance Sheets
Assets:

Cash	$275	$206
Other assets	321	83
Investment in Bank subsidiary	18,638	15,491

Total Assets	$19,234	$15,780

Liabilities & Stockholders’ Equity:

Note payable	$-	$3,250
Debentures	5,155	-
Other liabilities	71	-
Total liabilities	5,226	3,250

Stockholders’ equity	14,008	12,530

Total Liabilities & Stockholders’ Equity	$19,234	$15,780

Statements of Income

	2007	2006	2005

Dividends from Bank subsidiary	$354	$230	$169
Other Income	9	-	-
	363	230	169

Interest expense	379	230	169
Other expense	68	-	-
	447	230	169
(Loss) income before income taxes and equity in undistributed earnings of subsidiary	(84)	-	-

Income tax benefit	(165)	(87)	(64)

Income before equity in undistributed
earnings of subsidiary	81	87	64

Equity in undistributed earnings of subsidiary	1,367	2,188	2,409

Net income	$1,448	$2,275	$2,473

NOTE 17 - CONDENSED PARENT COMPANY INFORMATION (Continued)
(dollars in thousands)

	2007	2006	2005

Statements of Cash Flows

Cash Flows From Operating Activities:
Net income	$1,448	$2,275	$2,473
Adjustments to reconcile net income
to net cash used in operating activities:
Net change in other assets	(238)	(20)	(23)
Net change in other liabilities	71	-	-
Equity in undistributed earnings
of Bank subsidiary	(1,367)	(2,188)	(2,409)
Net cash (used in) provided by operating activities	(86)	67	41

Cash Flows From Investing Activities:
Capital contribution to bank subsidiary	(1,750)	-	-

Cash Flows From Financing Activities:
Proceeds from issuance of debentures	5,155	-	-
Principal reduction on note payable	(3,250)	-	-
Net cash used in financing activities	1,905	-	-

Net change in cash	69	67	41

Cash at beginning of year	206	139	98

Cash at end of year	$275	$206	$139

NOTE 18 - PROPOSED MERGER
(dollars in thousands)

On January 28, 2008, the boards of directors of Heritage Bancshares, Inc. and Jacksonville Bancorp, Inc. agreed to the acquisition of Heritage Bancshares, Inc. by Jacksonville Bancorp, Inc. pursuant to the Agreement and Plan of Merger between Heritage Bancshares, Inc. and Jacksonville Bancorp, Inc. Jacksonville Bancorp, Inc. will be the surviving bank holding company in the merger.

If the merger is completed, each share of Heritage Bancshares, Inc. common stock will be automatically converted into the right to receive 0.6175 shares in Jacksonville Bancorp, Inc. common stock for each share of Heritage Bancshares, Inc. shares held, or $17.29 per share. The merger agreement requires a minimum of 1,194,214 shares of Heritage Bancshares, Inc.’s common stock to be exchanged subject to certain conditions.

Annex A

AGREEMENT AND PLAN OF MERGER

by and between

JACKSONVILLE BANCORP, INC.

and

HERITAGE BANCSHARES, INC.

Dated as of

January 28, 2008

As amended on

[    ], 2008

ARTICLE I	TRANSACTIONS AND TERMS OF MERGER	A-6
1.1	Merger	A-6
1.2	Time and Place of Closing	A-6
1.3	Effective Time	A-6
1.4	Director Agreements	A-6
ARTICLE II	EFFECT OF MERGER	A-6
2.1	Articles of Incorporation	A-6
2.2	Bylaws	A-6
2.3	Officers and Directors	A-7
ARTICLE III	CONVERSION OF CONSTITUENTS’ CAPITAL SHARES	A-7
3.1	Manner of Converting Shares	A-7
3.2	Anti-Dilution Provisions	A-8
3.3	Shares Held by HBI	A-8
3.4	Dissenting Stockholders	A-8
3.5	Fractional Shares	A-9
ARTICLE IV	EXCHANGE OF SHARES	A-9
4.1	Exchange Procedures	A-9
4.2	Rights of Former HBI Stockholders	A-9
4.3	Identity of Recipient of JBI Common Stock	A-10
4.4	Lost or Stolen Certificates	A-10
ARTICLE V	REPRESENTATIONS AND WARRANTIES OF HBI	A-10
5.1	Corporate Organization, Standing and Power	A-10
5.2	Authority; No Breach By Agreement	A-10
5.3	Capital Stock	A-11
5.4	HBI Subsidiaries	A-11
5.5	Financial Statements	A-12
5.6	Absence of Undisclosed Liabilities	A-12
5.7	Absence of Certain Changes or Events	A-12
5.8	Tax Matters	A-12
5.9	Loan Portfolio; Documentation and Reports	A-13
5.10	Assets; Insurance	A-14
5.11	Environmental Matters	A-15
5.12	Compliance with Laws	A-15
5.13	Labor Relations; Employees	A-16
5.14	Employee Benefit Plans	A-16
5.15	Material Contracts	A-17
5.16	Legal Proceedings	A-17

5.17	Reports	A-18
5.18	Statements True and Correct	A-18
5.19	Tax and Regulatory Matters	A-18
5.20	Offices	A-18
5.21	Data Processing Systems	A-19
5.22	Intellectual Property	A-19
5.23	Administration of Trust Accounts	A-19
5.24	Advisory Fees	A-19
5.25	Regulatory Approvals	A-19
5.26	Repurchase Agreements; Derivatives Contracts	A-19
5.27	Antitakeover Provisions	A-19
5.28	Transactions with Management	A-19
5.29	Deposits	A-19
5.30	Accounting Controls	A-20
5.31	Deposit Insurance	A-20
5.32	Registration Obligations	A-20
5.33	Financing Documents	A-20
5.34	Ponte Vedra Leases	A-20
ARTICLE VI	REPRESENTATIONS AND WARRANTIES OF JBI	A-20
6.1	Organization, Standing and Power	A-20
6.2	Authority; No Breach By Agreement	A-20
6.3	Capital Stock	A-21
6.4	Reports and Financial Statements	A-21
6.5	Absence of Undisclosed Liabilities	A-21
6.6	Absence of Certain Changes or Events	A-21
6.7	Compliance with Laws	A-21
6.8	Legal Proceedings	A-22
6.9	Statements True and Correct	A-22
6.10	Tax and Regulatory Matters	A-22
6.11	Regulatory Approvals	A-22
ARTICLE VII	CONDUCT OF BUSINESS PENDING CONSUMMATION	A-22
7.1	Covenants of Both Parties	A-22
7.2	Covenants of HBI	A-23
7.3	Covenants of JBI	A-25
7.4	Adverse Changes in Condition	A-25
7.5	Reports	A-25
7.6	Acquisition Proposals	A-25

7.7	NASDAQ Qualification	A-26
ARTICLE VIII	ADDITIONAL AGREEMENTS	A-26
8.1	Regulatory Matters	A-26
8.2	Access to Information	A-27
8.3	Efforts to Consummate	A-28
8.4	Stockholders’ Meetings	A-28
8.5	Certificate of Objections	A-28
8.6	Publicity	A-28
8.7	Expenses	A-28
8.8	Failure to Close	A-29
8.9	Fairness Opinion	A-29
8.10	Tax Treatment	A-29
8.11	Agreement of Affiliates	A-29
8.12	Environmental Audit; Title Policy; Survey	A-29
8.13	Compliance Matters	A-29
8.14	Notice of Deadlines	A-30
8.15	Fixed Asset Inventory	A-30
8.16	Director’s and Officer’s Indemnification	A-30
8.17	Employee Matters.	A-30
ARTICLE IX	CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE	A-31
9.1	Conditions to Obligations of Each Party	A-31
9.2	Conditions to Obligations of JBI	A-32
9.3	Conditions to Obligations of HBI	A-33
ARTICLE X	TERMINATION	A-34
10.1	Termination	A-34
10.2	Effect of Termination	A-35
10.3	Non-Survival of Representations and Covenants	A-36
ARTICLE XI	MISCELLANEOUS	A-36
11.1	Definitions	A-36
11.2	Entire Agreement	A-41
11.3	Amendments	A-41
11.4	Waivers	A-42
11.5	Assignment	A-42
11.6	Notices	A-42
11.7	Brokers and Finders	A-43
11.8	Governing Law	A-43
11.9	Counterparts	A-43

11.10	Captions	A-43
11.11	Enforcement of Agreement	A-43
11.12	Severability	A-43
11.13	Construction of Terms	A-43
11.14	Schedules	A-43
11.15	Exhibits and Schedules	A-44
11.16	No Third Party Beneficiaries	A-44

EXHIBITS

Exhibit A:	Form of Stockholders Agreement

Exhibit B:	Form of Non-Competition Agreement Related to the Sale of Goodwill

Exhibit C:	Form of Affiliate Agreement

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of January 28, 2008, as amended on [    ], 2008, by and between Jacksonville Bancorp, Inc. (“JBI”), a corporation organized and existing under the laws of the State of Florida, with its principal office located in Jacksonville, Florida and Heritage Bancshares, Inc. (“HBI”), a corporation organized and existing under the laws of the State of Florida, with its principal office located in Orange Park, Florida.

Preamble

The Boards of Directors of HBI and JBI are of the opinion that the transactions described herein are in the best interests of the parties and their respective stockholders. This Agreement provides for the merger (the “Merger”) of HBI with and into JBI. At the Effective Time of such Merger, the outstanding shares of the capital stock of HBI shall be converted into the right to receive shares of the common stock of JBI and/or cash (as provided herein). The Merger is subject to the approvals of the stockholders of HBI and JBI, the Florida Office of Financial Regulation and the Federal Reserve Board, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that, for federal income tax purposes, the merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the IRC.

Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I
TRANSACTIONS AND TERMS OF MERGER

1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, HBI shall be merged with and into JBI in accordance with the provisions of Section 607.1107 of the FBCA and with the effect provided in the applicable provisions of the FBCA. JBI shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Florida. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the JBI Board and the HBI Board.

1.2 Time and Place of Closing. The place of Closing shall be at the offices of JBI, Jacksonville, Florida, or such other place as may be mutually agreed upon by the Parties. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers of each Party, the Closing will take place at 9:00 A.M. Eastern Standard Time on the first business day of the month immediately subsequent to the month in which the closing conditions set forth in Article 9 below have been satisfied (or waived pursuant to Section 11.4 of this Agreement).

1.3 Effective Time. The Merger and other transactions provided for in this Agreement shall become effective: (a) on the date and at the time that the Articles of Merger reflecting the Merger shall be accepted for filing by the Secretary of State of Florida, or (b) on such date and at such time subsequent to the date and time established pursuant to subsection 1.3(a) above as may be specified by the Parties in the Articles of Merger (such time is hereinafter referred to as the “Effective Time”). Unless JBI and HBI otherwise mutually agree in writing, the Parties shall use their commercially reasonable efforts to cause the Effective Time to occur on the date of Closing.

1.4 Director Agreements. Concurrently with the execution of this Agreement and as a material condition hereto, each member of the HBI Board and Board of Directors of HBI Bank has executed and delivered a Stockholders Agreement in the form attached as Exhibit A hereto and a Non-Competition Agreement Related to the Sale of Goodwill in the form attached as Exhibit B hereto (collectively the “Director Agreements”).

ARTICLE II
EFFECT OF MERGER

2.1 Articles of Incorporation. The Articles of Incorporation of JBI in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation immediately following the Effective Time.

2.2 Bylaws. The Bylaws of JBI in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation immediately following the Effective Time, until otherwise amended or repealed.

2.3 Officers and Directors. The incumbent officers and directors of JBI immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation. Two directors of the HBI Board shall be appointed to the JBI Board upon the Effective Time.

ARTICLE III
CONVERSION OF CONSTITUENTS’ CAPITAL SHARES

3.1 Manner of Converting Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any further action on the part of JBI, HBI or the holders of any shares thereof, the shares of the constituent corporations shall be converted as follows:

(a) each share of JBI Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

(b) Subject to the potential adjustment provided for in Section 3.2 below, each share of HBI Common Stock (excluding shares held by any HBI Company, other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by stockholders who perfect their dissenters’ rights of appraisal as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive shares of JBI Common Stock and/or cash as set forth in this Section 3.1.

(c) Holders of HBI Common Stock may elect to receive shares of JBI Common Stock or cash in exchange for their shares of HBI Common Stock. The total number of shares of HBI Common Stock to be converted into JBI Common Stock (the “Stock Consideration pursuant to this Agreement (the “Stock Conversion Number”) shall not be less than 1,194,214 shares. All shares of HBI Common Stock not exchanged for JBI Common Stock shall be exchanged for $17.29 in cash per share (the “Cash Consideration”).

(d) At the election of holders of HBI Common Stock, each share of HBI Common Stock may be exchanged for 0.6175 shares of JBI Common Stock (the “Exchange Ratio”), subject to the election restrictions set forth above and below.

(e) An Election Form, in such form as JBI and HBI mutually agree (“Election Form”), will be included in, and sent with the Proxy Statement/Prospectus, which shall be mailed to each holder of record of HBI Common Stock entitled to vote at HBI Stockholders’ Meeting, permitting such holder, subject to the allocation and election procedure set forth herein:

(i) to specify the number of shares of HBI Common Stock owned by such holder with respect to which the holder desires to receive Cash Consideration (a “Cash Election”) in accordance with the provisions stated herein;

(ii) to specify the number of shares of HBI Common Stock owned by such holder with respect to which such holder desires to receive Stock Consideration (a “Stock Election), or;

(iii) to indicate that such record holder has no preference as to the receipt of Stock Consideration or Cash Consideration for such shares (a “Non-Election”).

Holders of record of shares of HBI Common Stock who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Election Forms, provided that each such Election Form covers all the shares of HBI Common Stock held by each representative for a particular beneficial owner.

Any shares of HBI Common Stock with respect to which the holder thereof shall not, as of the Election Deadline (defined below), have made an election by submission to HBI of an effective, properly completed Election Form shall be deemed Non-Election shares. Any Dissenting Shares shall be deemed shares subject to an all Cash Election.

Any holder of HBI Common Stock shall have the right to change his or her election to a Cash Election or Stock Election at any time prior to the Election Deadline (as defined in subparagraph 3.1(f) below) by submitting a new Election Form to HBI.

(f) The term “Election Deadline” shall mean the same deadline for return of the proxy card relating to the stockholder vote pursuant to the proposed Merger at the HBI Stockholders’ Meeting. An election shall have been properly made only if HBI shall have actually received a properly completed Election Form by the Election Deadline. Subject to the terms of this Definitive Agreement and of the Election Form, JBI and the Exchange Agent shall have discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of HBI regarding such matters shall be binding and conclusive. Neither JBI nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

(g) As soon as practicable, but in no event more than two (2) business days after the Election Deadline, HBI shall deliver to JBI a schedule (the “Exchange Schedule”), certified by HBI’s corporate secretary, whereby HBI has calculated the amount of cash and JBI Common Stock that each HBI stockholder shall be entitled to receive, listed by HBI stock certificate number, pursuant to the provisions of Article 3 hereof. Such Exchange Schedule shall be reviewed by JBI within five (5) business days after receipt by JBI.

(h) The “Stock Election Number” means the aggregate number of shares of HBI Common Stock with respect to which Stock Elections have been made. The “Cash Election Number” means the aggregate number of shares of HBI Common Stock with respect to which Cash Elections have been made.

(i) If the Stock Election Number is less than 1,194,214, then;

(i) all Non-Election shares of each holder of HBI Common Stock or, if less than all, such number of Non-Election shares as necessary to reduce the aggregate number of shares of HBI Common Stock receiving Cash Consideration to 438,967 (allocated on a prorata basis), shall be converted into the right to receive the Stock Consideration; and

(ii) to the extent that the aggregate number of shares of HBI Common Stock that are to be allocated Stock Consideration after the conversion (noted in subparagraph (j)(i) hereof) of Non-Election shares still is less than 1,194,214; then the Cash Election shares of each holder of HBI Common Stock, will be adjusted such that the aggregate number of shares of HBI Common Stock electing Stock Consideration equals 1,194,214. Such adjustment (the “Adjusted Cash Election”) shall be determined as follows: the number of Adjusted Cash Election shares that each holder of HBI Common Stock will be entitled to exercise shall equal the product obtained by multiplying (X) the number of Cash Election shares held by such holder by (Y) a fraction, the numerator of which is 438,967 and the denominator of which is the Cash Election Number. The Adjusted Cash Election shares are then converted into the right to receive Cash Consideration by multiplying the Adjusted Cash Election shares by $17.29. The remaining number of such holder’s Stock Election shares shall be converted into the right to receive the Stock Consideration.

(j) All outstanding and unexercised options to purchase shares of HBI Common Stock pursuant to the HBI Stock Option Plans (a “HBI Option”) will cease to represent an option to purchase HBI Common Stock at the Effective Time and will be converted automatically into the right to receive a cash payment at the Effective Time equal to $17.29 minus the strike price for each share represented by such HBI Option.

3.2 Anti-Dilution Provisions. In the event JBI changes the number of shares of JBI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted as needed to preserve the relative economic benefit to the Parties.

3.3 Shares Held by HBI. Each of the shares of HBI Common Stock held by any HBI Company, other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

3.4 Dissenting Stockholders. Any holder of shares of HBI Common Stock who perfects his dissenter’s rights of appraisal in accordance with and as contemplated by Section 607.1320 of the FBCA (the “Dissenter Provisions”) shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the FBCA and surrendered to the Surviving Corporation the certificate or certificates representing the shares for which payment is being made; provided, further, nothing contained in this Section 3.4 shall in any way limit the right of JBI to terminate this Agreement and abandon the Merger pursuant to subsection 10.1(i) below. If any dissenting stockholder gives notice to HBI, HBI will promptly give JBI notice thereof, and JBI will have the right to participate in all negotiations and proceedings with respect to any such demands. HBI will not, except with the prior written consent of JBI, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. In the event that after the Effective Time a dissenting stockholder of HBI fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of HBI Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of HBI Common Stock held by him.

3.5 Fractional Shares. No certificates or scrip representing fractional shares of JBI Common Stock shall be issued upon the surrender of certificates for exchange; no dividend or distribution with respect to JBI Common Stock shall be payable on or with respect to any fractional share; and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of JBI. In lieu of any such fractional share, JBI shall pay to each former stockholder of HBI who otherwise would be entitled to receive a fractional share of JBI Common Stock an amount in cash (without interest) determined by multiplying (a) $28.00 by (b) the fraction of a share of JBI Common Stock to which such holder would otherwise be entitled.

ARTICLE IV
EXCHANGE OF SHARES

4.1 Exchange Procedures. As soon as practicable, but in no event more than two (2) business days after JBI confirms and accepts the Exchange Schedule from HBI, JBI shall deliver the Exchange Schedule to the Exchange Agent and cause the Exchange Agent to promptly after the Effective Time, mail to the former stockholders of HBI appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of HBI Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After completion of the allocation procedure set forth in Section 3.1(c)(5) and upon surrender of a certificate or certificates for exchange and cancellation to the Exchange Agent (such shares to be free and clear of all liens, claims and encumbrances), together with a properly executed letter of transmittal, the holder of such certificate or certificates shall be entitled to receive in exchange therefore: (a) a certificate representing that number of whole shares of JBI Common Stock which such holder of HBI Common Stock became entitled to receive pursuant to the provisions of Article 3 hereof and (b) a check representing the aggregate cash consideration, if any, which such holder has the right to receive pursuant to the provisions of Article 3 hereof and the Exchange Schedule, and the HBI Common Stock certificate or certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Cash Consideration, any cash in lieu of fractional shares, or any unpaid dividends and distributions, if any, payable to holders of certificates for HBI Common Stock. Subject to provision for lost shares as set forth in Section 4.4 hereof, the Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of HBI Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of HBI Common Stock for exchange as provided in this Section 4.1. The certificate or certificates for HBI Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation, JBI nor the Exchange Agent shall be liable to a holder of HBI Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

4.2 Rights of Former HBI Stockholders. At the Effective Time, the stock transfer books of HBI shall be closed as to holders of HBI Common Stock immediately prior to the Effective Time, and no transfer of HBI Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of HBI Common Stock (“HBI Certificate”), other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenter’s rights of appraisal have been perfected as provided in Section 3.4 of this Agreement, shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor. To the extent permitted by Law, former stockholders of record of HBI Common Stock shall be entitled to vote after the Effective Time at any meeting of JBI stockholders the number of whole shares of JBI Common Stock into which their respective shares of HBI Common Stock (excluding Cash Election Shares) are converted, regardless of whether such holders have exchanged their HBI Certificates for certificates representing JBI Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by JBI on the JBI Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement. Notwithstanding the preceding sentence, any person holding any HBI Certificate at or after the Effective Time (the “Cutoff”) shall not be entitled to receive any dividend or other distribution payable after the Cutoff to holders of JBI Common Stock, which dividend or other distribution is attributable to such person’s JBI Common Stock represented by said HBI Certificate held after the Cutoff, until such person surrenders said HBI Certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such HBI Certificate, both the JBI Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and any undelivered cash payments (without interest) shall be delivered and paid with respect to each share represented by such HBI Certificate. No holder of shares of HBI Common Stock shall be entitled to receive any dividends or distributions declared or made with respect to the JBI Common Stock with a record date before the Effective Time of the Merger.

4.3 Identity of Recipient of JBI Common Stock. In the event that the delivery of the consideration provided for in this Agreement is to be made to a person other than the person in whose name any certificate representing shares of HBI Common Stock surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of JBI that such tax has been paid or is not applicable.

4.4 Lost or Stolen Certificates. If any holder of HBI Common Stock convertible into the right to receive shares of JBI Common Stock is unable to deliver the HBI Certificate that represents HBI Common Stock, the Exchange Agent, in the absence of actual notice that any such shares have been acquired by a bona fide purchaser, shall deliver to such holder the shares of JBI Common Stock to which the holder is entitled for such shares upon presentation of the following: (a) evidence to the reasonable satisfaction of JBI that any such HBI Certificate has been lost, wrongfully taken or destroyed; (b) such security or indemnity as may be reasonably requested by JBI to indemnify and hold JBI and the Exchange Agent harmless; and (c) evidence satisfactory to JBI that such person is the owner of the shares theretofore represented by each HBI Certificate claimed by the holder to be lost, wrongfully taken or destroyed and that the holder is the person who would be entitled to present such HBI Certificate for exchange pursuant to this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF HBI

HBI hereby represents and warrants to JBI as follows:

5.1 Corporate Organization, Standing and Power.

(a) HBI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and to incur its Liabilities. HBI is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI. HBI has delivered to JBI complete and correct copies of its Articles of Incorporation and Bylaws and the articles of incorporation, bylaws and other, similar governing instruments of each of its Subsidiaries, in each case as amended through the date hereof.

(b) Heritage Bancshares Capital Trust I (the “Trust”) (i) has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. 3801, et seq. (the “Statutory Trust Act”), and (ii) has all requisite power and authority to own or lease its properties and assets and to carry on its business as now conducted.

5.2 Authority; No Breach By Agreement.

(a) HBI has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions provided for herein. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein, including the Merger, have been duly and validly authorized by all necessary corporate action on the part of HBI, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of HBI Common Stock. Subject to such requisite stockholder approval and required regulatory consents, this Agreement represents a legal, valid and binding obligation of HBI, enforceable against HBI in accordance with its terms.

(b) Except as set forth on Schedule 5.2(b), neither the execution and delivery of this Agreement by HBI, nor the consummation by HBI of the transactions provided for herein, nor compliance by HBI with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of HBI’s Articles of Incorporation or Bylaws or the Articles or Certificates of Incorporation or Bylaws of any HBI Company, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any HBI Company under, any Contract or Permit of any HBI Company (including, without limitation, under the Indenture, the Declaration of Trust, or any agreements entered into in connection therewith), where failure to obtain such Consent is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such HBI Company, or, (iii) subject to receipt of the requisite Consents and approvals referred to in this Agreement, violate or conflict with any Law or Order applicable to any HBI Company or any of their respective Assets.

(c) Except as set forth on Schedule 5.2(c), other than (i) in connection or compliance with the provisions of the Securities Laws and applicable state corporate and securities Laws, (ii) Consents required from Regulatory Authorities, (iii) the approval by the stockholders of HBI of the Merger and the transactions provided for in this Agreement, (iv) notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and (v) Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the HBI Company at issue, no notice to, filing with or Consent of, any Person or public body or authority is necessary for the consummation by HBI of the Merger and the other transactions provided for in this Agreement.

5.3 Capital Stock.

(a) The authorized capital stock of HBI consists solely of 8,000,000 shares of HBI Common Stock, of which 1,633,181 shares are issued and outstanding (none of which is held in the treasury of HBI). All of the issued and outstanding shares of HBI Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable. None of the shares of capital stock, options, or other securities of HBI has been issued in violation of the Securities Laws or any preemptive rights of the current or past stockholders of HBI. Pursuant to the terms of the HBI Stock Option Plans, there are currently outstanding options with the right to purchase a total of 90,600 shares of HBI Common Stock, as more fully set forth in Schedule 5.3 attached hereto.

(b) Except as set forth in Section 5.3(a) of this Agreement, there are no shares of capital stock or other equity securities of HBI outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of HBI or contracts, commitments, understandings or arrangements by which HBI is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. HBI has no liability for dividends declared or accrued, but unpaid, with respect to any of its capital stock.

5.4 HBI Subsidiaries.

(a) The HBI Subsidiaries include the Trust and HBI Bank, which is a Florida, FDIC-insured, non-member banking corporation, duly organized, validly existing and in good standing under the Laws of the State of Florida. Each of the HBI Subsidiaries has the corporate power and authority necessary for it to own, lease and operate its Assets and to incur its Liabilities and to carry on its business as now conducted. Each HBI Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI.

(b) The authorized and issued and outstanding capital stock of each HBI Subsidiary, including without limitation the Trust and HBI Bank, is set forth on Schedule 5.4(b). HBI or HBI Bank owns all of the issued and outstanding shares of capital stock of each HBI Subsidiary (except for the Trust, as to which HBI owns all of the issued and outstanding Common Securities as defined in the Purchase Agreement relating to such Trust). None of the shares of capital stock or other securities of any HBI Subsidiary has been issued in violation of the Securities Laws or any preemptive rights. No equity securities of any HBI Subsidiary are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any HBI Subsidiary is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or by which any HBI Company is or may be bound to transfer any shares of the capital stock of any HBI Subsidiary. There are no Contracts relating to the rights of any HBI Company to vote or to dispose of any shares of the capital stock of any HBI Subsidiary. All of the shares of capital stock of each HBI Subsidiary held by a HBI Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated and organized and are owned by the HBI Company free and clear of any Lien. No HBI Subsidiary has any liability for dividends declared or accrued, but unpaid, with respect to any of its capital stock. For purposes of this Section 5.4(b), references to “capital stock” shall be deemed to include membership interests with respect to any HBI Company that is a limited liability company.

(c) The minute books of HBI, HBI Bank and each HBI Subsidiary contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective stockholders and Boards of Directors (including all committees thereof), since January 1, 2003 (or since such entity’s formation, if later), provided that specific resolutions and minutes in respect of the proposed affiliation of HBI with JBI or other entities have not been included in such materials provided to JBI.

(d) None of the HBI Companies has or is currently engaged in any activities that are not permissible under the BHC Act for a bank holding company.

(e) No HBI Company and no employee or agent thereof is registered or required to be registered as an investment adviser or broker/dealer under the Securities Laws. All activities with respect to the solicitation, offer, marketing and/or sale of securities under “networking” or similar arrangements: (i) are and have at all times been conducted in accordance with all applicable Laws, including without limitation the Securities Laws and all state and federal banking laws and regulations, and (ii) satisfy the definition of a “Third Party Brokerage Arrangement” under Section 201 of the Gramm-Leach-Bliley Act and regulations promulgated thereunder. There has been no misrepresentation or omission of a material fact by any HBI Company and/or their respective agents in connection with the solicitation, marketing or sale of any securities, and each customer has been provided with any and all disclosure materials as required by applicable Law.

5.5 Financial Statements. HBI previously has provided to JBI copies of all HBI Financial Statements and HBI Call Reports for periods ended prior to the date hereof, and HBI will deliver to JBI promptly copies of all HBI Financial Statements and HBI Call Reports prepared subsequent to the date hereof. The HBI Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the HBI Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with applicable legal and accounting principles and reflect only actual transactions, and (ii) present or will present, as the case may be, fairly the consolidated financial position of the HBI Companies as of the dates indicated and the consolidated results of operations, changes in stockholders’ equity and cash flows of the HBI Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end audit adjustments that are not material). The HBI Call Reports have been prepared in material compliance with (A) the rules and regulations of the respective federal or state banking regulator with which they were filed, and (B) regulatory accounting principles, which principles have been consistently applied during the periods involved, except as otherwise noted therein.

5.6 Absence of Undisclosed Liabilities. No HBI Company has any Liabilities that have or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI, except Liabilities accrued or reserved against in the consolidated balance sheets of HBI as of September 30, 2007, included in the HBI Financial Statements or reflected in the notes thereto, except as set forth on Schedule 5.6. No HBI Company has incurred or paid any Liability since September 30, 2007, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI.

5.7 Absence of Certain Changes or Events. Except as set forth on Schedule 5.7, since December 31, 2006 (i) there have been no events, changes or occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI or its Subsidiaries, including without limitation any change in the administrative or supervisory standing or rating of HBI or HBI Bank with any Regulatory Authority, (ii) the HBI Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of HBI provided in Article 7 of this Agreement, and (iii) to HBI’s Knowledge, no fact or condition exists which HBI believes will cause a Material Adverse Effect on HBI or its Subsidiaries in the future, subject to changes in general economic or industry conditions.

5.8 Tax Matters.

(a) All Tax returns required to be filed by or on behalf of any of the HBI Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired, and all returns filed are complete and accurate in all material respects. All Taxes shown as due on filed returns have been paid. There is no audit examination, deficiency, refund Litigation or matter in controversy pending, or to the Knowledge of HBI or HBI Bank, threatened, with respect to any Taxes that might result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on HBI, except as reserved against in the HBI Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been fully paid.

(b) None of the HBI Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

(c) Adequate provision for any Taxes due or to become due for any of the HBI Companies for the period or periods through and including the date of the respective HBI Financial Statements has been made and is reflected on such HBI Financial Statements.

(d) Any and all deferred Taxes of the HBI Companies have been provided for in accordance with GAAP.

(e) None of the HBI Companies is responsible for the Taxes of any other Person other than the HBI Companies under Treasury Regulation 1.1502-6 or any similar provision of federal or state Law.

(f) Except as set forth on Schedule 5.8(f), none of the HBI Companies has made any payment, is obligated to make any payment or is a party to any Contract that could obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the IRC.

(g) There has not been an ownership change, as defined in Section 382(g) of the IRC, that occurred during or after any taxable period in which HBI, HBI Bank or any HBI Subsidiaries incurred an operating loss that carries over to any taxable period ending after the fiscal year of HBI immediately preceding the date of this Agreement.

(h) (i) Proper and accurate amounts have been withheld by the HBI Companies from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local Laws and proper due diligence steps have been taken in connection with back up withholding, (ii) federal, state and local returns have been filed by the HBI Companies for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or charges due to any federal, state or local taxing authority and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefore have been included by HBI in the HBI Financial Statements.

(i) HBI has delivered or made available to JBI correct and complete copies of all Tax returns filed by HBI and each HBI Subsidiary for each fiscal year ended on and after January 1, 2003.

5.9 Loan Portfolio; Documentation and Reports.

(a) (i) Except as disclosed in Schedule 5.9(a)(i), none of the HBI Companies is a creditor as to any written or oral loan agreement, note or borrowing arrangement, including without limitation leases, credit enhancements, commitments and interest-bearing assets (the “Loans”), other than Loans the unpaid principal balance of which does not exceed $25,000 per Loan or $50,000 in the aggregate, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other material provisions.

(ii) Except as otherwise set forth in Schedule 5.9(a)(ii), none of the HBI Companies is a creditor as to any Loan, including without limitation any loan guaranty, to any director, executive officer or 5% stockholder thereof, or to the Knowledge of HBI or HBI Bank, any Person controlling, controlled by or under common control with any of the foregoing.

(iii) All of the Loans held by any of the HBI Companies are in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, are not subject to any defenses, setoffs or counterclaims, except as may be provided by bankruptcy, insolvency or similar Laws or by general principles of equity, and were solicited, originated and exist in material compliance with all applicable Laws and HBI loan policies, except for deviations from such policies that (a) have been approved by current management of HBI, in the case of Loans with an outstanding principal balance that exceeds $25,000, or (b) in the judgment of HBI management, will not adversely affect the ultimate collectibility of such Loan.

(iv) Except as set forth in Schedule 5.9(a)(iv), none of the HBI Companies holds any Loans in the original principal amount in excess of $25,000 per Loan or $50,000 in the aggregate that have been classified by any bank examiner, whether regulatory or internal, or, in the exercise of reasonable diligence by HBI, HBI Bank or any Regulatory Authority, should have been classified, as “other loans Specifically Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Watch List,” “Criticized,” “Credit Risk Assets,” “concerned loans” or words of similar import.

(v) The allowance for possible loan or credit losses (the “HBI Allowance”) shown on the consolidated balance sheets of HBI included in the most recent HBI Financial Statements dated prior to the date of this Agreement was, and the HBI Allowance shown on the consolidated balance sheets of HBI included in the HBI Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the HBI Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the HBI Companies as of the dates thereof. The reserve for losses with respect to other real estate owned (“OREO Reserve”) shown on the most recent Financial Statements and HBI Call Reports were, and the OREO Reserve to be shown on the Financial Statements and HBI Call Reports as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to the other real estate owned portfolio of HBI and HBI Bank as of the dates thereof. The reserve for losses in respect of litigation (“Litigation Reserve”) shown on the most recent Financial Statements and HBI Call Reports and the Litigation Reserve to be shown on the Financial Statements and HBI Call Reports as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to or arising out of all pending or threatened litigation applicable to HBI, HBI Bank and the HBI Subsidiaries as of the dates thereof. Each such reserve described above has been established in accordance with applicable accounting principles and regulatory requirements and guidelines.

(b) The documentation relating to each Loan made by any HBI Company and to all security interests, mortgages and other liens with respect to all collateral for loans is adequate for the enforcement of the material terms of such Loan, security interest, mortgage or other lien, except for inadequacies in such documentation which will not, individually or in the aggregate, have a Material Adverse Effect on HBI.

5.10 Assets; Insurance. The HBI Companies have marketable title, free and clear of all Liens, to all of their respective Assets. One of the HBI Companies has good and marketable fee simple title to the real property described in Schedule 5.10(a) and has an enforceable leasehold interest in the real property described in Schedule 5.10(b), if any, free and clear of all Liens. All tangible real and personal properties and Assets used in the businesses of the HBI Companies are usable in the ordinary course of business consistent with HBI’s past practices. All Assets that are material to HBI’s business on a consolidated basis, held under leases or subleases by any of the HBI Companies are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect and there is not under any such Contract any Default or claim of Default by HBI or HBI Bank or, to the Knowledge of HBI or HBI Bank, by any other party to the Contract. Schedules 5.10(a) and 5.10(b) identify each parcel of real estate or interest therein owned, leased or subleased by any of the HBI Companies or in which any HBI Company has any ownership or leasehold interest. If applicable, Schedule 5.10(b) also lists or otherwise describes each and every written or oral lease or sublease under which any HBI Company is the lessee of any real property and which relates in any manner to the operation of the businesses of any HBI Company. None of the HBI Companies has violated, or is currently in violation of, any Law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Schedules 5.10(a) and 5.10(b), including without limitation any Law relating to zoning, building, occupancy, environmental or comparable matter which individually or in the aggregate would have a Material Adverse Effect on HBI. As to each parcel of real property owned or used by any HBI Company, no HBI Company has received notice of any pending or, to the Knowledge of each of the HBI Companies, threatened condemnation proceedings, litigation proceedings or mechanic’s or materialmen’s liens. The Assets of the HBI Companies include all assets required to operate the business of the HBI Companies as now conducted. In the reasonable opinion of the HBI Companies, the policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the HBI Companies provide adequate coverage against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the HBI Companies is a named insured are reasonably sufficient. Schedule 5.10(c) contains a list of all such policies and bonds maintained by any of the HBI Companies, and HBI has provided true and correct copies of each such policy to JBI. Except as set forth on Schedule 5.10(c), no claims have been made under such policies or bonds since January 1, 2005, and no HBI Company has Knowledge of any fact or condition presently existing that might form the basis of any such claim.

5.11 Environmental Matters.

(a) Each HBI Company, its Participation Facilities and, to HBI’s Knowledge its Loan Properties, are, and have been, in compliance with all Environmental Laws, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI.

(b) There is no Litigation pending or, to the Knowledge of HBI and HBI Bank, threatened before any court, governmental agency or authority or other forum in which any HBI Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any HBI Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI.

(c) There is no Litigation pending or, to the Knowledge of HBI and HBI Bank, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or HBI with respect to such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI.

(d) To the Knowledge of HBI and HBI Bank, there is no reasonable basis for any Litigation of a type described in subsections 5.11(b) or 5.11(c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI.

(e) During the period of (i) any HBI Company’s ownership or operation of any of its respective current properties, (ii) any HBI Company’s participation in the management of any Participation Facility or (iii) any HBI Company’s holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties as to subparagraphs (e)(i) and (e)(ii) and, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties referenced in subparagraph (e)(iii), except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI. Prior to the period of (i) any HBI Company’s ownership or operation of any of its respective current properties, (ii) any HBI Company’s participation in the management of any Participation Facility, or (iii) any HBI Company’s holding of a security interest in a Loan Property, to the Knowledge of HBI and HBI Bank, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI.

5.12 Compliance with Laws. HBI is duly registered as a bank holding company under the BHC Act. Each HBI Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI, and there has occurred no Default under any such Permit except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI. Each of the HBI Companies:

(a) is and has been in compliance with all Laws, Orders and Permits applicable to its business or employees, agents or representatives conducting its business except where such noncompliance is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI; and

(b) has received no notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any HBI Company is not, or suggesting that any HBI Company may not be, in compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, (iii) requiring any HBI Company, or suggesting that any HBI Company may be required, to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner the operations of any HBI Company, including without limitation any restrictions on the payment of dividends, or that in any manner relates to such entity’s capital adequacy, credit or reserve policies or management or business.

Without limiting the foregoing, HBI Bank is and has been in compliance with the Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “USA Patriot Act”), the trade sanctions administered and enforced by the Department of Treasury’s Office of Foreign Assets Controls, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending Laws and other Laws relating to discrimination except where such noncompliance is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI. HBI Bank has systems and procedures in place such that any material violation of any of the foregoing would reasonably be expected to have been detected by HBI Bank.

5.13 Labor Relations; Employees.

(a) No HBI Company is the subject of any Litigation asserting that it or any other HBI Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other HBI Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any HBI Company, pending or threatened, nor to its Knowledge, is there any activity involving any HBI Company’s employees seeking to certify a collective bargaining unit or engaging in any other organization activity. Each HBI Company is and has been in compliance with all Employment Laws, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI.

(b) Schedule 5.13(b) contains a true and complete list showing the names and current annual salaries of all current executive officers of each of the HBI Companies and lists for each such person the amounts paid, payable or expected to be paid as salary, bonus payments and other compensation for 2005, 2006 and 2007. Schedule 5.13(b) also sets forth the name and offices held by each officer and director of each of the HBI Companies.

5.14 Employee Benefit Plans.

(a) Schedule 5.14(a) lists, and HBI has delivered or made available to JBI prior to the execution of this Agreement copies of, all pension, retirement, profit-sharing, salary continuation and split dollar agreements, deferred compensation, director deferred fee agreements, director retirement agreement, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, all other employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, “employee benefit plans” as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any HBI Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the “HBI Benefit Plans”). Any of the HBI Benefit Plans which is an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, is referred to herein as a “HBI ERISA Plan.” Each HBI ERISA Plan which is also a “defined benefit plan” (as defined in Section 414(j) of the IRC) is referred to herein as an “HBI Pension Plan”. No HBI Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

(b) All HBI Benefit Plans and the administration thereof are in compliance with the applicable terms of ERISA, the IRC and any other applicable Laws, the breach or violation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI. Each HBI ERISA Plan which is intended to be qualified under Section 401(a) of the IRC has received a favorable determination letter or opinion letter, as applicable, from the Internal Revenue Service, and HBI is not aware of any circumstances that could result in revocation of any such favorable determination letter/opinion letter. No HBI Company has engaged in a transaction with respect to any HBI Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any HBI Company to a tax or penalty imposed by either Section 4975 of the IRC or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI. There are no actions, suits, arbitrations or claims, including any investigations or audits by the Internal Revenue Service or any other governmental authority, pending (other than routine claims for benefits) or threatened against, any HBI Benefit Plan or any HBI Company with regard to any HBI Benefit Plan, any trust which is a part of any HBI Benefit Plan, and there are no such actions, suits, arbitrations or claims related to any HBI Benefit Plan threatened or pending against any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any HBI Benefit Plan, and no basis to anticipate any such action, suit, arbitration, claim, investigation or audit exists.

(c) There is no HBI ERISA Plan which is a defined benefit pension plan subject to Section 412 of the IRC.

(d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any HBI Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No HBI Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle D of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on HBI. No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any HBI Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

(e) Except for obligations under change in control agreements and salary continuation plans previously disclosed to JBI, no HBI Company has any obligations for retiree health and life benefits under any of the HBI Benefit Plans, and there are no restrictions on the rights of such HBI Company to amend or terminate any such plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on HBI.

(f) Except as set forth on Schedule 5.14(f), neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director, officer or employee of any HBI Company under any HBI Benefit Plan, employment contract or otherwise, (ii) increase any benefits otherwise payable under any HBI Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

(g) With respect to all HBI Benefit Plans (whether or not subject to ERISA and whether or not qualified under Section 401(a) of the IRC), all contributions due (including any contributions to any trust account or payments due under any insurance policy) previously declared or otherwise required by Law or contract to have been made and any employer contributions (including any contributions to any trust account or payments due under any insurance policy) accrued but unpaid as of the date hereof will be paid by the time required by Law or contract. All contributions made or required to be made under any HBI Benefit Plan have been made and such contributions meet the requirements for deductibility under the IRC, and all contributions which are required and which have not been made have been properly recorded on the books of HBI.

5.15 Material Contracts. Except as set forth on Schedule 5.15, none of the HBI Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under any of the following (whether written or oral, express or implied): (i) any employment, severance, termination, consulting or retirement Contract with any Person; (ii) any Contract relating to the borrowing of money by any HBI Company or the guarantee by any HBI Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables and Contracts relating to borrowings or guarantees made and letters of credit); (iii) any Contract relating to indemnification or defense of any director, officer or employee of any of the HBI Companies or any other Person; (iv) any Contract with any labor union; (v) any Contract relating to the disposition or acquisition of any interest in any business enterprise; (vi) any Contract relating to the extension of credit to, provision of services for, sale, lease or license of Assets to, engagement of services from, or purchase, lease or license of Assets from, any 5% stockholder, director or officer of any of the HBI Companies, any member of the immediate family of the foregoing or, to the Knowledge of HBI, any related interest (as defined in Regulation O promulgated by the FRB) (“Related Interest”) of any of the foregoing; (vii) any Contract (A) which limits the freedom of any of the HBI Companies to compete in any line of business or with any Person or (B) which limits the freedom of any other Person to compete in any line of business with any HBI Company; (viii) any Contract providing a power of attorney or similar authorization given by any of the HBI Companies, except as issued in the ordinary course of business with respect to routine matters; or (ix) any Contract (other than deposit agreements and certificates of deposits issued to customers entered into in the ordinary course of business and letters of credit) that involves the payment by any of the HBI Companies of amounts aggregating $5,000 or more in any twelve-month period (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the “HBI Contracts”). HBI has delivered or made available to JBI correct and complete copies of all HBI Contracts. Each of the HBI Contracts is in full force and effect, and none of the HBI Companies is in Default under any HBI Contract. All of the indebtedness of any HBI Company for money borrowed is prepayable at any time by such HBI Company without penalty or premium, except as set forth in Schedule 5.15.

5.16 Legal Proceedings. Except as set forth on Schedule 5.16, there is no Litigation instituted or pending, or, to the Knowledge of HBI or HBI Bank, threatened (or unasserted but considered probable of assertion) against any HBI Company, or against any Asset, interest, or right of any of them, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding, pending or, to the Knowledge of HBI or HBI Bank, threatened against any HBI Company. No HBI Company has any Knowledge of any fact or condition presently existing that might give rise to any Order, litigation, investigation or proceeding which, if determined adversely to any HBI Company, would have a Material Adverse Effect on such HBI Company or would materially restrict the right of any HBI Company to carry on its businesses as presently conducted.

5.17 Reports. Since its formation, each HBI Company has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with the Regulatory Authorities, and any applicable state securities or banking authorities and all other material reports and statements required to be filed by it, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by Regulatory Authorities in the regular course of the business of the HBI Companies, to the Knowledge of any HBI Company, no Regulatory Authority has initiated any proceeding or, to the Knowledge of any HBI Company, investigation into the business or operations of any HBI Company. There is no unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement or lien or any examinations of any HBI Company. As of their respective dates, each of such reports, registrations, statements and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws, including without limitation all Securities Laws. As of its respective date, each of such reports, registrations, statements and documents did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than the HBI Call Reports, the financial information and reports contained in each of such reports, registrations, statements and documents (including the related notes, where applicable), (a) has been prepared in all material respects in accordance with GAAP, which principles have been consistently applied during the periods involved, except as otherwise noted therein, (b) fairly presents the financial position of the HBI Companies as of the respective dates thereof, and (c) fairly presents the results of operations of the HBI Companies for the respective periods therein set forth.

5.18 Statements True and Correct. Neither this Agreement nor any statement, certificate, instrument or other writing furnished or to be furnished by any HBI Company or any Affiliate thereof to JBI pursuant to this Agreement, including the Exhibits and Schedules hereto, or any other document, agreement or instrument referred to herein, contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any HBI Company or any Affiliate thereof for inclusion in the documents to be prepared by JBI in connection with the transactions provided for in this Agreement, including without limitation (i) documents to be filed with the SEC, including without limitation the Registration Statement on Form S-4 of JBI registering the shares of JBI Common Stock to be offered to the holders of HBI Common Stock, and all amendments thereto (as amended, the “S-4 Registration Statement”) and the Proxy Statement and Prospectus in the form contained in the S-4 Registration Statement, and all amendments and supplements thereto (as amended and supplemented, the “Proxy Statement/Prospectus”), (ii) filings pursuant to any state securities and blue sky Laws, and (iii) filings made in connection with the obtaining of Consents from Regulatory Authorities, in the case of the S-4 Registration Statement, at the time the S-4 Registration Statement is declared effective pursuant to the 1933 Act, in the case of the Proxy Statement/Prospectus, at the time of the mailing thereof and at the time of the meeting of stockholders to which the Proxy Statement/Prospectus relates, and in the case of any other documents, the time such documents are filed with a Regulatory Authority and/or at the time they are distributed to stockholders of JBI or HBI, contains or will contain any untrue statement of a material fact or fails to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any HBI Company is responsible for filing with any Regulatory Authority in connection with the transactions provided for herein will comply as to form in all material respects with the provisions of applicable Law.

5.19 Tax and Regulatory Matters. No HBI Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions provided for herein, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the IRC, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in subsection 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such subsection 9.1(b).

5.20 Offices. The headquarters of each HBI Company and each other office, branch or facility maintained and operated by each HBI Company (including without limitation representative and loan production offices and operations centers) and the locations thereof are listed on Schedule 5.20. None of the HBI Companies maintains any other office or branch or conducts business at any other location, or has applied for or received permission to open any additional office or branch or to operate at any other location, except as set forth on Schedule 5.20.

5.21 Data Processing Systems. The electronic data processing systems and similar systems utilized in processing the work of each of the HBI Companies, including both hardware and software, (a) are supplied by a third party provider; (b) satisfactorily perform the data processing function for which they are presently being used; and (c) are wholly within the possession and control of one of the HBI Companies or its third party provider such that physical access to all software, documentation, passwords, access codes, backups, disks and other data storage devices and similar items readily can be made accessible to and delivered into the possession of JBI or JBI’s third party provider.

5.22 Intellectual Property. Each of the HBI Companies owns or possesses valid and binding licenses and other rights to use without additional payment all material patents, copyrights, trade secrets, trade names, service marks, trademarks, computer software and other intellectual property used in its business; and none of the HBI Companies has received any notice of conflict with respect thereto that asserts the rights of others. The HBI Companies have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing. Schedule 5.22 lists all of the trademarks, trade names, licenses and other intellectual property used to conduct the businesses of the HBI Companies. Each of the HBI Companies has taken reasonable precautions to safeguard its trade secrets from disclosure to third-parties.

5.23 Administration of Trust Accounts. HBI Bank does not possess and does not exercise trust powers.

5.24 Advisory Fees. HBI has retained Allen C. Ewing & Co. (the “HBI Financial Advisor”) to serve as its financial advisor. Attached as Schedule 5.24 is a true and accurate copy of the engagement letter entered into by and between HBI and the HBI Financial Advisor, which sets forth the fee (the “Advisory Fee”) to be paid to the HBI Financial Advisor in connection with the Merger. Other than the HBI Financial Advisor and the Advisory Fee, neither HBI nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions provided for in this Agreement.

5.25 Regulatory Approvals. HBI knows of no reason why all requisite regulatory approvals regarding the Merger should not or cannot be obtained.

5.26 Repurchase Agreements; Derivatives Contracts. With respect to all agreements currently outstanding pursuant to which any HBI Company has purchased securities subject to an agreement to resell, such HBI Company has a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which any HBI Company has sold securities subject to an agreement to repurchase, no HBI Company has pledged collateral in excess of the amount of the debt secured thereby. No HBI Company has pledged collateral in excess of the amount required under any interest rate swap or other similar agreement currently outstanding. No HBI Company is a party to, nor has any HBI Company agreed to enter into any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract or agreement, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof).

5.27 Antitakeover Provisions. Each HBI Company has taken all actions required to exempt such HBI Company, this Agreement and the Merger from any provisions of an antitakeover nature contained in their organizational documents or the provisions of any federal or state “antitakeover,” “fair price,” “moratorium,” “control share acquisition” or similar laws or regulations (“Takeover Laws”).

5.28 Transactions with Management. Except for (a) deposits, all of which are on terms and conditions comparable in all material respects to those made available to other nonaffiliated similarly situated customers of HBI Bank at the time such deposits were entered into, (b) the loans listed on Schedule 5.9(a)(ii), (c) the agreements designated on Schedule 5.15, (d) obligations under employee benefit plans of the HBI Companies set forth in Schedule 5.14(a) and (e) any items described on Schedule 5.29, there are no contracts with or commitments to present stockholders who own more than 5% of the HBI Common Stock, directors, officers or employees (or their Related Interests) involving the expenditure of more than $1,000 as to any one individual (including any business directly or indirectly controlled by any such person), or more than $5,000 for all such contracts for commitments in the aggregate for all such individuals.

5.29 Deposits. Except as set forth on Schedule 5.29, none of the deposits of HBI Bank are “brokered” deposits or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, limitations applicable to public deposits, escrow limitations and similar actions taken in the ordinary course of business), and no portion of deposits of HBI Bank represents a deposit of any Affiliate of HBI.

5.30 Accounting Controls. In the reasonable opinion of management of HBI, each of the HBI Companies has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (a) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of the applicable HBI Company; and (b) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP with respect to the applicable HBI Company or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein, and (c) access to the material properties and assets of each of the HBI Companies is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers.

5.31 Deposit Insurance. The deposit accounts of HBI Bank are insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act (the “Act”). HBI Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

5.32 Registration Obligations. Neither of HBI or HBI Bank is under any obligation, contingent or otherwise, which will survive the Merger to register its securities under the 1933 Act or any state securities laws.

5.33 Financing Documents. Neither the Placement Agent nor any holder of Capital Securities (as defined in the Purchase Agreement) under the Purchase Agreement has (i) initiated any action for breach of representations or warranties by HBI and/or the Trust contained in the Purchase Agreement, or (ii) made any claim for indemnification against HBI and/or the Trust under the Purchase Agreement.

5.34 Ponte Vedra Leases. Schedule 5.34 lists each lease (each a “Lease”) to which HBI or HBI Bank is a party to at the premises owned in Ponte Vedra, Florida, and has made copies of each Lease available to JBI. Schedule 5.34 lists the name and other identifying information of each lessee, the terms of each Lease, the amounts payable by each lessee and the status of payments under each Lease.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF JBI

JBI hereby represents and warrants to HBI as follows:

6.1 Organization, Standing and Power. JBI is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and to incur its Liabilities. JBI is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI.

6.2 Authority; No Breach By Agreement.

(a) JBI has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions provided for herein. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein, including the Merger, have been, or prior to the Effective Time will be, duly and validly authorized by all necessary corporate action on the part of JBI. Subject to required regulatory consents, this Agreement represents a legal, valid and binding obligation of JBI, enforceable against JBI in accordance with its terms.

(b) Neither the execution and delivery of this Agreement by JBI, nor the consummation by JBI of the transactions provided for herein, nor compliance by JBI with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of JBI’s Restated Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any JBI Company under, any Contract or Permit of any JBI Company, where failure to obtain such Consent is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI, or, (iii) subject to receipt of the requisite approvals referred to in subsection 9.1(b) of this Agreement, violate any Law or Order applicable to any JBI Company or any of their respective Assets.

(c) Other than (i) in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, (ii) Consents required from Regulatory Authorities, (iii) notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and (iv) Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI, no notice to, filing with or Consent of, any public body or authority is necessary for the consummation by JBI of the Merger and the other transactions provided for in this Agreement.

6.3 Capital Stock. The authorized capital stock of JBI, as of the date of this Agreement, consists of (i) 8,000,000 shares of JBI Common Stock, of which 1,746,331 shares are issued and outstanding, and (ii) 2,000,000 shares of preferred stock, $.01 par value per share, none of which is issued and outstanding. All of the issued and outstanding shares of JBI Common Stock are, and all of the shares of JBI Common Stock to be issued in exchange for shares of HBI Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the FBCA. None of the outstanding shares of JBI Common Stock has been, and none of the shares of JBI Common Stock to be issued in exchange for shares of HBI Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of JBI.

6.4 Reports and Financial Statements. Since January 1, 2005, or the date of organization or acquisition if later, each JBI Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities. As of their respective dates, each of such reports and documents, including the JBI Financial Statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws, including without limitation Securities Laws. As of its respective date, each such report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The JBI Financial Statements included in such reports (as of the dates thereof and for the periods covered thereby) (i) are or if dated after the date of this Agreement, will be, in accordance with the books and records of the JBI Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with applicable legal and accounting principles and reflect only actual transactions and (ii) present, or will present, fairly the consolidated financial position of the JBI Companies as of the dates indicated and the consolidated results of operations, changes in stockholders’ equity, and cash flows of the JBI Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal year-end adjustments that are not material).

6.5 Absence of Undisclosed Liabilities. No JBI Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI, except Liabilities accrued or reserved against in the consolidated balance sheets of JBI as of September 30, 2007, included in the JBI Financial Statements or reflected in the notes thereto. No JBI Company has incurred or paid any Liability since September 30, 2007, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI.

6.6 Absence of Certain Changes or Events. Since September 30, 2007: (i) there have been no events, changes or occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI, (ii) the JBI Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of JBI provided in Article 7 of this Agreement, and (iii) to JBI’s Knowledge, no fact or condition exists which JBI believes will cause a Material Adverse Effect on JBI in the future, subject to changes in general economic or industry conditions.

6.7 Compliance with Laws. JBI is duly registered as a bank holding company under the BHC Act. Each JBI Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI, and there has occurred no Default under any such Permit. None of the JBI Companies:

(a) is in material violation of any Laws, Orders or Permits applicable to its business or employees conducting its business; or

(b) has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any JBI Company is not in compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any JBI Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

6.8 Legal Proceedings. Except as set forth on Schedule 6.8, there is no Litigation instituted or pending, or, to the Knowledge of JBI, threatened (or unasserted but considered probable of assertion) against any JBI Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any JBI Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI.

6.9 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any JBI Company or any Affiliate thereof to HBI pursuant to this Agreement, including the Exhibits or Schedules hereto, or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any JBI Company or any Affiliate thereof for inclusion in the Proxy Statement/Prospectus to be mailed to HBI’s stockholders in connection with the HBI Stockholders’ Meeting, and any other documents to be filed by an JBI Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions provided for herein, will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed to the stockholders of HBI, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any JBI Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions provided for herein will comply as to form in all material respects with the provisions of applicable Law.

6.10 Tax and Regulatory Matters. No JBI Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the IRC, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in subsection 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such subsection.

6.11 Regulatory Approvals. JBI knows of no reason why all requisite regulatory approvals regarding the Merger should not or cannot be obtained.

ARTICLE VII
CONDUCT OF BUSINESS PENDING CONSUMMATION

7.1 Covenants of Both Parties.

(a) Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly provided for herein, each Party, until the earlier of the Effective Date or the termination of this Agreement, shall and shall cause each of its Subsidiaries to (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (ii) preserve intact its business organization, goodwill, relationships with depositors, customers and employees, and Assets and maintain its rights and franchises, and (iii) take no action, except as required by applicable Law, which would (A) adversely affect the ability of any Party to obtain any Consents required for the transactions provided for herein without imposition of a condition or restriction of the type referred to in the last sentences of subsections 9.1(b) or 9.1(c) of this Agreement or (B) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

(b) During the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, each of JBI and HBI shall cause its Designated Representative (and, if necessary, representatives of any of its Subsidiaries) to confer on a regular and frequent basis with the Designated Representative of the other Party hereto and to report on the general status of its and its Subsidiaries’ ongoing operations. Each of JBI and HBI shall permit the other Party hereto to make such investigation of its business or properties and its Subsidiaries and of their respective financial and legal conditions as the investigating Party may reasonably request. Each of JBI and HBI shall promptly notify the other Party hereto concerning (a) any material change in the normal course of its or any of its Subsidiaries’ businesses or in the operation of their respective properties or in their respective conditions; (b) any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of any material Litigation involving it or any of its Subsidiaries; and (c) the occurrence or impending occurrence of any event or circumstance that would cause or constitute a breach of any of the representations, warranties or covenants contained herein; and each of JBI and HBI shall, and shall cause each of their respective Subsidiaries to, use its commercially reasonable efforts to prevent or promptly respond to same.

7.2 Covenants of HBI. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, HBI covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president or chief financial officer of JBI, which consent shall not be unreasonably withheld, except for in connection with the actions referenced in sub-sections (ii), (iv) or (v), in which case such consent may be withheld for any reason or no reason:

(i) amend the Articles of Incorporation, Bylaws or other governing instruments of any HBI Company; or

(ii) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of HBI Subsidiaries consistent with past practices (which shall include, for HBI Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit, advances from the FRB or the Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government or agency securities and issuances of letters of credit), or impose, or suffer the imposition, on any share of stock held by any HBI Company of any Lien or permit any such Lien to exist; or

(iii) repurchase, redeem or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any HBI Company, or declare or pay any dividend or make any other distribution in respect of HBI’s capital stock; or

(iv) except for this Agreement or as required upon exercise of any of the HBI Options, issue, sell, pledge, encumber, enter into any Contract to issue, sell, pledge, or encumber, authorize the issuance of, or otherwise permit to become outstanding, any additional shares of HBI Common Stock or any other capital stock of any HBI Company, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock, or any security convertible into any shares of such stock; or

(v) adjust, split, combine or reclassify any capital stock of any HBI Company or issue or authorize the issuance of any other securities with respect to or in substitution for shares of its capital stock or sell, lease, mortgage or otherwise encumber any shares of capital stock of any HBI Subsidiary or any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

(vi) acquire any direct or indirect equity interest in any Person, other than in connection with (a) foreclosures in the ordinary course of business and (b) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

(vii) grant any increase in compensation or benefits to the directors, officers or employees of any HBI Company, except in accordance with past practices; pay any bonus except as set forth on Schedule 5.14(a) or in accordance with past practices and pursuant to the provisions of an applicable program or plan adopted by the HBI Board prior to the date of this Agreement; or except as provided in this Agreement, enter into or amend any severance or change in control agreements with directors, officers or employees of any HBI Company; or

(viii) enter into or amend any employment Contract between any HBI Company and any Person (unless such amendment is required by Law) that the HBI Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

(ix) adopt any new employee benefit plan of any HBI Company or make any material change in or to any existing employee benefit plans of any HBI Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

(x) make any material change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

(xi) (a) commence any Litigation other than in accordance with past practice, (b) settle any Litigation involving any Liability of any HBI Company for material money damages or restrictions upon the operations of any HBI Company, or, (c) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims; or

(xii) enter into any material transaction or course of conduct not in the ordinary course of business, or not consistent with safe and sound banking practices, or not consistent with applicable Laws; or

(xiii) fail to file timely any report required to be filed by it with any Regulatory Authority; or

(xiv) make any Loan or advance to any 5% stockholder, director or officer of HBI or any of the HBI Subsidiaries, or any member of the immediate family of the foregoing, or any Related Interest (to the Knowledge of HBI or any of its Subsidiaries) of any of the foregoing, except for advances under unfunded loan commitments in existence on the date of this Agreement and specifically described on Schedule 7.2(xiv) or renewals of any Loan or advance outstanding as of the date of this Agreement on terms and conditions substantially similar to the original Loan or advance; or

(xv) cancel without payment in full, or modify in any material respect any Contract relating to, any loan or other obligation receivable from any 5% stockholder, director or officer of any HBI Company or any member of the immediate family of the foregoing, or any Related Interest (to the Knowledge of HBI or any of its Subsidiaries) of any of the foregoing; or

(xvi) enter into any Contract for services or otherwise with any of the 5% stockholders, directors, officers or employees of any HBI Company or any member of the immediate family of the foregoing, or any Related Interest (Known to HBI or any of its Subsidiaries) of any of the foregoing; or

(xvii) modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims, except in the ordinary course of business and for fair consideration; or

(xviii) file any application to relocate or terminate the operations of any banking office; or

(xix) except in accordance with applicable Law, change its or any of its Subsidiaries’ lending, investment, liability management and other material banking policies in any material respect; or

(xx) intentionally take any action that would reasonably be expected to jeopardize or delay the receipt of any of the regulatory approvals required in order to consummate the transactions provided for in this Agreement; or

(xxi) take any action that would cause the transactions provided for in this Agreement to be subject to requirements imposed by any Takeover Law, and HBI shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions provided for in this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect; or

(xxii) make or renew any Loan to any Person (including, in the case of an individual, his or her immediate family) who or that (directly or indirectly as though a Related Interest or otherwise) owes, or would as a result of such Loan or renewal owe, any HBI Company more than an aggregate of $3.0 million of secured indebtedness or more than $300,000 of unsecured indebtedness; or

(xxiii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with HBI and HBI Bank’s past policies; or

(xxiv) purchase or otherwise acquire any investment securities for its own account having an average remaining life to maturity greater than five years (except for municipal bonds of any maturity after consultation by a Designated Representative of HBI with a Designated Representative of JBI), or any asset-backed security, other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or Home Loan Mortgage Corporation; or

(xxv) except for residential real property owned by and reflected on the books of HBI or HBI Bank as of the date hereof, the sale of which will not result in a material loss, sell, transfer, convey or otherwise dispose of any real property (including “other real estate owned”) or interests therein having a book value in excess of or in exchange for consideration in excess of $50,000; or

(xxvi) make or commit to make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $100,000.

7.3 Covenants of JBI. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, JBI covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president or chief financial officer of HBI, which consent shall not be unreasonably withheld:

(a) fail to file timely any report required to be filed by it with Regulatory Authorities, including the SEC; or

(b) take any action that would cause the JBI Common Stock to cease to be traded on the NASDAQ or another national securities exchange; provided, however, that any action or transaction in which the JBI Common Stock is converted into cash or another marketable security that is traded on a national securities exchange shall not be deemed a violation of this Section 7.3(b).

7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries that (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) would cause or constitute a material breach of any of its representations, warranties or covenants contained herein, and to use its commercially reasonable efforts to prevent or promptly to remedy the same.

7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time, and HBI shall deliver to JBI copies of all such reports filed by HBI or its Subsidiaries promptly after the same are filed.

7.6 Acquisition Proposals.

(a) HBI shall not, nor shall it permit any of its Subsidiaries to, nor shall it or its Subsidiaries authorize or permit any of their respective officers, directors, employees, representatives or agents to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal which constitutes, any Acquisition Proposal, (ii) enter into any letter of intent or agreement related to any Acquisition Proposal other than a confidentiality agreement (each, an “Acquisition Agreement”) or (iii) participate in any discussions or negotiations regarding, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or that would reasonably be expected to lead to, any Acquisition Proposal; provided, however, that if, at any time prior to the HBI Stockholders’ Meeting, and without any breach of the terms of this Section 7.6(a), HBI receives an Acquisition Proposal from any Person that in the good faith judgment of the HBI Board is, or is reasonably likely to lead to the delivery of, a Superior Proposal, HBI may (x) furnish information (including non-public information) with respect to HBI to any such Person pursuant to a confidentiality agreement containing confidentiality provisions no more favorable to such Person than those in the confidentiality agreement between JBI and HBI, and (y) participate in negotiations with such Person regarding such Acquisition Proposal, if the HBI Board determines in good faith, after consultation with counsel, that failure to do so would likely result in a violation of its fiduciary duties under applicable Law.

(b) Except as set forth in Section 10.1(k), neither the HBI Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to JBI, the approval or recommendation by the HBI Board or such committee of the Merger or this Agreement; (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) authorize or permit HBI or any of its Subsidiaries to enter into any Acquisition Agreement.

(c) HBI agrees that it and its Subsidiaries shall, and HBI shall direct its and its Subsidiaries’ respective officers, directors, employees, representatives and agents to, immediately cease and cause to be terminated any activities, discussions or negotiations with any Persons with respect to any Acquisition Proposal. HBI agrees that it will notify JBI promptly (but no later than 24 hours) if, to HBI’s Knowledge, any Acquisition Proposal is received by, any information is requested from, or any discussions or negotiations relating to an Acquisition Proposal are sought to be initiated or continued with, HBI, its Subsidiaries, or their officers, directors, employees, representatives or agents. The notice shall indicate the name of the Person making such Acquisition Proposal or taking such action and the material terms and conditions of any proposals or offers, and thereafter HBI shall keep JBI informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. HBI also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

7.7 NASDAQ Qualification. JBI shall, prior to the Effective Time, take commercially reasonable steps to ensure that all JBI Common Stock to be issued in the Merger is designated as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the SEC.

ARTICLE VIII
ADDITIONAL AGREEMENTS

8.1 Regulatory Matters.

(a) JBI shall promptly prepare and file (but in any event prior to the 60th day following the date of this Agreement) the S-4 Registration Statement with the SEC after the date hereof. JBI shall use its commercially reasonable efforts to have the S-4 Registration Statement declared effective under the 1933 Act as promptly as practicable after such filing. Once the S-4 Registration Statement has been declared effective by the SEC, HBI shall mail the Proxy Statement/Prospectus to its stockholders simultaneously with delivery of notice of the meeting of stockholders called to approve the Merger. JBI shall also use its commercially reasonable efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the transaction provided for in this Agreement, and HBI shall furnish all information concerning HBI and the holders of HBI Common Stock as may be requested in connection with any such action. If at any time prior to the Effective Time of the Merger any event shall occur which should be set forth in an amendment of, or a supplement to, the Proxy Statement/Prospectus, HBI will promptly inform JBI and cooperate and assist JBI in preparing such amendment or supplement and mailing the same to the stockholders of HBI. Subject to Section 10.1(k) of this Agreement, the HBI Board shall recommend that the holders of HBI Common Stock vote for and adopt the Merger provided for in the Proxy Statement/Prospectus and this Agreement.

(b) The Parties shall cooperate with each other and use their commercially reasonable efforts to promptly prepare and file (but in any event prior to the 60th day following the date of this Agreement) all necessary documentation, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all Consents of all third parties and Regulatory Authorities which are necessary or advisable to consummate the transactions provided for in this Agreement. JBI and HBI shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to JBI or HBI, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Regulatory Authority in connection with the transactions provided for in this Agreement. In exercising the foregoing right, each of the Parties hereto shall act reasonably and as promptly as practicable. The Parties hereto agree that they will consult with each other with respect to the obtaining of all Permits and Consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions provided for in this Agreement, and each Party will keep the other apprised of the status of matters relating to completion of the transactions provided for in this Agreement.

(c) JBI and HBI shall, upon request, furnish each other all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters that may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of JBI, HBI or any of their Subsidiaries to any Regulatory Authority in connection with the Merger and the other transactions provided for in this Agreement and also will provide to the other all applications filed with each of the Regulatory Authorities, as well as correspondence to and from the Regulatory Authorities relating to such applications.

(d) JBI will indemnify and hold harmless HBI and its officers, directors and employees from and against any and all actions, causes of actions, losses, damages, expenses or Liabilities to which any such entity, or any director, officer, employee or controlling person thereof, may become subject under applicable Laws (including the 1933 Act and the 1934 Act) and rules and regulations thereunder and will reimburse HBI, and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred in connection with investigating or defending any actions, whether or not resulting in liability, insofar as such losses, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Proxy Statement/Prospectus or any application, notice, petition, or filing with any Regulatory Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statement therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing in connection therewith by any JBI Company.

(e) HBI will indemnify and hold harmless JBI and its officers, directors and employees from and against any and all actions, causes of actions, losses, damages, expenses or Liabilities to which any such entity, or any director, officer, employee or controlling person thereof, may become subject under applicable Laws (including the 1933 Act and the 1934 Act) and rules and regulations thereunder and will reimburse JBI, and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred in connection with investigating or defending any actions, whether or not resulting in liability, insofar as such losses, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Proxy Statement/Prospectus or any application, notice, petition, or filing with any Regulatory Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statement therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing in connection therewith by any HBI Company.

8.2 Access to Information.

(a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice and subject to applicable Laws relating to the exchange of information, JBI and HBI shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other access to all its properties, books, contracts, commitments and records and, during such period, each of JBI and HBI shall, and shall cause each of their respective Subsidiaries to, make available to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Securities Laws or federal or state banking Laws (other than reports or documents which such Party is not permitted to disclose under applicable Law, in which case such Party shall notify the other Party of the nondisclosure and the nature of such information) and (ii) also other information concerning its business, properties and personnel as the other party may reasonably request.

(b) All information furnished by JBI to HBI or its representatives pursuant hereto shall be treated as the sole property of JBI and, if the Merger shall not occur, HBI and its representatives shall return to JBI all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. HBI shall, and shall use its commercially reasonable efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue after the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in HBI’s possession prior to the disclosure thereof by JBI; (y) was then generally known to the public; or (z) was disclosed to HBI by a third party not bound by an obligation of confidentiality, or (ii) disclosures made as required by Law.

(c) All information furnished by HBI or its Subsidiaries to JBI or its representatives pursuant hereto shall be treated as the sole property of HBI and, if the Merger shall not occur, JBI and its representatives shall return to HBI all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. JBI shall, and shall use its commercially reasonable efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue after the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in JBI’s possession prior to the disclosure thereof by HBI or any of its Subsidiaries; (y) was then generally known to the public; or (z) was disclosed to JBI by a third party not bound by an obligation of confidentiality, or (ii) disclosures made as required by Law.

(d) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

8.3 Efforts to Consummate. Subject to the terms and conditions of this Agreement, each of HBI and JBI shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions provided for in this Agreement, including without limitation obtaining of all of the Consents and satisfying the conditions contained in Article 9 hereof.

8.4 Stockholders’ Meetings.

8.4.1 HBI Stockholders’ Meeting.  HBI shall call a meeting of its stockholders (the “HBI Stockholders’ Meeting”) to be held as soon as reasonably practicable after the date the S-4 Registration Statement is declared effective by the SEC for the purpose of voting upon this Agreement and such other related matters as it deems appropriate. In connection with the HBI Stockholders’ Meeting, (a) HBI shall prepare with the assistance of JBI a notice of meeting; (b) JBI shall furnish all information concerning it that HBI may reasonably request in connection with conducting the HBI Stockholders’ Meeting; (c) JBI shall prepare and furnish to HBI, for printing, copying and for distribution to HBI’s stockholders at HBI’s expense, the form of the Proxy Statement/Prospectus; (d) HBI shall furnish all information concerning it that JBI may reasonably request in connection with preparing the Proxy Statement/Prospectus; (e) subject to Section 10.1(k) of this Agreement, the HBI Board shall recommend to its stockholders the approval of this Agreement; and (f) HBI shall use its best efforts to obtain its stockholders’ approval. The Parties will consult with one another on the form and content of the Proxy Statement/Prospectus (including the presentation of draft copies of such proxy materials to the other) prior to filing with the SEC and delivery to HBI’s stockholders. HBI will use its commercially reasonable efforts to deliver notice of the Stockholders’ Meeting and the Proxy Statement/Prospectus as soon as practicable after the S-4 Registration Statement has been declared effective by the SEC.

8.4.2 JBI Stockholders’ Meeting. JBI shall call a meeting of its stockholders (the “JBI Stockholders’ Meeting”) to be held as soon as reasonably practicable after the date the S-4 Registration Statement is declared effective by the SEC for the purpose of voting upon this Agreement and such other related matters as it deems appropriate. In connection with the JBI Stockholders’ Meeting, (a) JBI shall prepare a notice of meeting; (b) HBI shall furnish all information concerning it that JBI may reasonably request in connection with conducting the JBI Stockholders’ Meeting; (c) JBI shall prepare at JBI’s expense, the form of the Proxy Statement; and (d) JBI shall use its best efforts to obtain its stockholders’ approval. The Parties will consult with one another on the form and content of the Proxy Statement (including the presentation of draft copies of such proxy materials to the other) prior to filing with the SEC and delivery to JBI’s stockholders. JBI will use its commercially reasonable efforts to deliver notice of the Stockholders’ Meeting and the Proxy Statement as soon as practicable after the S-4 Registration Statement has been declared effective by the SEC.

8.5 Certificate of Objections. As soon as practicable (but in no event more than three (3) business days) after the HBI Stockholders’ Meeting, HBI shall deliver to JBI a certificate of the Secretary of HBI containing the names of the stockholders of HBI that both (a) gave written notice prior to the taking of the vote on this Agreement at the HBI Stockholders’ Meeting that they dissent from the Merger, and (b) voted against approval of this Agreement or abstained from voting with respect to the approval of this Agreement (“Certificate of Objections”). The Certificate of Objections shall include the number of shares of HBI Common Stock held by each such stockholder and the mailing address of each such stockholder.

8.6 Publicity. Neither JBI nor HBI shall, or shall permit any of their respective Subsidiaries or affiliates to issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public disclosure concerning, the transactions provided for in this Agreement without the consent of the other Party, which consent will not be unreasonably withheld; provided, however, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure which it deems necessary or advisable, with the advice of counsel, in order to satisfy such Party’s disclosure obligations imposed by Law or the rules of NASDAQ.

8.7 Expenses. All costs and expenses incurred in connection with the transactions provided for in this Agreement, including without limitation, registration fees, printing fees, mailing fees, attorneys’ fees, accountants’ fees, other professional fees and costs related to expenses of officers and directors of HBI and the HBI Companies, shall be paid by the party incurring such costs and expenses. Each Party hereby agrees to and shall indemnify the other Party against any liability arising from any advisory fee or payment incurred by such Party. Nothing contained herein shall limit either Party’s rights under Article 10 to recover any damages arising out of a Party’s willful breach of any provision of this Agreement.

8.8 Failure to Close.

(a) JBI expressly agrees to consummate the transactions provided for herein upon the completion of all conditions to Closing and shall not take any action reasonably calculated to prevent the Closing and shall not unreasonably delay any action reasonably required to be taken by it to facilitate the Closing.

(b) Subject to its rights and obligations upon receipt of an Acquisition Proposal as provided in Section 7.6 hereof, HBI expressly agrees to consummate the transactions provided for herein upon the completion of all conditions to Closing and shall not take any action reasonably calculated to prevent the Closing and shall not unreasonably delay any action reasonably required to be taken by it to facilitate the Closing.

8.9 Fairness Opinion. The HBI Board has engaged Allen C. Ewing & Co. (the “HBI Financial Advisor”) to act as advisor to the HBI Board during the transaction and to opine separately as to the fairness from a financial point of view of the total consideration to be received by the HBI stockholders. HBI has received from the HBI Financial Advisor an opinion that, as of the date hereof, the total consideration to the HBI stockholders is fair to the stockholders of HBI from a financial point of view. HBI may elect to have the final fairness opinion updated immediately prior to the Effective Time in order to account for any Material Adverse Effect that may have occurred with regard to JBI.

8.10 Tax Treatment. Each of the Parties undertakes and agrees to use its commercially reasonable efforts to cause the Merger, and to take no action which would cause the Merger not to qualify as a “reorganization” within the meaning of Section 368(a) of the IRC for federal income tax purposes.

8.11 Agreement of Affiliates. HBI has caused each Person who (i) is an “affiliate” (for purposes of Rule 144 promulgated under the Securities Act) of HBI as of the date of this Agreement, and (ii) will become an “affiliate” (for purposes of Rule 144) of JBI as of the Effective time, to deliver to JBI as of the date of this Agreement a written agreement, substantially in the form of Exhibit C providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of JBI Common Stock to be received by such Person upon consummation of the Merger, except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder (and JBI shall be entitled to place restrictive legends upon certificates for shares of JBI Common Stock issued to such Person pursuant to this Agreement to enforce the provisions of this Section 8.11). JBI shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of JBI Common Stock by such affiliates.

8.12 Environmental Audit; Title Policy; Survey.

(a) At the election of JBI, JBI may, at its expense, procure, with respect to each parcel of real property that any of the HBI Companies owns, leases, subleases or is obligated to purchase, within thirty (30) days of the date hereof, whatever environmental audits JBI may deem necessary or appropriate, which audits shall be conducted by a firm reasonably acceptable to HBI.

(b) At the election of JBI, JBI may, at its expense, with respect to each parcel of real property that HBI or HBI Bank owns, leases, subleases or is obligated to purchase, procure, within thirty (30) days of the date hereof, a commitment to issue title insurance in such amounts and by such insurance company reasonably acceptable to JBI, which commitment shall be free of all material Liens and exceptions to JBI’s reasonable satisfaction.

(c) At the election of JBI, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to subsection (b) above, JBI may, at its expense, procure, within thirty (30) days of the date hereof, a survey of such real property, which survey shall be reasonably acceptable to JBI and shall be prepared by a licensed surveyor reasonably acceptable to JBI and HBI, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof. Such surveys shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time. In addition, HBI shall deliver to JBI a complete legal description for each parcel of real estate or interest owned, leased or subleased by any HBI Company or in which any HBI Company has any ownership or leasehold interest.

8.13 Compliance Matters. Prior to the Effective Time, HBI shall take, or cause to be taken, all commercially reasonable steps requested by JBI to cure any deficiencies in regulatory compliance by HBI or HBI Bank; provided, however, that JBI shall not be responsible for discovering such defects, shall not have any obligation to disclose the existence of such defects to HBI, and shall not have any liability resulting from such deficiencies or attempts to cure them.

8.14 Notice of Deadlines. Schedule 8.14 lists the deadlines for extensions or terminations of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which HBI or HBI Bank is a party.

8.15 Fixed Asset Inventory. At JBI’s request, at least thirty (30) days prior to the Effective Time, HBI shall take, or shall cause to be taken, an inventory of all fixed assets of the HBI Companies to verify the presence of all items listed on their respective depreciation schedules, and HBI shall allow JBI’s representatives, at the election of JBI, to participate in or be present for such inventory and shall deliver to JBI copies of all records and reports produced in connection with such inventory.

8.16 Director’s and Officer’s Indemnification.

(a) After the Effective Time and for a period concurrent with the applicable statute of limitations, JBI shall indemnify each director and executive officer of HBI (an “Indemnified Party”) against all liabilities arising out of actions or omissions occurring upon or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the maximum extent permitted under the FBCA.

(b) Any Indemnified Party wishing to claim indemnification under Section 8.17(a) above upon learning of any such liability or litigation shall promptly notify JBI thereof. In the event of any claim or litigation that may give rise to indemnity obligations on the part of JBI (whether arising before or after the Effective Time), (i) JBI shall have the right to assume the defense thereof, and JBI shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if JBI elects not to assume such defense, or if counsel for the Indemnified Party advises in good faith that there are substantive issues that raise conflicts of interest between JBI and the Indemnified Party under the rules of professional ethics, the Indemnified Party may retain counsel satisfactory to him or her, and JBI shall pay all reasonable fees and expenses of such counsel for the Indemnified Party; provided, that JBI shall be obligated to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction; (ii) all Indemnified Parties will cooperate in the defense of any such litigation; and (iii) JBI shall not be liable for any settlement effected without its prior written consent; and provided further, that JBI shall not have any obligation hereunder to the extent such arrangements are prohibited by applicable Law.

(c) JBI shall cause the persons serving as officers or directors of HBI or any HBI Subsidiary to be covered for a period from the Effective Time until June 30, 2011 by the directors’ and officers’ liability insurance policy currently maintained by HBI with respect to acts or omissions occurring prior to the Effective Time, provided that the total additional cost to be paid for such insurance shall not exceed $20,000. It is acknowledged by the Parties that HBI or HBI Bank has already fully paid for such director and officer liability insurance through June 1, 2008. JBI shall continue to provide indemnification, supported by a policy of directors’ and officers’ liability insurance, to such persons who continue after the Effective Time as officers and directors of HBI Bank to the same extent JBI provides such indemnification to the directors and officers of the JBI Companies.

If JBI or any of its successors or assigns (i) shall consolidate with or merge into any corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of JBI shall assume the obligations set forth in this Section 8.17.

8.17 Employee Matters.

(a) From and after the Effective Time and except for any salary continuation agreements that the HBI has entered into with any of its employees, JBI shall provide the employees of the HBI Companies as of the Effective Time (the “Covered Employees”) with employee benefits and compensation plans, programs and arrangements that are substantially equivalent to those provided to similarly situated employees of the JBI Companies.

(b) From and after the Effective Time, JBI shall (i) provide all Covered Employees service credit for purposes of eligibility, participation, vesting and levels of benefits (excluding benefit accruals under any defined benefit pension plan), under any employee benefit or compensation plan, program or arrangement adopted, maintained or contributed to by any of the JBI Companies in which Covered Employees are eligible to participate, for all periods of employment with any HBI Companies prior to the Effective Time, (ii) use its best efforts to cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any welfare benefit plans of any of the JBI Companies to be waived with respect to the Covered Employees and their eligible dependents, to the extent waived under the corresponding plan in which the applicable Covered Employee participated immediately prior to the Effective Time and, with respect to life insurance coverage, up to the Covered Employee’s current level of insurability, and (iii) give the Covered Employees and their eligible dependents credit for the plan year in which the Effective Time (or commencement of participation in a plan of any of the JBI Companies) occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time (or the date of commencement of participation in a plan of any of the JBI Companies).

(c) From and after the Effective Time, JBI shall honor all accrued and vested benefit obligations to and contractual rights of current and former employees of any HBI Companies under the HBI benefit plans.

ARTICLE IX
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.4 of this Agreement:

(a) Stockholder Approval. The stockholders of HBI and JBI shall have approved this Agreement by the requisite vote, and the consummation of the transactions provided for herein, as and to the extent required by Law and by the provisions of any governing instruments, and they shall have furnished to each other certified copies of resolutions duly adopted by its stockholders evidencing same.

(b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all notice and waiting periods required by Law to have passed after receipt of such Consents shall have expired. No Consent obtained from any Regulatory Authority that is necessary to consummate the transactions provided for herein shall be conditioned or restricted in a manner (including without limitation requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions provided for in this Agreement as to render inadvisable the consummation of the Merger.

(c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions provided for herein shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

(d) Legal Proceedings. No court or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action that prohibits, restricts or makes illegal consummation of the transactions provided for in this Agreement. No action or proceeding shall have been instituted by any Person, and the Parties shall not have Knowledge of any threatened action or proceeding by any Person, which seeks to restrain the consummation of the transactions provided for in this Agreement which, in the opinion of the JBI Board or the HBI Board, renders it impossible or inadvisable to consummate the transactions provided for in this Agreement.

(e) Tax Opinion. HBI and JBI shall have received a written opinion from McGuireWoods LLP in form reasonably satisfactory to them (the “Tax Opinion”), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the IRC, (ii) the exchange in the Merger of HBI Common Stock for JBI Common Stock will not give rise to gain or loss to the stockholders of HBI with respect to such exchange (except to the extent of any cash received), and (iii) neither HBI nor JBI will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the IRC). In rendering such Tax Opinion, counsel for JBI shall be entitled to rely upon representations of officers of HBI and JBI reasonably satisfactory in form and substance to such counsel.

(f) S-4 Registration Statement Effective. The S-4 Registration Statement shall have been declared effective under the 1933 Act by the SEC and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and no action, suit, proceeding or investigation for that purpose shall have been initiated or threatened by the SEC. JBI shall have received all state securities Laws, or “blue sky” permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the JBI Common Stock pursuant to the terms of this Agreement.

9.2 Conditions to Obligations of JBI. The obligations of JBI to perform this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by JBI pursuant to subsection 11.4(a) of this Agreement:

(a) Representations and Warranties. The representations and warranties of HBI set forth or referred to in this Agreement and in any certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except as expressly contemplated by this Agreement.

(b) Performance of Obligations. Each and all of the agreements, obligations and covenants of HBI to be performed and complied with pursuant to this Agreement and the other agreements provided for herein prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) Certificates. HBI shall have delivered to JBI (i) a certificate, dated as of the Effective Time and signed on its behalf by its chairman and its chief executive officer, to the effect that the conditions to JBI’s obligations set forth in subsections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by the HBI Board and the HBI stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions provided for herein, all in such reasonable detail as JBI and its counsel shall request.

(d) Net Worth and Capital Requirements. Immediately prior to the Effective Time, HBI and Subsidiaries shall have a minimum consolidated net worth of at least $13.0 million. For purposes of this Section 9.2(d), “net worth” shall mean, without regard to (i) any unrealized gains or losses of securities classified as “Available for Sale,” and (ii) any payments to be made to executives as provided in Section 9.2(h).

(e) Audits. JBI shall have received the audited financial statements of HBI on a consolidated basis as of and for the year ended December 31, 2007 containing an unqualified opinion thereon, from Saltmarsh, Cleaveland & Gund, independent certified public accountants, and, if requested by JBI, a balance sheet only audit of HBI on a consolidated basis as of the end of the calendar month immediately preceding the Effective Time accompanied by the unqualified opinion thereon from Saltmarsh, Cleaveland & Gund, independent certified public accountants.

(f) [Intentionally Omitted]

(g) Matters Relating to 280G Taxes. JBI shall be satisfied in its reasonable discretion, either through mutually agreeable pre-Closing amendments or otherwise, that HBI shall have taken any and all reasonably necessary steps such that the Merger will not trigger any “excess parachute payment” (as defined in Section 280G of the IRC) under any Change in Control Agreements, Salary Continuation Agreements, HBI Benefit Plans, or similar arrangements between a HBI Company and any officers, directors, or employees thereof.

(h) Matters Relating to Compensation Matters. There shall be in existence no Change in Control Agreements, Salary Continuation Agreements, Severance Agreements, or similar compensation agreements between any HBI Company and any individual other than the agreement with Randolph L. Knepper which agreement shall not have been modified or amended since the date hereof.

(i) Regulatory Matters. No agency or department of federal, state or local government or any Regulatory Authority or the staff thereof shall have (i) asserted that any HBI Company is not in material compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, (ii) revoked any material Permits, or (iii) issued, or required any HBI Company to consent to the issuance or adoption of, a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or any board resolution or similar undertaking, that, in the reasonable estimation of JBI, restricts or impairs the conduct of such HBI Company’s business or future prospects.

(j) Absence of Adverse Facts. There shall have been no determination by JBI in good faith that any fact, litigation, claim, event or condition exists or has occurred that, in the reasonable judgment of JBI, (i) would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on, HBI or HBI Bank or the consummation of the transactions provided for in this Agreement, (ii) would be of such significance with respect to the business or economic benefits expected to be obtained by JBI pursuant to this Agreement as to render inadvisable the consummation of the transactions pursuant to this Agreement, (iii) would be materially adverse to the interests of JBI on a consolidated basis or (iv) would render the Merger or the other transactions provided for in this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

(k) Consents Under Agreements. HBI shall have obtained the consent or approval of each Person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to, or the continuation by HBI Bank or any other HBI Subsidiary of, as the case may be, any obligation, right or interest of HBI, HBI Bank or such HBI Subsidiary under any loan or credit agreement, note, mortgage, indenture, lease, license, Contract or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the reasonable opinion of JBI, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation and HBI Bank or the HBI Subsidiary at issue.

(l) Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the reasonable judgment of JBI, any material adverse requirement upon JBI or any JBI Subsidiary, including without limitation any requirement that JBI sell or dispose of any significant amount of the assets of HBI, HBI Bank and their respective subsidiaries, or any other JBI Subsidiary, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of HBI or any JBI Subsidiary, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks, savings associations and bank and savings association holding companies under similar circumstances.

(m) Loan Portfolio.  There shall not have been any material increase since the date of this Agreement in the Loans required to be described in Schedule 5.9(a)(iv).

(n) HBI 401(k) Plan. JBI shall have received such evidence and documentation as it shall have reasonably requested to effectuate the termination of the Heritage Bank of North Florida 401(k) Plan.

(o) Legal Proceedings. No action, proceeding or claim shall have been instituted by any Person, and the Parties shall not have Knowledge of any threatened action, claim or proceeding by any Person, against any HBI Company and/or their respective officers or directors.

(p) Ponte Vedra Leases. There shall have been no material adverse change in the Leases or their terms or status from those described on Schedule 5.34.

9.3 Conditions to Obligations of HBI. The obligations of HBI to perform this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by HBI pursuant to subsection 11.4(b) of this Agreement:

(a) Representations and Warranties. The representations and warranties of JBI set forth or referred to in this Agreement and in any certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except as expressly contemplated by this Agreement.

(b) Performance of Obligations. Each and all of the agreements, obligations and covenants of JBI to be performed and complied with pursuant to this Agreement and the other agreements provided for herein prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) Certificates. JBI shall have delivered to HBI (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions to HBI’s obligations set forth in subsections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by the JBI Board evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions provided for herein, all in such reasonable detail as HBI and its counsel shall request.

(d) JBI Common Stock. The JBI Common Stock to be issued in the Merger shall have been qualified as a NASDAQ “national market system security” pursuant to Section 7.7 hereof.

(e) Regulatory Matters. No agency or department of federal, state or local government, or any Regulatory Authority or the staff thereof shall have (i) asserted that any JBI Company is not in material compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, or (ii) issued, or required any JBI Company to consent to the issuance or adoption of, a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or any board resolution or similar undertaking that, in the reasonable estimation of HBI, restricts or impairs the conduct of such JBI Company’s business or future prospects.

(f) Fairness Opinion. The HBI Financial Advisor shall have issued after [          ], 2008 to the HBI board of directors a written fairness opinion to the effect that the consideration to be received by HBI shareholders in the Merger is fair to the HBI shareholders from a financial point of view.

(g) Absence of Adverse Facts. There shall have been no determination by HBI in good faith that any fact, litigation, claim, event or condition exists or has occurred that, in the reasonable judgment of HBI, would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on, the JBI Companies, taken as a whole, or the consummation of the transactions provided for in this Agreement.

ARTICLE X
TERMINATION

10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of HBI, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a) by mutual written consent of the JBI Board and the HBI Board; or

(b) by the JBI Board or the HBI Board in the event of an inaccuracy of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Material Adverse Effect on the breaching Party; or

(c) by the JBI Board or the HBI Board in the event of a material breach by the other Party of any covenant, agreement or other obligation contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

(d) by the JBI Board or the HBI Board (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, agreement or other obligation contained in this Agreement) if (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions provided for herein shall have been denied by final nonappealable action of such authority or if any action taken by such Authority is not appealed within the time limit for appeal, or (ii) the stockholders of HBI or JBI fail to vote their approval of this Agreement and the transactions provided for herein as required by applicable Law at the Stockholders’ Meetings where the transactions are presented to such HBI or JBI stockholders for approval and voted upon; or

(e) by the JBI Board, if, notwithstanding any disclosures in the Schedules attached hereto or otherwise, (i) there shall have occurred any Material Adverse Effect with respect to HBI, or (ii) any facts or circumstances shall develop or arise after the date of this Agreement which are reasonably likely to cause or result in any Material Adverse Effect with respect to HBI, and such Material Adverse Effect (or such facts or circumstances) shall not have been remedied within fifteen (15) days after receipt by HBI of notice in writing from JBI specifying the nature of such Material Adverse Effect and requesting that it be remedied; or

(f) by the HBI Board, if (i) there shall have occurred any Material Adverse Effect with respect to JBI, or (ii) any facts or circumstances shall develop or arise after the date of this Agreement which are reasonably likely to cause or result in any Material Adverse Effect with respect to JBI, and such Material Adverse Effect (or such facts or circumstances) shall not have been remedied within fifteen (15) days after receipt by JBI of notice in writing from HBI specifying the nature of such Material Adverse Effect and requesting that it be remedied; or

(g) by the JBI Board or the HBI Board if the Merger shall not have been consummated by the 180th day subsequent to the date of this Agreement, if the failure to consummate the transactions provided for herein on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(g); or

(h) by the JBI Board or the HBI Board if any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(g) of this Agreement and such failure was not the fault of the terminating party; or

(i) by the JBI Board if the holders of in excess of five percent (5%) of the outstanding shares of HBI Common Stock properly assert their dissenters’ rights of appraisal pursuant to the Dissenter Provisions; or

(j) by the JBI Board if (i) the HBI Board shall have withdrawn, or adversely modified, or failed upon JBI’s request to reconfirm its recommendation of the Merger or this Agreement, (ii) the HBI Board shall have approved or recommended to the stockholders of HBI that they approve an Acquisition Proposal other than that contemplated by this Agreement, (iii) HBI fails to call the HBI Stockholders’ Meeting or otherwise breaches its obligations in Section 8.4 hereof, or (iv) any Person (other than HBI or an Affiliate of HBI) or group becomes the beneficial owner of 25% or more of the outstanding shares of HBI Common Stock; or

(k) by the HBI Board if (i) the HBI Board authorizes HBI, subject to complying with the terms of this Agreement, to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal and HBI notifies JBI in writing that it intends to enter into such an agreement, (ii) JBI does not make, within 7 business days of the receipt of HBI’s written notification of its intent to enter into a definitive agreement for a Superior Proposal, an offer that the HBI Board determines, in good faith after consultation with its financial advisors, is at least as favorable, in the aggregate, to the stockholders of HBI as the Superior Proposal, and (iii) makes the payment required by Section 10.2(b). HBI agrees (x) that it will not enter into a definitive agreement referred to in clause (i) above until at least the tenth business day after it has provided the notice to JBI required thereby, and (y) to notify JBI promptly in writing if its intention to enter into a definitive agreement referred to in its notification shall change at any time after giving such notification.

(l) [Intentionally Omitted]

(m) by the HBI Board if the average closing stock price of JBI common stock for the five business days prior to the Closing is less than $26.00 per share.

10.2 Effect of Termination.

(a) In the event of a termination of this Agreement by either the JBI Board or the HBI Board as provided in Section 10.1, this Agreement shall become void and there shall be no Liability or obligation on the part of JBI or HBI or their respective officers or directors, except that this Section 10.2 and Article 11 and Sections 8.2 and 8.7 of this Agreement shall survive any such termination; provided, however, that nothing herein shall relieve any breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, obligation or agreement giving rise to such termination.

(b) In the even that this Agreement is terminated (i) by the JBI Board pursuant to Section 10.1(j) or (ii) by the HBI Board pursuant to Section 10.1(k), then HBI shall, in the case of clause (i), one business day after the date of such termination or, in the case of clause (ii), on the date of such termination, pay to JBI, by wire transfer of immediately available funds, the amount of $1,000,000 (the “Termination Fee”).

(c) In the event that (i) after the date hereof an Acquisition Proposal shall have been publicly disclosed or any Person shall have publicly disclosed that, subject to the Merger being disapproved by HBI stockholders or otherwise rejected, it will make an Acquisition Proposal with respect to HBI and thereafter this Agreement is terminated by the JBI Board or the HBI Board pursuant to Section 10.1(d)(ii), and (ii) concurrently with such termination or within nine months of such termination HBI enters into a definitive agreement with respect to an Acquisition Proposal or consummates an Acquisition Proposal, then HBI shall, upon the earlier of entering into a definitive agreement with respect to an Acquisition Proposal or consummating an Acquisition Proposal, pay to JBI, by wire transfer of immediately available funds, the Termination Fee.

(d) HBI acknowledges that the agreements contained in Sections 10.2(b) and 10.2(c) are an integral part of the transactions provided for in this Agreement, and that, without these agreements, JBI would not enter into this Agreement; accordingly, if HBI fails to promptly pay the amount due pursuant to Section 10.2(b) or Section 10.2(c), as the case may be, and, in order to obtain such payment, JBI commences a suit which results in a judgment for any of the Termination Fee, HBI shall pay JBI its costs and expenses (including attorneys’ fees) in connection with such suit. Payment of the Termination Fee described in this Article 10 shall be the exclusive remedy for termination of this Agreement as specified in this Article 10 and shall be in lieu of damages incurred in the event of any termination of this Agreement.

10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants and agreements of the Parties shall not survive the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

ARTICLE XI
MISCELLANEOUS

11.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

“Acquisition Agreement” shall have the meaning provided in Section 7.6(a) of this Agreement.

“Acquisition Proposal,” with respect to HBI, means a tender or exchange offer, proposal for a merger, acquisition of all the stock or Assets of, consolidation or other business combination involving HBI or any of its Subsidiaries or any proposal or offer to acquire in any manner more than 15% of the voting power in, or more than 15% of the business, Assets or deposits of, HBI or any of its Subsidiaries, including a plan of liquidation of HBI or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

“Act” shall mean the Federal Deposit Insurance Act.

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Adjusted Cash Election” shall have the meaning provided in Section 3.1(i)(i) of this Agreement.

“Advisory Fee” shall have the meaning provided in Section 5.24 of this Agreement.

“Affiliate” of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“Agreement” shall mean this Agreement and Plan of Merger, including the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference. References to “the date of this Agreement,” “the date hereof” and words of similar import shall refer to the date this Agreement was first executed, as indicated in the introductory paragraph on the first page hereof.

“Articles of Merger” shall mean the Articles of Merger to be signed by JBI and HBI and filed with the Secretary of State of Florida relating to the Merger as contemplated by Section 1.1 of this Agreement.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“BHC Act” shall mean the federal Bank Holding Company Act of 1956, as amended.

“Cash Consideration” shall have the meaning provided in Section 3.1(c) of this Agreement.

“Cash Election” shall have the meaning provided in Section 3.1(e)(i) of this Agreement.

“Certificate of Objections” shall have the meaning provided in Section 8.5 of this Agreement.

“Closing” shall mean the closing of the Merger and the other transactions provided for herein, as described in Section 1.2 of this Agreement.

“Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

“Contract” shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, debenture, instrument, trust agreement, guarantee, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Cutoff” shall have the meaning provided in Section 4.2 of this Agreement.

“Declaration of Trust” means that certain Amended and Restated Declaration of Trust of the Trust dated as of February 6, 2007.

“Default” shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

“Designated Representative”

(a) with respect to HBI shall mean Randolph L. Knepper and/or Robert J. Head, Jr., and

(b) with respect to JBI shall mean Gilbert J. Pomar III and/or Valerie A. Kendall.

“Director Agreements” shall have the meaning provided in Section 1.4 of this Agreement.

“Dissenter Provisions” shall have the meaning provided in Section 3.4 of this Agreement.

“Effective Time” shall mean the date and time at which the Merger becomes effective as provided in Section 1.3 of this Agreement.

“Election Deadline” shall have the meaning provided in Section 3.1(f) of this Agreement.

“Election Form” shall have the meaning provided in Section 3.1(e) of this Agreement.

“Employment Laws” shall mean all Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, unemployment wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing, including, but not limited to, 42 U.S.C. § 1981, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Equal Pay Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Americans with Disabilities Act, Workers’ Compensation, Uniformed Services Employment and Re-Employment Rights Act of 1994, Older Workers Benefit Protection Act, Pregnancy Discrimination Act and the Worker Adjustment and Retraining Notification Act.

“Environmental Laws” shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Agent” shall mean Computershare Investor Services, LLC.

“Exchange Ratio” shall have the meaning given such term in Section 3.1(d) hereof.

“Exchange Schedule” shall have the meaning given such term in Section 3.6 hereof.

“FBCA” shall mean the Florida Business Corporation Act, as amended.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“FRB” or “Federal Reserve Board” shall mean Board of Governors of the Federal Reserve System.

“GAAP” shall mean generally accepted accounting principles, consistently applied during the periods involved.

“Hazardous Material” shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., or any similar federal, state or local Law.

“HBI” shall mean Heritage Bancshares, Inc., a Florida corporation.

“HBI Allowance” shall have the meaning provided for in Section 5.9(a) of this Agreement.

“HBI Bank” shall mean Heritage Bank of North Florida, a Florida banking corporation.

“HBI Benefit Plans” shall have the meaning set forth in Section 5.14(a) of this Agreement.

“HBI Board” shall mean the Board of Directors of HBI.

“HBI Call Reports” shall mean (i) the Reports of Income and Condition of HBI Bank for the years ended December 31, 2006 and 2005, as filed with the FDIC; (ii) the Reports of Income and Condition of HBI Bank delivered by HBI to JBI with respect to periods ended subsequent to December 31, 2006; (iii) the Consolidated Financial Statements for Bank Holding Companies, Form FRY 9C, of HBI for the year ended December 31, 2006; and (iv) the Consolidated Financial Statements for Bank Holding Companies, Form FRY 9C, of HBI with respect to periods ended subsequent to December 31, 2006.

“HBI Certificate” shall have the meaning provided in Section 4.2 of this Agreement.

“HBI Common Stock” shall mean the $.01 par value common stock of HBI.

“HBI Companies” shall mean, collectively, HBI and all HBI Subsidiaries.

“HBI Contracts” shall have the meaning set forth in Section 5.15 of this Agreement.

“HBI ERISA Plans” shall have the meaning set forth in Section 5.14(a) of this Agreement.

“HBI Financial Advisor” shall have the meaning set forth in Section 8.9 of this Agreement.

“HBI Financial Statements” shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of HBI as of December 31, 2006, and the related statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) for the years then ended, together with the report thereon of Saltmarsh, Cleaveland & Gund, independent certified public accountants, and (ii) the unaudited consolidated balance sheets of HBI (including related notes and schedules, if any) and related statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 2006.

“HBI Option” shall have the meaning provided in Section 3.1(l) of this Agreement.

“HBI Pension Plan” shall have the meaning set forth in Section 5.14(a) of this Agreement.

“HBI Stock Option Plans” shall mean the Heritage Bancshares, Inc. Directors’ Stock Option Plan and the Heritage Bancshares, Inc. Officers’ and Employees’ Stock Option Plan.

“HBI Stockholders’ Meeting” shall mean the meeting of the stockholders of HBI to be held pursuant to Section 8.4 of this Agreement, including any adjournment or adjournments thereof.

“HBI Subsidiaries” shall mean the Subsidiaries of HBI, which shall include the HBI Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association or other organization acquired as a Subsidiary of HBI in the future and owned by HBI at the Effective Time.

“Indemnified Party” shall have the meaning provided in Section 7.8(a) of this Agreement.

“Indenture” means certain indenture dated as of May 20, 2005, between HBI and Wells Fargo Bank, National Association, as Trustee.

“IRC” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“JBI” shall mean Jacksonville Bancorp, Inc., a Florida corporation.

“JBI Board” shall mean the Board of Directors of JBI.

“JBI Common Stock” shall mean the $.01 par value common stock of JBI.

“JBI Companies” shall mean, collectively, JBI and all JBI Subsidiaries.

“JBI Financial Statements” shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of JBI as of December 31, 2006, 2005 and 2003, and the related statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) for the years then ended, as delivered by JBI to HBI, and (ii) the unaudited consolidated balance sheets of JBI (including related notes and schedules, if any) and related statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) delivered by JBI to HBI with respect to periods ended subsequent to December 31, 2006.

“JBI Subsidiaries” shall mean the Subsidiaries of JBI.

“Knowledge” as used with respect to a Party shall mean the actual knowledge of the officers and directors of such Party and that knowledge that any director of the Party would have obtained upon a reasonable examination of the books, records and accounts of such Party and that knowledge that any officer of the Party would have obtained upon a reasonable examination of the books, records and accounts of such officer and such Party.

“Law” shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including without limitation those promulgated, interpreted or enforced by any of the Regulatory Authorities.

“Lease” shall have the meaning set forth in Section 5.34 of this Agreement.

“Liability” shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including without limitation costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (ii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

“Litigation” shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including without limitation Contracts related to it), or the transactions provided for in this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“Litigation Reserve” shall have the meaning set forth in Section 5.9(a) of this Agreement.

“Loan Property” shall mean any property owned by a Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Loans” shall have the meaning set forth in Section 5.9(a) of this Agreement.

“Material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Adverse Effect” on a Party shall mean an event, change or occurrence that, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, results of operations or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions provided for in this Agreement; provided that “material adverse impact” shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts of governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies and (z) the Merger or the announcement of the Merger on the operating performance of the Parties.

“Merger” shall mean the merger of HBI with and into JBI referred to in the Preamble of this Agreement.

“NASD” shall mean the National Market System of the National Association of Securities Dealers, Inc.

“NASDAQ” shall mean the National Association of Securities Dealers Automated Quotations System.

“Non-Election” shall have the meaning provided in Section 3.1(e)(iii) of this Agreement.

“Order” shall mean any administrative decision or award, decrees, injunction, judgment, regulation, directive, consent agreement, memorandum of understanding, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

“OREO Reserve” shall have the meaning set forth in Section 5.9(a) of this Agreement.

“Participation Facility” shall mean any facility in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator or such property, but only with respect to such property.

“Party” shall mean either HBI or JBI, and “Parties” shall mean both HBI and JBI.

“Permit” shall mean any federal, state, local and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

“Person” shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert or any person acting in a representative capacity.

“Placement Agent” means Merrill Lynch International.

“Proxy Statement/Prospectus” shall have the meaning set forth in Section 5.18 of this Agreement.

“Purchase Agreement” means that certain Purchase Agreement dated February 6, 2007, among the Placement Agent, the Company and the Trust.

“Representative” shall have the meaning set forth in Section 3.1(e) of this Agreement.

“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the FRB, the FDIC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

“Related Interest” shall have the meaning set forth in Section 5.15 of this Agreement.

“S-4 Registration Statement” shall have the meaning set forth in Section 5.18 of this Agreement.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Laws” shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940 as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, the Sarbanes-Oxley Act, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Stock Conversion Number” shall have the meaning provided in Section 3.1(c) of this Agreement.

“Stock Election” shall have the meaning set forth in Section 3.1(e)(ii) of this Agreement.

“Stock Election Number” shall have the meaning set forth in Section 3.1(h) of this Agreement.

“Subsidiaries” shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

“Superior Proposal” means a bona fide written Acquisition Proposal which the HBI Board concludes in good faith to be more favorable from a financial point of view to its stockholders than the Merger and the other transactions contemplated hereby, (1) after receiving the advice of its financial advisors (who shall be a nationally recognized investment banking firm, JBI agreeing that the HBI Financial Advisor is a nationally recognized investment banking firm), (2) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (3) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law; provided that for purposes of the definition of “Superior Proposal”, the references to “more than 15%” in the definition of Acquisition Proposal shall be deemed to be references to “a majority” and the definition of Acquisition Proposal shall only refer to a transaction involving HBI and not its Subsidiaries.

“Surviving Corporation” shall mean JBI as the surviving corporation in the Merger.

“Takeover Laws” shall have the meaning set forth in Section 5.28 of this Agreement.

“Tax Opinion” shall have the meaning set forth in Section 9.1(e) of this Agreement.

“Taxes” shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

“Termination Fee” shall have the meaning set forth in Section 10.2(b) of this Agreement.

“Trust” shall mean Heritage Bancshares Capital Trust I, a Statutory Trust created under Delaware law.

11.2 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions provided for herein and supersedes all prior arrangements or understandings with respect thereto, written or oral.

11.3 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after approval of this Agreement by the holders of HBI Common Stock, there shall be made no amendment that pursuant to applicable Law requires further approval by the HBI stockholders without the further approval of the HBI stockholders.

11.4 Waivers.

(a) Prior to or at the Effective Time, JBI, acting through the JBI Board, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by HBI, to waive or extend the time for the compliance or fulfillment by HBI of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of JBI under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of JBI. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that JBI and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

(b) Prior to or at the Effective Time, HBI, acting through the HBI Board, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by JBI, to waive or extend the time for the compliance or fulfillment by JBI of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of HBI under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of HBI. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that HBI and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

11.5 Assignment. Except as expressly provided for herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

11.6 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to JBI, then to:	Jacksonville Bancorp, Inc. 100 North Laura Street
Jacksonville, Florida 32202
Telecopy Number: (904) 421-3050

	Attention:	Gilbert J. Pomar, III
President and Chief Executive Officer

with a copy to:	McGuireWoods LLP
Bank of America Tower
50 North Laura Street, Suite 3300
Jacksonville, Florida 32202-3661
Telecopy Number: (904) 360-6324

	Attention:	Halcyon E. Skinner, Esquire

If to HBI, then to:	Heritage Bancshares, Inc. 794 Blanding Boulevard
Orange Park, Florida 32065
Telecopy Number: (904) 643-7365

	Attention:	Randolph L. Knepper
President and Chief Executive Officer

with a copy to:	Smith Mackinnon, PA
255 South Orange Avenue, Suite 800
Orlando, Florida 32801
Telecopy Number: (407) 843-2448

	Attention:	John P. Greeley, Esquire

11.7 Brokers and Finders. Except as provided in Section 5.24 as to HBI, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions or finders’ fees in connection with this Agreement or the transactions provided for herein. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by HBI or JBI, each of HBI and JBI, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability with respect to any such claim.

11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida without regard to any applicable conflicts of Laws, except to the extent federal law shall be applicable.

11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

11.10 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are for reference purposes only and are not part of this Agreement.

11.11 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any dispute or action between the Parties arising out of this Agreement, including any litigation, arbitration, and appellate proceedings (and efforts to enforce the judgment, award or other disposition of any of the same), the prevailing party shall be entitled to have and recover from the other Party all reasonable fees, costs and expenses incurred in connection with such dispute or action (including reasonable attorneys’ fees).

11.12 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

11.13 Construction of Terms. Where the context so requires or permits, the use of singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words “hereof,” “herein,” and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms “including,” “included,” “such as,” or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

11.14 Schedules. The disclosures in the Schedules to this Agreement, and those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the covenants or statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the covenants and statements in the body of this Agreement will control.

11.15 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

11.16 No Third Party Beneficiaries. Nothing in this Agreement expressed or implied is intended to confer upon any Person, other than the Parties or their respective successors, any right, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly contemplated by this Agreement and for Article 3, Section 8.17 and Section 8.18 (which are intended to be for the benefit of the HBI stockholders, the holders of HBI Options, and the directors, officers and employees of the HBI Companies and may be enforced by such individuals).

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its respectively authorized officers as of the day and year first above written.

JACKSONVILLE BANCORP, INC.

By:	/s/ Gilbert J. Pomar, III
Gilbert J. Pomar, III
Its: President and Chief Executive Officer

HERITAGE BANCSHARES, INC.

By:	/s/ Randolph L. Knepper
Randolph L. Knepper
Its: President and Chief Executive Officer

Annex B

FLORIDA APPRAISAL RIGHTS STATUTE

607.1301. Appraisal rights; definitions

The following definitions apply to ss. 607.1302-607.1333:

(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4) “Fair value” means the value of the corporation’s shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c) For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) “Shareholder” means both a record shareholder and a beneficial shareholder.

607.1302. Right of shareholders to appraisal

(1) A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a) Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(e) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(f) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

607.1303. Assertion of rights by nominees and beneficial owners

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320. Notice of appraisal rights

(1) If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321. Notice of intent to demand payment

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322. Appraisal notice and form

(1) If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder’s name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3. That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation’s estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c) Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2. A copy of ss. 607.1301-607.1333.

607.1323. Perfection of rights; right to withdraw

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324. Shareholder’s acceptance of corporation’s offer

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326. Procedure if shareholder is dissatisfied with offer

(1) A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

607.1330. Court action

(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2) The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.

(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

607.1331. Court costs and counsel fees

(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1332. Disposition of acquired shares

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

607.1333. Limitation on corporate payment

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.
(2)

Annex C

January 24, 2008

Board of Directors
Heritage Bancshares, Inc.
794 Blanding Boulevard
Orange Park, Florida 32065

Members of the Board:

You have requested the opinion (“Opinion”) of Allen C. Ewing & Co. (“Ewing”) as to the fairness from a financial point of view to the shareholders of Heritage Bancshares, Inc. (“HBI”) of Orange Park, Florida of the terms of the proposed merger of HBI with and into Jacksonville Bancorp, Inc. (“JBI”) of Jacksonville, Florida as stated in the Agreement and Plan of Merger (“Agreement”) dated January 18, 2008, to be executed by the parties on or about January 28, 2008. In arriving at its Opinion, Ewing relied upon the accuracy and completeness of the information provided by HBI, which was used in the preparation of its Opinion. Ewing did not conduct an independent verification of such information or perform an independent appraisal of HBI’s assets and liabilities.

Based upon Ewing’s analysis, knowledge of, and experience in the valuation of Florida banks and their securities, it is Ewing’s Opinion that the terms of the proposed Merger are fair, from a financial point of view, to the shareholders of HBI. It is Ewing’s opinion that the value of the JBI shares plus the indicated cash to be issued to the HBI shareholders does not represent a fair price for HBI as of this date. However, Ewing considers the terms of the Agreement to be fair because a provision is included in the Agreement where by HBI can terminate the transaction if the Average Market Price of JBI shares for the five business days prior to the Closing Date is less than $26.00 per share which produces a threshold value that Ewing considers to be fair to the HBI shareholders.

During the two week period prior to the Closing Date, Ewing will review any changes in market conditions and valuations that may have occurred prior to the Closing Date to determine if the market value of the total consideration to HBI at that time is fair. If Ewing’s Opinion is that the terms are not fair, Ewing will withdraw its Opinion.

The Opinion of Ewing is directed to the Board of Directors of HBI and does not constitute a recommendation to any HBI shareholder as to how such shareholder should vote at the shareholders’ meeting held in connection with the proposed Merger. Ewing has not been requested to opine as to, and the Opinion does not address, the Board’s underlying business decision to support and recommend that the Agreement be approved by the shareholders of HBI.

Very truly yours,
ALLEN C. EWING & CO.

By:	/s/ Benjamin C. Bishop, Jr.
Benjamin C. Bishop, Jr.
Chairman

C-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act authorizes a company to indemnify its directors and officers in certain instances against certain liabilities that they may incur by virtue of their relationship with the company. A company may indemnify any director, officer, employee or agent against judgments, fines, penalties, amounts paid in settlement, and expenses incurred in any pending, threatened or completed civil, criminal, administrative, or investigative proceeding (except an action by the company) against him in his capacity as a director, officer, employee, or agent of the company, or another company if serving in such capacity at the company’s request if he (i) acted in good faith; (ii) acted in a manner which he reasonably believed to be in, or not opposed to, the best interests of the company; and (iii) with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Furthermore, a company may indemnify any director, officer, agent or employee against expenses incurred in defense or settlement of any proceeding brought by the company against him in his capacity as a director, officer, employee or agent of the company, or another company if serving in such capacity at the company’s request, if he: (i) acted in good faith; (ii) acted in a manner which he reasonably believed to be in or not opposed to the best interests of the company; and (iii) is not adjudged to be liable to the company (unless the court finds that he is nevertheless reasonably entitled to indemnity for expenses which the court deems proper). A company must repay the expenses of any director, officer, employee or agent who is successful on the merits of an action against him in his capacity as such.

A Florida company is authorized to make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, except for acts or omissions which constitute (i) a violation of the criminal law (unless the individual had reasonable cause to believe his conduct was lawful); (ii) a transaction in which the individual derived an improper personal benefit; (iii) in the case of a director, a circumstance under which certain liability provisions of the Florida Business Corporation Act are applicable (related to payment of dividends or other distributions or repurchases of shares in violation of such Act); or (iv) willful misconduct or a conscious disregard for the best interest of the company in a proceeding by the company, or a company shareholder. A Florida company also is authorized to purchase and maintain liability insurance for its directors, officers, employees and agents.

Under Bancorp’s Bylaws, Bancorp may indemnify its directors, officers, employees and agents to the fullest extent permitted by applicable Florida law. This indemnification includes, but is not limited to any person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of Bancorp or is or was serving at the request of Bancorp as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that Bancorp shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of Bancorp. Such right shall be a contract right and shall include the right to be paid by Bancorp for all expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to Bancorp of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified. Bancorp’s board of directors may establish other terms and conditions on its payment in advance of expenses incurred by employees or agents or by officers or directors serving in another capacity, including without limitation service to an employee benefit plan.

Federal banking law, which is applicable to Bancorp as a financial holding company and to Jacksonville Bank as an insured depository institution, limits the ability of Bancorp and Jacksonville Bank to indemnify their directors and officers. Neither Bancorp nor Jacksonville Bank may make, or agree to make, indemnification payments to an institution-affiliated party such as an officer or director in connection with any administrative or civil action instituted by a federal banking agency if as a result of the banking agency action the indemnitee is assessed a civil money penalty, is removed from office or prohibited from participating in the conduct of Bancorp’s or Jacksonville Bank’s affairs, or is subject to a cease and desist order. Prior to the resolution of any action instituted by the applicable banking agency, Bancorp or Jacksonville Bank, as applicable, may indemnify officers and directors only if their respective board of directors, as the case may be, (i) determines that the indemnified person acted in good faith, (ii) determines after investigation that making indemnification payments would not affect Bancorp’s safety and soundness or the safety and soundness of Jacksonville Bank, as the case may be, and (iii) if the indemnified party agrees in writing to reimburse Bancorp or Jacksonville Bank, as the case may be, for any indemnity payments which turn out to be impermissible.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Bancorp’s directors, officers or controlling persons pursuant to the provisions described above, or otherwise, Bancorp has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

EXHIBIT NO.	DESCRIPTION

2.1
Agreement and Plan of Merger, by and between Heritage Bancshares, Inc. and Jacksonville Bancorp, Inc. dated as of January 28, 2008, as amended on [     ], 2008 (included as Annex A to this joint proxy statement/prospectus forming a part of this registration statement). Jacksonville Bancorp, Inc. agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.

3.1
Articles of Incorporation of Jacksonville Bancorp, Inc. (incorporated herein by reference to Appendix A to Jacksonville Bancorp Inc.’s Registration Statement on Form SB-2, as filed with the SEC on September 30, 1998, Registration No. 333-64815).

3.2
Amended and Restated Bylaws of Jacksonville Bancorp, Inc., as amended to date (incorporated herein by reference to Exhibit 3.2 to Jacksonville Bancorp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 27, 2008, File No. 000-30428).

5.1+	Opinion of McGuireWoods LLP regarding the validity of the securities being registered.

8.1*	Form of Opinion of McGuireWoods LLP regarding certain U.S. tax aspects of the Merger.

10.1
Jacksonville Bancorp, Inc. Stock Option Plan (incorporated herein by reference to Exhibit 99.1 to Jacksonville Bancorp Inc.’s Registration Statement on Form S-8, as filed with the SEC on November 9, 1999, Registration No. 333-90609).

10.2
Amendment No. 1 to Stock Option Plan (incorporated by reference herein to Exhibit 10.2 to Jacksonville Bancorp Inc.’s Quarterly Report on Form 10-QSB for the period ended June 30, 2002, as filed with the SEC on August 14, 2002, File No. 000-30248).

10.3
Jacksonville Bancorp, Inc. Directors’ Stock Purchase Plan (incorporated herein by reference to Appendix A to Jacksonville Bancorp Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 10, 2003, File No. 000-30248).

10.4
Outsourcing Agreement by and between The Jacksonville Bank and M & I Data Services (now known as Metavante Corporation) dated as of May 13, 1998 (incorporated herein by reference to Exhibit 10.4 to Jacksonville Bancorp Inc.’s Registration Statement on Form SB-2/A, as filed with the SEC on January 5, 1999, Registration No. 333-64815).

10.5
Employment Agreement by and between The Jacksonville Bank and Gilbert J. Pomar, III dated as of March 3, 1999 (incorporated herein by reference to Exhibit 10.5 to Jacksonville Bancorp Inc.’s Form 10-QSB for the period ended June 30, 1999, as filed with the SEC on August 13, 1999, File No. 000-30248).

10.6
Form of Standard Office Lease Agreement by and between The Jacksonville Bank and ABS Laura Street, LLC (incorporated herein by reference to Exhibit 10.1 to Jacksonville Bancorp Inc.’s Form 10-QSB for the period ended September 30, 2004, as filed with the SEC on November 15, 2004, File No. 000-30248).

10.7
Form of Amendment to Lease Agreement by and between The Jacksonville Bank and ABS Laura Street, LLC (incorporated herein by reference to Exhibit 10.2 to Jacksonville Bancorp Inc.’s Form 10-QSB for the period ended September 30, 2004, as filed with the SEC on November 15, 2004, File No. 000-30248).

10.8
Form of Second Amendment to Lease Agreement by and between The Jacksonville Bank and ABS Laura Street, LLC (incorporated herein by reference to Exhibit 10.3 to Jacksonville Bancorp Inc.’s Form 10-QSB for the period ended September 30, 2004, as filed with the SEC on November 15, 2004, File No. 000-30248).

10.9
Stockholders Agreement by and between Jacksonville Bancorp, Inc. and each of the directors of Heritage Bancshares, Inc. and Heritage Bank of North Florida dated as of January 28, 2008 (incorporated herein by reference to Exhibit 10.1 to Jacksonville Bancorp Inc.’s Current Report on Form 8-K, as filed with the SEC on January 29, 2008, File No. 000-30428).

10.10
Non-Competition Agreement Related to the Sale of Goodwill by and between Jacksonville Bancorp, Inc. and each of the directors of Heritage Bancshares, Inc. and Heritage Bank of North Florida dated as of January 28, 2008 (incorporated herein by reference to Exhibit 10.2 to Jacksonville Bancorp Inc.’s Current Report on Form 8-K, as filed with the SEC on January 29, 2008, File No. 000-30428).

10.11
Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan (incorporated herein by reference to Appendix A to Jacksonville Bancorp, Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 28, 2008, File No. 000-30428).

21.1*	Subsidiaries of the Jacksonville Bancorp, Inc.

23.1+	Consent of Crowe Chizek and Company LLC, independent registered public accounting firm of Jacksonville Bancorp, Inc.

23.2*	Consent of Saltmarsh, Cleaveland & Gund, independent public accountants of Heritage Bancshares, Inc.

23.3	Consent of McGuireWoods LLP (included in Exhibits 5.1 and 8.1).

23.4*	Consent of Allen C. Ewing & Co., financial advisor to Heritage Bancshares, Inc.

99.1+	Form of Heritage Bancshares, Inc. Proxy Card.

99.2+	Form of Jacksonville Bancorp, Inc. Proxy Card.

99.3+	Form of Election Form of Heritage Bancshares, Inc.

99.4*	Consent of L. Ward Huntley pursuant to Rule 438.

99.5*	Consent of Deborah S. Pass pursuant to Rule 438.

*	Filed herewith.
+	To be filed by amendment.

(b) Financial Statement Schedules

All financial statement schedules have been omitted because they are either not applicable or the required information has been included in the consolidated financial statements or notes thereto incorporated by reference into this joint proxy statement/prospectus.

ITEM 22. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

 (a) The undersigned Registrant hereby undertakes:

(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(2) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(3) That every prospectus: (i) that is filed pursuant to Paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on May 13, 2008.

Jacksonville Bancorp, Inc.

By:	/s/ Gilbert J. Pomar, III
Gilbert J. Pomar, III President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gilbert J. Pomar, III
Gilbert J. Pomar, III	President and Chief Executive Officer, Director (principal executive officer)	May 9, 2008
/s/ Valerie A. Kendall
Valerie A. Kendall	Chief Financial Officer and Executive Vice President (principal accounting and financial officer)	May 9, 2008
/s/ Donald E. Roller
Donald E. Roller	Director	May 9, 2008
LEAVE OF ABSENCE
D. Michael Carter, CPA	Director
/s/ Melvin Gottlieb
Melvin Gottlieb	Director	May 9, 2008
/s/ James M. Healey
James M. Healey	Director	May 9, 2008
/s/ John C. Kowkabany
John C. Kowkabany	Director	May 9, 2008
/s/ R. C. Mills
R. C. Mills	Director	May 9, 2008
/s/ John W. Rose
John W. Rose	Director	May 9, 2008
/s/ John R. Schultz
John R. Schultz	Director	May 9, 2008
/s/ Price W. Schwenck
Price W. Schwenck	Director	May 9, 2008
/s/ Charles F. Spencer
Charles F. Spencer	Director	May 9, 2008

Gary L. Winfield, MD	Director

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1
Agreement and Plan of Merger, by and between Heritage Bancshares, Inc. and Jacksonville Bancorp, Inc. dated as of January 28, 2008, as amended on [     ], 2008 (included as Annex A to this joint proxy statement/prospectus forming a part of this registration statement). Jacksonville Bancorp, Inc. agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.

3.1
Articles of Incorporation of Jacksonville Bancorp, Inc. (incorporated herein by reference to Appendix A to Jacksonville Bancorp Inc.’s Registration Statement on Form SB-2, as filed with the SEC on September 30, 1998, Registration No. 333-64815).

3.2
Amended and Restated Bylaws of Jacksonville Bancorp, Inc., as amended to date (incorporated herein by reference to Exhibit 3.2 to Jacksonville Bancorp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 27, 2008, File No. 000-30428).

5.1+	Opinion of McGuireWoods LLP regarding the validity of the securities being registered.

8.1*	Form of Opinion of McGuireWoods LLP regarding certain U.S. tax aspects of the Merger.

10.1
Jacksonville Bancorp, Inc. Stock Option Plan (incorporated herein by reference to Exhibit 99.1 to Jacksonville Bancorp Inc.’s Registration Statement on Form S-8, as filed with the SEC on November 9, 1999, Registration No. 333-90609).

10.2
Amendment No. 1 to Stock Option Plan (incorporated by reference herein to Exhibit 10.2 to Jacksonville Bancorp Inc.’s Quarterly Report on Form 10-QSB for the period ended June 30, 2002, as filed with the SEC on August 14, 2002, File No. 000-30248).

10.3
Jacksonville Bancorp, Inc. Directors’ Stock Purchase Plan (incorporated herein by reference to Appendix A to Jacksonville Bancorp Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 10, 2003, File No. 000-30248).

10.4
Outsourcing Agreement by and between The Jacksonville Bank and M & I Data Services (now known as Metavante Corporation) dated as of May 13, 1998 (incorporated herein by reference to Exhibit 10.4 to Jacksonville Bancorp Inc.’s Registration Statement on Form SB-2/A, as filed with the SEC on January 5, 1999, Registration No. 333-64815).

10.5
Employment Agreement by and between The Jacksonville Bank and Gilbert J. Pomar, III dated as of March 3, 1999 (incorporated herein by reference to Exhibit 10.5 to Jacksonville Bancorp Inc.’s Form 10-QSB for the period ended June 30, 1999, as filed with the SEC on August 13, 1999, File No. 000-30248).

10.6
Form of Standard Office Lease Agreement by and between The Jacksonville Bank and ABS Laura Street, LLC (incorporated herein by reference to Exhibit 10.1 to Jacksonville Bancorp Inc.’s Form 10-QSB for the period ended September 30, 2004, as filed with the SEC on November 15, 2004, File No. 000-30248).

10.7
Form of Amendment to Lease Agreement by and between The Jacksonville Bank and ABS Laura Street, LLC (incorporated herein by reference to Exhibit 10.2 to Jacksonville Bancorp Inc.’s Form 10-QSB for the period ended September 30, 2004, as filed with the SEC on November 15, 2004, File No. 000-30248).

10.8
Form of Second Amendment to Lease Agreement by and between The Jacksonville Bank and ABS Laura Street, LLC (incorporated herein by reference to Exhibit 10.3 to Jacksonville Bancorp Inc.’s Form 10-QSB for the period ended September 30, 2004, as filed with the SEC on November 15, 2004, File No. 000-30248).

10.9
Stockholders Agreement by and between Jacksonville Bancorp, Inc. and each of the directors of Heritage Bancshares, Inc. and Heritage Bank of North Florida dated as of January 28, 2008 (incorporated herein by reference to Exhibit 10.1 to Jacksonville Bancorp Inc.’s Current Report on Form 8-K, as filed with the SEC on January 29, 2008, File No. 000-30428).

10.10
Non-Competition Agreement Related to the Sale of Goodwill by and between Jacksonville Bancorp, Inc. and each of the directors of Heritage Bancshares, Inc. and Heritage Bank of North Florida dated as of January 28, 2008 (incorporated herein by reference to Exhibit 10.2 to Jacksonville Bancorp Inc.’s Current Report on Form 8-K, as filed with the SEC on January 29, 2008, File No. 000-30428).

10.11
Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan (incorporated herein by reference to Appendix A to Jacksonville Bancorp, Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 28, 2008, File No. 000-30428).

21.1*	Subsidiaries of the Jacksonville Bancorp, Inc.

23.1+	Consent of Crowe Chizek and Company LLC, independent registered public accounting firm of Jacksonville Bancorp, Inc.

23.2*	Consent of Saltmarsh, Cleaveland & Gund, independent public accountants of Heritage Bancshares, Inc.

23.3	Consent of McGuireWoods LLP (included in Exhibits 5.1 and 8.1).

23.4*	Consent of Allen C. Ewing & Co., financial advisor to Heritage Bancshares, Inc.

99.1+	Form of Heritage Bancshares, Inc. Proxy Card.

99.2+	Form of Jacksonville Bancorp, Inc. Proxy Card.

99.3+	Form of Election Form of Heritage Bancshares, Inc.

99.4*	Consent of L. Ward Huntley pursuant to Rule 438.

99.5*	Consent of Deborah S. Pass pursuant to Rule 438.

*	Filed herewith.
+	To be filed by amendment.